Exhibit 10.1

Execution Version

JOINDER, CONSENT, FIRST AMENDMENT AND REAFFIRMATION AGREEMENT

This JOINDER, CONSENT, FIRST AMENDMENT AND REAFFIRMATION AGREEMENT (this “Agreement”) is made, entered into and effective as of July 10, 2024, by and among ATN INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), SWC TELESOLUTIONS, INC., a New Mexico corporation (“SWC”), ATN INTERNATIONAL TELECOM GROUP, LLC, a Delaware limited liability company (“Telecom Group”; and together with SWC, each a “New Guarantor” and collectively, the “New Guarantors”), each of the subsidiaries of Borrower identified as existing guarantors on the signature pages hereto (each individually, an “Existing Guarantor” and, collectively, the “Existing Guarantors”; and together with the Borrower, each individually an “Existing Loan Party” and, collectively, the “Existing Loan Parties”; the Existing Loan Parties, together with the New Guarantors, each individually a “Loan Party” and, collectively, the “Loan Parties”), COBANK, ACB, as Administrative Agent (the “Administrative Agent”), and the Lenders party hereto.

RECITALS

WHEREAS, the Existing Loan Parties, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of July 13, 2023 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”; the Credit Agreement, as amended by this Agreement, the “Amended Credit Agreement”);

WHEREAS, the Existing Loan Parties have entered into that certain Pledge and Security Agreement, dated as of July 13, 2023 (as amended, modified, supplemented, extended or restated from time to time, the “Security Agreement”; the Security Agreement, as amended by this Agreement, the “Amended Security Agreement”), in favor of the Administrative Agent;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement and Security Agreement as set forth herein, and the Lenders party hereto have agreed to such amendments; and

WHEREAS, each New Guarantor will obtain benefits as a result of the continued extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to be joined as a “Guarantor” and a “Loan Party” under the Credit Agreement and a “Grantor” under the Security Agreement, all pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Agreement, each of the Loan Parties, the Administrative Agent, and the Lenders hereby agree as follows:

SECTION 1. Amendments. Subject to the conditions set forth below,

(A)The Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the pages of the conformed copy of the Credit Agreement attached as Exhibit A hereto; the Schedules to the Credit Agreement are hereby amended in the same manner as set forth on Exhibit B hereto; and the Annexes to the Security Agreement are hereby amended in the same manner as set forth on Exhibit C hereto;

(B)For the convenience of the Loan Parties, a clean copy of the conformed Credit Agreement is attached hereto as Exhibit D; and
(C)Section 2.3 of the Security Agreement is hereby amended and restated in its entirety as follows:

“2.3Excluded Collateral. Notwithstanding anything to the contrary contained herein, as and to the extent provided in this Section 2.3, the Collateral shall not include, and the Lien of this Agreement and any other Collateral Documents shall not attach to, the following:

(A)“intent to use” Trademark applications filed under U.S.C. 1051(b) to the extent assignment of the same is prohibited under U.S.C. 1060(a)(1), in each case, only until such time as such Grantor begins to use such Trademarks and the assignment thereof is no longer prohibited (the security interest provided herein in such Trademark shall be deemed granted by such Grantor at such time and will attach immediately without further action);

(B)the Equity Interests of any Grantor in (i) any Material Foreign Subsidiary that represents in excess of 65% of the outstanding voting stock of such Material Foreign Subsidiary, (ii) the CAH Holdco Subsidiaries, (iii) SW DinehNet, LLC, (iv) any Immaterial Subsidiary, (v) any Restricted Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree in writing that the burden or cost or other tax consequences (including any material adverse tax consequences) of the applicable Grantor pledging the Equity Interests of such Restricted Subsidiary shall be excessive in view of the benefits obtained by the Lenders therefrom (for the avoidance of doubt, no such Subsidiaries have been designated as such as of the Closing Date), (vi) any Restricted Subsidiary that is a Specified CFC (other than a Material Foreign Subsidiary), (vii) any Restricted Subsidiary that is a Domestic Foreign Holdco, (viii) any Restricted Subsidiary that is a Domestic Subsidiary of a Specified CFC, (ix) any Restricted Subsidiary that is a Stimulus Recipient Subsidiary, or (x) any Unrestricted Subsidiary;

(C)any item of real or personal, tangible or intangible, property (including Licenses issued by the FCC and any applicable PUC) to the extent and only for so long as the creation, attachment or perfection of the security interest granted herein by any Grantor in its right, title and interest in such item of property is prohibited by applicable Law or is permitted only with the consent (that has not been obtained) of a Governmental Authority (including the FCC and any applicable PUC);

(D)any property subject to a Lien permitted under paragraph (l) of the definition of Permitted Liens to the extent and only for so long as the applicable purchase money security agreement, Capital Lease or other applicable documentation contains a term that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor or any other Loan Party) to, the creation, attachment or perfection of the security interest granted herein and such restriction, prohibition and/or requirement of consent is not rendered ineffective by applicable Law (including pursuant to Sections 9- 406, 9-407, 9-408 or 9-409 of the UCC);

(E)any item of real or personal, tangible or intangible, property (other than any Equity Interests owned by any Grantor) to the extent and only for so long as the creation, attachment or perfection of the security interest granted herein by any Grantor in its right, title and interest in such item of property (i) would give any other Person (other than such Grantor or any other Loan Party or any Subsidiary of any Loan Party or any Person who has consented to such security interest) the right to terminate its obligations with respect to such item of property and such right is not rendered ineffective by applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC), or (ii) would cause such property to become void or voidable if a security interest therein was created, attached or perfected;

(F)any item of real or personal, tangible or intangible, property (other than any Equity Interests owned by any Grantor) to the extent and only for so long as such property is subject to a Contract that contains a term that restricts, prohibits or requires a consent (that has not been obtained) of a Person (other than such Grantor or any other Loan Party) to, the creation, attachment or perfection of the security interest granted herein and any such restriction, prohibition and/or requirement of consent is not rendered ineffective by applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); and

(G)the Equity Interests in any Minority Investment to the extent that the governance or similar documents of such Minority Investment contain a term that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor or any other Loan Party) to, the creation, attachment or perfection of the security interest granted herein and such restriction, prohibition and/or requirement of consent is not rendered ineffective by applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); and

(H)any Funding Program Deposit Account, any Funding Program Assets, any Funding Program Award Funds, any Funding Program Matching Funds, any Funding Program In-kind Assets, any Funding Program Cash Assets and any rights with respect to any Funding Program Agreement, to the extent and only for so long as such property is subject to any Funding Program Agreement and contains a term that restricts, prohibits or requires a consent (that has not been obtained) of any Funding Agency to, the creation, attachment or perfection of the security interest granted herein and any such restriction, prohibition and/or requirement of consent is not rendered ineffective by the Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9 409 of the UCC).

Further, notwithstanding anything to the contrary contained herein or in any other Loan Document, so long as no Event of Default has occurred and is continuing, (A) no Grantor shall be required to take any action with respect to the perfection of security interests in (1) Commercial Tort Claims in the aggregate amount asserting damages of less than the greater of (i) $20,000,000 and (ii) 25% of EBITDA of the Borrower and the Restricted Subsidiary for the Test Period and (2) (i) fee-owned real property, or (ii) any leased real property, (B) leasehold or real property mortgages or estoppels, landlord, bailee or similar waivers shall not be required, and (C) no Collateral Assignment shall be required.

If at any time the creation, attachment or perfection of the security interest granted herein in any of property subject to clauses (C) through (H) of this Section 2.3 shall be permitted or consent in respect thereof shall have been obtained, then the applicable Grantor shall at such time be deemed to have granted a security interest in such property (and such security interest will attach immediately without further action). Notwithstanding anything to the contrary set forth above, the rights to receive, and any interest in, all Proceeds of, or monies or other consideration received or receivable from or attributable to the sale, transfer, lease, assignment or other disposition of, any of the property subject to this Section 2.3 (to the extent a direct security interest in such property or Proceeds from the sale, transfer, lease, assignment or other disposition of such property shall not have already been granted) shall attach immediately and be subject to the security interest granted pursuant to Section 2.1.”

SECTION 2. Joinder.

(A)Each New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by each New Guarantor as a result of being or becoming affiliated with the Borrower and the other Guarantors, each New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of, (a) a “Guarantor” and a “Loan Party” under the Credit Agreement, including Article XII thereof, (b) a “Grantor” jointly and severally under the Security Agreement, and (c) a “Loan Party” or “Guarantor”, as the case may be, under each of the other Loan Documents to which the Loan Parties, the Guarantors or the Grantors are a party; and, as such, each New Guarantor hereby agrees that from the date hereof and until the occurrence of the Payment In Full, each New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement, the Security Agreement and each of the other Loan Documents jointly and severally with the other Guarantors and Grantors party thereto. Without limiting the generality of the foregoing, each New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Article V of the Credit Agreement applicable to such New Guarantor as a Guarantor and a Loan Party, as modified by Exhibit B hereto, is true and correct, (ii) each of the representations and warranties set forth in Article III of the Security Agreement applicable to each New Guarantor as a Grantor and a Loan Party, as modified by Exhibit C hereto, is true and correct, and (iii) each New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Security Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

(B)Each New Guarantor covenants and agrees that, from the date hereof and until the occurrence of the Payment In Full, such New Guarantor will perform and observe,

and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that are required to be, or that the Borrower has agreed to cause to be, performed or observed by such Guarantor, such Grantor, such Loan Party or such Subsidiary, including, without limitation, the covenants set forth in Articles VI and VII of the Credit Agreement, the Events of Default set forth in Article IX of the Credit Agreement, the rights of set off contained in Section 9.2(c) of the Credit Agreement and Articles IV and V of the Security Agreement.

(C)Each New Guarantor hereby makes, affirms and ratifies in favor of the Lenders and the Administrative Agent the Guaranty set forth in Article XII of the Credit Agreement and the grant of the security interest in its Collateral set forth in the Security Agreement.

(D)Each of the parties hereto acknowledges and agrees that the information on the schedules to the Credit Agreement and the annexes to the Security Agreement are hereby amended to provide the information shown on the attached Exhibit B and Exhibit C, respectively.

(E)Each of the parties hereto acknowledges and confirms that the Equity Interests described in Annex A to the attached Exhibit C are part of the Equity Interests within the meaning of the Security Agreement and are part of the Collateral and secure all of the Secured Obligations as provided in the Security Agreement.

(F)Each of the Borrower and the Existing Guarantors and Grantors confirms that all of its respective obligations under the Credit Agreement, the Security Agreement and the other Loan Documents are, and upon each New Guarantor becoming a Guarantor, a Grantor and a Loan Party, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon each New Guarantor becoming a Guarantor, a Grantor and a Loan Party, the terms “Obligations” and “Secured Obligations” as used in the Credit Agreement, the Security Agreement and the other Loan Documents, shall include all obligations of each New Guarantor under the Credit Agreement, the Security Agreement and under each other Loan Document.

(G)In furtherance of the foregoing, each New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement.

SECTION 3. Consent. Notwithstanding the Effective Date of the joinder of the New Guarantors pursuant to Section 2, the Administrative Agent and the Lenders party hereto hereby consent to the New Guarantors being included in the Credit Agreement financial covenant calculations as of March 31, 2024.

SECTION 4. Representations and Warranties of the Loan Parties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that, as of the Effective Date: (A) the representations and warranties of such Loan Party and its Subsidiaries contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality or Material Adverse Change qualifier contained therein), in each case, after giving effect to this Agreement, as though made on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct in all material respects (without duplication of any materiality or Material Adverse Change qualifier contained therein) as of such earlier date); (B) each Loan Party has the full power to enter into, execute, deliver and carry out this Agreement and each of the other Loan Documents to which it is a party; (C) this Agreement is the legally valid and binding obligation of each Loan Party hereto, enforceable against such Person in accordance with its terms, subject only to limitations on enforceability imposed by (y) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (z) general equitable principles; (D) the execution, delivery and performance of this Agreement in accordance with its terms do not and will not (i) conflict with, constitute a default under or result in any breach of the terms and conditions of the Organizational Documents of any Loan Party, (ii) require the approval of any Governmental Authority or violate any applicable Law relating to such Loan Party, or (iii) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any Restricted Subsidiary (other than Liens granted under the Loan Documents); and (E) no event has occurred and is continuing, or would result after giving effect to the amendments set forth herein, that constitutes a Default or an Event of Default.

SECTION 5. Effectiveness of Agreement. This Agreement shall become effective only upon the satisfaction of each of the following conditions (the date such conditions are satisfied, the “Effective Date):

(A)The Administrative Agent’s receipt of an executed counterpart of this Agreement signed by each other party hereto;

(B)The Administrative Agent’s receipt of written opinions of counsel for the New Guarantors, in form and content reasonably acceptable to the Administrative Agent, dated as of the date hereof and covering such matters as may be reasonably requested by the Administrative Agent, including this Agreement, any security interest in collateral in favor of the Administrative Agent, regulatory, due authorization and other corporate matters and which are reasonably satisfactory in form and substance to the Administrative Agent; provided, however that no opinion of counsel shall be required for any New Guarantors that are incorporated outside of State of Delaware;

(C)The Administrative Agent’s receipt of copies of corporate and company documents and proceedings of the New Guarantors authorizing the execution, delivery, and performance of this Agreement, in each case, certified by appropriate officers of such entities;

(D)The Administrative Agent’s receipt of appropriate stock powers and certificates evidencing the Equity Interests of each New Guarantor;

(E)The representations and warranties of the Loan Parties in Section 4 are true and correct as of the date hereof;

(F)The Administrative Agent shall have received, prior to the Effective Date, all documentation and other information required and requested by regulatory authorities under applicable “Know Your Customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and other anti-corruption, anti-terrorism and sanctions laws (including beneficial ownership certification);

(G)no Default or Event of Default shall have occurred and be continuing; and

(H)The Administrative Agent’s receipt of all other fees and charges due and payable under any Loan Document.

SECTION 6. Reaffirmation of Security Interests. Each Loan Party hereby acknowledges its receipt of a copy of this Agreement and its review of the terms and conditions hereof and consents to the terms and conditions of this Agreement and the transactions contemplated thereby. Each Loan Party, as applicable, (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Amended Credit Agreement, the Amended Security Agreement, and the other Loan Documents to which it is a party and (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect, (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Administrative Agent, and (iii) the obligations secured by the Amended Security Agreement include any and all obligations of each Loan Party to the Secured Parties under the Amended Credit Agreement.

SECTION 7. Expenses; Indemnity; Damage Waiver. Section 11.3 of the Credit Agreement is hereby incorporated, mutatis mutandis, by reference as if such section was set forth in full herein.

SECTION 8. Miscellaneous.

(A)Counterparts; Integrations; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any similar state laws based on the Uniform Electronic Transactions Act.

(B)Definitions. Capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Amended Credit Agreement.

(C)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lender, the Administrative Agent, and their respective permitted successors and assigns.

(D)Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with all provisions of the Credit Agreement, including the governing law provisions thereof.

(E)Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(F)Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(G)Reference to and Effect on the Credit Agreement and the Other Loan Documents. On and after the Effective Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement; and (ii) each reference in the Security Agreement to “this Agreement”, “hereunder”, “herein” or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to the “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement shall mean and be a reference to the Amended Security Agreement. Except as specifically amended by this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Agreement shall not be considered a novation. The execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lender under the Credit Agreement or any of the other Loan Documents. This Agreement shall be deemed to be a Loan Document as defined in the Credit Agreement and is subject to the provisions thereof.

[Signatures commence on the following page.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

BORROWER:

ATN INTERNATIONAL, INC., as the Borrower

By:	/s/ Carlos Doglioli
Name:	Carlos Doglioli
Title:	Chief Financial Officer

NEW GUARANTORS:

ATN INTERNATIONAL TELECOM GROUP, LLC

By:	/s/ Carlos Doglioli
Name:	Carlos Doglioli
Title	Treasurer

SWC TELESOLUTIONS, INC.

By:	/s/ Carlos Doglioli
Name:	Carlos Doglioli
Title	Treasurer

[Signatures continued on following page.]

Joinder, Consent, First Amendment and Reaffirmation Agreement

[Signatures continued from previous page.]

EXISTING GUARANTORS:

COMMNET WIRELESS, LLC
COMMNET FOUR CORNERS, LLC
COMMNET AZ, LLC
COMMNET NM, LLC
COMMNET NEVADA SUBCO, LLC
COMMNET OF ARIZONA, L.L.C.
COMMNET RURAL AMERICA, LLC
COMMNET TOWERS, LLC
EXCOMM, L.L.C.
COMMNET OF NEVADA, LLC
COMMNET NEWCO, LLC
ESSEXTEL, INC.
SAL SPECTRUM LLC
ATN VI, INC.
WESTNET NEVADA, LLC
ATN INTERNATIONAL SERVICES, LLC
ATLANTIC TELE-NETWORK, LLC
ALLOY, INC.
COMMNET BROADBAND, LLC
SACRED WIND ENTERPRISES, INC.

By:	/s/ Carlos Doglioli
Name:	Carlos Doglioli
Title	Treasurer

Joinder, Consent, First Amendment and Reaffirmation Agreement

[Signatures continued from previous page.]

COBANK, ACB, as Administrative Agent and as a Lender

By:	/s/ Rachel Candler
Rachel Candler
Managing Director

Joinder, Consent, First Amendment and Reaffirmation Agreement

BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Carmen Contreras
	Name:	Carmen Contreras
	Title:	Director

Joinder, Consent, First Amendment and Reaffirmation Agreement

Fifth Third Bank, National Association, as a Lender

By:	/s/ Nick Meece
	Name:	Nick Meece
	Title:	Principal

Joinder, Consent, First Amendment and Reaffirmation Agreement

MUFG BANK, LTD., as a Lender

By:	/s/ Colin Donnarumma
	Name:	Colin Donnarumma
	Title:	Vice President

Joinder, Consent, First Amendment and Reaffirmation Agreement

AGFIRST FARM CREDIT BANK, as a Voting Participant pursuant to Section 11.7 of the Credit Agreement

By:	/s/ Hampton Jones
	Name:	Hampton Jones
	Title:	AVP

Joinder, Consent, First Amendment and Reaffirmation Agreement

AGWEST FARM CREDIT, FLCA, as a Voting Participant pursuant to Section 11.7 of the Credit Agreement

By:	/s/ Greg Reilly
	Name:	Greg Reilly
	Title:	Relationship Manager

Joinder, Consent, First Amendment and Reaffirmation Agreement

AMERICAN AG CREDIT, FLCA, as a Voting Participant pursuant to Section 11.7 of the Credit Agreement

By:	/s/ Raina Porecha
	Name:	Raina Porecha
	Title:	Vice President

Joinder, Consent, First Amendment and Reaffirmation Agreement

CAPITAL FARM CREDIT, FLCA, as a Voting Participant pursuant to Section 11.7 of the Credit Agreement

By:	/s/ Agustin Arzeno
	Name:	Agustin Arzeno
	Title:	Director Capital Markets

Joinder, Consent, First Amendment and Reaffirmation Agreement

FARM CREDIT BANK OF TEXAS, as a Voting Participant pursuant to Section 11.7 of the Credit Agreement

By:	/s/ Aaron Wiechman
	Name:	Aaron Wiechman
	Title:	Chief Lending Officer

Joinder, Consent, First Amendment and Reaffirmation Agreement

FARM CREDIT EAST, ACA, as a Voting Participant pursuant to Section 11.7 of the Credit Agreement

By:	/s/ Kerri B. Sears
Name: Kerri B. Sears
Title: Vice President

Joinder, Consent, First Amendment and Reaffirmation Agreement

EXHIBIT A

Conformed Credit Agreement (redline)

(See attached)

Conformed through First Amendment to Credit Agreement

~~Execution Version~~

CREDIT AGREEMENT

by and among

ATN INTERNATIONAL, INC., as Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO

COBANK, ACB, as Administrative Agent, Lead Arranger, Bookrunner, Issuing Lender and Swing

Line Lender,

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Joint Lead Arranger, and

MUFG BANK, LTD., as a Joint Lead Arranger

Dated as of July 13, 2023

Page

I.	CERTAIN DEFINITIONS		1
	1.1	Certain Definitions	1
	1.2	Construction	~~42~~44
	1.3	Accounting Principles	~~43~~45
	1.4	Rounding	~~44~~45
	1.5	Letter of Credit Amounts	~~44~~45
	1.6	Covenant Compliance Generally	~~44~~45
	1.7	Holidays	~~45~~46
	1.8	Divisions	~~45~~46

II.	CREDIT FACILITIES		~~45~~47
	2.1	Term Loans	~~45~~47
	2.2	Revolving Loans	~~46~~48
	2.3	Swing Line Loans	~~47~~49
	2.4	Reserved	~~49~~50
	2.5	Incremental Facilities	~~49~~51
	2.6	Interest Rate Provisions	~~52~~54
	2.7	Interest Periods	~~53~~55
	2.8	Making of Loans	~~54~~55
	2.9	Fees	~~55~~56
	2.10	Notes	~~55~~57
	2.11	Letter of Credit Subfacility	~~56~~57
	2.12	Payments	~~62~~63
	2.13	Interest Payment Dates	~~62~~64
	2.14	Voluntary Prepayments and Reduction of Commitments	~~62~~64
	2.15	Mandatory Prepayments	~~64~~65
	2.16	Sharing of Payments by Lenders	~~65~~67
	2.17	Defaulting Lenders	~~66~~68
	2.18	Cash Collateral	~~68~~70
	2.19	Extension of Applicable Maturity Date	~~69~~71

III.	INCREASED COSTS; TAXES; ILLEGALITY; INDEMNITY		~~71~~73
	3.1	Increased Costs	~~71~~73
	3.2	Taxes	~~72~~74
	3.3	Illegality	~~76~~77
	3.4	Inability to Determine Rate; Cost; Interest After Default	~~76~~78
	3.5	Indemnity	~~77~~79
	3.6	Mitigation Obligations; Replacement of Lenders	~~78~~80
	3.7	Benchmark Replacement Setting	~~79~~81
	3.8	Survival	~~80~~82

IV.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT		~~80~~82
	4.1	First Loans and Letters of Credit	~~80~~82
	4.2	Each Loan or Letter of Credit	~~82~~84

i

(cont’d)

Page

V.	REPRESENTATIONS AND WARRANTIES		~~83~~85
	5.1	Organization and Qualification	~~83~~85
	5.2	Compliance With Laws	~~83~~85
	5.3	Title to Properties	~~84~~85
	5.4	Investment Company Act	~~84~~85
	5.5	Event of Default	~~84~~85
	5.6	Subsidiaries and Owners	~~84~~86
	5.7	Power and Authority; Validity and Binding Effect	~~84~~86
	5.8	No Conflict; Consents	~~84~~86
	5.9	Litigation	~~85~~87
	5.10	Financial Statements	~~85~~87
	5.11	Margin Stock	~~86~~87
	5.12	Full Disclosure	~~86~~88
	5.13	Taxes	~~86~~88
	5.14	Intellectual Property; Other Rights	~~86~~88
	5.15	Liens in the Collateral	~~87~~88
	5.16	Insurance	~~87~~88
	5.17	Employee Benefits Compliance	~~87~~89
	5.18	Environmental Matters	~~87~~89
	5.19	Communications Regulatory Matters	~~88~~90
	5.20	Solvency	~~89~~91
	5.21	Qualified ECP Guarantor	~~89~~91
	5.22	Transactions with Affiliates	~~89~~91
	5.23	Labor Matters	~~89~~91
	5.24	Anti-Corruption; Anti-Terrorism and Sanctions	~~89~~91
	5.25	Reserved	~~90~~92
	5.26	Acquisition Not Subject to Exon Florio Provision of the Defense Production Act
~~90~~92
VI.	AFFIRMATIVE COVENANTS		~~90~~92
	6.1	Reporting Requirements	~~90~~92
	6.2	Preservation of Existence, Etc	~~93~~95
	6.3	Reserved	~~93~~95
	6.4	Payment of Taxes	~~93~~95
	6.5	Maintenance of Insurance	~~93~~95
	6.6	Maintenance of Properties	~~94~~96
	6.7	Visitation Rights	~~94~~96
	6.8	Keeping of Records and Books of Account	~~94~~96
	6.9	Compliance with Laws	~~94~~96
	6.10	Further Assurances	~~95~~97
	6.11	CoBank Equity and Securities	~~96~~98
	6.12	Use of Proceeds	~~97~~99
	6.13	Reserved	~~97~~99
	6.14	Reserved	~~97~~99

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	6.15	Compliance with ERISA and IRC	~~97~~99
	6.16	Reserved	~~97~~100
	6.17	Designation of Subsidiaries	~~97~~100
	6.18	Post-Closing Obligations	~~98~~100

VII.	NEGATIVE COVENANTS		~~98~~100
	7.1	Indebtedness	~~98~~100
	7.2	Liens	~~100~~103
	7.3	Affiliate Transactions	~~100~~103
	7.4	Contingent Obligations	~~101~~103
	7.5	Loans and Investments	~~102~~104
	7.6	Dividends and Related Distributions	~~103~~106
	7.7	Liquidations, Mergers, Consolidations, Acquisitions	~~104~~106
	7.8	Dispositions of Assets or Subsidiaries	~~105~~107
	7.9	Use of Proceeds	~~106~~109
	7.10	[Reserved]	~~106~~109
	7.11	Continuation of or Change in Business	~~106~~109
	7.12	Fiscal Year	~~106~~109
	7.13	[Reserved]	~~107~~109
	7.14	Changes in Organizational Documents	~~107~~109
	7.15	Negative Pledges; Other Inconsistent Agreements	~~107~~109
	7.16	Reserved	~~107~~110
	7.17	Reserved	~~107~~110
	7.18	Management Fees	~~107~~110
	7.19	Reserved	~~107~~110
	7.20	Reserved	~~107~~110
	7.21	Anti-Corruption; Anti-Terrorism; Sanctions	~~107~~110
	7.22	Funding Program Deposit Accounts	110

VIII.	FINANCIAL COVENANTS		~~108~~110
	8.1	Maximum Total Net Leverage Ratio	~~108~~110

IX.	EVENTS OF DEFAULT		~~108~~111
	9.1	Events of Default	~~108~~111
	9.2	Consequences of Event of Default	~~110~~113
	9.3	Right to Cure	~~113~~115

X.	THE ADMINISTRATIVE AGENT		~~113~~116
	10.1	Appointment and Authority	~~113~~116
	10.2	Rights as a Lender	~~114~~117
	10.3	No Fiduciary Duty	~~114~~117
	10.4	Exculpation	~~114~~117
	10.5	Reliance by the Administrative Agent	~~115~~118
	10.6	Delegation of Duties	~~115~~118
	10.7	Filing Proofs of Claim	~~115~~118

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	10.8	Resignation of the Administrative Agent	~~116~~119
	10.9	Resignation of Swing Line Lender or Issuing Lender	~~117~~119
	10.10	Non-Reliance on the Administrative Agent and Other Lenders	~~117~~120
	10.11	Enforcement	~~118~~121
	10.12	No Other Duties, Etc	~~118~~121
	10.13	Authorization to Release Collateral and Loan Parties	~~118~~121
	10.14	Compliance with Flood Laws	~~119~~122
	10.15	No Reliance on the Administrative Agent’s Customer Identification Program	~~119~~122
	10.16	Affiliates as Secured Parties	~~119~~122
	10.17	Certain ERISA Matters	~~119~~122
	10.18	Rate Disclaimer	~~120~~123

XI.	MISCELLANEOUS		~~121~~124
	11.1	Modifications, Amendments or Waivers	~~121~~124
	11.2	No Implied Waivers; Cumulative Remedies	~~122~~125
	11.3	Expenses; Indemnity; Damage Waiver	~~123~~126
	11.4	Notices; Effectiveness; Electronic Communication	~~125~~128
	11.5	Severability	~~126~~129
	11.6	Duration; Survival	~~126~~129
	11.7	Successors and Assigns	~~127~~130
	11.8	Confidentiality	~~131~~134
	11.9	Counterparts; Integration; Effectiveness	~~132~~135
	11.10	Choice of Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial	~~132~~135
	11.11	USA Patriot Act Notice	~~134~~137
	11.12	Payments Set Aside	~~134~~137
	11.13	Secured Bank Products and Secured Hedge Agreements	~~134~~137
	11.14	Interest Rate Limitation	~~135~~137
	11.15	FCC and PUC Compliance	~~135~~138
	11.16	Keepwell	~~135~~138
	11.17	No Advisory or Fiduciary Responsibility	~~136~~138
	11.18	Recovery of Erroneous Payments	~~136~~139
	11.19	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~137~~139

XII.	GUARANTY		~~137~~140
	12.1	Guaranty	~~137~~140
	12.2	Payment	~~137~~140
	12.3	Absolute Rights and Obligations	~~138~~141
	12.4	Maximum Liability	~~140~~143
	12.5	Contribution Agreement	~~141~~144
	12.6	Currency and Funds of Payment	~~141~~144
	12.7	Subordination	~~141~~144
	12.8	Enforcement	~~142~~145
	12.9	Set-Off and Waiver	~~142~~145

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12.10	Waiver of Notice; Subrogation	~~142~~145
12.11	No Stay	~~143~~146
12.12	Additional Guarantors	~~143~~146
12.13	Reliance	~~144~~146
12.14	Receipt of Credit Agreement, Other Loan Documents, Benefits	~~144~~147

v

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(B)	—	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	—	EXISTING LIENS
SCHEDULE 5.1	—	QUALIFICATIONS TO DO BUSINESS AND JURISDICTION OF ORGANIZATION
SCHEDULE 5.6	—	SUBSIDIARIES
SCHEDULE 5.19	—	LICENSES
SCHEDULE 6.18	—	POST-CLOSING OBLIGATIONS
SCHEDULE 7.1(h)	—	EXISTING INDEBTEDNESS
SCHEDULE 7.1(i)	—	EXISTING PURCHASE MONEY INDEBTEDNESS
SCHEDULE 7.5	—	INVESTMENTS
SCHEDULE 11.7	—	VOTING PARTICIPANTS

EXHIBITS

EXHIBIT A	—	ASSIGNMENT AND ASSUMPTION
EXHIBIT B	—	COMPLIANCE CERTIFICATE
EXHIBIT C	—	JOINDER AGREEMENT
EXHIBIT D	—	LOAN REQUEST
EXHIBIT E	—	[RESERVED]
EXHIBIT F-1	—	REVOLVING NOTE
EXHIBIT F-2	—	SWING LINE NOTE
EXHIBIT F-3	—	TERM LOAN NOTE
EXHIBIT G	—	SOLVENCY CERTIFICATE
EXHIBIT H	—	TAX COMPLIANCE CERTIFICATES
EXHIBIT I	—	CONVERSION OR CONTINUATION NOTICE
EXHIBIT J	—	PERMITTED ACQUISITION QUESTIONNAIRE
EXHIBIT K	—	PERMITTED ACQUISITION CERTIFICATE

i

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is dated as of July 13, 2023 and is made by and among ATN INTERNATIONAL, INC., a Delaware corporation, as BORROWER (as hereinafter defined), each of the GUARANTORS (as hereinafter defined) from time to time party hereto, the LENDERS (as hereinafter defined) from time to time party hereto, and COBANK, ACB, in its capacity as Administrative Agent for the Secured Parties, Bookrunner, Lead Arranger, Swing Line Lender, an Issuing Lender and a Lender (each as hereinafter defined), FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Joint Lead Arranger and a Lender, MUFG BANK, LTD., as a Joint Lead Arranger and a Lender.

RECITALS

WHEREAS, the Borrower has requested that the Lenders provide to the Borrower (a) commitments to fund a revolving credit facility in an aggregate principal amount at any time outstanding not to exceed $170,000,000 as such aggregate commitment amount may be increased or reduced from time to time in accordance herewith and (b) a term loan facility in an aggregate principal amount not to exceed $130,000,000 as such aggregate principal amount may be increased from time to time in accordance herewith, all as more particularly set forth in, and subject to the terms and conditions of, this Agreement. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

I.   CERTAIN DEFINITIONS

1.1Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

“Acquired Business” means any Person or all or substantially all of the assets of, or any line of business or division or business unit of, any other Person acquired in an Acquisition.

“Acquisition” means any acquisition, in a single transaction or in a series of related transactions, of all or any substantial portion of the assets of, or any line of business, division or business unit of, another Person, or at least a majority of the equity interests of another Person, in each case whether involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Acquisition Agreement” means each stock purchase agreement, merger agreement, asset purchase agreement, or similar document executed and delivered in connection with an Acquisition.

“Act” means the Securities Exchange Act of 1934, as amended.

“Additional Incremental Facility” means any Incremental Revolving Facility or any Incremental Term Loan Facility.

“Additional Incremental Lender” has the meaning set forth in Section 2.5(c).

“Additional Lender” has the meaning specified in Section 2.19.

“Adjusted Term SOFR Rate” means, for purposes of any calculation, the rate per annum equal to (a) the Term SOFR Rate for such calculation plus (b) the Term SOFR Adjustment; provided that if the

Adjusted Term SOFR Rate as so determined shall ever be less than the Floor, then the Adjusted Term SOFR Rate shall be deemed to be the Floor.

“Administrative Agent” means CoBank, in its capacity as administrative agent and collateral agent under the Loan Documents.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning set forth in Section 11.4(d)(ii).

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus one half of one percent (0.50%) per annum, and (c) the Adjusted Term SOFR Rate for an Interest Period of one month in effect on such day plus one percent (1.00%) per annum; provided that, in no event shall the Alternate Base Rate be less than one percent (1.00%) per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, Federal Funds Effective Rate or Adjusted Term SOFR Rate, respectively, and without necessity of notice being provided to the Borrower or any other Person.

“Anti-Corruption Laws” means any Laws of any Governmental Authority concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any Laws of any Governmental Authority concerning or relating to financing terrorism, “know your customer” or money laundering.

“Applicable Letter of Credit Fee Rate” means the percentage rate per annum based on the Total Net Leverage Ratio then in effect according to the Pricing Grid below the heading “Letter of Credit Fee Rate.”

“Applicable Margin” means, as applicable:

(a)the percentage spread to be added to the Alternate Base Rate applicable to Revolving A-1 Loans which are Base Rate Loans based on the Total Net Leverage Ratio then in effect according to the Pricing Grid below the heading “Applicable Margin for Base Rate Loans (Revolving Loans)”,

(b)the percentage spread to be added to the Alternate Base Rate applicable to Term A-1 Loans which are Base Rate Loans based on the Total Net Leverage Ratio then in effect according to the Pricing Grid below the heading “Applicable Margin for Base Rate Loans (Term Loan)”,

(c)the percentage spread to be added to the Adjusted Term SOFR Rate applicable to Revolving A-1 Loans which are Term SOFR Rate Loans based on the Total Net Leverage Ratio then in effect according to the Pricing Grid below the heading “Applicable Margin for Term SOFR Loans (Revolving Loans)”, or

(d)the percentage spread to be added to the Adjusted Term SOFR Rate applicable to Term A-1 Loans which are Term SOFR Rate Loans based on the Total Net Leverage Ratio then in effect according to the Pricing Grid below the heading “Applicable Margin for Term SOFR Loans (Term Loan)”.

Notwithstanding the foregoing, the Applicable Margin for any Incremental Loan shall be the interest rate margin per annum governing such Additional Incremental Facility as set forth in the related Incremental Amendment, subject to Section 2.5 hereof.

“Applicable Unused Commitment Fee Rate” means (a) the Applicable Unused Revolving A-1 Commitment Fee Rate and (b) any applicable unused commitment fee rate of any Incremental Facility as set forth in such Incremental Facility’s Incremental Amendment as applied to the relevant Tranche and/or Class of Loans subject to such Incremental Amendment.

“Applicable Unused Revolving A-1 Commitment Fee Rate” means the percentage rate per annum based on the Total Net Leverage Ratio then in effect according to the Pricing Grid below the heading “Applicable Unused Revolving Commitment Fee Rate.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means, collectively, CoBank, in its capacity as joint lead arranger and bookrunner, Fifth Third Bank, National Association, as joint lead arranger and MUFG Bank, Ltd., as joint lead arranger.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.7, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Assistant Treasurer, Corporate Treasurer, or Corporate Controller (or in the case of a Loan Party that is a limited liability company without officers, a manager or member authorized under such Loan Party’s Organizational Documents) of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

“Available Revolving A-1 Commitment” means, with respect to any Revolving A-1 Loan Lender, an amount equal to such Lender’s Revolving A-1 Commitment minus the outstanding principal amount of its Revolving A-1 Loans, minus such Lender’s Pro Rata Share of the aggregate outstanding amount of Swing Line Loans, if any, minus such Lender’s Pro Rata Share of Letter of Credit Obligations, if any.

“Available Tenor” means, as of any date of determination and with respect to the applicable then-current Benchmark, as applicable, (a) if the applicable then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b)

otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Avoidance Provisions” has the meaning specified in Section 12.4(a)(i)(C).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means title 11 of the United States Code.

“Base Rate Loan” means a Loan bearing interest calculated in accordance with the Base Rate Option. A Base Rate Loan is a Loan not subject to an Interest Period.

“Base Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 2.6(a)(i).

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or any then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.7(a). Any reference to a “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(a)for the Adjusted Term SOFR Rate, the first alternative set forth below that can be determined by the Administrative Agent:

(i)the sum of (A) Daily Simple SOFR Rate and (B) the Term SOFR Adjustment, or

(ii)the sum of (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. Dollar-denominated syndicated credit facilities at such time; and

(b)for all other Benchmarks, the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. Dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; provided, further, that, if the Benchmark Replacement is calculated using the Daily Simple SOFR Rate, all interest payments will be payable on a quarterly basis.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of any initial Benchmark or adjusted initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.5 and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrower may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will not be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored. Notwithstanding the above, in the case of an announcement of a prospective date of an event as designated in clauses (a) and (b), the date of the “Benchmark Transition Event” shall be postponed until the announced date of such prospective event.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means ATN International, Inc., a Delaware corporation.

“Borrowing” means as of any date of determination (a) with respect to Term SOFR Rate Loans outstanding as of such date, a borrowing consisting of Loans of the same Class and having the same Interest Period and (b) with respect to Base Rate Loans, all Base Rate Loans outstanding as of such date regardless of Class.

“Borrowing Date” means, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

“Budget” means, for the Borrower and the Restricted Subsidiaries, forecasted: (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, (d) operating budget and (e) capital budget, all prepared on a consistent basis with the historical financial statements of the Borrower and the Restricted Subsidiaries.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or Colorado or is a day on which banking institutions in such state are authorized or required by Law to close.

“CAH Holdco” means ATNI VI Holdings, LLC, a Delaware limited liability company.

“CAH Holdco Subsidiaries” means the direct and indirect Subsidiaries of CAH Holdco.

“Calculation Date” has the meaning specified in Section 1.6(b).

“Capital Lease” means any lease of real or personal property that is required to be capitalized under GAAP or that is treated as an operating lease under regulations applicable to the Borrower and its Subsidiaries but that otherwise would be required to be capitalized under GAAP.

“Cash Collateralize” means (a) with respect to the Obligations, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender, and (b) with respect to Other Liabilities, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of each Lender (or its Affiliate) that is the provider of a Secured Bank Product or Secured Hedge, as the case may be, as collateral for the Other Liabilities, cash or deposit account balances, or, if the Administrative Agent and such Lender (or its Affiliate) shall agree in their respective sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Lender (or its Affiliate). “Cash Collateral” shall have meanings analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(a)direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(b)commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s on the date of acquisition;

(c)demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks that are organized under the laws of the United States or any state thereof or that is a foreign bank or branch or agency thereof acceptable to the Administrative Agent and, in any case, having combined capital, surplus and undivided profits in an amount equal to at least $1,000,000,000; and

(d)money market or mutual funds whose investments are limited to those types of investments described in clauses (a) through (c) above.

“Casualty Event” means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith or the implementations thereof (whether or not having the force of Law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body. Notwithstanding the foregoing, no “Change of Control” shall have occurred or be deemed to be continuing as a result of Cornelius B. Prior, Jr. or Michael Prior, or any spouse or lineal descendant, or any foundation established by, or trust or investment or similar vehicle formed for the benefit of, any of the foregoing, in each case, individually or collectively, directly or indirectly, having 30% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis.

“Charges” has the meaning specified in Section 11.14.

“Class” means, when used in reference to any Loan, whether such Loan is a Revolving Loan, Swing Line Loan or Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Commitment or a Term Loan Commitment.

“Closing Date” means ~~the Business Day on which each of the conditions precedent in Section 4.1 has been satisfied or waived by the Required Lenders~~July 13, 2023.

“CoBank” means CoBank, ACB, a federally chartered instrumentality of the United States.

“CoBank Cash Management Agreement” means any Master Agreement for Cash Management and Transaction Services between CoBank and the Borrower, including all exhibits, schedules and annexes thereto and including all related forms delivered by the Borrower to CoBank in connection therewith.

“CoBank Equities” means any of the Borrower’s stock, patronage refunds issued in the form of stock or otherwise constituting allocated units, patronage surplus (including any such surplus accrued by CoBank for the account of the Borrower) and other equities in CoBank acquired in connection with, or because of the existence of, the Borrower’s patronage loan from CoBank (or its affiliate), and the proceeds of any of the foregoing.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means the collateral subject to any of the Collateral Documents or any other real or personal property of the Loan Parties, in each case pledged to the Administrative Agent for the benefit of the Secured Parties as security for the Secured Obligations.

“Collateral Assignment” means any collateral assignment of a Material Agreement, in form and substance reasonably approved by the Administrative Agent, executed by the applicable Loan Party or Loan Parties and the counterparty to such Material Agreement in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Collateral Assignment (if any), the Intellectual Property Security Agreements (if any), the Mortgages (if any), the account control agreements (if any) and all instruments, documents or agreements pursuant to which the Borrower or any other Loan Party has granted a Lien to the Administrative Agent for the benefit of the Secured Parties to secure all or a portion of the Secured Obligations or that are necessary to perfect the Prior Security Interest of the Administrative Agent for the benefit of the Secured Parties in the collateral granted as security for the Secured Obligations.

“Commitment” means, as to any Lender, the aggregate of its Revolving A-1 Commitment, any Swing Line Commitment (to the extent such Lender is a Swing Line Lender), Term A-1 Loan

Commitment and any other Incremental Commitment or Incremental Commitments of such Lender with respect to any Additional Incremental Facility, as applicable, and “Commitments” means the aggregate of the Revolving A-1 Commitments, any Swing Line Commitment, Term A-1 Loan Commitments and other Incremental Commitments with respect to any Additional Incremental Facility of all of the Lenders (including any Swing Line Lender).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” has the meaning specified in Section 11.4.

“Communications Act” means the Communications Act of 1934, as amended, the rules and regulations of the FCC thereunder and codified in Title 47 of the Code of Federal Regulations, and the effective orders, decisions, rulings, published policies, and public notices of the FCC.

“Communications Systems” means a system, network or business (a) providing (or capable of providing) voice, data, Internet access or video transport, connection, monitoring services, answering services or other communications and/or information or entertainment services (including cable television), through any means or medium, (b) providing (or capable of providing) facilities, marketing, management, technical and financial (including call rating) or other services to companies providing such transport, connection, monitoring service or other communications and/or information services, or (c) that is (or that is capable of) constructing, creating, developing or marketing communications-related networks, network equipment, software and other devices for use in any system or business described above.

“Compliance Certificate” means a certificate of the Borrower, signed by a Compliance Officer of the Borrower substantially in the form of Exhibit B hereto.

“Compliance Officer” means the Chief Executive Officer, President, Chief Financial Officer, Corporate Treasurer or Corporate Controller (or in the case of a Loan Party that is a limited liability company without officers, a manager or member authorized under such Loan Party’s Organizational Documents) of the Borrower or any other Loan Party, as the case may be.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligations” means, as applied to any Person, any direct or indirect liability of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid, performed or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (c) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations should also include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligations of another, (ii) obligations to make take-or-pay or similar payments if required regardless of the nonperformance by any other party or parties to any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another and (iii) obligations under any revenue sharing agreement with vendors. The amount of any Contingent Obligation shall be equal at all times to the amount of the obligations so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Contributing Qualifying Subsidiary” means any (A) Domestic Subsidiary that is a Restricted Subsidiary, (B) any Restricted Subsidiary that is organized and existing under the laws of Bermuda and (C) any other Restricted Subsidiary that is organized and existing under the laws of other jurisdictions designated by Borrower as a “Contributing Qualifying Subsidiary” and otherwise consented to by the Administrative Agent in its sole discretion.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to be “controlled by” another Person if such Person holds, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such other Person. “Controlling” and “Controlled” have meanings analogous thereto.

“Conversion or Continuation Notice” has the meaning specified in Section 2.7.

“Credit Extension” means the making, conversion or continuation of any Borrowing, Loan or Swing Line Loan or the issuing, extending, amending, renewing or increasing of any Letter of Credit.

“Cure Deadline” has the meaning specified in Section 9.3(a).

“Daily Simple SOFR Rate” means, for any day (a “Daily Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “Daily Simple SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such Daily Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Daily Simple SOFR Rate Day or (ii) if such Daily Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Daily Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 3:00 p.m. on the second U.S. Government Securities Business Day immediately following any Daily Simple SOFR Determination Date, SOFR in respect of such Daily Simple SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Transition Event with respect to the Daily Simple SOFR Rate has not occurred, then SOFR for such Daily Simple SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of the calculation of the Daily Simple SOFR Rate for no more than three consecutive Daily Simple SOFR Rate Days. Any change in the Daily Simple SOFR Rate due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower or any other Person.

“Debt Incurrence” means the incurrence by the Borrower or any of its Restricted Subsidiaries on or after the Closing Date of any Indebtedness other than the Obligations.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that with notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” means, as of any date of determination, the following: (a) for Base Rate Loans, the rate determined in accordance with the Base Rate Option as of such date plus an additional margin of 2.00% per annum, (b) for Term SOFR Rate Loans, the rate determined in accordance with the Term SOFR Rate Option as of such date plus an additional margin of 2.00% per annum, (c) for Letter of Credit Fees, the Applicable Letter of Credit Fee Rate as of such date plus an additional margin of 2.00% per annum and (d) for all other Obligations, the rate determined in accordance with the Base Rate Option as of such date plus an additional margin of 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Lender or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Borrower or, to the extent the Issuing Lender has outstanding Letter of Credit Obligations at such time, the Issuing Lender, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Borrower or the Issuing Lender), or (d) has, or has a direct or indirect parent company that has, (x) become the subject of a proceeding under any Debtor Relief Law, (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority or other Governmental Authority acting in such a capacity or (z) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and, subject to any cure rights provided above, such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swing Line Lender and each Lender.

“Disposition” or “Dispose” means the sale, transfer, license, abandonment, lapse, lease or other disposition (including any sale and leaseback transaction) of any property or asset by any Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a “change of control” or asset sale so long as any rights of the holders thereof upon the occurrence of a “change of control” or asset sale event shall be subject to the Payment In Full of all Secured Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would not constitute Qualified Equity Interests, in each case, prior to the date that is 180 days after the Payment In Full of all Secured Obligations.

“Disqualified Institutions” means, collectively, (a) competitors of the Borrower and its Subsidiaries specified to the Administrative Agent by the Borrower in writing from time to time, and (b) certain banks, financial institutions, other institutional lenders and other entities, in each case, that have been specified to the Administrative Agent by the Borrower in writing on or prior to the Closing Date.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons with the dividing Person either continuing or terminating its existence as part of the division including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware Law or any analogous action taken pursuant to any applicable Law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide”, when capitalized shall have analogous meaning.

“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” means lawful money of the United States of America.

“Domestic Foreign Holdco” means any Domestic Subsidiary substantially all of the assets of which are Equity Interests of one or more Specified CFCs (other than any Material Foreign Subsidiary) and, if applicable, debt of such Specified CFCs (other than any Material Foreign Subsidiary).

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized and existing under the Laws of the United States of America or any state, commonwealth or territory thereof or under the Laws of the District of Columbia.

“Drawing Date” has the meaning specified in Section 2.11(c)(i).

“EBITDA” means the result of (i) the sum without duplication of (1) net income or deficit, as the case may be, excluding gains or losses on the sale of assets and extraordinary (nonrecurring, one-time) gains and losses, (2) total interest expense (including non-cash interest), (3) depreciation and amortization expense, (4) income taxes, (5) certain one time items and/or adjustments associated with any acquisition to be agreed upon by Administrative Agent in its reasonable discretion, (6) losses from the disposal or impairment of property and equipment and other long-term assets, including, goodwill, intangibles and spectrum, (7) cash dividends from unconsolidated Subsidiaries and joint ventures, (8) any other non-cash expenses, charges, losses, or infrequent, unusual or extraordinary items reducing net income for such period to the extent such non-cash items do not represent a cash item in any future period, and (9) any transaction costs and similar amounts that would be required to be expensed as a result of the application of FAS No. 141(R) (whether or not applicable thereto), minus (ii) to the extent included in calculating net income or deficit, the sum of (1) interest income, (2) non-cash dividends and patronage income, (3) equity in earnings from unconsolidated Subsidiaries and joint ventures, and (4)

any aggregate net gains arising from the sale, exchange, or other disposition of fixed assets, investments, securities, intangibles, and spectrum, all measured for the then most recently completed four (4) fiscal quarters.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.7(b)(iii), 11.7(b)(v) and 11.7(b)(vi) (subject to such consents, if any, as may be required under Section 11.7(b)(iii)).

“Environmental Laws” means any and all applicable federal, state, local and foreign Laws, common law, and any consent decrees, permits, licenses, agreements or other restrictions with or of a Governmental Authority relating to: (a) protection of the environment or natural resources from, or emissions, discharges, releases or threatened releases of, any materials, including Hazardous Materials, in the environment including ambient air, surface, water, ground water or land, (b) the generation, handling, use, labeling, disposal, transportation, reclamation and remediation of Hazardous Materials; (c) protection of human health, safety or the environment; and (d) the protection of endangered or threatened species.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary resulting from or based upon (a) violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the release or threatened release of any Hazardous Materials; or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” has the meaning specified in the Security Agreement.

“Equity Issuance” means (a) any issuance or sale by the Borrower or any of its Subsidiaries of any Equity Interests, or (b) any equity contribution or capital contribution in respect of any Equity Interests of the Borrower or any of its Subsidiaries, in each case at any time after the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person, or trade or business (whether or not incorporated) which is a member of a controlled group or under common control with any Loan Party within the meaning of

Sections 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to Section 412 of the IRC).

“ERISA Event” means with respect to any Loan Party, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (A) a Reportable Event; (B) a withdrawal by a substantial employer (as defined in Section 4001(a)(12) of ERISA) subject to Section 4063 of ERISA; (C) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA; (D) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multi-employer Plan; (E) a notification that a Pension Plan or a Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the IRC, or Sections 303, 304 and 305 of ERISA; (F) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (G) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (H) the termination of a Multi-employer Plan under Section 4041A of ERISA; (I) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (J) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; (K) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA or (L) any transaction that could subject any Loan Party or any ERISA Affiliate to liability under Section 4069 or 4212 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any of the events described in Section 9.1 and referred to therein as an “Event of Default.”

“Excluded Accounts” means any deposit account of any Loan Party (a) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (b) which are zero balance accounts, (c) which is used solely for paying taxes, including sales taxes, ~~or~~ (d) Funding Program Deposit Accounts or (e) which is used as an escrow account or as a fiduciary or trust account for the benefit of an unaffiliated third party or is otherwise held exclusively for the benefit of an unaffiliated third party (including any account solely holding amounts representing fines, violations, fees and similar amounts paid by third parties and owed to municipalities).

“Excluded Subsidiary” means any Restricted Subsidiary (A) that is an Immaterial Subsidiary, (B) with respect to which the Administrative Agent and the Borrower mutually agree in writing that the burden or cost or other tax consequences (including any material adverse tax consequences) of becoming a Guarantor shall be excessive in view of the benefits obtained by the Lenders therefrom (for the avoidance of doubt, no such Subsidiaries have been designated as such as of the Closing Date), (C) that is a Specified CFC (other than a Material Foreign Subsidiary), (D) that is a Domestic Foreign Holdco, (E) that is a Domestic Subsidiary of a Specified CFC, (F) that is a Stimulus Recipient Subsidiary, (G) CAH Holdco and the CAH Holdco Subsidiaries, and (H) each of Sacred Wind Communications, Inc. and SW DinehNet, LLC.

“Excluded Swap Obligation” means, with respect to any Loan Party providing a Guaranty of or granting a security interest to secure any Swap Obligation of another Loan Party, if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the

Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.16 and any other “keepwell, support or other agreements” for the benefit of such Guarantor) at the time the Guaranty of, or the grant of such security interest by, such Loan Party becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or grant of security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.6(b)) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.2, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.2(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of December 19, 2014, among the Borrower, CoBank, as administrative agent, the other loan parties party thereto, and the other lenders party thereto, as amended, restated or otherwise modified prior to the Closing Date.

“Existing Facilities” means, as of any day, collectively, then-existing Revolving Credit Facilities, and Term Loan Facilities.

“Existing Maturity Date” has the meaning specified in Section 2.19.

“Extension Amendment” has the meaning specified in Section 2.19.

“Facility” means, collectively, any Revolving Credit Facility, any Term Loan Facility, the Swing Line Facility and the Letter of Credit Facility.

“Farm Credit Lender” means a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCC” means the Federal Communications Commission or any Governmental Authority succeeding to any of its principal functions.

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate of interest per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on such date, or if no such rate is so published on such day, on the most recent day preceding such day on which such rate is so published and (b) 0%.

“Fee Letter” means that certain fee letter dated as of May 23, 2023, between the Borrower and the Administrative Agent, together with any other fee letters entered into between the Borrower and the Administrative Agent from time to time in connection with any Incremental Facility.

“First Amendment Agreement” means that certain Joinder and First Amendment Agreement and Reaffirmation Agreement, dated as of the First Amendment Date, among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“First Amendment Date” means July 10, 2024.

“Flood Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 and (d) the Flood Insurance Reform Act of 2004, and all other applicable Laws related thereto.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is a resident or organized under the Laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by the Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Agency” means USAC, USDA, National Telecommunications and Information Administration (NTIA), RUS, any comparable federal, state, local or municipal funding agency or any successor agency or organization of any of the foregoing.

“Funding Program” means any federal, state, local, or municipal grant, subsidy or support program or similar program or arrangement entered into with a Governmental Authority and/or Funding Agency and any Loan Party or Restricted Subsidiary. The definition of “Funding Program” shall not include any loan or grant/loan combination program. A Funding Program shall not qualify as a loan or grant/loan combination program if repayment is only required when (i) the funds are not used by such Loan Party or Restricted Subsidiary within a required timeframe, or (ii) the applicable Loan Party or Restricted Subsidiary is not compliant with the terms and conditions of such program or agreement executed with a Funding Agency in connection with the Funding Program. Any Funding Program constituting award funds or grant money in excess of $10,000,000.00 entered into on or after the First Amendment Date must be on terms and conditions reasonably acceptable to the Administrative Agent.

“Funding Program Agreement” means any grant agreement, security agreement, guarantee agreement, or similar agreement and all other agreements, documents and instruments referred to in such agreements or otherwise evidencing or pertaining to or executed in connection with a Funding Program. For the avoidance of doubt, and without limitation on what other agreements may qualify as Funding Program Agreements, the following agreements shall be deemed to be Funding Program Agreements: (a) that certain ReConnect Program Grant and Security Agreement, dated as of February 22, 2021, by and between SWC Telesolutions, Inc. and the United States of America, acting through the Administrator of the Rural Utilities Service, and (b) the letter agreement dated July 7, 2023, by and between Andrew Burke, Administrator, Rural Utility Service, and Nectarios Nicolaou, Senior Vice President and General Manager of SWC Telesolutions, Inc. and the agreement to be executed between the United States of America, acting through the Administrator of the Rural Utilities Service and SWC Telesolutions, Inc. in connection with the grant approved in such letter agreement, such agreement to be substantially in the form previously provided to the Administrative Agent.

“Funding Program Assets” means Funding Program In-kind Assets, Funding Program Cash Assets and any property of any Loan Party or Restricted Subsidiary now or hereafter purchased with any Funding Program Award Funds or Funding Program Matching Funds pursuant to a Funding Program, together with any proceeds from the sale or other disposition of such property.

“Funding Program Award Funds” means the award funds or grant money provided to any Loan Party or Restricted Subsidiary by a Funding Agency under a Funding Program.

“Funding Program Cash Assets” means, with respect to a Funding Program, any cash earmarked by a Loan Party or Restricted Subsidiary to constitute part (or all) of the satisfaction of a matching fund obligation imposed under the rules of a Funding Program, the fair market value of which, together with any Funding Program In-kind Assets, is not to exceed $20,000,000.00 in the aggregate (to be calculated in accordance with the Funding Program documents, if applicable).

“Funding Program Deposit Account” means, with respect to any Funding Program, any deposit account (i) required to be pledged to the applicable Funding Agency in connection with such Funding Program or (ii) prohibited from being pledged to a lender other than a Funding Agency in connection with such Funding Program, and in which account the amounts on deposit consist solely of (a) the proceeds of such Funding Program and (b) Funding Program Matching Funds.

“Funding Program In-kind Assets” means, with respect to a Funding Program, any property (other than cash) earmarked by a Loan Party or Restricted Subsidiary to constitute part (or all) of the satisfaction of a matching fund obligation imposed under the rules of such Funding Program, the fair market value of which, together with any Funding Program Cash Assets, is not to exceed $20,000,000.00 in the aggregate (to be calculated in accordance with the Funding Program documents, if applicable), if, under such rules, such property, or the proceeds from the sale of such property, may not be pledged as security for indebtedness outside of the Funding Program or is subject to a lien in favor of the Funding Agency in connection with the Funding Program.

“Funding Program Matching Funds” means (i) the funds or grant money deposited from time to time in a Funding Program Deposit Account to the extent required pursuant to a Funding Program, (ii) Funding Program In-kind Assets and (iii) any Funding Program Cash Assets.

“GAAP” means generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), including the FCC, any applicable PUC, NTIA and RUS.

“GTT” means Guyana Telephone and Telegraph Company Limited, a Guyana entity.

“Guaranteed Liabilities” means (a) the prompt Payment In Full, when due or declared due and at all such times, of all Secured Obligations and all other amounts pursuant to the terms of this Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower or any other Loan Party to any one or more of the Secured Parties, including principal, interest, premiums and fees (including all reasonable fees and expenses of counsel); (b) the prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower and each other Loan Party under this Agreement, the Notes and all other Loan Documents to which it is a party; and (c) the prompt Payment In Full by the Borrower and each other Loan Party, when due or declared due and at all such times, of obligations and liabilities now or hereafter arising with respect to any Secured Bank Product or Secured Hedge. Notwithstanding the foregoing, the “Guaranteed Liabilities”, with respect to any Loan Party providing a Guaranty, shall not include the Excluded Swap Obligations.

“Guarantor” means each of the parties to this Agreement that is designated as a “Guarantor” on the signature page hereof and each other Person that joins this Agreement as a Guarantor after the Closing Date pursuant to a Joinder Agreement.

“Guarantors’ Obligations” means the obligations of the Guarantors to the Secured Parties under Article XII.

“Guaranty” or “Guarantee” means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of such Person pursuant to which such Person has directly or indirectly guaranteed or had the economic effect of guaranteeing any Indebtedness or other obligation or liability of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise), (b) to purchase or lease property or services for the purpose of assuring another Person’s payment or performance of any Indebtedness or other obligations or liabilities, (c) to maintain the working capital of such Person to permit such Person to pay such Indebtedness or other obligations or liabilities or (d) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation or liability of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty/Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) any guarantee of real property or operating leases. Unless otherwise specified, the amount of any Guaranty shall be deemed to be the lesser of the principal amount of the Indebtedness or other obligations or liabilities guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty.

“Hazardous Materials” means (a) any explosive or radioactive substances, materials or wastes, (b) any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could reasonably be expected to give rise to liability due to its hazardous or toxic characteristics under, any applicable Environmental Law, including, asbestos or asbestos containing materials, infectious or medical waste, polychlorinated biphenyls, radon gas, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products and (c) all other substances, materials or wastes, which, due to their explosive, radioactive, hazardous or toxic nature, are regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement with a Loan Party for an Interest Rate Hedge with respect to interest on the Obligations, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Immaterial Subsidiary” means, any direct or indirect Restricted Subsidiary of the Borrower that, as of the last day of the Test Period, had revenues and total assets for the fiscal quarter ended on such last day in an amount less than 5.0% of the aggregate revenues and total assets of the Borrower and its Restricted Subsidiaries for such quarter, and that is designated by the Borrower as an Immaterial Subsidiary; provided that (x) in no event shall all Immaterial Subsidiaries collectively account for more than 10.0% of the aggregate revenues and total assets of the Borrower and its Restricted Subsidiaries in any Test Period, and (y) no Immaterial Subsidiary shall hold any Material Intellectual Property or Material License.

“Incremental Amendment” has the meaning assigned to such term in Section 2.5(d).

“Incremental Commitments” means, collectively, all Incremental Term Loan Commitments and all Incremental Revolving Commitments and “Incremental Commitment” means any such commitment individually.

“Incremental Facility” means any Incremental Term Loan Facility, any Incremental Revolving Facility, any Term Loan Increase and any Revolving Increase.

“Incremental Lender” means each Incremental Term Lender and Incremental Revolving Lender.

“Incremental Loan” means any incremental loan funded pursuant to any Incremental Commitment.

“Incremental Request” has the meaning specified in Section 2.5(a) and in a form acceptable to the Administrative Agent.

“Incremental Revolving Commitment” means, with respect to any Lender at any time, the obligation of such Lender to (a) make revolving loans and (b) acquire participations in Letters of Credit in connection with any Incremental Revolving Facility or any Revolving Increase established pursuant to Section 2.5 in an aggregate principal amount at any time outstanding not to exceed the amount initially set forth in the applicable Incremental Amendment or in the Assignment and Assumption pursuant to which such Lender becomes party hereto, as such commitment may be reduced from time to time in accordance with Section 2.14(b).

“Incremental Revolving Facility” has the meaning specified in Section 2.5(a), as may be modified from time to time pursuant to a Revolving Increase.

“Incremental Revolving Lender” means each Lender having an Incremental Revolving Commitment or who has funded or purchased all or a portion of an Incremental Revolving Loan or Incremental Revolving Commitment in accordance with the terms hereof.

“Incremental Revolving Loan” means any incremental revolving loan funded pursuant to any Incremental Revolving Facility.

“Incremental Term Lender” means each Lender having an Incremental Term Loan Commitment or who has funded or purchased all or a portion of an Incremental Term Loan or Incremental Term Loan Commitment in accordance with the terms hereof.

“Incremental Term Loan” means any incremental term loan funded pursuant to any Incremental Term Loan Facility.

“Incremental Term Loan Commitment” means, with respect to each Lender, its obligation to make an incremental term loans in connection with any Incremental Term Loan Facility or any Term Loan Increase established pursuant to Section 2.5 in an aggregate principal amount not to exceed the amount initial set forth in the applicable Incremental Amendment or in the Assignment and Assumption pursuant to which such Lender becomes party hereto.

“Incremental Term Loan Facility” has the meaning specified in Section 2.5(a), as may be modified from time to time pursuant to a Term Loan Increase.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, in each case, except to the extent that the same have been fully cash collateralized;

(c)all net obligations of such Person under each Hedge Agreement to which it is a party (provided that the amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date);

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and outstanding not more than 90 days after such obligation is due (unless thereafter contested in good faith));

(e)obligations (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such obligations shall have been assumed by such Person or is limited in recourse;

(f)all obligations of such Person under Capital Leases and all its Synthetic Lease Obligations;

(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person in cash, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)all fixed payment obligations of any Person under any Guarantee of such Person in respect of any of the foregoing;

provided that, notwithstanding anything to the contrary contained herein, (i) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness, or the applicable portion thereof, is non-recourse to such Person, (ii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, if such Indebtedness shall not have been assumed by such Person or is limited in recourse to the assets securing such Lien, the amount of such Indebtedness as of any date of determination will be the lesser of (x) the fair market value of such assets of such Person as of such date (as determined in good faith by the Borrower) and (y) the amount of the applicable portion of such

Indebtedness of such Person as of such date, (iii) in no event shall any obligations with respect to deferred compensation or the guarantee of operating or real property leases constitute Indebtedness ~~and~~, (iv) obligations with respect to any Funding Program Agreement or any Funding Program Award Funds shall be deemed excluded from the definition of “Indebtedness”, and (v) any Indebtedness with respect to earn-out or similar contingent obligations shall only constitute Indebtedness to the extent that such obligations are finally determined to be due and owing (after giving effect to any dispute or similar mechanics contained in the applicable agreements with respect thereto and the same are required to be booked as a liability on the balance sheet of such Person in accordance with GAAP).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.3.

“Information” has the meaning specified in Section 11.8.

“Insolvency Proceeding” means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Governmental Authority under any Debtor Relief Law or other similar law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

“Intellectual Property” means all Copyrights, Domain Names, Patents, Trademarks and IP Licenses, in each case as defined in the Security Agreement.

“Intellectual Property Security Agreement” means the Grant of Security Interest in Copyrights and the Grant of Security Interest in Patents and Trademarks, each in substantially the form attached to the Security Agreement.

“Interest Payment Date” means the last day of each calendar quarter after the Closing Date and the Maturity Date.

“Interest Period” means the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Loans or Term Loans bear interest under the Term SOFR Rate Option. Subject to the last sentence of this definition, at the Borrower’s election, such period shall be one, three or six months. Such Interest Period shall commence on the effective date of such Term SOFR Rate Loan, which shall be (a) the Borrowing Date if the Borrower is requesting new Loans, or (b) the date of renewal of or conversion to a Term SOFR Rate Loan if the Borrower is renewing or converting an existing Loan. Notwithstanding the second sentence hereof: (i) any Interest Period that would otherwise end on a date that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Borrower shall select, convert to or renew an Interest Period for any portion of the Loans that would end after the applicable Maturity Date and (iii) if any Interest Period begins on the last Business Day of a month or on a day of a month for which there is no numerically corresponding day in the month in which such Interest

Period is to end, such Interest Period shall be deemed to end on the last Business Day of the final month of such Interest Period.

“Interest Rate Hedge” means a Hedge Agreement entered into by the Loan Parties or Restricted Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower and/or the Restricted Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Option” means any (a) Base Rate Option or (b) Term SOFR Rate Option.

“Investment” means, with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” has the meaning specified in Section 2.11(k).

“Issuing Lender” means CoBank, in its individual capacity as issuer of Letters of Credit hereunder.

“Joinder Agreement” means a joinder agreement joining a Person as a Guarantor under the Loan Documents in the form of Exhibit C.

“Landlord Agreement” means any landlord’s waiver or other lien waiver or subordination agreement executed and delivered by a lessor, warehouse operator or other applicable Person with respect to a leased location of any Loan Party to the Administrative Agent for the benefit of the Lenders.

“Law” means any law (including common law), constitution, statute, code, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, or award by or settlement agreement with any Governmental Authority applicable to any Person or the properties of any Person, including the Licenses, and, including the Communications Act, any applicable PUC Laws and all Environmental Laws.

“Lenders” means each of the financial institutions from time to time party hereto as a lender (including the Swing Line Lender and any Additional Incremental Lender) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document that provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to the extent such Affiliate is a Secured Party.

“Letter of Credit” has the meaning specified in Section 2.11(a).

“Letter of Credit Borrowing” has the meaning specified in Section 2.11(c)(iii).

“Letter of Credit Expiration Date” means the day that occurs thirty (30) days prior to the Maturity Date for the Revolving A-1 Loans.

“Letter of Credit Facility” means the Letter of Credit facility established pursuant to Section 2.11.

“Letter of Credit Fee” has the meaning specified in Section 2.11(b).

“Letter of Credit Obligations” means, as of any date of determination, (a) the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus (b) the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

“Letter of Credit Request” has the meaning specified in Section 2.11(a).

“Letter of Credit Sublimit” means $25,000,000.

“Licenses” means any cable television franchise or any wireline telephone, cellular telephone, microwave, personal communications, commercial mobile radio service, broadband, undersea cable or other telecommunications or similar license, authorization, registration, certificate, certificate of compliance, waiver, franchise (including cable television and telecommunications franchise), approval, ordinance, right of way, material filing, exemption, order, or permit, or any renewal or extension of any of the foregoing, whether for the acquisition, construction or operation of any Communications System, including the lease of any spectrum (and attendant rights and obligations), or to otherwise provide the services related to any Communications System, granted or issued by the FCC or any applicable PUC or other Governmental Authority.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, lien (statutory or otherwise), security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Limited Condition Acquisition” means any Permitted Acquisition by the Borrower or one or more of the Loan Parties, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing; provided that in the event the consummation of any such Permitted Acquisition shall not have occurred on or prior to the date that is three hundred sixty-five (365) days following the execution and effectiveness of the Acquisition Agreement relating thereto (or such longer period agreed to by Administrative Agent in its sole discretion), such Acquisition shall no longer constitute a Limited Condition Acquisition for any purpose without Administrative Agent’s consent.

“Loan Documents” means this Agreement, the Fee Letter, the Collateral Documents, the Solvency Certificates, the Landlord Agreements (if any), the Incremental Requests (if any), the Notes, the Letter of Credit Requests (if any), the First Amendment Agreement, any Joinder Agreement and any other instruments, certificates or documents delivered in connection herewith or therewith, all as amended, restated, reaffirmed, reconfirmed, replaced, substituted or otherwise modified from time to time.

“Loan Parties” means the Borrower and the Guarantors.

“Loan Request” means a request for any of a Term Loan, a Revolving Loan or a Swing Line Loan, in each case substantially in the form of Exhibit D hereto.

“Loans” means, collectively, all Revolving Loans, Swing Line Loans, Term Loans or any combination of the foregoing and “Loan” means the reference to any Revolving Loan, Swing Line Loan or Term Loan.

“Material Account” means, other than Excluded Accounts, all deposit, securities or other investment accounts in the name of any Loan Party to the extent the average daily balance of any such accounts in the aggregate, determined after giving effect to any daily sweeps thereof (or market value of such accounts), for the most recently completed fiscal quarter (or, if shorter, such period as for which such account has been open), exceeds the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period.

“Material Adverse Change” means, (a) as it relates to a Limited Condition Acquisition, a “Material Adverse Change” as defined in the applicable Acquisition Agreement related to such Limited Condition Acquisition, and (b) otherwise, any event, change or condition that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, financial condition, or operations of the Borrower and the Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the Loan Parties, taken as a whole, to perform their material payment obligations under the Loan Documents, and (iii) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, taken as a whole.

“Material Agreement” means any agreement, contract or other instrument to which any Loan Party or any Subsidiary of any Loan Party is a party or that is binding upon any Loan Party or any Subsidiary of any Loan Party or its respective property the revocation, suspension or termination (prior to the stated termination date therefor) of which would reasonably be expected to result in a Material Adverse Change.

“Material Foreign Subsidiary” means a direct Foreign Subsidiary of a Loan Party which, when aggregated with any of its direct or indirect Subsidiaries, contributes more than ten percent (10%) of EBITDA of the Borrower and the Restricted Subsidiaries for any consecutive four-quarter period.

“Material Intellectual Property” means Intellectual Property that is material to the business of the Borrower and its Subsidiaries, taken as a whole.

“Material License” means any License the loss or absence of such License would reasonably be expected to result in a Material Adverse Change.

“Maturity Date” means (a) with respect to the Revolving A-1 Credit Facility and the Swing Line Facility, the earlier of (i) the date of acceleration of the Obligations in accordance with Section 9.2 and (ii) July 13, 2028, (b) with respect to the Term A-1 Loan Facility, the earlier of (i) the date of acceleration of the Obligations in accordance with Section 9.2 and (ii) July 13, 2029, and (c) with respect to any Additional Incremental Facility, the earlier of (i) the date of acceleration of the Obligations in accordance with Section 9.2 and (ii) the maturity date set forth in the corresponding Incremental Amendment, in each case, subject to extension in accordance with Section 2.19.

“Maximum Guarantor Liability” has the meaning specified in Section 12.4.

“Maximum Incremental Amount” means the sum of (a) $225,000,000 plus (b) an additional amount equal to the aggregate amount of voluntary prepayments of the Term A-1 Loan and reductions in the Revolving A-1 Commitment made pursuant to Section 2.14; provided, that in each case, unless the Borrower otherwise elects in writing to the Administrative Agent, (i) the Borrower shall be deemed to have used amounts under clause (b) (to the extent compliant therewith) prior to utilization of amounts under clause (a) and (ii) loans may be incurred under both or any of the foregoing clauses (a) and (b), and proceeds from any such incurrence under both or any of the foregoing clauses (a) and (b) may be utilized in a single transaction by first calculating the incurrence under clause (b) and then calculating the incurrence under clause (a).

“Maximum Netting Amount” means an amount up to $25,000,000 to the extent held in depository account subject to a control agreement in favor of the Administrative Agent.

“Maximum Rate” has the meaning specified in Section 11.14.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Issuing Lender with respect to all Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in its sole discretion.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee thereof in the business of rating securities and debt.

“Mortgage” means each mortgage or deed of trust (as applicable) in a form acceptable to the Administrative Agent in its reasonable discretion executed and delivered by a Loan Party to the Administrative Agent for the benefit of the Secured Parties with respect to certain of the real estate owned or leased by such Loan Party.

“Multiemployer Plan” means a Multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six years obligated to make contributions.

“Net Cash Proceeds” means:

(a)in the case of any Debt Incurrence, an amount equal to: (i) the aggregate amount of all cash and Cash Equivalents received by any Loan Party or Restricted Subsidiary in respect of such Debt Incurrence minus (ii) customary, bona fide, out-of-pocket direct costs incurred by such Loan Party or Restricted Subsidiaries in connection with such issuance (including without limitation, legal, accounting and investment banking fees and sales commissions);

(b)in the case of any Casualty Event, an amount equal to: (i) the aggregate amount of all cash and Cash Equivalents received by any Loan Party or Restricted Subsidiary from such Casualty Event minus (ii) the sum of (v) all income taxes and other taxes assessed by a Governmental Authority as a result of such Casualty Event, (w) all customary, bona fide, out-of-pocket direct costs incurred by such Loan Party or Restricted Subsidiary in connection with collecting such cash payments (including without limitation, legal, accounting and investment banking fees and sales commissions), (x) any portion of proceeds deposited in an escrow account in connection therewith (provided, that any such proceeds received by way of return of funds held in escrow shall be considered “Net Cash Proceeds” but only as and when received), (y) any reserve for adjustment in connection therewith established in accordance with GAAP (provided, that any such reserve received by way of return of funds held in reserve shall be considered “Net Cash Proceeds” but only as and when received), and (z) amounts applied to repayment of permitted Indebtedness (other than the Obligations) secured by a Permitted Lien on the asset or property subject to such Casualty Event having priority over the Lien of the Administrative Agent on the Collateral; and

(c)in the case of any Disposition, an amount equal to: (i) the aggregate amount of all cash and Cash Equivalents received by any Loan Party or any Restricted Subsidiary from such Disposition (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or return of funds held in escrow or otherwise, but only as and when received) minus (ii) the sum of (v) all income taxes and other taxes assessed by a Governmental Authority as a result of such transaction, (w) all customary, bona fide, out-of-pocket direct transaction costs incurred by such Loan Party and Restricted Subsidiaries in connection with such Disposition (including without limitation, legal, accounting and investment banking fees and sales commissions), (x) any portion of proceeds deposited in an escrow amount pursuant to the documentation relating to any Disposition (provided, that any such proceeds received by way of return of funds held in escrow shall be considered “Net Cash Proceeds” but only as and when received), (y) any reserve for adjustment in respect of the sale price of assets Disposed established in accordance with GAAP (provided, that any such reserve received by way of return of funds held in reserve shall be considered “Net Cash Proceeds” but only as and when received), and (z) amounts applied to repayment of permitted Indebtedness (other than the Obligations) secured by a Permitted Lien on the asset or property disposed of having priority over the Lien of the Administrative Agent on the Collateral;

provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Net Cash Proceeds shall not include any amounts: (1) with respect to clause (b) above to the extent that such amounts are applied to reimburse a Loan Party for repairs to or replacements of the property subject to such Casualty Event, used for repairs to or replacements of the property subject to such Casualty Event, or reinvested (or committed to be reinvested) in productive assets (other than inventory unless such Net Cash Proceeds result from a Casualty Event with respect to inventory) of a kind then used or usable in the business of such Loan Party, within 365 days after the receipt thereof (or if committed to be reinvested, within such 365 day period, within 180 days after the end of such 365 day period); or (2) with respect to clause (c) above to the extent that such amounts are reinvested (or committed to be reinvested) in productive assets (other than inventory) of a kind then used or usable in the business of such Loan Party within 365 days after the receipt thereof (or if committed to be reinvested within such 365 day period, within 180 days after the end of such 365 day period).

“Non-Consenting Lender” has the meaning specified in Section 11.1.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.19.

“Notes” means, collectively, the Revolving Notes, the Term Loan Notes and the Swing Line Notes.

“Notice Date” has the meaning specified in Section 2.19.

“NTIA” means the National Telecommunications and Information Administration or other agency of the United States of America succeeding to it powers.

“Obligation” means any obligation or liability of any of the Loan Parties (other than Excluded Swap Obligations), howsoever created, arising or evidenced, whether direct or indirect, joint or several,

absolute or contingent, for payment or performance, now or hereafter existing (and including obligations or liabilities arising or accruing after the commencement of any Insolvency Proceeding with respect to any Loan Party or which would have arisen or accrued but for the commencement of such Insolvency Proceeding, even if the claim for such obligation or liability is not enforceable or allowable in such proceeding), or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Fee Letter or any other Loan Document (regardless of whether any Credit Extension is in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to any Credit Extension is not satisfied) whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents.

“Official Body” means (a) any Governmental Authority and (b) any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“One Communications” means One Communications Ltd. (f/k/a KeyTech Limited), a Bermuda limited liability company.

“Order” has the meaning specified in Section 2.11(i).

“Organizational Documents” means the certificate or articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Information” has the meaning specified in Section 12.13.

“Other Liabilities” means any obligation of any Loan Party arising under any document or agreement relating to or on account of (a) any Secured Bank Product and/or (b) any Secured Hedge (other than any Excluded Swap Obligations).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6(b)).

“Overadvance” has the meaning specified in Section 2.15(a).

“Participant” has the meaning specified in Section 11.7(d).

“Participant Register” has the meaning specified in Section 11.7(d).

“Participation Advance” has the meaning specified in Section 2.11(c)(ii).

“Payment In Full” means (a) with respect to the Obligations, the payment in full in cash of the Loans and other Obligations (other than contingent indemnification obligations as to which no claim has been made) hereunder, the termination of the Commitments and the expiration, termination or Cash Collateralization of all Letters of Credit (or other arrangements with respect thereto satisfactory to the Administrative Agent and the Issuing Lender in their respective sole discretion) and (b) with respect to the Other Liabilities, the payment in full in cash or Cash Collateralization of such Other Liabilities (or any such other treatment of such Other Liabilities as the holder thereof shall agree in its sole discretion).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which within the current year or the immediately preceding six (6) years any Loan Party or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multi-employer Plan, has made contributions at any time during the current year or the immediately preceding six plan years.

“Performance Standby Letter of Credit” means a Letter of Credit that constitutes a “performance-based standby letter of credit” or a “performance standby letter of credit” or the like under the risk-based capital guidelines of the Comptroller of the Currency or the Federal Reserve Board, as determined in good faith by the related Issuing Lender.

“Permitted Acquisition” means any Acquisition by any Loan Party or any Restricted Subsidiary of all or substantially all the assets of, or any line of business or division or business unit of, any other Person, or all of the Equity Interests of any Person; provided that with respect to each such Acquisition:

(a)(i) at least ten (10) Business Days (or such shorter time period as the Administrative Agent may agree in its sole discretion) prior to the proposed closing date of such Acquisition, the Administrative Agent shall have received a completed Permitted Acquisition Questionnaire and (ii) prior to or concurrently with the consummation of such Acquisition, the Administrative Agent shall have a received a duly executed Permitted Acquisition Certificate;

(b)all assets acquired (other than immaterial assets) are usable in, and any Acquired Business (including any of the Acquired Business’s Subsidiaries) is primarily engaged in, a line of business permitted under Section 7.11;

(c)within forty-five (45) days (or such later date as the Administrative Agent shall agree to in its sole discretion) following the consummation of such Acquisition, the Administrative Agent shall receive in accordance with the requirements of Section 6.10 all documents reasonably required by Administrative Agent to have a first-priority perfected security interest (subject to Permitted Liens other than with respect to any Equity Interests required to be pledged under the Security Agreement) in the Acquired Business acquired or created in such Acquisition, together with all opinions of counsel, certificates, resolutions, proof of insurance and other documents required by Section 6.10, in form and substance reasonably acceptable to the Administrative Agent;

(d)[reserved];

(e)[reserved];

(f)[reserved];

(g)such Acquisition shall not be hostile and shall have been approved by all necessary corporate or limited liability company action of the Acquired Business;

(h)to the extent available, the Borrower shall have provided to the Administrative Agent and the Lenders not later than ten (10) Business Days prior to the anticipated closing date of such Acquisition (or such shorter period as the Administrative Agent may agree in its sole discretion) with any requested due diligence materials regarding the Acquired Business and such other information as the Administrative Agent may reasonably request, which may include, without limitation, the total amount of such Acquisition and other terms and conditions of the Acquisition, the full name and jurisdiction of organization of any new Subsidiary created or acquired for the purpose of effecting such Acquisition, copies of historical and projected financial statements of the Acquired Business, a detailed description of assets to be acquired, copies of material agreements of the Acquired Business and copies of any agreements (including, for the avoidance of doubt, any Acquisition Agreement and related material documents), schedules or due diligence delivered in connection with the consummation of such Acquisition;

(i)immediately before and immediately after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to result therefrom; provided that solely with respect to a Limited Condition Acquisition, this clause (i) may be satisfied if there is (x) no Default or Event of Default in existence at the time of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition and (y) no Specified Event of Default at the time such Limited Condition Acquisition is consummated;

(j)immediately after giving pro forma effect to such Acquisition, the Loan Parties shall be in compliance with the financial covenant set forth in Article VIII for the Test Period; provided that upon the reasonable request in writing of the Administrative Agent, the Borrower shall deliver a certificate of a Compliance Officer of the Borrower (supported by reasonably detailed calculations) certifying as to the foregoing; provided further that solely to the extent such Acquisition is a Limited Condition Acquisition, at the Borrower’s election, compliance with the financial covenant pursuant to this clause (j) shall be tested as of the date of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition in lieu of the date of consummation of such Limited Condition Acquisition;

(k)[reserved];

(l)at least five (5) Business Days prior to the required satisfaction of clause (c) hereof, the Administrative Agent shall have received (A) all documentation and other information reasonably requested by (or on behalf of) any Lender in writing in order to comply with requirements of Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions and (B) if the Borrower or any other Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification; and

(m)to the extent available, within ten (10) Business Days (or such longer period as the Administrative Agent may agree in its sole discretion) following the closing date of such Acquisition, the Borrower shall deliver to the Administrative Agent (i) copies of the fully executed Acquisition Agreement for such Acquisition, together with all schedules, exhibits, attachments, amendments and other modifications thereto, (ii) any historical or pro forma financial statements or projections related to such Acquisition and (iii) such other documents and information as the Administrative Agent may request in its reasonable discretion.

“Permitted Acquisition Certificate” means a certificate of the Borrower with respect to a Permitted Acquisition, substantially in the form of Exhibit K hereto.

“Permitted Acquisition Questionnaire” means the questionnaire for preliminary information regarding a proposed Permitted Acquisition and substantially in the form of Exhibit J hereto.

“Permitted Investment” means any Investment (other than a Permitted Acquisition) by any Loan Party or any Restricted Subsidiary in another Person (other than an Unrestricted Subsidiary), provided that:

(a)if such Investment constitutes the extension of Indebtedness by a Loan Party (other than Indebtedness of a Loan Party to another Loan Party), such Investment is evidenced by a written promissory note in form and substance reasonably acceptable to Administrative Agent, and such note is collaterally assigned and delivered to Administrative Agent, provided, however, that such evidence, collateral assignment and delivery shall only be required with respect to the principal amount of such Indebtedness in excess of the aggregate amount of the greater of (i) $45,000,000 and (ii) 45% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period (excluding existing Investments set forth on Schedule 7.5), and provided further that, Administrative Agent may elect not to require such additional documentation if it determines in its sole discretion that the costs to the Loan Parties of delivering such documentation exceed the relative benefit afforded the Secured Parties;

(b)immediately before and immediately after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to result therefrom; and

(c)immediately after giving pro forma effect to such Investment, the Loan Parties shall be in compliance with the financial covenant set forth in Article VIII for the Test Period; provided that upon the reasonable request in writing of the Administrative Agent the Borrower shall deliver a certificate of a Compliance Officer of the Borrower (supported by reasonably detailed calculations) certifying as to the foregoing.

“Permitted Liens” means:

(a)Liens for taxes, assessments or other governmental charges not yet due and payable or Liens for taxes, assessments or other governmental charges due and payable if the same are being diligently contested in good faith and by appropriate proceedings and then only if and to the extent that adequate reserves therefor are maintained on the books of the Loan Parties and their respective Subsidiaries, as applicable, in accordance with GAAP;

(b)pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security programs, other than any Lien imposed by ERISA;

(c)Liens of mechanics, repairmen, materialmen, warehousemen, carriers, suppliers, landlords or other like Liens that are incurred in the ordinary course of business and either (i) secure obligations that are not overdue by more than sixty (60) days or (ii) are being diligently contested in good faith by appropriate and lawful proceedings that suspend enforcement of such Liens and for which adequate reserves or other appropriate provisions in accordance with GAAP have been set aside on such Loan Party’s books;

(d)good-faith pledges or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other funded indebtedness) or to secure liability to insurance carriers;

(e)encumbrances consisting of zoning restrictions, easements, right-of-way or other encumbrances, title defects and restrictions on the use of real property and none of which materially impairs the use of such property or the value thereof, none of which is violated in any material respect by existing or proposed structures or land use and which do not materially interfere with the ordinary conduct of the business of the applicable Loan Party;

(f)Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Secured Parties;

(g)any Lien existing on the date of this Agreement and described on Schedule 1.1(P); provided that (i) the principal amount secured thereby is not hereafter increased, (ii) no additional assets become subject to such Lien, (iii) the direct or contingent obligor with respect thereto is not changed and (iv) any renewal or extension of the Obligations secured or benefitted thereby is permitted by Section 7.1(h);

(h)CoBank’s Lien (including the right of setoff) in the CoBank Equities and in any cash patronage;

(i)Liens resulting from judgments or orders not constituting an Event of Default under Section 9.1(f);

(j)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement arising in connection with a transaction which if consummated would constitute a Permitted Acquisition;

(k)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to purchase orders and other agreements entered into with customers of Borrower or any Subsidiary in the ordinary course of business;

(l)Liens on any property acquired, improved or held by any Loan Party or any Subsidiary of any Loan Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring, holding or improving such property and permitted pursuant to Sections 7.1(i); provided that (i) such Liens attach solely to the property so acquired in such transaction and the proceeds, accessions thereto and improvements thereon thereof and (ii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property;

(m)Liens arising from the filing of precautionary UCC financing statements with respect to any lease permitted hereunder;

(n)deposits and other Liens on insurance policies and the proceeds thereof made in the ordinary course of business to secure liability to insurance carriers;

(o)Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment, and (ii)

consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted hereunder, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(p)customary restrictions in governance and similar documents relating to joint ventures, provided such restrictions relate solely to such joint venture or the Equity Interests of such joint venture;

(q)additional Liens securing obligations not to exceed in the aggregate amount at any time the greater of (i) $10,000,000 and (ii) 15% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(r)(A) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or not otherwise materially interfering with the Borrower’s or any of its Subsidiaries’ business taken as a whole and (B) non-exclusive licenses, sublicenses, leases or subleases with respect to any assets granted to third Persons in the ordinary course of business or not otherwise materially interfering with the Borrower’s or any of its Subsidiaries’ business taken as a whole;

(s)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

(t)Liens securing Indebtedness permitted by Section 7.1(p);

(u)Liens on the assets of CAH Holdco and the CAH Holdco Subsidiaries securing Indebtedness permitted by Section 7.1(t);

(v)Liens on the assets of GTT and its Subsidiaries or One Communications and its Subsidiaries, respectively, securing Indebtedness permitted by Section 7.1(u);

(w)Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions; ~~and~~

(x)Liens existing on the assets of any Person that becomes a Restricted Subsidiary pursuant to a Permitted Acquisition, to the extent such Liens secure Indebtedness permitted by Section 7.1(m); provided that, such Liens attach at all times only to the same assets to which such Liens attached (and after- acquired property that is affixed or incorporated into the property covered by such Lien), and secure only Indebtedness permitted by Section 7.1(m)~~.~~; and

(y)(i) Liens in favor of Funding Agencies arising with respect to Funding Programs; provided that (a) such Liens are required to be granted in connection with such Funding Programs and (b) no such Lien shall extend to or cover property of the applicable Loan Party or Subsidiary other than (v) Funding Program Assets, (w) Funding Program Deposit Accounts, (x) Funding Program In-kind Assets, (y) Funding Program Cash Assets and (z) Funding Program Matching Funds and (ii) Liens constituting cash collateral provided to a Funding Agency or cash collateral securing letters of credit or similar instruments provided to a Funding Agency, in each case, in connection with any Funding Program.

“Permitted Stimulus Indebtedness” means any Indebtedness incurred by a Stimulus Recipient Subsidiary to or guaranteed by a Stimulus Source Agency, so long as (A) neither the Borrower nor any of its Subsidiaries (other than such Stimulus Recipient Subsidiary) is liable for the obligations of such Stimulus Recipient Subsidiary in respect thereof, except to the extent of any guarantee required by such Stimulus Source Agency as a term or condition to such Indebtedness, (B) no Lien upon any assets of the Borrower or any of its Subsidiaries (other than such Stimulus Recipient Subsidiary) secures any such Indebtedness, except to the extent of any pledge of the Equity Interests in such Stimulus Recipient Subsidiary required by such Stimulus Source Agency as a term or condition to such Indebtedness, and (C) such Indebtedness is extended to a Stimulus Recipient Subsidiary under the Rural Broadband Access Loan and Loan Guarantee Program of the Rural Utilities Service, or a substantially similar program.

“Person” means any natural person, corporation, company, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, Official Body, or any other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Loan Party or any of their ERISA Affiliates sponsors or maintains or to which any Loan Party or any of their ERISA Affiliates make, is making, or is obligated to make contributions and includes any Pension Plan.

“Platform” has the meaning specified in Section 11.4.

“Pricing Grid” means the table and text set forth below:

Level	Total Net Leverage Ratio	Applicable Margin for Term SOFR Loans (Term Loan)	Applicable Margin for Term SOFR Loans (Revolving Loan)	Applicable Margin for Base Rate Loans (Term Loan)	Applicable Margin for Base Rate Loans (Revolving Loan)	Letter of Credit Fee Rate	Applicable Unused Revolving Commitment Fee Rate
I	>3.25 to 1.00	3.75%	3.50%	2.75%	2.50%	3.50%	0.500%
II	> 2.50:1.00 but < 3.25:1.00	3.25%	3.00%	2.25%	2.00%	3.00%	0.500%
III	> 2.00:1.00 but < 2.50:1.00	2.75%	2.50%	1.75%	1.50%	2.50%	0.375%
IV	> 1.50:1.00 but < 2.00:1.00	2.25%	2.00%	1.25%	1.00%	2.00%	0.250%
V	< 1.50 to 1.00	2.00%	1.75%	1.00%	0.75%	1.75%	0.250%

For purposes of determining the Applicable Margin, the Applicable Unused Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a)The Applicable Margin, the Applicable Unused Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be set at Level III until receipt of the Compliance Certificate for the measurement period ending June 30, 2023.

(b)The Applicable Margin, the Applicable Unused Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending on and after the measurement period ending on June 30, 2023 based on the Total Net Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Unused Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective no later than five (5) Business Days following the date on which the Compliance Certificate evidencing such computation is delivered under Section 6.1(c). If a Compliance Certificate is not delivered when due in accordance with such Section 6.1(c), then the rates in Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (c) shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.11, Section 3.5 or Article IX.

(d)The applicable Letter of Credit Fee Rate for any Performance Standby Letter of Credit shall be set at Level V at all times.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective without the necessity of notice provided to the Borrower or any other Person.

“Principal Office” means the main banking office of the Administrative Agent in Greenwood Village, Colorado, or such other banking office as may be designated by the Administrative Agent from time to time.

“Prior Security Interest” means a valid and enforceable perfected first-priority security interest in and to the Collateral that is subject only to Permitted Liens which have first-priority by operation of applicable Law, including Permitted Liens set forth in clauses (a), (b), (c), (e), (g), and (w) of the definition of “Permitted Liens”.

“Pro Rata Share” means (a) (i) with respect to all Revolving Credit Facilities as of any date of determination, the proportion that a Revolving Lender’s Revolving Commitment as of such date bears to the aggregate amount of Revolving Commitments of all of the Revolving Lenders as of such date or (ii) with respect to any Tranche of Revolving Commitments as of any date of determination, the proportion of a Revolving Lender’s Revolving Commitment with respect to such Tranche as of such date bears to the aggregate amount of Revolving Commitments of all of the Revolving Lenders with respect to such Tranche as of such date; provided that, in each of the foregoing clauses (i) and (ii), if the Revolving Commitments have been terminated or have expired, Pro Rata Share under the Revolving Credit

Facilities (or the applicable Tranche of Revolving Commitments) shall be determined based upon the applicable Revolving Commitments most recently in effect, giving effect to any assignment and (b) with respect to any Tranche of Term Loans as of any date of determination, (i) if any Term Loan Commitments with respect to such Tranche remain in effect, the proportion that a Term Lender’s unused Term Loan Commitments with respect to such Tranche bears to the aggregate amount of Term Loan Commitments of all of the Term Lenders for such Tranche as of such date, or (ii) if the Term Loan Commitments with respect to such Tranche have been terminated or have expired, the proportion that the outstanding principal amount of a Term Lender’s Term Loans for such Tranche as of such date bears to the aggregate principal amount of all outstanding Term Loans for such Tranche as of such date.

“Protected Person” has the meaning specified in Section 11.3(d).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PUC” means any state, provincial or other local public utility commission, franchising authority, public right of way licensor or similar regulatory agency or body that exercises jurisdiction over the rates, terms or services or the ownership, construction or operation of any Communications System (and its related facilities and access to any public right of way) or over Persons who own, construct or operate a Communications System, in each case by reason of the nature or type of the services, operations or business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

“PUC Laws” means all relevant rules, regulations, and published policies of, and all Laws administered by, any PUC asserting jurisdiction over any Loan Party or its Subsidiaries.

“Purchase Money Security Interest” means Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests of a Person that are not Disqualified Equity Interests.

“Qualifying Acquisition” means the occurrence of the following conditions:

(a)The Borrower or a Loan Party consummates a Permitted Acquisition for which the purchase price, when aggregated with all other Permitted Acquisitions in the same fiscal quarter and in the fiscal quarter immediately preceding such fiscal quarter, is equal to or in excess of the greater of (i) $100,000,000 and (ii) 100% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period; and

(b)the Total Net Leverage Ratio, immediately after giving pro forma effect to any acquisition described in clause (a) above, exceeds 2.75:1.00.

For the avoidance of doubt, upon the effectiveness of an increased Total Net Leverage Ratio pursuant to the proviso of Section 8.1, no acquisition occurring in the applicable fiscal quarters covered by clause (a) above shall count toward any other future Qualifying Acquisition.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) the Issuing Lender, as applicable.

“Register” has the meaning specified in Section 11.7(c).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligation” has the meaning specified in Section 2.11(c)(i).

“Related Agreements” has the meaning specified in Section 12.3(a).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, brokers, trustees, administrators, managers, advisors and representatives (including accountants, auditors and legal counsel) of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30 day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders and including Voting Participants) having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. With respect to economic changes applicable only to one of the Facilities, “Required Lenders” shall be calculated with respect to only the Lenders (other than any Defaulting Lender and including Voting Participants) holding Loans or Commitments of the applicable Facility. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Borrower or any Subsidiary.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of the Borrower that is not then an Unrestricted Subsidiary; provided that, upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary while such entity remains a Subsidiary of the Borrower, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Revolving A-1 Commitment” means, with respect to each Lender, its obligation to (a) make revolving loans pursuant to Section 2.2 and (b) acquire participations in Letters of Credit in an aggregate principal amount at any time outstanding set forth opposite such Lender’s name on Schedule 1.1(B) or in the Assignment and Assumption pursuant to which such Lender becomes party hereto, as such commitment may be (i) reduced from time to time in accordance with Section 2.14(b) and (ii) increased pursuant to a Revolving Increase. As of the Closing Date, the aggregate amount of the Revolving A-1 Commitments of all Lenders is $170,000,000.

“Revolving A-1 Credit Facility” means the credit facility established on the Closing Date pursuant to Section 2.2, as may be modified from time to time pursuant to a Revolving Increase.

“Revolving A-1 Credit Facility Usage” means, at any time, the sum of the outstanding principal amounts of the Revolving A-1 Loans, the outstanding principal amounts of the Swing Line Loans, and the Letter of Credit Obligations.

“Revolving A-1 Loan” means any revolving loan funded pursuant to the Revolving A-1 Loan Commitment.

“Revolving A-1 Loan Lender” means each Lender having a Revolving A-1 Commitment or who has funded or purchased all or a portion of a Revolving A-1 Loan in accordance with the terms hereof.

“Revolving Commitments” means, collectively, the Revolving A-1 Commitments and, if and as applicable after the Closing Date, any Incremental Revolving Commitments and “Revolving Commitment” means any such commitment individually.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Obligations and Swing Line Loans at such time.

“Revolving Credit Facilities” means the Revolving A-1 Credit Facility and, if and as applicable after the Closing Date, any Incremental Revolving Facility and “Revolving Credit Facility” means any such facility individually.

“Revolving Credit Facility Usage” means, at any time, (a) with respect to the Revolving A-1 Loans, the Revolving A-1 Credit Facility Usage and (b) with respect to any Incremental Revolving Loans, the sum of the outstanding principal amounts under the applicable Tranche of Incremental Revolving Loans.

“Revolving Increase” has the meaning specified in Section 2.5(a).

“Revolving Lender” means each Lender (including any Incremental Revolving Lender) having a Revolving Commitment or who has funded or purchased all or a portion of a Revolving Loan in accordance with the terms hereof.

“Revolving Loan” means any revolving loan funded pursuant to a Revolving Commitment.

“Revolving Note” means any promissory note of the Borrower substantially in the form of Exhibit F-1 hereto evidencing any Revolving Loans.

“RTFC Indebtedness” means the Indebtedness incurred by CAH Holdco and the CAH Holdco Subsidiaries pursuant to the RTFC Loan Documents in favor of Rural Telephone Finance Cooperative in an aggregate principal amount (excluding, for the avoidance of doubt, obligations with respect to interest rate protection and similar agreements) not to exceed $60,000,000.

“RTFC Loan Agreement” means that certain Loan Agreement, dated as of July 1, 2016, among CAH Holdco, Caribbean Asset Holdings LLC and Rural Telephone Finance Cooperative.

“RTFC Loan Documents” means, collectively, the RTFC Loan Agreement and the “Other Agreements” (as defined in the RTFC Loan Agreement) and any interest rate protection and similar agreements entered into in connection therewith.

“RUS” means the United States of America acting through the Administrator of the Rural Utilities Service.

“Sanctioned Country” means, at any time, a country, territory or sector that is, or whose government is, the subject or target of any Sanctions or that is, or whose government is, the subject of any list-based or territorial or sectorial Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person that is otherwise subject to any Sanctions, or (d) any Person, directly or indirectly, 50% or more in the aggregate owned by, otherwise controlled by, or acting for the benefit or on behalf of, any Person or Persons described in clause (a), (b) or (c) of this definition.

“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Governmental Authority.

“Secured Bank Product” means agreements or other arrangements entered into by a Lender or its Affiliate, on the one hand, and any Loan Party, on the other hand at the time such Lender is a party to this Agreement (or, for the avoidance of doubt, at the time such Lender was a Party to the Existing Credit Agreement), under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange, and shall include the CoBank Cash Management Agreement; provided that the foregoing shall not constitute a Secured Bank Product if at any time the applicable provider of such bank products or services is not a Lender or an Affiliate of a Lender.

“Secured Hedge” means an Interest Rate Hedge permitted under this Agreement (a) that is entered into by a Hedge Bank at the time that such Hedge Bank or its Affiliate is a Lender hereunder and (b) with respect to which such Hedge Bank has provided evidence satisfactory to the Administrative Agent that (i) such Interest Rate Hedge is documented in a standard International Swaps and Derivatives Association, Inc. Master Agreement, and (ii) such Interest Rate Hedge provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; provided that the foregoing shall not constitute a Secured Hedge if at any time the applicable provider of such Interest Rate Hedge is not a Lender or an Affiliate of a Lender.

“Secured Obligations” means all Obligations, all Guaranteed Liabilities and all Other Liabilities, but excluding all Excluded Swap Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, each Lender (or its Affiliate) that provides any Secured Hedge for so long as such Lender remains a Lender hereunder, each Lender (or its Affiliate) that provides any Secured Bank Product for so long as such Lender remains a Lender hereunder, each Related Party or co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.6, and, in each case, their respective successors and permitted assigns.

“Security Agreement” means the Pledge and Security Agreement, dated as of the ~~date hereof~~Closing Date, by each of the Loan Parties in favor of the Administrative Agent.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvency Certificate” means the certificate of the Loan Parties in the form of Exhibit G hereto.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of such Person and its Subsidiaries, taken as a whole, (b) the capital of Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, contemplated as of such date, (c) the present fair saleable value of the assets (on a going concern basis) of such Person and its Subsidiaries is greater than the amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its Subsidiaries as they become absolute and matured in the ordinary course and (d) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability in the ordinary course of business.

“Specified CFC” means any Foreign Subsidiary that is a “controlled foreign corporation” (as defined in Section 957 of the Code).

“Specified Equity Contribution” has the meaning specified in Section 9.3(a).

“Specified Event of Default” means any Event of Default under Section 9.1(a), (b) (solely with respect to any Specified Representations) or (l) and any default or event of default under any Acquisition Agreement associated with a Limited Condition Acquisition that would give the Borrower (and/or any of its Affiliates) the right to terminate the Borrower’s (and/or its applicable Affiliate’s) obligations under such Acquisition Agreement or to decline to consummate the Limited Condition Acquisition pursuant to the terms of such Acquisition Agreement as a result of such default or event of default.

“Specified Representations” means the representations of the Loan Parties (including, for the avoidance of doubt, any Acquired Businesses being joined as Loan Parties concurrently with the consummation of a Limited Condition Acquisition, and including as a Restricted Subsidiary in any such representations any Acquired Businesses that will be Restricted Subsidiaries after the consummation of a Limited Condition Acquisition) set forth in Sections 5.1, 5.2(b), 5.4, 5.7, 5.8(a)(i) and (ii), 5.8(b), 5.11,

5.15, 5.20, 5.24(a), and 5.24(d). Notwithstanding anything to the contrary contained herein, to the extent that any of the Specified Representations are qualified or subject to a “material adverse change” or equivalent term, the definition thereof for purposes of this definition only shall be “Material Adverse Change” or equivalent term as defined in the applicable Acquisition Agreement, for purposes of any representations and warranties made as of the closing of such Limited Condition Acquisition.

“Specified Transaction” has the meaning specified in Section 1.6(b).

“Standard & Poor’s” means Standard & Poor’s Ratings Services LLC, a Subsidiary of The McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities and debt.

“Stimulus Recipient Subsidiary” means a Subsidiary of Borrower or any other Person in whom any Loan Party or any Subsidiary of any Loan Party owns a minority equity interest formed for the purpose of incurring Permitted Stimulus Indebtedness or obtaining a grant from a Stimulus Source Agency and conducting the business contemplated in its application to such Stimulus Source Agency for such Permitted Stimulus Indebtedness or grant.

“Stimulus Source Agency” means the FCC, RUS or the NTIA.

“Subsidiary” of any Person at any time means any corporation, trust, partnership, any limited liability company or other business entity (a) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors, trustees or other members of the governing body (regardless of any contingency that does or may suspend or dilute the voting rights) is at such time owned, or the management of which is controlled, directly or indirectly through one or more intermediaries, or both, by such Person or one or more of such Person’s Subsidiaries, or (b) that is directly or indirectly controlled by such Person or one or more of such Person’s Subsidiaries.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” means, with respect to the Swing Line Lender, its obligation to make swing line loans pursuant to Section 2.3 in an aggregate principal amount at any time outstanding set forth opposite the Swing Line Lender’s name on Schedule 1.1(B). As of the Closing Date, the Swing Line Commitment of the Swing Line Lender is $20,000,000.

“Swing Line Facility” means the swing line facility established pursuant to Section 2.3.

“Swing Line Lender” means CoBank, in its individual capacity as the provider of the Swing Line Commitment.

“Swing Line Loan” means any swing line loan funded pursuant to the Swing Line Commitment.

“Swing Line Note” means the promissory note of the Borrower substantially in the form of Exhibit F-2 hereto evidencing the Swing Line Loans.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, for tax purposes or otherwise upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Compliance Certificate” means a tax certificate substantially in the form of Exhibit I hereto, prepared and delivered in accordance with Section 3.2(g).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A-1 Loan” means any term loan funded pursuant to the Term A-1 Loan Commitment.

“Term A-1 Loan Commitment” means, with respect to each Lender, its obligation to make term loans pursuant to Section 2.1 on the Closing Date in an aggregate principal amount at any time outstanding set forth opposite such Lender’s name on Schedule 1.1(B) or in the Assignment and Assumption pursuant to which such Lender becomes party hereto. As of the Closing Date, the aggregate amount of the Term A-1 Loan Commitments of the Lenders is $130,000,000.

“Term A-1 Loan Facility” means the term loan facility established pursuant to Section 2.1, as may be modified from time to time pursuant to a Term Loan Increase.

“Term Lender” means each Lender (including any Incremental Term Lender) having a Term Loan Commitment with respect to any Tranche of Term Loans or who has funded or purchased all or a portion of any Tranche of Term Loans in accordance with the terms hereof.

“Term Loan” means (i) as of the Closing Date, the Term A-1 Loans and, (ii) after the Closing Date, all Incremental Term Loans, if any.

“Term Loan Commitments” means, collectively, the Term A-1 Loan Commitments and, if and as applicable after the Closing Date, any Incremental Term Loan Commitments and “Term Loan Commitment” means any such commitment individually.

“Term Loan Facility” means the Term A-1 Loan Facility and, if and as applicable after the Closing Date, any Incremental Term Loan Facilities.

“Term Loan Increase” has the meaning specified in Section 2.5(a).

“Term Loan Note” means any promissory note of the Borrower substantially in the form of Exhibit F-3 hereto evidencing any Term Loans.

“Term SOFR Adjustment” means 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” means,

(a)for any calculation with respect to a Term SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator;

provided, however, that if as of 3:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day;

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 3:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided further that, if the Term SOFR Rate determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR Rate shall be deemed to be the Floor.

“Term SOFR Rate Loan” means a Loan bearing interest at the Term SOFR Rate Option, other than pursuant to clause (c) of the definition of “Alternate Base Rate”. A Term SOFR Rate Loan is a Loan subject to an Interest Period.

“Term SOFR Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 2.6(a)(ii).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, as of any date of determination, the most recently ended four fiscal quarters for which financials statements have been delivered to the Administrative Agent.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.

“Total Net Leverage Ratio” means, as of any date of determination, determined on an aggregate basis, the ratio of (i) (A) Indebtedness of the Borrower and the Restricted Subsidiaries described in clauses (a), (b) (solely to the extent of unreimbursed amounts thereunder which are unpaid after 5 Business Days of becoming due and payable), (d), (e), and (f) of the definition of Indebtedness as of such date, plus (B) the amount of any Indebtedness of any Person (other than the Borrower or any Restricted Subsidiary) of the type described in the foregoing clause (A) that is guaranteed by the Borrower or any Restricted Subsidiary, minus (C) the Maximum Netting Amount of unrestricted cash and cash equivalents held by the Loan Parties (excluding Funding Program Cash Assets) to (ii) EBITDA of the Borrower and the Restricted Subsidiaries.

“Tranche” means, with respect to each Class of Loans, (a) (i) the Term A-1 Loans and (ii) all Incremental Term Loans made on the same date pursuant to the terms of the same Incremental Request and Incremental Amendment and (b) (i) all Revolving A-1 Loans and (ii) all Incremental Revolving Loans made pursuant to the terms of the same Incremental Amendment.

“U.S. Borrower” means the Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“UCC” has the meaning set forth in the Security Agreement, subject to the rules of construction set forth in Section 1.2 of the Security Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulations Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms and certain affiliates of such certain credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by Borrower pursuant to Section 6.17) and any direct or indirect Subsidiary of an Unrestricted Subsidiary, except to the extent any such Subsidiary is later designated by Borrower to be a Restricted Subsidiary pursuant to Section 6.17; provided that no Unrestricted Subsidiary shall hold any Material Intellectual Property or any other Material License; provided that notwithstanding the foregoing each of ACS of Anchorage, LLC, ACS of Alaska, LLC, ACS of Fairbanks, LLC, and ACS of the Northland, LLC shall be permitted to hold Material Licenses, so long as no such Material Licenses are transferred from a Restricted Subsidiary.

“Unused Commitment Fees” means, collectively, (a) the Unused Revolving A-1 Commitment Fee and (b) any unused commitment fee applicable to any Incremental Revolving Facility pursuant to the terms of the applicable Incremental Amendment.

“Unused Revolving A-1 Commitment Fee” has the meaning specified in Section 2.9(a)(i).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Voting Participant” has the meaning specified in Section 11.7(d).

“Voting Participant Notice” has the meaning specified in Section 11.7(d).

“Withholding Agent” means (a) any Loan Party and (b) the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arise, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligations in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Differential” has the meaning specified in Section 2.5(d)(iii).

1.2Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (a) references to the plural include the singular, the plural, the part and the whole; (b) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (c) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, extended, modified, supplemented, replaced, substituted for, superseded, renewed, refinanced, refunded, reaffirmed or restated at any time and from time to time; (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (i) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document; (j) any pronoun shall include the corresponding masculine, feminine and neuter terms; (k) reference to any Law shall refer to such Law as amended, modified, supplemented, renewed, or extended from time to time and to any successor or replacement Law promulgated thereunder or substantially related thereto and to any rules and regulations related thereto; (l) reference to any Governmental Authority includes any similar or successor Governmental Authority; (m) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (n) unless otherwise specified, all references herein to times of day shall be references to Denver, Colorado time; (o) the word “or” is not exclusive; and (p) the word “year” shall refer to, (i) in the case of a leap year, to a year of three hundred sixty-six (366) days and, (ii) otherwise, a year of three hundred sixty-five (365) days.

1.3Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters (including financial ratios and other financial covenants) and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), applied on a consistent basis and, except as provided herein, in a manner consistent with that used in preparing audited financial statements in accordance with Section 6.1(b) and all accounting or financial terms have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in any financial ratio or financial covenant (and any definitions used in any financial ratio or financial covenant) have the meaning given to such terms (and defined terms) under GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.10. In the event of any change after the Closing Date in GAAP, and if such change would affect the computation of any financial ratio or financial covenant set forth herein, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial ratio or financial covenants in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the financial statements of the Loan Parties at that time, provided that until so amended such financial ratio or financial covenant shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding the foregoing, for purposes of determining compliance with any ratio or covenant (including the computation of any financial ratio, financial covenant or component thereof) contained herein, Indebtedness of any Loan Party and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Notwithstanding anything to the contrary contained in Section 1.1 or in the definition of “Capital Lease”, all calculations, ratios, covenants or restrictions hereunder or under any other Loan Documents shall not give effect to the accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”). To the extent FAS 842 would require treating any lease (or similar arrangement conveying the right to use) as a Capital Lease but such lease (or similar arrangement) would not have been required to be so treated as a Capital Lease under GAAP as in effect on December 31, 2015, such lease shall not be considered a Capital Lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

1.4Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Request therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Request and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

1.6Covenant Compliance Generally.

(a)Currency Conversion.  For purposes of determining compliance under Article VIII, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with GAAP and the most recent annual financial statements delivered pursuant to Section 6.1(b). Notwithstanding the foregoing, for purposes of determining compliance with Articles II, IV and VII with respect to any covenant with respect to the amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained therein shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided, that for the avoidance of doubt, the result of any changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred shall otherwise apply in all other cases, including determining whether any additional Indebtedness or Investment may be incurred at any time in accordance with Articles II, IV and VII and for purposes of calculating financial ratios in accordance with Article VIII.

(b)Pro Forma. Notwithstanding anything to the contrary contained herein, for purposes of calculating the Total Net Leverage Ratio, EBITDA or any other financial ratio, test or basket or determining compliance with any covenant or other provision under this Agreement or any other Loan Document that requires such calculation of such financial ratio, test or basket or such determination of compliance with any covenant or other provision be made on a pro forma basis, in each case, on any specified date (the “Calculation Date”), that calculation or determination, as the case may be, shall be made after giving effect to the consummation of any permitted Investment, Disposition, Restricted Payment, Acquisition, Borrowing, incurrence of Indebtedness (and use of proceeds), effectiveness of any Incremental Facility or other like transaction (each, a “Specified Transaction”) that were consummated or that otherwise occurred, in each case, (x) during the applicable Test Period most recently ended prior to such Calculation Date or (y) after the last day of such Test Period and on or prior to the Calculation Date, in each case, as if such Specified Transaction had occurred on the first day of the Test Period most recently ended prior to the Calculation Date.

(c)Limited Condition Acquisitions. In the case of the classification of an Acquisition as a Permitted Acquisition or the consummation of any other Specified Transactions in connection with a Limited Condition Acquisition, at the Borrower’s option, the calculation of the relevant financial ratios, tests and baskets and the condition that there be no Default or Event of Default (other than a Specified Event of Default, which shall not exist on the date that such Limited Condition Acquisition is consummated) shall be determined as of the date the Acquisition Agreement of such Limited Condition Acquisition is entered into and calculated as if the Acquisition and other pro forma events in connection therewith were consummated on such date; provided that if Borrower has made such an election, in connection with the calculation of any financial ratios, tests or baskets with respect to the classification of an Acquisition as a Permitted Acquisition or the consummation of any other Specified Transactions on or following such date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the Acquisition Agreement of such Limited Condition Acquisition is terminated, any such financial ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated.

1.7Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day that is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 2.7) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day that is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

1.8Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. Any reference in Section 7.7 or in Section 7.8 to a combination, merger, consolidation, Disposition, dissolution, liquidation, transfer or similar term shall be deemed to apply to a Division, or an allocation of assets to a series of limited liability companies (or the unwinding of such a Division or allocation) as if it were a combination, merger, consolidation, Disposition, dissolution, transfer or similar term, as applicable, to of or with a separate Person.

II.   CREDIT FACILITIES

2.1Term Loans.

(a)Term A-1 Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents, each Term A-1 Loan Lender severally agrees to make the Term A-1 Loan to the Borrower on the Closing Date in such principal amount as the Borrower shall request up to, but not exceeding the lesser of (i) such Term A-1 Loan Lender’s Term A-1 Loan Commitment or (ii) such Term A-1 Loan Lender’s Pro Rata Share of the aggregate principal amount of Term A-1 Loans to be funded on the Closing Date. The request by the Borrower for the Term A-1 Loan shall be deemed to be a representation by the Borrower that it shall be in compliance with Article IV both before and after giving effect to the requested Term A-1 Loan.

(b)Term A-1 Loan Request. The Borrower shall request the Term A-1 Loan Lenders to make the Term A-1 Loans by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) U.S. Government Securities Business Days prior to the Closing Date with respect to Term SOFR Rate Loans (or such shorter period of time as the Administrative Agent may agree in its sole discretion); and (ii) one (1) Business Day prior to the Closing Date with respect to Base Rate Loans (or such shorter period of time as the Administrative Agent may agree in its sole discretion), a duly completed Loan Request. The Loan Request with respect to the Term A-1 Loan shall be subject to the occurrence of the Closing Date but otherwise shall be irrevocable and shall specify the aggregate amount of the proposed Term A-1 Loans comprising each Borrowing, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing under the Term SOFR Rate Option and (y) integral multiples of $100,000 and not less than $500,000 for each Borrowing under the Base Rate Option.

(c)Nature of Lenders’ Obligations with Respect to Term A-1 Loans. The failure of any Term A-1 Loan Lender to make a Term Loan shall not relieve any other Term A-1 Loan Lender of its obligations to make a Term A-1 Loan nor shall it impose any additional liability on any other Lender hereunder. The Term A-1 Loan Lenders shall have no obligation to make the Term A-1 Loans after the Closing Date. The Term A-1 Loan Commitments are not revolving commitments, and the Borrower shall not have the right to repay and reborrow under Section 2.1.

(d)Repayment of Term A-1 Loans. In addition to any prepayments or repayments made pursuant to Sections 2.14 and 2.15, the Borrower shall repay the aggregate outstanding principal balance of the Term A-1 Loan in quarterly principal payments on the last day of each fiscal quarter for the periods and in the amounts set forth in the following table (as the same may be reduced from time to time as a result of mandatory or voluntary prepayments from time to time in accordance with the terms hereof):

Quarterly Payment Dates	Quarterly Repayments
December 31, 2023 – June 30, 2025	$812,500 (2.5% per annum)
September 30, 2025 – June 30, 2026	$1,625,000 (5% per annum)
September 30, 2026 – June 30, 2029	$2,437,500 (7.5% per annum)

Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the Term A-1 Loans shall be due and payable in full in cash on the Maturity Date with respect to the Term A-1 Loan Facility.

2.2Revolving Loans.

(a)Revolving A-1 Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents, each Revolving A-1 Loan Lender severally agrees to make Revolving A-1 Loans to the Borrower at any time or from time to time on or after the Closing Date to, but not including, the Maturity Date with respect to the Revolving A-1 Credit Facility; provided that, after giving effect to each such Revolving A-1 Loan, (i) the aggregate principal amount of such Revolving A-1 Loan Lender’s Revolving A-1 Loans shall not exceed its Available Revolving A-1 Commitment with respect to its Revolving A-1 Commitment and (ii) the Revolving A-1 Credit Facility Usage shall not exceed the Revolving A-1 Commitments. Each request by the Borrower for a Revolving A-1 Loan shall be deemed to be a representation by the Borrower that it shall be in compliance with the proviso at the end of the preceding sentence and with Article IV after giving effect to the requested Revolving A-1 Loan. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.2.

(b)Revolving A-1 Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Maturity Date request the Revolving A-1 Loan Lenders to make Revolving A-1 Loans by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) U.S. Government Securities Business Days prior to the Borrowing Date with respect to Term SOFR Rate Loans (or such shorter period of time as the Administrative Agent may agree in its sole discretion); and (ii) one (1) Business Day prior to the Borrowing Date with respect to Base Rate Loans (or such shorter period of time as the Administrative Agent may agree in its sole discretion), a duly completed Loan Request. Each such Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Revolving A-1 Loans comprising each Borrowing, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $100,000 and not less than $250,000 for each Borrowing under the Term SOFR Rate Option and (y) integral multiples of $100,000 and not less than $250,000 for each Borrowing under the Base Rate Option.

(c)Nature of Lenders’ Obligations with Respect to Revolving A-1 Loans. Each Revolving A-1 Loan Lender shall be obligated to participate in each request for Revolving A-1 Loans pursuant to this Section 2.2 in accordance with its Pro Rata Share. The obligations of each Revolving A-1 Loan Lender hereunder are several. The failure of any Revolving A-1 Loan Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Revolving A-1 Loan Lender to perform its obligations hereunder. Other than Revolving Loans in repayment of Swing Line Loans in accordance with Section 2.3(e) and/or Reimbursement Obligations in accordance with Section 2.11(c), the Revolving A-1 Loan Lenders shall have no obligation to make Revolving A-1 Loans hereunder on or after the Maturity Date with respect to the Revolving A-1 Credit Facility.

(d)Repayment of Revolving A-1 Loans. Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrower shall repay the entire outstanding principal amount of Revolving A-1 Loans, together with all outstanding interest thereon and unpaid fees with respect thereto, on the Maturity Date with respect to the Revolving A-1 Credit Facility.

2.3Swing Line Loans.

(a)Swing Line Commitments. Subject to the terms and conditions hereof and relying upon the agreements of the Revolving A-1 Loan Lenders set forth in this Section 2.3, the Swing Line Lender shall make Swing Line Loans to the Borrower at any time or from time to time after the Closing Date to, but not including, the Maturity Date with respect to the Revolving A-1 Credit Facility; provided that, after giving effect to any such Swing Line Loan, (i) the aggregate amount of Swing Line Loans shall not exceed the Swing Line Commitment, and (ii) the Revolving A-1 Credit Facility Usage shall not exceed the Revolving A-1 Commitments. Each request by the Borrower for a Swing Line Loan shall be deemed to be a representation by the Borrower that it is in compliance with the proviso at the end of the preceding sentence and with Article IV after giving effect to the requested Swing Line Loan. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans in accordance with this Section 2.3. The Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. If at any time the aggregate principal balance of the Swing Line Loans then outstanding exceeds the Swing Line Commitment, the Borrower shall be deemed to have requested the Revolving A-1 Loan Lenders to make Revolving A-1 Loans in the amount of the difference in the manner and pursuant to the terms of Section 2.2 and such Revolving A-1 Loans shall be allocated on a pro rata basis to each Revolving A-1 Loan Lender based on its Pro Rata Share of its Revolving A-1 Commitment.

(b)Cash Management Arrangements. The Borrower and the Swing Line Lender may enter into a cash management agreement (including the CoBank Cash Management Agreement) providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in such agreement, which conditions shall be in addition to the conditions set forth herein and which shall be in form and substance reasonably acceptable to the Administrative Agent.

(c)Swing Line Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Maturity Date with respect to the Revolving A-1 Credit Facility request that the Swing Line Lender make Swing Line Loans by delivery to the Swing Line Lender (with a copy to the Administrative Agent) not later than 12:00 noon (or such later time as the applicable cash management agreement, if any, may permit or otherwise as the Swing Line Lender in its sole discretion may agree) on the proposed Borrowing Date of a duly completed and executed Loan Request, by telephonic request promptly followed by a duly completed and executed Loan Request, or by such other method of request as may be provided for in any applicable cash management agreement. Each such request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Line Loan. Minimum borrowing amounts shall not apply to Swing Line Loans, except as provided for in any applicable cash management agreement. Promptly after receipt of any such request for a Swing Line Loan, the Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent received a copy of the same and, if not, provide the Administrative Agent with information regarding the requested Swing Line Loan.

(d)Making Swing Line Loans. So long as the Swing Line Lender elects to make a requested Swing Line Loan and so long as the Swing Line Lender has not received timely telephonic or written notice from the Administrative Agent that one or more conditions precedent to the making of a Credit Extension under Section 4.2 have not been satisfied, the Swing Line Lender, after receipt by it of a Loan Request in accordance with Section 2.3(c), if it elects to make such Swing Line Loan in its sole discretion, shall fund such Swing Line Loan to the Borrower in Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. or as otherwise agreed in any applicable cash management agreement on the Borrowing Date; provided, that at any time that the CoBank Cash Management

Agreement is in effect, the Swing Line Lender may waive, in its sole discretion, any one or more of the conditions precedent in Section 4.2 with respect to the making of any Swing Line Loan.

(e)Borrowings to Repay Swing Line Loans. The Swing Line Lender may, at its option, exercisable at any time for any reason whatsoever, request that the Administrative Agent demand repayment of the Swing Line Loans. Upon such request, the Administrative Agent shall demand repayment of the Swing Line Loans, and each Revolving A-1 Loan Lender shall make a Revolving A-1 Loan based on such Lender’s Pro Rata Share of the Revolving A-1 Commitments in an amount equal to such Lender’s Pro Rata Share of the aggregate principal amount of the outstanding Swing Line Loans, plus, if the Swing Line Lender has so requested, accrued interest thereon; provided that no Revolving A-1 Loan Lender shall be obligated in any event to make Revolving A-1 Loans in excess of its Available Revolving A-1 Commitment. Revolving A-1 Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.2(b) without regard to any of the requirements of that provision. Each Revolving A-1 Loan Lender acknowledges and agrees that its obligations to fund Swing Line Loans pursuant to this Section 2.3(e) and/or to acquire participations pursuant to Section 2.3(f) in respect of Swing Line Loans are absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or any failure by the Borrower to satisfy any of the conditions set forth in Section 4.2. The Administrative Agent shall provide notice to the Revolving A-1 Loan Lenders that such Revolving A-1 Loans are to be made under this Section 2.3 and of the apportionment among the Revolving A-1 Loan Lenders, and the Revolving A-1 Loan Lenders shall be unconditionally obligated to fund such Revolving A-1 Loans (whether or not the conditions specified in Section 2.2(b) are then satisfied) by the time requested by the Swing Line Lender and designated in such notice from the Administrative Agent, which shall not be earlier than 2:00 p.m. on the Business Day next after the date the Revolving A-1 Loan Lenders receive such notice from the Administrative Agent.

(f)Risk Participations in Swing Line Loans. Immediately upon the making of each Swing Line Loan, each Revolving A-1 Loan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing Line Loan based on such Lender’s Pro Rata Share of the Revolving A-1 Commitments in an amount equal to such Revolving A-1 Loan Lender’s Pro Rata Share of the principal amount of such Swing Line Loan, and such interest and participation may be recovered from such Revolving A-1 Loan Lender together with interest thereon at the Alternate Base Rate for each day during the period commencing on the date of demand and ending on the date such amount is received (subject to the limitation in clause (e) above that no Revolving Lender shall be obligated in any event to make Revolving A-1 Loans in excess of its Available Revolving A-1 Commitment).

(g)Repayment of Swing Line Loans. On the Maturity Date with respect to the Revolving A-1 Credit Facility, if not sooner demanded, the Borrower shall repay in full the outstanding principal amount of the Swing Line Loans, together will all accrued and unpaid interest and any applicable fees.

2.4Reserved.

2.5Incremental Facilities.

(a)Incremental Commitments. Following the Closing Date, the Borrower may at any time or from time to time prior to the latest Maturity Date then in effect, by written notice from the Borrower to the Administrative Agent (an “Incremental Request”), request to (i) establish one or more additional Tranches of Term Loans under this Agreement (each, an “Incremental Term Loan Facility”), (ii) increase on one or more occasions any then-existing Term Loan Commitments (each, a “Term Loan Increase”), (iii) increase on one or more occasions any then-existing Revolving Commitments (each, a “Revolving Increase”), or (iv) establish one or more additional incremental revolving facilities (each, an “Incremental Revolving Facility”).

(b)Incremental Requests. Each Incremental Request from the Borrower pursuant to this Section 2.5 shall specify (i) the amount of the Incremental Facility requested (which such Incremental Facility shall not, together with all other Incremental Facilities made pursuant to Section 2.5, exceed the Maximum Incremental Amount, and shall be in a minimum principal amount of $25,000,000), (ii) the requested closing or funding date, as applicable, of the proposed Incremental Facility (which shall be not less than thirty (30) days from the date of delivery of the Incremental Request (or such shorter period of time as to which the Administrative Agent may agree in its sole discretion)), (iii) the Interest Rate Option(s) and the Applicable Margin(s) to be applicable to all Incremental Loans if requesting an Additional Incremental Facility, (iv) the amortization, if any, for all Incremental Loans if requesting an Additional Incremental Facility, and (v) the amount of any upfront or closing fees to be paid by the Borrower to the Incremental Lenders providing the Incremental Facility requested.

(c)Incremental Lenders. Upon receipt of an Incremental Request from the Borrower, the Administrative Agent shall offer the Lenders the opportunity to participate in the requested Incremental Facility in such amounts that would allow such Lender to maintain its percentage of the Total Credit Exposures of all Lenders. Each Lender that fails to respond to such a notice in writing in a form acceptable to the Administrative Agent within the period of time provided therein shall be deemed to have elected not to participate in such Incremental Facility. No Lender shall have any obligation to fund Loans pursuant to, or commit to provide, any Incremental Facility, and any decision by a Lender to fund Loans pursuant to, or commit to provide, any Incremental Facility shall be made in its sole discretion independently from any other Lender. If in response to the offer to participate in any Incremental Facility made by the Administrative Agent, the Administrative Agent receives commitments from Lenders in excess of the requested Incremental Facility, the Administrative Agent shall have the right, in its sole discretion, to reduce and reallocate (within the minimum and maximum amounts specified by each such Lender in its notice to the Administrative Agent) the shares of the Incremental Facility of the Lenders willing to fund (or commit to fund) such Incremental Facility so that the total committed Incremental Facility equals the requested Incremental Facility. If the Administrative Agent has not received commitments from Lenders in an amount equal to or greater than the requested Incremental Facility within ten (10) Business Days of receipt of an Incremental Request from the Borrower, at the Borrower’s election, the portion of the Borrower’s Incremental Request which remains uncommitted may be offered to new lenders which are Eligible Assignees and which are reasonably acceptable to the Borrower and the Administrative Agent (each such lender, an “Additional Incremental Lender”). If the Administrative Agent receives commitments from Additional Incremental Lenders in excess of the remaining uncommitted portion of the requested Incremental Facility, the Borrower and the Administrative Agent shall reduce and reallocate (within the minimum and maximum amounts specified by each such Lender in its notice to the Administrative Agent) the shares of the Incremental Facility of the Additional Incremental Lenders willing to fund (or commit to fund) such Incremental Facility so that the total committed Incremental Facility equals the requested Incremental Facility. If the Administrative Agent does not receive commitments from Lenders or Additional Incremental Lenders in an amount sufficient to fund the requested Incremental Facility, the

Administrative Agent shall so notify the Borrower and the request for such Incremental Facility shall be deemed automatically rescinded; provided that the Borrower may submit a replacement Incremental Request setting forth different terms for the requested Incremental Facility.

(d)Incremental Amendment. All Incremental Commitments shall become Commitments (or in the case of a Term Loan Increase or a Revolving Increase to be provided by an existing Lender with an existing Term Loan Commitment or an existing Revolving Commitment, respectively, as applicable, an increase in such Lender’s applicable existing Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by each Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.5. Each such Incremental Amendment shall specify the terms of the Incremental Facility (including the conditions to effectiveness of such Incremental Amendment and any other documentation entered into in connection therewith and to the making of any loans or other extensions of credit thereunder (including as to (x) when such conditions must be satisfied (as between execution of such Incremental Amendment and incurrence of loans or other extensions of credit thereunder) and (y) the scope of any representations and warranties to be made)), which shall be as agreed among the Borrower and the applicable Incremental Lenders; provided that:

(i)no Default or Event of Default shall exist at the time of or result immediately before or immediately after giving effect to any such Incremental Facility; provided that, solely to the extent the proceeds of an Incremental Term Loan Facility are used to finance a Limited Condition Acquisition, compliance with the foregoing shall, at the Borrower’s election, be tested as of the date of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition in lieu of the date of consummation of such Limited Condition Acquisition; provided further that, notwithstanding the foregoing proviso, no Specified Event of Default shall exist at the time or result after giving effect to such Limited Condition Acquisition on the closing date of such Limited Condition Acquisition.

(ii)the scheduled maturity date of any Loan under an Incremental Term Loan Commitment shall be no earlier than the Maturity Date of any existing Term Loan outstanding as of such date;

(iii)to the extent that the applicable effective yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the shorter of a four-year average life to maturity and actual average life to maturity), but excluding arrangement, structuring, underwriting, consent, commitment and similar fees that are not payable by any Borrower generally to all lenders) for any Incremental Commitment exceeds by more than 0.75% the applicable effective yield for the Existing Facilities for the applicable Class (the amount of such excess above 0.75% being referred to herein as the “Yield Differential”), the applicable effective yield with respect to the applicable Existing Facilities, as the case may be, shall automatically be increased by the Yield Differential, effective as of the incurrence of such Incremental Commitment (it being agreed that any increase to the effective yield of an Existing Facility required as a result of this clause (iii) and attributable to a difference between any rate floor applicable to an Incremental Commitment and any rate floor applicable to the applicable Existing Facility shall be effected solely through an increase in the corresponding rate floor applicable to the Existing Facility);

(iv)the weighted average life of any Incremental Term Loan Facility shall be equal to or greater than the weighted average life of each existing Term Loan Facility outstanding as of such date, determined as of the initial funding date of such Incremental Loan;

(v)any Revolving Increase or Term Loan Increase shall be on the same terms (including covenants, maturity date and interest rate) as the equivalent Existing Facility;

(vi)other than pricing, upfront, arrangement, structuring, underwriting, ticking, consent, amendment and other fees, any Incremental Revolving Facility shall be on the same terms (including covenants and maturity date) as the equivalent Existing Facility;

(vii)immediately after giving effect to any Incremental Facility, the Loan Parties shall be in pro forma compliance with the financial covenant under Article VIII for the Test Period; provided that (x) in no event shall the proceeds of any Incremental Facility be netted in calculating such financial covenant (except to the extent actually utilized to repay Indebtedness), and (y) solely to the extent the proceeds of an Incremental Term Loan Commitment are used or to be used to finance a Limited Condition Acquisition, at the Borrower’s election, such financial covenant shall be tested as of the date of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition in lieu of the date of consummation of such Limited Condition Acquisition;

(viii)any Incremental Term Loan Facility shall share mandatory and voluntary prepayments ratably with the equivalent Existing Facilities;

(ix)the representations and warranties of the Loan Parties set forth in Article V of this Agreement shall then be true and correct, except such representations and warranties that are not qualified in this Agreement by reference to materiality or a Material Adverse Change shall then be true and correct in all material respects as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date); provided that, solely to the extent the proceeds of an Incremental Term Loan Facility are used to finance a Limited Condition Acquisition, at the Borrower’s election, compliance with the foregoing shall be tested as of the date of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition in lieu of the date of consummation of such Limited Condition Acquisition; provided further that, notwithstanding the foregoing proviso, the Specified Representations shall be true and correct as of the closing date of such Limited Condition Acquisition, except such representations and warranties that are not qualified in this Agreement by reference to materiality or a Material Adverse Change (or similar term as defined in the applicable Acquisition Agreement) shall then be true and correct in all material respects as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date); and

(x)except as otherwise required in the foregoing clauses (i) through (ix), any representation, covenant or event of default applicable to an Incremental Facility that is more restrictive than the equivalent representation, covenant or Event of Default set forth in this Agreement or any other Loan Document (other than any such terms applicable to an Incremental Facility that apply only to periods after the latest Maturity Date) shall be deemed to be applicable to the Existing Facilities.

(e)Reallocation of Revolving Credit Exposure. With respect to any Tranche of Revolving Loans affected by the implementation of any Revolving Increase, the Borrower shall in coordination with the Administrative Agent repay outstanding Revolving Loans in such Tranche of certain Revolving Lenders and obtain additional Revolving Loans in such Tranche from other Revolving

Lenders (both existing and new), in each case, to the extent necessary so that all Revolving Lenders participate in outstanding Revolving Loans in such Tranche ratably, on the basis of their respective Pro Rata Share of the applicable Revolving Commitments, after giving effect to the increase in the aggregate Revolving Commitments effected by implementation of such Revolving Increase. Each Revolving Lender (both existing and new) participating in a Revolving Increase with respect to the Revolving A-1 Commitments (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Pro Rata Share of such Letter of Credit in accordance with Section 2.11 and the participation of each other Revolving Lender in such Letter of Credit shall be adjusted accordingly, (ii) will acquire (and will pay to the Administrative Agent, for the account of each other applicable Revolving Lender, in immediately available funds, an amount equal to) its Pro Rata Share of all outstanding Participation Advances and (iii) will be deemed to have purchased a participation in each then outstanding Swing Line Loan equal to its Pro Rata Share of such Swing Line Loan in accordance with Section 2.3 and the participation of each other Revolving Lender in such Swing Line Loan shall be adjusted accordingly. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.5(e).

(f)Register. The Administrative Agent shall record relevant information regarding each Incremental Facility (including information with respect to Additional Incremental Lenders) in the Register in accordance with Section 11.7(c); provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of any Incremental Commitment or Incremental Facility.

2.6Interest Rate Provisions. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply to different Borrowings at any time outstanding and may convert to or renew one or more Interest Rate Options with respect to all or any portion of any Borrowing (subject to minimum amounts set forth in Sections 2.1(b), 2.2(b), and 2.5(b)); provided that there shall not be at any one time outstanding more than five (5) Borrowings of Term SOFR Rate Loans; provided, further, that if a Default or an Event of Default has occurred and is continuing, (x) the Borrower may not request, convert to, or renew any Term SOFR Rate Loans, and (y) immediately upon the occurrence and during the continuation of an Event of Default under clause (a) or (l) of Section 9.1 or immediately after written demand by the Administrative Agent (or by the Required Lenders to the Administrative Agent) after the occurrence and during the continuation of any other Event of Default, any Term SOFR Rate Loans will convert to Base Rate Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds the Maximum Rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s Maximum Rate.

(a)Interest Rate Options. Swing Line Loans and all other Obligations not constituting Term Loans or Revolving Loans shall bear interest calculated based upon the Base Rate Option. Subject to the limitations set forth in Sections 3.4 and 3.7, the Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans and Revolving Loans:

(i)Base Rate Option: An option to pay interest at a fluctuating rate per annum equal to the Alternate Base Rate in effect as of any date of determination plus the Applicable Margin as of such date; or

(ii)Term SOFR Rate Option: An option to pay interest at a fluctuating rate per annum equal to the Adjusted Term SOFR Rate with respect to the applicable Interest Period and as in effect as of any date of determination plus the Applicable Margin as of such date.

(b)Day Count Basis. Interest and fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed (which results in more interest or fees, as the case may be, being paid than if calculated on the basis of a 365-day year); provided that interest with respect to Base Rate Loans incurring interest based on the Prime Rate shall be calculated on the basis of a 365/366-day year. The date of funding or conversion of a Term SOFR Rate Loan to a Base Rate Loan and the first day of an Interest Period shall be included in the calculation of interest. The date of payment of any Loan and the last day of an Interest Period shall be excluded from the calculation of interest; provided, if a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged.

(c)SOFR. In connection with the use or administration of the Term SOFR Rate and the Adjusted Term SOFR Rate and clause (c) of the definition of Alternate Base Rate, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of the Term SOFR Rate, and the Adjusted Term SOFR Rate or clause (c) of the definition of the Alternate Base Rate.

2.7Interest Periods. In order to convert a Base Rate Loan (other than Swing Line Loans) or Term SOFR Rate Loan or continue a Term SOFR Rate Loan, the Borrower shall deliver to the Administrative Agent a duly completed, written request therefor substantially in the form of Exhibit I (each, a “Conversion or Continuation Notice”) not later than 11:00 a.m. (i) with respect to a conversion to or continuation of a Term SOFR Rate Loan, at least three (3) U.S. Government Securities Business Days prior to the proposed effective date of such conversion or continuation and (ii) with respect to a conversion to a Base Rate Loan, at least one (1) Business Day prior to the proposed effective date of such conversion. The Conversion or Continuation Notice shall specify (i) which Borrowings (including the principal amount thereof) are subject to such request, and, in the case of any Term SOFR Rate Loan to be converted or continued, the last day of the current Interest Period therefor, (ii) the proposed effective date of such conversion or continuation (which shall be a Business Day), (iii) whether the Borrower is requesting a continuation of Term SOFR Rate Loans or a conversion of Borrowings from one interest rate option to another interest rate option, and (iv) if a continuation of or conversion to Term SOFR Rate Loans is requested, the requested Interest Period with respect thereto. In addition, the following provisions shall apply to any continuation of or conversion of any Borrowings:

(a)Amount of Loans. After giving effect to such conversion or continuation, each Borrowing of Term A-1 Loans, Revolving A-1 Loans and Incremental Loans shall be in an amount no less than the applicable minimum amount for Term A-1 Loans as set forth in Section 2.1(a), for Revolving A-1 Loans as set forth in Section 2.2(b), or for Incremental Loans as set forth in Section 2.5(b) and in the applicable Incremental Amendment.

(b)Commencement of Interest Period. In the case of any borrowing of, conversion to or continuation of any Term SOFR Rate Loan, the Interest Period shall commence on the date of advance or continuation of, or conversion to, any Term SOFR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires. Upon a conversion from a Term SOFR Rate Loan to a Base Rate Loan, interest at the Base Rate Option shall commence on the last day of the existing Interest Period.

(c)Selection of Interest Rate Options. If the Borrower elects to continue a Term SOFR Rate Loan but fails to select a new Interest Period to apply thereto, then a one month Interest

Period automatically shall apply. If the Borrower fails to duly request the continuation of any Borrowing consisting of Term SOFR Rate Loans on or before the date specified and otherwise in accordance with the provisions of this Section 2.7, then such Term SOFR Rate Loan automatically shall be converted to a Base Rate Loan, interest at the Base Rate Option shall commence on the last day of the existing Interest Period.

2.8Making of Loans.

(a)Notifications and Payments. The Administrative Agent shall, promptly after receipt by it of a Loan Request, notify the applicable Lenders of such Class of Loan of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Loan as determined by the Administrative Agent in accordance with Section 2.1, Section 2.2 or Section 2.5, as applicable. Each applicable Lender shall remit the principal amount of their Pro Rata Share of the applicable Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to the terms and conditions of Section 2.1, Section 2.2 or Section 2.5, as applicable, fund such Loan to the Borrower in Dollars and immediately available funds to the account of each applicable Borrower specified in the Loan Request prior to 2:00 p.m. on the proposed Borrowing Date.

(b)Pro Rata Treatment of Lenders. The borrowing of any Tranche or any Class of Loan, as applicable, shall be allocated to each Lender of such Tranche or such Class of Loan, as applicable, according to its Pro Rata Share thereof, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal and interest due from the Borrower hereunder to the Lenders with respect to the applicable Tranche or Class of Commitments and Loan, as applicable, shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 2.5(e), Section 3.1 or Section 3.6) be payable ratably among the Lenders of such Tranche or Class of Loan, as applicable, entitled to such payment in accordance with the amount of principal and interest then due or payable to such Lenders as set forth in this Agreement.

(c)Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Borrowing Date that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of any Loan, the Administrative Agent may assume that such Lender has made such Pro Rata Share available on such date in accordance with Section 2.1, Section 2.2 or Section 2.5, as the case may be, and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of such Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate then applicable to Base Rate Loans. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. If the Borrower and such Lender pay such interest for the same period, the Administrative Agent promptly shall remit to the Borrower the amount of interest paid by the Borrower for such overlapping period. Nothing in this Section 2.8(c) or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 2.16, shall be deemed to require the Administrative Agent (or any other Lender) to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.9Fees.

(a)Unused Commitment Fees.

(i)Accruing from the Closing Date through the Maturity Date with respect to the Revolving A-1 Credit Facility, the Borrower agrees to pay to the Administrative Agent for the account of each Revolving A-1 Loan Lender according to its Pro Rata Share of the Revolving A-1 Credit Facility, a nonrefundable unused commitment fee (each an “Unused Revolving A-1 Commitment Fee”) equal to (x) the Applicable Unused Revolving A-1 Commitment Fee Rate (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed) multiplied by (y) the average daily result of (A) the Revolving A-1 Commitments minus (B) the sum of the Revolving A-1 Loans and the portion of the Letter of Credit Obligations allocated to the Revolving A-1 Loan Lenders on a pro rata basis; provided, however, with respect to the Unused Revolving A-1 Commitment Fee for the account of the Swing Line Lender, such fee shall be equal to (x) the Applicable Unused Revolving A-1 Commitment Fee Rate (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed) multiplied by (y) the average daily difference between (A) the Revolving A-1 Commitments and (B) the Revolving A-1 Credit Facility Usage (for the avoidance of doubt, as to Swing Line Lender only, Swing Line Loans will reduce the Unused Revolving A-1 Commitment Fee); provided further that any Unused Revolving A-1 Commitment Fee accrued with respect to the Revolving A-1 Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Unused Revolving A-1 Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; provided further that no Unused Revolving A-1 Commitment Fee shall accrue with respect to the Revolving A-1 Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the provisos in the directly preceding sentence, all Unused Revolving A-1 Commitment Fees shall be payable in arrears on each Interest Payment Date.

(ii)Reserved.

(iii)Any Unused Commitment Fee with respect to any Incremental Revolving Facility shall accrue and be calculated in accordance with the terms set forth in the applicable Incremental Amendment.

(b)Other Fees. The Borrower agrees to pay to the Administrative Agent such other fees as agreed in the Fee Letter.

2.10Notes. The obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Loans, Swing Line Loans and Term Loans made to them by each Lender, together with interest thereon, shall, at the request of the applicable Lender, be evidenced by a Revolving Note, Swing Line Note or Term Loan Note, as the case may be, dated the Closing Date, the effective date, or the date of such request, as applicable, payable to such Lender in a face amount equal to the Revolving Commitment, Swing Line Commitment or Term Loan Commitment, as applicable, of such Lender. The Borrower hereby unconditionally promises to pay, to each of the Lenders, the Administrative Agent, the Issuing Lender and the Swing Line Lender, as applicable, the Loans and other Obligations as provided in this Agreement and the other Loan Documents.

2.11Letter of Credit Subfacility.

(a)Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement and the other Loan Documents, including Section 4.2, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents and in reliance on the agreements of the Revolving A-1 Loan Lenders set forth in this Section 2.11, the Issuing Lender agrees to issue standby letters of credit (the “Letters of Credit”) for the account of the Borrower or any Subsidiary thereof on any Business Day from the Closing Date through but not including the Letter of Credit Expiration Date. The Borrower may at any time prior to the Letter of Credit Expiration Date request the issuance of a Letter of Credit, or an amendment or extension of a Letter of Credit, by delivering to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time (each a “Letter of Credit Request”) by no later than 11:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance, amendment or extension. Promptly after receipt of any Letter of Credit Request, the Issuing Lender shall confirm with the Administrative Agent (in writing) that the Administrative Agent has received a copy of such Letter of Credit Request and if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Article IV is not satisfied, then the Issuing Lender will issue a Letter of Credit or agree to such amendment or extension; provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance (but may contain renewal terms satisfactory to the Issuing Lender), and (B) in no event expire later than the Letter of Credit Expiration Date (unless Cash Collateralized or otherwise backstopped in a manner acceptable to the Issuing Lender prior to such Letter of Credit Expiration Date); provided, further that at no time shall (i) the Letter of Credit Obligations exceed the Letter of Credit Sublimit or (ii) the Revolving A-1 Credit Facility Usage exceed the Revolving A-1 Commitments. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Article IV after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. The Borrower unconditionally guarantees all obligations of any other Loan Party with respect to Letters of Credit issued by the Issuing Lender for the account of such Loan Party.

(b)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the ratable account of the Revolving A-1 Loan Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Interest Payment Date and on the Maturity Date. The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account a fronting fee in an amount equal to 0.125% per annum of the face amount of each Letter of Credit, as well as the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

(c)Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Revolving A-1 Loan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder, without recourse or warranty, in an amount equal to such Revolving A-1 Loan Lender’s Pro Rata Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

(i)In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”), or if such notice was received after 11:00 a.m. on a Drawing Date, then by 10:00 a.m. on the Business Day immediately following such Drawing Date, by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by date and time required in accordance with the foregoing sentence, then the Administrative Agent will promptly notify each Revolving A-1 Loan Lender thereof, and the Borrower shall be deemed to have requested that Revolving A-1 Loans be made by the Revolving A-1 Loan Lenders under the Base Rate Option to be disbursed on the Business Day immediately following the Drawing Date, subject to the amount of the unutilized portion of the Revolving A-1 Commitments and subject to the conditions set forth in Section 4.2 other than any notice requirements. Any notice given by the Administrative Agent or the Issuing Lender pursuant to this Section 2.11(c)(i) shall be in writing.

(ii)Each Revolving A-1 Loan Lender shall upon the Business Day immediately following a Drawing Date with respect to which notice was delivered by the Administrative Agent in accordance with Section 2.11(c)(i) make funds available to the Administrative Agent for the account of the Issuing Lender based on such Revolving A-1 Loan Lender’s Pro Rata Share of the Revolving A-1 Commitments in an amount equal to its Pro Rata Share of the amount of the drawing. So long as the conditions set forth in Section 4.2 have been satisfied or waived in accordance with this Agreement, each Revolving A-1 Loan Lender that makes such funds available shall be deemed to have made a Revolving A-1 Loan at the Base Rate Option; provided, that if any conditions set forth in Section 4.2 have not been satisfied or waived in accordance with this Agreement, each Revolving A-1 Loan Lender shall remain obligated to fund its Pro Rata Share of such unreimbursed amount and such amount (each a “Participation Advance”) shall be deemed to be a payment in respect of its participation in the applicable Letter of Credit Borrowing resulting from such drawing in accordance with Section 2.11(c)(iii). If any Revolving A-1 Loan Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Revolving A-1 Loan Lender’s Pro Rata Share of such amount based on its Pro Rata Share of the Revolving A-1 Commitments by no later than Noon on such date, then interest shall accrue on such Revolving A-1 Loan Lender’s obligation to make such payment, from such Business Day to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the date such amount was due and (ii) at a rate per annum equal to the rate applicable to Base Rate Loans thereafter. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.11(c)(i) above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this clause (ii).

(iii)With respect to any unreimbursed drawing that is not fully reimbursed by the Borrower and is not refinanced by Revolving A-1 Loans in accordance with Section 2.11(c)(i) because of the Borrower’s failure to satisfy the conditions set forth in Section 4.2, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each, a “Letter of Credit Borrowing”) in an amount equal to the unreimbursed portion of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving A-1 Loans under the Base Rate Option.

(d)Repayment of Participation Advances.

(i)Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (A) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (B) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Revolving A-1 Loan Lender, in the same funds as those received by the Administrative Agent, the amount of such Revolving A-1 Loan Lender’s Pro Rata Share of such funds based on its Pro Rata Share of the Revolving A-1 Commitments, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Pro Rata Share of such funds of any Revolving A-1 Loan Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

(ii)If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section 2.11 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving A-1 Loan Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Pro Rata Share based on its Pro Rata Share of the Revolving A-1 Commitments of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving A-1 Loan Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

(e)Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of its gross negligence or willful misconduct as determined by a final decision by a court of competent jurisdiction, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

(f)Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

(g)Nature of Participation and Reimbursement Obligations. Each Revolving A-1 Loan Lender’s obligation in accordance with this Agreement to make the Revolving A-1 Loans or Participation Advances, as contemplated by this Section 2.11, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.11 under all circumstances, including the following circumstances:

(i)any set-off, counterclaim, recoupment, defense or other right that such Revolving A-1 Loan Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or that any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.2 or 4.2 or as otherwise set forth in this Agreement for the making of a Revolving A-1 Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Revolving A-1 Loan Lenders to make Participation Advances under this Section 2.11;

(iii)any lack of validity or enforceability of any Letter of Credit;

(iv)any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right that any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary, any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit;

(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)any adverse change in the business, operations, properties, assets or condition (financial or otherwise) of any Loan Party or Subsidiaries of a Loan Party;

(x)any breach of this Agreement or any other Loan Document by any party thereto;

(xi)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)the fact that an Event of Default or a Default shall have occurred and be continuing;

(xiii)the fact that the Maturity Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(h)Indemnity. The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender from and against any and all claims, demands, liabilities, damages, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(i)Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Governmental Authority, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct or breach in bad faith by the Issuing Lender of its obligations under this Agreement (as determined by a court of competent jurisdiction in a final, non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing

Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

(j)Issuing Lender Reporting Requirements. The Issuing Lender shall, on the first Business Day of each month, provide to the Administrative Agent and the Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the Maturity Date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

(k)ISP. Unless otherwise agreed by the Issuing Lender, the Borrower and the beneficiary of a Letter of Credit, the rules of the International Standby Practices as most recently published from time to time by the International Chamber of Commerce (the “ISP”) shall apply to each Letter of Credit.

(l)Illegality. If, at any time, it becomes unlawful for an Issuing Lender to comply with any of its obligations under any Letter of Credit (including, but not limited to, as a result of any Sanctions), the obligations of such Issuing Lender with respect to such Letter of Credit shall be suspended (and all corresponding rights shall cease to accrue) until such time as it may again become lawful for such Issuing Lender to comply with its obligations under such Letter of Credit, and such Issuing Lender shall not be liable for any losses that the Borrower, any Loan Party or any of their respective Subsidiaries may incur as a result.

2.12Payments.

(a)Payments Generally. All payments and prepayments to be made in respect of principal, interest, Unused Commitment Fees, Letter of Credit Fees, other fees referred to in Section 2.9 or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Lenders or the Issuing Lender to which they are owed, in each case in Dollars and in immediately available funds. The Administrative Agent shall promptly distribute such amounts to the Issuing Lender, Swing Line Lender and/or applicable Lenders in immediately available funds. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”

(b)Payments by the Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

2.13Interest Payment Dates. Interest on Base Rate Loans shall be due and payable in arrears on each applicable Interest Payment Date. Interest on Term SOFR Rate Loans shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) months, also on the date that is the three-month anniversary of the first day of such Interest Period. Interest on mandatory prepayments of principal under Section 2.15 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan not constituting a Base Rate Loan or Term SOFR Rate Loan or on other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Maturity Date, upon an accelerated Maturity Date or otherwise).

2.14Voluntary Prepayments and Reduction of Commitments.

(a)Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Sections 11.3, 3.1 and 3.5). Whenever the Borrower desires to prepay any part of the Loans, the Borrower shall provide a prepayment notice to the Administrative Agent by 11:00 a.m. at least (A) three (3) U.S. Government Securities Business Days prior to the date of prepayment of Term SOFR Rate Loans, (B) one (1) Business Day prior to the date of prepayment of Base Rate Loans, or (C) no later than 1:00 p.m. on the date of prepayment of Swing Line Loans, in each case, setting forth the following information:

(i)the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(ii)a statement indicating the application of the prepayment among Classes and Tranches of Loans and Borrowings, as applicable; and

(iii)the total principal amount of such prepayment, which shall not be less than the lesser of the following with respect to any Class of Loan: (A) the then outstanding principal amount of such Class of Loan, or (B) $1,000,000 (provided that the amount of any prepayment to which this Section 2.14(a)(iii)(B) applies shall be in integral multiples of $500,000).

Except as otherwise provided herein with respect to refinancings, all prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Voluntary prepayments shall be applied to any outstanding Term Loans and Revolving Loans as the Borrower may direct; provided that all prepayments with respect to Term Loans permitted pursuant to this Section 2.14 shall be applied pro rata among all Tranches of Term Loans and all prepayments with respect to Revolving Loans permitted pursuant to this Section 2.14 shall be applied pro rata among all Tranches of Revolving Loans and, in each case, to the remaining scheduled installments of principal in direct order of maturity (meaning that the earliest maturity will be repaid first) as applicable. If the Borrower prepays a Loan but the Borrower fails to specify the applicable Class and/or Borrowing that the Borrower intends to prepay or if an Event of Default has occurred and is continuing, then such prepayment shall be applied first, ratably to all outstanding Revolving Loans that are Base Rate Loans, second, ratably to all outstanding Revolving Loans that are Term SOFR Rate Loans, third, ratably to all outstanding Term Loans that are Base Rate Loans in direct order of maturity, fourth, ratably to all outstanding Term Loans that are Term SOFR Rate Loans in direct order of maturity. Any prepayment hereunder shall include all interest and fees due and payable with respect to the Loan being prepaid and shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 3.5. Notwithstanding the foregoing, any prepayment notice delivered may be contingent upon the consummation of a refinancing or the consummation of any transaction, and (x) the repayment date therefor may be amended from time to time by notice from the Borrower to the Administrative Agent and/or (y) such prepayment notice may be revoked by the Borrower in the event such refinancing or the consummation of any transaction is not consummated (provided that the failure of such contingency shall not relieve the Borrower from their obligations in respect thereof under Section 3.5).

(b)Reduction of Revolving Commitments.

(i)In addition to the commitment reductions pursuant to Section 2.14(b)(iii) and 2.15(g), the Revolving Commitments shall be permanently reduced and terminated in full on the applicable Maturity Date with respect to the applicable Revolving Credit Facility. Any outstanding principal balance of the applicable Revolving Loans not sooner due and payable will become due and payable on such Maturity Date and shall be accompanied by accrued interest on the amount repaid, any applicable fees pursuant to Section 3.5 and any other fees required hereunder.

(ii)Reserved.

(iii)The Borrower shall have the right at any time after the Closing Date upon five (5) days’ prior written notice by the Borrower to the Administrative Agent to permanently reduce (ratably among the Revolving Lenders, as applicable, in proportion to their Pro Rata Shares of the applicable Tranche) the Revolving Commitments with respect to any Tranche of Revolving Loans, in a minimum amount of $1,000,000 and whole multiples of $500,000, or to terminate completely the applicable Revolving Commitments, without penalty or premium except as hereinafter set forth; provided that, with respect to any Revolving Commitments, any such reduction or termination shall be accompanied by prepayment of the applicable Tranche of Revolving Loans, together with outstanding Unused Commitment Fees applicable to such Tranche of Revolving Loans and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 3.5 hereof) to the extent necessary to cause the aggregate Revolving Credit Facility Usage of the applicable Revolving Credit Facility after giving effect to such prepayments to be equal to or less than the applicable Revolving Commitments of such Tranche of Revolving Loans as so reduced or terminated. Any notice to reduce the Revolving Commitments under this Section 2.14(b)(iii) shall be irrevocable; provided that any reduction or termination notice delivered may be contingent upon the consummation of a refinancing or the consummation of any transaction, and such reduction or termination notice may be revoked (or amended) by the Borrower in the event such refinancing or the consummation of any transaction is not consummated (provided that the failure of such contingency shall not relieve the Borrower from their obligations in respect thereof under Section 3.5).

2.15Mandatory Prepayments.

(a)Overadvances. If at any time the Revolving Credit Facility Usage for any Tranche of Revolving Loans exceeds the Revolving Commitments for such Tranche (each, an “Overadvance”), the Borrower shall prepay the Revolving Loans of such Tranche, and, if applicable to such Tranche, Swing Line Loans (or Cash Collateralize Letter of Credit Obligations, if prepayment in full of such Tranche of Revolving Loans and the Swing Line Loans is not sufficient), in such amounts as shall be necessary so that Revolving Credit Facility Usage for such Tranche does not exceed the applicable Revolving Commitments.

(b)Disposition of Assets. Promptly (and in any event within five (5) Business Days) upon the receipt by any Loan Party or Restricted Subsidiary of the Net Cash Proceeds from any Disposition by any Loan Party or any Restricted Subsidiary not permitted by Section 7.8 (other than Sections 7.8(n) and (o)), the Borrower shall prepay, or cause such other Loan Party or Restricted Subsidiary to prepay, Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Disposition; provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower shall not be required to prepay the Obligations with such Net Cash Proceeds to the extent such Net Cash Proceeds, together with all other Net Cash Proceeds from Dispositions in the preceding twelve months, do not exceed in the aggregate amount the greater of (i) $5,000,000 and (ii) 10% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period. All such proceeds shall be paid and applied in accordance with Sections 2.15(g) and (h). Notwithstanding anything herein to the contrary, no such mandatory prepayment shall constitute or be deemed to constitute a cure of any Default or Event of Default arising as a result of the Disposition giving rise to such prepayment obligation.

(c)Casualty Events. Promptly (and in any event within five (5) Business Days) upon the receipt by any Loan Party or Restricted Subsidiary thereof of the Net Cash Proceeds of any Casualty Event or series of related Casualty Events affecting any property of any Loan Party or any Restricted Subsidiary, the Borrower shall prepay, or cause such other Loan Party or Restricted Subsidiary thereof to prepay, Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Casualty Event(s); provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower shall not be required to prepay the Obligations with such Net Cash Proceeds to the extent such Net Cash Proceeds, together with all other Net Cash Proceeds from Casualty Events in the preceding twelve months, do not exceed in the aggregate amount the greater of (i) $5,000,000 and (ii) 10% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test

Period. All such proceeds shall be paid and applied in accordance with Sections 2.15(g) and (h). Notwithstanding anything herein to the contrary, no such mandatory prepayment shall constitute or be deemed to constitute a cure of any Default or Event of Default arising as a result of such Casualty Event(s) giving rise to such prepayment obligation.

(d)[Reserved].

(e)Debt Incurrence. Promptly (and in any event within five (5) Business Days) upon the receipt by any Loan Party or Restricted Subsidiary thereof of the Net Cash Proceeds of any Debt Incurrence, other than a Debt Incurrence permitted under Section 7.1, the Borrower shall prepay, or cause such other Loan Party or Restricted Subsidiary to prepay, Obligations in an amount equal to 100% of the amount of such Net Cash Proceeds. All such proceeds shall be paid and applied in accordance with Sections 2.15(g) and (h). Notwithstanding anything herein to the contrary, any such prepayment shall not constitute or be deemed to be a cure of any Default or Event of Default arising as a result of such Debt Incurrence.

(f)[Reserved].

(g)Application Among Obligations. All prepayments pursuant to this Section 2.14 shall be applied, first to prepay any Overadvances that may be outstanding, pro rata, and second to prepay any remaining scheduled principal payments of the Term Loans, pro rata among all Tranches, in direct order of scheduled maturities (meaning that the earliest maturity will be repaid first); provided that, with respect to any prepayments of the Revolving A-1 Loans, such prepayment shall be applied to repay any outstanding Revolving A-1 Loans and Swing Line Loans and to Cash Collateralize outstanding Letter of Credit Obligations on a pro rata basis. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (b), (c) or (e) of this Section 2.15 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day prior to the proposed date of such prepayment. Each Rejection Notice from a given Term Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Term Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. If a Term Lender delivers a Rejection Notice to the Administrative Agent within the time frame specified above, but fails to specify the principal amount of the Term Loans to be rejected, such Term Lender will be deemed to reject the total amount of such mandatory prepayment. Any Declined Proceeds remaining thereafter may be retained by the Borrower and/or applied, at the discretion of the Borrower, for any purpose not otherwise prohibited by this Agreement.

(h)Interest Payments; Application Among Interest Rate Options. All prepayments pursuant to this Section 2.15 shall be accompanied by accrued and unpaid interest upon the principal amount of each such prepayment. Subject to Section 2.15(g), all prepayments required pursuant to this Section 2.15 shall first be applied to Base Rate Loans and then to Term SOFR Rate Loans. In accordance with Section 3.5, the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Term SOFR Rate Loans on any day other than the last day of the applicable Interest Period.

(i)AHYDO. Notwithstanding anything to the contrary herein, although the parties acknowledge and agree that the “applicable high yield discount obligations” (“AHYDO”) within the meaning of Section 163(i)(1) of the Code should not apply to the Term A-1 Loan, the parties intend that the Term A-1 Loan will not be treated as an AHYDO within the meaning of Section 163(i)(1) of the

Code. Accordingly, if applicable, in Borrower’s sole discretion, starting on the fifth (5th) anniversary of the Closing Date and prior to the end of each accrual period (as defined in Section 1272(a)(5) of the Code, if applicable) thereafter, the Borrower shall pay, if applicable, such amounts of accrued and unpaid interest or original issue discount (as determined for U.S. federal income tax purposes), if any, on the Term A-1 Loan as necessary to ensure that the Term A-1 Loan is not treated as having “significant original issue discount” within the meaning of Section 163(i) of the Code.

2.16Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro-rata share of the amount such Lender is entitled hereunder, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other Obligations owing them, provided that if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest other than interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(a)the provisions of this Section 2.16 shall not be construed to apply to (x) any payment (including the application of funds arising from the existence of a Defaulting Lender) made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents, (y) the application of Cash Collateral provided for in Section 2.18 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower, any other Loan Party or any Subsidiary thereof (as to which the provisions of this Section 2.16 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. This Section 2.16 shall not apply to any action taken by CoBank with respect to any CoBank Equities held by the Borrower or any cash patronage, whether on account of foreclosure of any Lien thereon, retirement and cancellation of the same, exercise of setoff rights or otherwise.

2.17Defaulting Lenders.

(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.2(c) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or Swing Line Lender hereunder; third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.18; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.18; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.17(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any Unused Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.18.

(C)With respect to any Unused Commitment Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swing Line Loans shall be reallocated among the Revolving A-1 Loan Lenders that are Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving A-1 Commitments) but only to the extent that such reallocation does not cause any such Non-Defaulting Lender’s Pro Rata Share of the Revolving A-1 Credit Facility Usage to exceed such Non-Defaulting Lender’s Revolving A-1 Commitments. Subject to Section 11.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving A-1 Loan Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral; Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.18.

(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Swing Line Lender and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew, reinstate or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.18Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv)

and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.18 or Section 2.17 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.18 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.17, the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by the Borrower or any other Loan Party, such Cash Collateral shall remain subject to the Prior Security Interest granted pursuant to the Loan Documents.

2.19Extension of Applicable Maturity Date.

(a)Request for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders and Issuing Lender under the applicable Facility) not earlier than 45 days and not later than 35 days prior to the applicable Maturity Date for such Facility then in effect hereunder (each, an “Existing Maturity Date”), request that each Lender and Issuing Lender, as applicable, under any Facility extend the applicable Maturity Date for such Lender’s or Issuing Lender’s Commitments and Credit Extensions, as applicable, under such Facility. Such notice to the Administrative Agent shall set forth the requested extended Maturity Date.

(b)Lender Elections to Extend. Each Lender and Issuing Lender under the applicable Facility, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the applicable Existing Maturity Date for such Facility and not later than the date (the “Notice Date”) that is 20 days prior to the applicable Existing Maturity Date for such Facility, advise the Administrative Agent whether or not it agrees to such extension (and each Lender and Issuing Lender that determines not to so extend its applicable Maturity Date for such Facility (a “Non-Extending Lender”)) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender or Issuing Lender under such Facility that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender or Issuing Lender to agree to such extension shall not obligate any other Lender or Issuing Lender to so agree.

(c)Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s and Issuing Lender’s determination under this Section 2.19 no later than the date 15 days prior to the applicable Existing Maturity Date for such Facility (or, if such date is not a Business Day, on the next preceding Business Day).

(d)Additional Lenders. The Borrower shall have the right on or before the applicable Existing Maturity Date to replace each Non-Extending Lender under the applicable Facility with, and add as “Revolving Lenders” or “Term Lenders” as the case may be under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Lender”) with the consent of any party whose consent is required by Section 11.7, each of which Additional Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Lender shall, effective as of the applicable Existing Maturity Date, (i) with respect to any Term Loan Facility, assume the Term Loans of such Non-Extending Lender under such Term Loan Facility set forth in such Assignment and Assumption (and, if any such Additional Lender is already a Term Lender under such Term Loan Facility, such Term Loans under such Term Loan Facility so assigned and assumed shall be in addition to the Term Loans of such Term Lender hereunder under such Term Loan Facility on such date) and (ii) with respect to any Revolving Credit Facility, assume the Revolving Loans and Revolving Commitments of such Non-Extending Lender under such Revolving Loan Facility set forth in such Assignment and Assumption (and, if any such Additional Lender is already a Revolving Lender, its Revolving Loans and Revolving Commitment shall be in addition to such Revolving Lender’s Revolving Loans and Revolving Commitment hereunder on such date).

(e)Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of any Maturity Date pursuant to this Section 2.19 shall not be effective with respect to any Lender or Issuing Lender unless:

(i)no Default or Event of Default shall have occurred and be continuing immediately prior to such extension and immediately after giving effect thereto;

(ii)the representations and warranties contained in this Agreement are true and correct in all material respects immediately prior to and immediately after on giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is stated to have been made as of a specific date, as of such specific date);

(iii)on or before the applicable Maturity Date, the Borrower shall have (1) paid in full the principal of and interest on all of the Loans under the applicable Facility made by each Non-Extending Lender to the Borrower hereunder, (2) paid in full all other amounts owing to such Non-Extending Lender under the applicable Facility hereunder, and (3) Cash Collateralized in accordance with the terms hereof all outstanding L/C Obligations with respect to Letters of Credit issued by each Issuing Lender that is a Non-Extending Lender; and

(iv)the terms of such extended Loans and/or Commitments shall comply with Section 2.19(f).

(f)Terms of Extension. The terms of each extension of any applicable Existing Maturity Date shall be determined by Borrower and the applicable extending Lenders and set forth in an amendment (an “Extension Amendment”); provided that, (i) the extended Loans and Commitments will rank pari passu in right of payment and with respect to security with the other Loans and Commitments and the Borrower and Guarantors of the extended Loans and Commitments shall be the same as the Borrower and Guarantors with respect to the other Loans and Commitments, (ii) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any extended Loans and Commitments shall be determined by the Borrower and the applicable extending Lenders, (iii) all borrowings under extended Revolving Commitments, reductions of extended Revolving Commitments, and repayments thereunder shall be made on a pro rata basis with all other Revolving Commitments (except for (I) payments of interest and fees at different rates on extended Revolving Commitments (and related Revolving Loans) and (II) repayments required upon the Maturity Date of the non-extended Revolving Commitments), (iv) extended Term Loans may have call protection as may be agreed by the Borrower and the extending Lenders thereof; provided that no extended Term Loan may be optionally prepaid prior to the date on which the non-extended Term Loans are repaid in full, unless such optional prepayment is accompanied by at least a pro rata optional prepayment of such non-extended Term Loans, (v) all or any of the scheduled amortization payments of principal of an extended Term Loan may be delayed to later dates than the scheduled amortization payments of principal of the non-extended Term Loans, (vi) in no event shall the final maturity date of any extended Term Loan at the time of establishment thereof be earlier than the then latest Maturity Date of any then-existing Term Loan hereunder, (vii) in no event shall the final maturity date of any extended Revolving Loan at the time of establishment thereof be earlier than the then latest Maturity Date of any then-existing Revolving Loan hereunder, (viii) the weighted average life to maturity of any extended Term Loan at the time of establishment thereof shall be no shorter than the remaining weighted average life to maturity of any then-existing Term Loan hereunder, (ix) any extended Term Loan may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, (x) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such extended Loans or Commitments); and (xi) the terms of any extended Loans and Commitments shall be substantially identical to the terms of such Loans or Commitments, as applicable, prior to such extension (except (x) to the extent any such terms apply only after the expiration of the Loans and Commitments not so extended and (y) as otherwise set forth in clauses (i) through (x) above).

(g)Extension Amendment. In connection with any extension of any applicable Existing Maturity Date, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to Administrative Agent an Extension Amendment and such other documentation as Administrative Agent shall reasonably specify to evidence the extension of the applicable Existing Maturity Date. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each extension of the applicable Existing Maturity Date. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such extension of the applicable Existing Maturity Date, including any amendments necessary to establish extended Loans and/or Commitments as a new class or tranche of Loans or Commitments, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new class or tranche (including to preserve the pro rata treatment of the extended and non-extended classes or tranches and to provide for the reallocation of Loans and/or Commitments upon the expiration or termination of the commitments under any class or tranche), in each case on terms consistent with this Section 2.19.

(h)Amendment; Sharing of Payments. In connection with any extension of any Maturity Date, the Borrower, the Administrative Agent and each extending Lender and Issuing Lender may make such amendments to this Agreement as the Administrative Agent reasonably determines to be necessary to evidence the extension. The parties hereby agree that the provisions of this Section 2.19 shall supersede the borrowing notice, minimum borrowing, amendment, pro rata borrowing, and pro rata payment requirements elsewhere in this Agreement.

III.   INCREASED COSTS; TAXES; ILLEGALITY; INDEMNITY

3.1	Increased Costs.
(a)	Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the Issuing Lender or any applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Lender or other Recipient, the Borrower will pay to such Lender, Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in this Section 3.1 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 3.1 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.2	Taxes.

(a)Issuing Lender. For purposes of this Section 3.2, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if and to the extent such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.2) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.2) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the applicable Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.7 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.2, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.2(g)(ii)(A), (g)(ii)(B) and (g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower:

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this

Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a Tax Compliance Certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.2 (including by the payment of additional amounts pursuant to this Section 3.2), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.2 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

3.3Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund any Loans (other than Base Rate Loans) or to determine or charge interest based upon any Benchmark, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make such Loans, and any right of the Borrower to continue such Loans or to convert Base Rate Loans to such Loans, shall be suspended, and (b), if necessary to avoid such illegality, the interest rate on the Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice,

(i)the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Loans to Base Rate Loans (if necessary to avoid such illegality, the interest rate on the Base Rate Loans of such Lender shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”),

(A)if such Loans are not subject to an Interest Period, immediately, or

(B)if such Loans are subject to an Interest Period, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Loans to such day, and

(ii)if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate,”

in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon such Benchmark. Upon any such prepayment or conversion, the Borrower shall also pay accrued and unpaid interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.5.

3.4	Inability to Determine Rate; Cost; Interest After Default.

(a)Inability to Determine Rate; Cost. Subject to Section 3.7, if, on or prior to the commencement of any Interest Period (or, in the case of any Benchmark that is not subject to an Interest Period, on any Business Day):

(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that for any reason (other than a Benchmark Transition Event) any Benchmark cannot be determined pursuant to the definition thereof;

(ii)the Required Lenders determine that for any reason in connection with any request for a Loan that is subject to an Interest Period or a conversion thereto or a continuation thereof that the Benchmark for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent; or

(iii)the Required Lenders determine that for any reason in connection with any request for a Loan that is not subject to an Interest Period (other than a Base Rate Loan) or a conversion thereto or a continuation thereof or the maintaining thereof that the Benchmark with respect to a proposed Loan or outstanding Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders.

Upon notice thereof by the Administrative Agent to the Borrower,

(1)any obligation of the Lenders to make such Loans that are subject to an Interest Period, and any right of the Borrower to continue such Loans or to convert to such Loans, shall be suspended (to the extent of the affected Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice;

(2)any obligation of the Lenders to make or maintain such Loans that are not subject to an Interest Period (other than Base Rate Loans), and any right of the Borrower to continue such Loans or to convert to such Loans (other than Base Rate Loans), shall be suspended (to the extent of the affected Loans) until the Administrative Agent (with respect to clause (iii), at the instruction of the Required Lenders) revokes such notice;

(3)the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such Loans (to the extent of the affected Loans or affected Interest Periods) or,

failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein;

(4)any outstanding affected Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period (or if such Loans are not subject to an Interest Period, immediately) and, upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.5; and

(5)in the case of any such notice under Section 3.4(a)(i) regarding any Benchmark used as a component of the Alternate Base Rate, such component will not be used in any determination of Base Rate Loans until such notice is revoked.

(b)Default Rate. To the extent permitted by Law, immediately upon the occurrence and during the continuation of an Event of Default under clause (a) or (l) of Section 9.1 or immediately after written demand by the Required Lenders to the Administrative Agent upon the occurrence and during the continuation of any other Event of Default, then the principal amount of all Obligations shall bear interest at the Default Rate and the rates applicable to Letter of Credit Fees shall be increased to the Default Rate. The Borrower acknowledges and agrees that the increase in rates referred to in this Section 3.4(b) reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrower upon demand by the Administrative Agent.

3.5Indemnity. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense attributable to or incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan that is subject to an Interest Period on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan subject to an Interest Period on the date or in the amount notified by the Borrower; or

(c)any assignment of a Loan subject to an Interest Period on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.6;

including any loss of anticipated profits and any loss, cost or expenses arising from the liquidation or reemployment of funds or from any fees payable. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.6Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires any Loan Party to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i)

would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.2, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.1, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.6(a) above or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.7), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or 3.2) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.7;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit drawings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.2, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable Law;

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and

(vi)a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 3.6(b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided further that any such documents shall be without recourse to or warranty by the parties thereto.

3.7Benchmark Replacement Setting.

Notwithstanding anything to the contrary herein or in any other Loan Document (and, for the avoidance of doubt, any Secured Bank Product or Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.7):

(a)Replacing Benchmarks. Upon a date and time determined by the Administrative Agent as to any Benchmark which date shall be no later than the occurrence of a Benchmark Transition Event with respect to such Benchmark, the applicable Benchmark Replacement will replace the applicable then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark at or after 3:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the affected Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Lenders.  At any time that the administrator of the applicable then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be not representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Alternate Base Rate based upon such Benchmark (if any) will not be used in any determination of the Alternate Base Rate.

(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes, in consultation with the Borrower, from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.7(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Loan Document, except, in each case, as required pursuant to this Section 3.7.

(d)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the applicable then-current Benchmark is a term rate (including the Term SOFR Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement)

settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for such Benchmark (including any applicable Benchmark Replacement) settings.

3.8Survival. Each party’s obligations under this Article III shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.

IV.   CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

4.1First Loans and Letters of Credit. The obligation of each Lender to make the Term A-1 Loan and any other Loans requested by the Borrower on the Closing Date, and the obligation of the Issuing Lender to issue any Letters of Credit requested by the Borrower on the Closing Date, are subject to the satisfaction of the following conditions on or before the Closing Date:

(a)Deliveries. The Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent and, if applicable, its counsel:

(i)a certificate of the Borrower signed by a Compliance Officer of the Borrower, dated as of the Closing Date stating that (a) all representations and warranties of the Loan Parties set forth in this Agreement or the other Loan Documents are true and correct in all material respects, except that such representations and warranties that are qualified in this Agreement or such other Loan Document by reference to materiality or a Material Adverse Change shall be true and correct in all respects, as of the Closing Date (or, if such representation or warranty makes reference to an earlier date, as of such earlier date), (b) the Loan Parties are in compliance with each of the covenants and conditions hereunder and the other Loan Documents, (c) no Event of Default or Default exists, (d) there has occurred no Material Adverse Change since December 31, 2022, and (e) each of the Loan Parties has satisfied each of the closing conditions required to be satisfied by it hereunder;

(ii)a certificate dated as of the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its Organizational Documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office (if so filed or required to be so filed) together with certificates from the appropriate state officials as to the continued existence and good standing or existence (as applicable) of each Loan Party in each state where organized;

(iii)evidence that there is no action, suit, proceeding or investigation pending against, or threatened in writing against, any Loan Party or any of its respective Subsidiaries or any of their respective properties, including the Material Licenses, in any court or before any arbitrator of any kind or before or by any other Governmental Authority (including the FCC and any applicable PUC) that would reasonably be expected to result in a Material Adverse Change;

(iv)this Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral and all other original items required to be delivered pursuant to any of the Collateral Documents;

(v)customary written opinions of counsel for the Loan Parties, duly executed (including any FCC or PUC counsel, if required by the Administrative Agent), dated as of the Closing Date; provided, however that no opinion of counsel shall be required for any Loan Parties that are incorporated outside of State of Delaware;

(vi)subject to Section 6.18, evidence that adequate insurance required to be maintained under this Agreement is in full force and effect;

(vii)a duly completed, executed Loan Request for Credit Extension for each Loan or Letter of Credit requested to be made on the Closing Date, including notice of election as to Interest Periods (if applicable);

(viii)a duly completed, executed Solvency Certificate signed by an Authorized Officer of each the Borrower;

(ix)evidence that all material governmental and third-party consents, subordinations or waivers, as applicable, required to effectuate the transactions contemplated hereby have been obtained and are in full force and effect, including any required material permits and authorizations of all applicable Governmental Authorities, including the FCC and all applicable PUCs;

(x)evidence that all outstanding obligations under the Existing Credit Agreement have been paid in full;

(xi)[reserved];

(xii)a Lien search with respect to the Borrower and each other Loan Party, in scope satisfactory to the Administrative Agent and with results showing no Liens other than Permitted Liens and otherwise satisfactory to the Administrative Agent;

(xiii)Collateral

(A)evidence that the Loan Parties have effectively and validly pledged and perfected the Collateral contemplated by the Collateral Documents; and

(B)evidence that all filings and recordings that are necessary to perfect the Prior Security Interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral described in the Collateral Documents have been filed or recorded in all appropriate locations;

(xiv)an executed letter from the Borrower with respect to any proceeds of the Loans being disbursed to third parties authorizing the Administrative Agent to distribute such proceeds on behalf of the Loan Parties in accordance with the instructions set forth in such letter;

(xv)the audited, consolidated financial statements of the Borrower for the fiscal year ending December 31, 2022 and such other financial statements, budgets, forecasts and other financial information as to the Loan Parties as the Administrative Agent or any other Lender may reasonably request prior to the Closing Date;

(xvi)at least five (5) Business Days prior to the Closing Date, (A) all documentation and other information requested by (or on behalf of) any Lender in order to comply with requirements of Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions and (B) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification; and

(xvii)such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

(b)Payment of Fees. The Borrower shall have paid all fees and expenses related to the Facilities and this Agreement and the other Loan Documents payable on or before the Closing Date as required by this Agreement, the Fee Letter or any other Loan Document.

4.2Each Loan or Letter of Credit. At the time of any Credit Extension and after giving effect to the proposed Credit Extension:

(a)the representations and warranties of the Loan Parties set forth in Article V of this Agreement and in the other Loan Documents shall then be true and correct in all material respects (or if qualified by materiality or a Material Adverse Change, in all respects) as of the date of such Credit Extension (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date),

(b)no Event of Default or Default shall have occurred and be continuing,

(c)the Borrower shall have delivered a duly executed and completed (x) Loan Request to the Administrative Agent for each Loan requested to be made pursuant to Section 2.1(b), 2.2(b), 2.3(c) or 2.5, as applicable, (y) Incremental Request to the Administrative Agent for each Incremental Facility requested pursuant to Section 2.5 or (z) Letter of Credit Request to the Issuing Lender for each Letter of Credit to be issued pursuant to Section 2.11(a), as the case may be; and

(d)with respect to any Credit Extension consisting of Incremental Loans, the Borrower shall have complied with all conditions set forth in the applicable Incremental Amendment;

provided that, notwithstanding anything in this Section 4.2 to the contrary, with respect to the portion of an Incremental Term Loan being used to fund a Limited Condition Acquisition, the Lenders shall be obligated to fund their Pro Rata Share of such portion of such Credit Extension so long as (i) (x) the representations and warranties of the Loan Parties set forth in Article V of this Agreement shall be true and correct at the time of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition, except such representations and warranties that are not qualified in this Agreement by reference to materiality or a Material Adverse Change shall then be true and correct in all material respects as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date) and (y) the Specified Representations are true and correct as of the closing date of such Limited Condition Acquisition, except such representations and warranties that are not qualified in this Agreement by reference to materiality or a Material Adverse Change (or similar term as defined in the applicable Acquisition Agreement) shall then be true and correct in all material respects as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date), (ii) there is (x) no Default or Event of Default in existence at the time of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition and

(y) no Specified Event of Default in existence at the time such Limited Condition Acquisition is consummated and (iii) the conditions set forth in Section 4.2(c) and Section 4.2(d) have been satisfied or waived.

V.   REPRESENTATIONS AND WARRANTIES

The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

5.1Organization and Qualification. Each Loan Party and each Restricted Subsidiary (a) is a corporation, partnership or limited liability company or other entity (as of the Closing Date, as identified on Schedule 5.1), in each case duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (as of the Closing Date, as specified on Schedule 5.1), (b) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (c) as of the Closing Date is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 5.1, and (d) is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to be so duly licensed or qualified would not reasonably be expected to result in a Material Adverse Change.

5.2Compliance With Laws.

(a)Each Loan Party and each Restricted Subsidiary is in compliance with all applicable Laws in all jurisdictions in which any Loan Party or Restricted Subsidiary is presently or currently foresees that it will be doing business except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

(b)No Credit Extension, or use of any proceeds thereof, or entry into or performance by any Loan Party of the Loan Documents to which it is a party contravenes any Law applicable to such Loan Party or any Restricted Subsidiary or any of the Lenders.

5.3Title to Properties. Each Loan Party and each Restricted Subsidiary (a) has good and marketable title to or valid leasehold interest in all properties, assets and other rights that it purports to own or lease or that are reflected as owned or leased on its books and records, and (b) owns or leases all of its properties free and clear of all Liens except Permitted Liens.

5.4Investment Company Act. None of the Loan Parties or Restricted Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”

5.5Event of Default. No Event of Default or Default exists or is continuing.

5.6Subsidiaries and Owners. As of the Closing Date, Schedule 5.6 states (a) the name of each Loan Party, each Restricted Subsidiary (including each Material Foreign Subsidiary and each Excluded Subsidiary (with a designation of the applicable clause of “Excluded Subsidiary” for each such Excluded Subsidiary)), and each Unrestricted Subsidiary, along with, in each case, its jurisdiction of organization, the name of each direct holder of the Equity Interests of each Restricted Subsidiary (other than with respect to the Borrower and any Equity Interest granted pursuant to a management incentive program), and the amount, percentage and type of, and the certificate number(s) (if any) evidencing, Equity Interests owned by such holder in such Person, and (b) any options, warrants or other rights outstanding to purchase any such Equity Interests referred to in clause (a) (other than with respect to any Unrestricted Subsidiary and any minority equity interest held by management and employees of the Loan Parties). All Equity Interests of each Loan Party (other than the Borrower) and Restricted Subsidiary which are held by management and employees of such entities, if such Equity Interests were issued on the date hereof, comply with the requirements of Section 7.8(k). Except as set forth on Schedule 5.6, each Loan Party and each Restricted Subsidiary has good and marketable title to all of the Equity Interests it purports to own, free and clear in each case of any Lien and all such Equity Interests have been validly issued, fully paid and nonassessable (or, in the case of a partnership, limited liability company or similar Equity Interest, not subject to any capital call or other additional capital requirement).

5.7Power and Authority; Validity and Binding Effect.

(a)Each Loan Party and each Restricted Subsidiary of each Loan Party has the full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

(b)This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party that is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, subject only to limitations on enforceability imposed by (y) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (z) general equitable principles.

5.8No Conflict; Consents.

(a)Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Organizational Documents of any Loan Party or Restricted Subsidiary or (ii) any applicable Law or any order, writ, judgment, injunction or decree to which any Loan Party or Restricted Subsidiary is a party or by which it or any Restricted Subsidiary or any of their respective property is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any Restricted Subsidiary (other than Liens granted under the Loan Documents). None of the Loan Parties or Restricted Subsidiaries or their respective property is subject to any restriction in any of its Organizational Documents, or any requirement of Law that would reasonably be expected to result in a Material Adverse Change.

(b)Except as would not reasonably be expected to result in a Material Adverse Change, no consent, approval, exemption, order or authorization of, or a registration or filing with, or notice to, any Governmental Authority or any other Person is required by any Law in connection with (i) the execution, delivery and carrying out of this Agreement, the other Loan Documents or any Acquisition Agreement, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection of the Prior Security Interest of the Administrative Agent and the Secured Parties created under the Collateral Documents (other than the filing of UCC financing statements (including any transmitting utility financing statements), recording of the Mortgages, and filings with the United States Patent and Trademark Office or the United States Copyright Office) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies of any

Secured Party in respect of the Collateral pursuant to the Collateral Documents (except approvals of the FCC or any applicable PUC with respect to any assignment or transfer of control of a License or Communications System) or the closing of any Acquisition, in each case, except those which have been duly obtained, taken, given or made on or before the Closing Date and are in full force and effect.

5.9Litigation. There are no actions, suits, proceedings or investigations pending or threatened in writing against any Loan Party or any Restricted Subsidiary or any of their respective properties, including the Licenses, at law or in equity before any Governmental Authority that individually or in the aggregate (i) would reasonably be expected to result in a Material Adverse Change or (ii) purports to affect the legality, validity or enforceability of any Loan Document. None of the Loan Parties or any Restricted Subsidiary is subject to or is in violation of any order, judgement, writ, injunction or any decree of any Governmental Authority that would reasonably be expected to result in a Material Adverse Change.

5.10Financial Statements.

(a)Audited Financial Statements. The audited financial statements delivered on or before the Closing Date in accordance with Section 4.1(a) and thereafter most recently delivered in accordance with Section 6.1(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein; (ii) fairly present the financial condition of, (x) with respect to the audited financial statements delivered prior to the Closing Date, the Borrower and Restricted Subsidiaries, and (y) with respect to the audited financial statements delivered after the Closing Date, the Borrower and Restricted Subsidiaries, in each case, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein; and (iii) show all material liabilities, direct or contingent, of, (x) with respect to the audited financial statements delivered prior to the Closing Date, the Borrower and its Restricted Subsidiaries, and (y) with respect to the audited financial statements delivered after the Closing Date, the Borrower and its Restricted Subsidiaries, in each case, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)Unaudited Financial Statements. The unaudited financial statements delivered on or before the Closing Date in accordance with Section 4.1(a) and thereafter most recently delivered by the Borrower in accordance with Section 6.1(a) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein, and (ii) fairly present the financial condition of the Borrower and Restricted Subsidiaries, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)[Reserved].

(d)Material Adverse Change.   Since December 31, 2022, no Material Adverse Change has occurred.

5.11Margin Stock. None of the Loan Parties nor any Restricted Subsidiary engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or that is inconsistent with the provisions of the regulations of the Board.  None of the Loan Parties nor any Restricted

Subsidiary holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Restricted Subsidiary are or will be represented by margin stock.

5.12Full Disclosure.

(a)Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith (other than projections and budgets), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not materially misleading. Any projections or budgets provided by or on behalf of the Loan Parties have been prepared by management in good faith and based on assumptions believed by management to be reasonable at the time the projections or budgets were prepared, it being understood that the projections or budgets as to future events are not to be viewed as fact and that actual results during the period or periods covered by the projections or budgets may differ materially from such projected results.

(b)As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

5.13Taxes. (a) All federal, state and local and other tax returns required to have been filed with respect to each Loan Party and each Restricted Subsidiary have been filed, and (b) payment or adequate provision has been made for the payment of all taxes and other governmental charges that have or may become due pursuant to said returns or to assessments received, except (i) to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made or (ii) failure to file any tax returns or to pay any taxes that would not reasonably be expected to result in a Material Adverse Change.

5.14Intellectual Property; Other Rights. Each Loan Party and each Restricted Subsidiary owns, licenses or possesses all the Intellectual Property and all service marks, trade names, domain names, licenses, registrations, franchises, permits and other rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Restricted Subsidiary, without known possible alleged or actual conflict with the rights of others, except as would not reasonably be expected to result in a Material Adverse Change.

5.15Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents constitute Prior Security Interests in and to the Collateral. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrower.

5.16Insurance.

(a)The properties of each Loan Party and each Restricted Subsidiary are insured pursuant to policies and other bonds that are valid and in full force and effect and that provide coverage satisfying or surpassing the requirements set forth in Section 6.5(a).

(b)Each Loan Party, to the extent required under the Flood Laws, has obtained flood insurance for such structures and contents constituting Collateral located in a flood hazard zone pursuant to policies that are valid and in full force and effect and which provide coverage meeting the requirements of Section 6.5(b).

5.17Employee Benefits Compliance.

(a)Each Plan is in compliance in all respects with the applicable provisions of ERISA, the IRC and other federal or state law except for any noncompliance that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Change. Each Plan, other than a Multiemployer Plan, which is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or is adopted by means of a master or prototype plan that has received a favorable opinion letter upon which the Loan Parties are entitled to rely and to the best knowledge of the Loan Parties, nothing has occurred that would cause the loss of such qualification. The Loan Parties and each ERISA Affiliate have made all material required contributions to any Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan.

(b)There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted in or would reasonably be expected to result in a Material Adverse Change. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted in or would reasonably be expected to result in a Material Adverse Change.

(c)(i) Except as would not reasonably be expected to result in a Material Adverse Change, no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded liability; (iii) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

5.18Environmental Matters.

(a)Each of the Loan Parties and their respective Restricted Subsidiaries is in compliance in all respects with all applicable Environmental Laws, and there is no violation of applicable Environmental Laws at, under or about such properties or such operations of the Loan Parties and their respective Restricted Subsidiaries which would interfere in any respect with the continued operation of such properties or impair in any respect the fair saleable value thereof or with such operations, except for any such violations, contamination, interference or impairment as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

(b)No Loan Party or Restricted Subsidiary has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws (and no related claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of any Loan Party or any Restricted Subsidiary, is threatened or contemplated) with regard to their activities at any of the properties or the business operated by the Loan Parties (the “Business”), or, to the knowledge of any Loan Party or any Restricted Subsidiary, any prior Business for which any Loan Party or any Restricted Subsidiary has retained liability under any Environmental Law that would reasonably be expected to result in a Material Adverse Change.

5.19Communications Regulatory Matters.

(a)As of the ~~Closing~~First Amendment Date and before and after giving effect to each Permitted Acquisition (if any), Schedule 5.19 (which Schedule shall be updated in connection with the consummation of a Permitted Acquisition) sets forth a true and complete list of the following information for each Material License issued to or utilized by the Loan Parties or their respective Restricted Subsidiaries: the granting authority, the name of the licensee, the type of service, the expiration date and the geographic area covered by such License. Other than as set forth in Schedule 5.19, each Material License is held by a Loan Party or a wholly-owned, Domestic Subsidiary of a Loan Party that is a Restricted Subsidiary whose Equity Interests are subject to a Prior Security Interest in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, pursuant to the Security Agreement.

(b)Except as would not reasonably be expected to result in a Material Adverse Change, (i) the Material Licenses are valid and in full force and effect without conditions, except for such conditions as are generally applicable to holders of such Material Licenses; (ii) each Loan Party or Restricted Subsidiary of has all requisite power and authority required under the Communications Act and PUC Laws to hold the Material Licenses and to own and operate its Communications Systems; (iii) the Material Licenses constitute in all material respects all of the Material Licenses necessary for the operation of the Communications Systems in the same manner as it is presently conducted; (iv) no event has occurred and is continuing which would reasonably be expected to (A) result in the suspension, revocation, or termination of any such Material License or (B) materially and adversely affect any rights of the Loan Parties or their respective Restricted Subsidiaries thereunder; (v) no Loan Party or any Restricted Subsidiary has actual knowledge that any Material License will not be renewed in the ordinary course; (vi) neither the Loan Parties nor any of their respective Subsidiaries are a party to any investigation, notice of apparent liability, notice of violation, order or complaint issued by or before the FCC, PUC or any applicable Governmental Authority with respect to a Material License; and (vii) there are no proceedings pending by or before the FCC, PUC or any applicable Governmental Authority which would reasonably be expected to adversely affect the validity of any Material License.

(c)Except as would not reasonably be expected to result in a Material Adverse Change, all of the material properties, equipment and systems owned, leased, subleased or managed by the Loan Parties or Restricted Subsidiaries are, and (to the best knowledge of the Loan Parties and their Restricted Subsidiaries) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all terms and conditions of the Material Licenses, all Laws and all standards or rules (including with respect to the construction and operation of such property, equipment and systems) imposed by any Governmental Authority or as imposed under any agreements with telecommunications companies and customers.

(d)Each of the Loan Parties the Restricted Subsidiaries has made all material filings which are required to be filed by it, paid all material franchise, license, regulatory assessments or other fees and charges related to the Material Licenses or which are required to be paid or have become due pursuant to any authorization, consent, approval or license of, or registration or filing with, any Governmental Authority in respect of its business or which is otherwise required for the construction and operation of any Communication System and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued, except as would not reasonably be expected to result in a Material Adverse Change.

(e)Except as would not reasonably be expected to result in a Material Adverse Change, each of the Loan Parties and the Restricted Subsidiaries has complied with all requirements,

rules, restrictions, and other terms and conditions required to be complied with respect to any Funding Program or associated with the receipt and use of funding from any Funding Agency. To the best of each Loan Party’s and Restricted Subsidiary’s knowledge, there are no non-routine, pending audits or investigations by any Governmental Authority or Funding Agency threatened in writing regarding the Loan Parties’ or Restricted Subsidiaries’ use of, or entitlement to, any funding received from any Funding Program, in each case, the result of which would reasonably be expected to result in a fine or penalty that would reasonably be expected to result in a Material Adverse Change.

5.20Solvency. Before and after giving effect to any Credit Extension hereunder, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

5.21Qualified ECP Guarantor. The Borrower is a Qualified ECP Guarantor.

5.22Transactions with Affiliates. No Affiliate of any Loan Party or any Restricted Subsidiary owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Loan Parties or has any material interest in any material property used by Loan Parties, except as permitted by Section 7.3.

5.23Labor Matters. There are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened except as would not reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any Restricted Subsidiary is bound, except as would not reasonably be expected to result in a Material Adverse Change.

5.24Anti-Corruption; Anti-Terrorism and Sanctions.

(a)Each of the Loan Parties and their respective Restricted Subsidiaries, Affiliates, officers, directors, employees and agents, are in compliance, in all respects, with all applicable (i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws and (iii) Sanctions.

(b)The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Loan Parties and their respective Restricted Subsidiaries, Affiliates, officers, directors, employees and agents with all applicable (i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws and (iii) Sanctions.

(c)None of the Loan Parties or their respective Restricted Subsidiaries, and to the knowledge of the Loan Parties and the Restricted Subsidiaries, none of their Affiliates, officers, directors, employees or agents are Sanctioned Persons or have engaged in, or are now engaged in, or will engage in, any dealings or transactions with any Sanctioned Person.

(d)No Credit Extension, use of proceeds or other transaction contemplated by this Agreement will violate any applicable (i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws or (iii) Sanctions.

(e)The Loan Parties have provided to the Administrative Agent and the Lenders all information requested by the Administrative Agent and the Lenders regarding the Loan Parties and their respective Restricted Subsidiaries, Affiliates, officers, directors, employees and agents that is necessary for the Administrative Agent and the Lenders to collect to comply with applicable Anti-Corruption Laws, Anti-Terrorism Laws, Sanctions and other Laws.

5.25Reserved.

5.26Acquisition Not Subject to Exon Florio Provision of the Defense Production Act. At the time any Acquisition or any other Investment is consummated by any Loan Party or any Subsidiary of any Loan Party and at the time of any Equity Issuance by or to any Loan Party or any Subsidiary of any Loan Party, the Borrower, on the basis of thorough due diligence with respect to such Acquisition or such Investment or such Equity Issuance, have determined in good faith that: (i) such Acquisition or such Investment or such Equity Issuance will not result in the acquisition of a substantial interest in any TID U.S. business by a foreign person in which a national or subnational government of a single foreign state (other than an excepted foreign state) has a substantial interest, with the term “TID U.S. business” having the meaning set forth in 31 C.F.R. § 800.248 and the term “substantial interest” having the meaning set forth in 31 C.F.R. § 800.244; (ii) any Acquired Business and its Subsidiaries or such other Investment do not produce, design, test, manufacture, fabricate, or develop one or more “critical technologies”, with the term “critical technologies” having the meaning set forth in 31 C.F.R. § 800.215; (iii) no Loan Party or Subsidiary of any Loan Party produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies”, with the term “critical technologies” having the meaning set forth in 31 C.F.R. § 800.215; and (iv) therefore, that the submission of a declaration to the Committee on Foreign Investment in the United States is not required pursuant to 31 C.F.R. § 800.401. For the purpose of this Section 5.26, the term “foreign person” has the meaning set forth in 31 C.F.R. § 800.224 and the term “foreign entity” (referred to in the definition of foreign person) has the meaning set forth in 31 C.F.R. § 800.220.

VI.   AFFIRMATIVE COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full of the Secured Obligations, the Loan Parties shall and shall cause each Restricted Subsidiary to comply at all times with the following covenants:

6.1Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

(a)Quarterly Financial Statements. Commencing with the fiscal quarter ending June 30, 2023, as soon as available and in any event no later than the earlier to occur of (i) ten (10) days after the date that the Borrower is required to file its quarterly report with the Securities and Exchange Commission (the “SEC”) as part of its periodic reporting (if the Borrower is subject to such reporting requirements) and (ii) fifty-five (55) days after the end of the first three fiscal quarters of each fiscal year of Borrower, Borrower will deliver consolidated (and consolidating with respect to the Borrower’s separate lines of business, as reasonably requested by the Administrative Agent) balance sheets of Borrower and its Restricted Subsidiaries, as at the end of such fiscal quarter and the then elapsed portion of the applicable fiscal year, and the related consolidated (and consolidating with respect to the Borrower’s separate lines of business, as reasonably requested by the Administrative Agent) statements of income, shareholders’ equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such quarter (which requirement shall be deemed satisfied by the delivery of Borrower’s quarterly report on Form 10-Q (or any successor form) for such quarter).

(b)Annual Financial Statements. Commencing with the fiscal year ending December 31, 2023, as soon as available and in any event no later than the earlier to occur of (i) 10 days after the date that the Borrower is required to file its annual report with the SEC as part of its periodic reporting (if the Borrower is subject to such reporting requirements), and (ii) 100 days after the end of each fiscal year of the Borrower, the Borrower will deliver (a) consolidated (and consolidating with respect to the Borrower’s separate lines of business, as reasonably requested by the Administrative Agent) balance sheets of the Borrower and its Restricted Subsidiaries, as at the end of such year, and the related consolidated (and consolidating with respect to the Borrower’s separate lines of business, as reasonably requested by the Administrative Agent) statements of income, shareholders’ equity and cash flows for such fiscal year (which requirement shall be deemed satisfied by the delivery of the Borrower’s Annual Report on Form 10-K (or any successor form) for such year) and (b) a report with respect to the financial statements received pursuant to this Subsection from PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to Administrative Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”), as amended, entitled “Reports on Audited Financial Statements” and such report shall be without any material qualification or exception as to the scope of such audit or any “going concern” qualification.

(c)Compliance Certificate. Concurrently with the financial statements of the Borrower and Restricted Subsidiaries furnished to the Administrative Agent and to the Lenders pursuant to Sections 6.1(a) and (b), a Compliance Certificate duly executed by a Compliance Officer of the Borrower, together with any changes to the most recently delivered list of Excluded Subsidiaries and Unrestricted Subsidiaries.

(d)Other Reports.

(i)Annual Budget. Commencing with the fiscal year ending December 31, 2023, the annual consolidated Budget and any forecasts or projections of the Borrower, to be supplied not later than sixty (60) days after the end of each fiscal year, with respect to the subsequent fiscal year.

(ii)Accountants’ Reports. Promptly upon their becoming available to any Loan Party, any reports, including management letters submitted, to any Loan Party by independent accountants in connection with any annual, interim or special audit.

(iii)Management Report. Concurrently with the quarterly financial statements furnished to the Administrative Agent and to the Lenders pursuant to Sections 6.1(a) and (b), if Borrower is no longer subject to reporting requirements of the Act, reports in scope and content substantively similar to its present SEC reporting. The information above shall be presented in reasonable detail and shall be certified by a Compliance Officer of the Borrower to the effect that, to his or her knowledge after reasonable diligence, such information fairly presents in all material respects the results of operations and financial condition of the Loan Parties and their Subsidiaries as at the dates and for the periods indicated.

(iv)SEC Filings. Promptly upon their becoming available, the Borrower will deliver or cause to be delivered copies of (i) all financial statements, reports, notices and proxy statements sent or made available by any Loan Party or any Restricted Subsidiary to any of their security holders generally, and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party or any Restricted Subsidiary with the SEC.

(e)Notices.

(i)Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Default and the action that such Loan Party proposes to take with respect thereto.

(ii)Regulatory and Other Notices. Promptly (A) after filing, receiving or becoming aware thereof, the Loan Parties will deliver or cause to be delivered copies of any filings or communications sent to, or notices and other communications received by, any Loan Party or any of its respective Subsidiaries from any Governmental Authority, including the FCC and any PUC, relating to any noncompliance by any Loan Party or any of its Subsidiaries with any applicable Law, including the Communications Act and any applicable PUC Law, or with respect to any matter or proceeding, in each case, the effect of which would reasonably be expected to result in a Material Adverse Change.; and (B) after any Loan Party or Restricted Subsidiary receiving a threat in writing of any non-routine pending audits or investigations by any Governmental Authority or Funding Agency regarding a Loan Party’s or a Restricted Subsidiary’s use of, or entitlement to, any funding received from any Funding Program, in each case, that could reasonably be expected to result in any default or event of default by such Loan Party or Restricted Subsidiary under such Funding Program, the Loan Parties will deliver or cause to be delivered copies of such communications.

(iii)Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Governmental Authority or any other Person against any Loan Party or Subsidiary of any Loan Party that relate to the Collateral, involve a claim or series of claims that if adversely determined would reasonably be expected to result in a Material Adverse Change.

(iv)ERISA Event. Promptly after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; promptly after any Loan Party’s or any of its respective Restricted Subsidiaries’ receipt of any notice concerning the institution of proceedings by the PBGC pursuant to Section 4042 of ERISA to promptly terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; promptly upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by any Loan Party or any of its respective Restricted Subsidiaries to any Pension Plan to which any Loan Party or any of its respective Restricted Subsidiaries was not contributing at the Closing Date; and promptly upon becoming aware of any other event or condition regarding a Plan or any Loan Party’s or any of its respective Restricted Subsidiaries’ or an ERISA Affiliate’s compliance with ERISA which, in each case, would reasonably be expected to result in a Material Adverse Change, Borrower will give notice to Administrative Agent and Lenders thereof and provide such other information as may be reasonably available to any Loan Party or any such Subsidiary to enable Administrative Agent and Lenders to reasonably evaluate such matter.

(v)Material Adverse Change. Promptly after the Borrower becomes aware thereof, the Borrower will give notice of any change in events or changes in facts or circumstances affecting any Loan Party or any of their respective Restricted Subsidiaries which individually or in the aggregate have resulted in or would reasonably be expected to result in a Material Adverse Change.

(vi)Environmental Notices. Promptly after becoming aware of any violation by any Loan Party or any of its respective Subsidiaries of Environmental Laws or promptly upon receipt of any notice that a Governmental Authority or other Person has asserted that any Loan Party or any of its respective Subsidiaries is not in compliance with Environmental Laws or that its compliance is being investigated, and, in either case, the same would reasonably be expected to result in a Material Adverse Change, the Borrower will give notice thereof and provide such other information as may be reasonably available to any Loan Party or any of its respective Subsidiaries to enable the Administrative Agent and the Lenders to reasonably evaluate such matter.

(vii)Notices and Reports under Funding Programs. (x) Promptly upon the occurrence thereof, the Borrower will give notice of any material default or event of default under any Funding Program and (y) promptly upon request by the Administrative Agent, copies of all required material reports delivered to any Funding Agency as required under the applicable Funding Program during the applicable period.

(f)Beneficial Ownership Certificate. Promptly after the occurrence thereof, a notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

(g)Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

6.2Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its respective Restricted Subsidiaries (other than Immaterial Subsidiaries) to, maintain (a) its legal existence as a corporation, limited partnership or limited liability company or other entity, as the case may be as of the Closing Date or the date of formation or acquisition thereof and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise permitted in Section 7.7, and (b) all licenses, franchises, permits and other authorizations (including all Licenses) and Intellectual Property, the loss, revocation, termination, suspension or adverse modification of which would reasonably be expected to result in a Material Adverse Change or as otherwise permitted under Section 7.7.

6.3Reserved.

6.4Payment of Taxes. Each Loan Party shall, and shall cause each Restricted Subsidiary to, duly pay and discharge all taxes and other governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent (i) that such taxes or governmental charges are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made or (ii) where the failure to pay such taxes would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.5Maintenance of Insurance.

(a)Each Loan Party shall, and shall cause each Restricted Subsidiary to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. Such insurance policies shall contain additional insured, mortgagee and lender loss payable special endorsements in form and substance satisfactory to the Administrative Agent naming the Administrative Agent as additional insured, mortgagee and lender loss payee, as applicable, and providing the Administrative Agent with notice of cancellation reasonably acceptable to the Administrative Agent.

(b)Each Loan Party shall, to the extent required under the Flood Laws, obtain and maintain flood insurance for such structures and contents constituting Collateral located in a flood hazard zone, in such amounts as similar structures and contents are insured by prudent companies in similar circumstances carrying on similar businesses and otherwise satisfactory to the Administrative Agent (but, in any event, providing all flood insurance required by applicable Law).

(c)Subject to Section 6.18, each Loan Party shall deliver evidence of the insurance policies and endorsements described above to the Administrative Agent on or prior to the Closing Date. The Borrower will deliver to the Administrative Agent one or more certificates of insurance and endorsements evidencing renewal of the insurance coverage required hereunder within two (2) Business Days (or such later date as the Administrative Agent shall agree to in its reasonable discretion) after the completion of such renewal of the insurance coverage plus such other evidence of payment of premiums therefor as Administrative Agent may reasonably request in writing.

(d)If any Loan Party fails to, or fails to cause any Restricted Subsidiary to, obtain and maintain any of the policies of insurance required to be maintained pursuant to the provisions of this Section 6.5 or to pay any premium in whole or in part, the Administrative Agent may, without waiving or releasing any obligation or Default or Event of Default, at the Loan Parties’ expense, but without any obligation to do so, procure such policies or pay such premiums. All sums so disbursed by the Administrative Agent, including any reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and reasonable fees, charges and disbursements of counsel for the Administrative Agent, shall be payable by the Loan Parties to the Administrative Agent on demand and shall be additional Obligations hereunder and under the other Loan Documents, secured by the Collateral.

6.6Maintenance of Properties. Each Loan Party shall, and shall cause each Restricted Subsidiary to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof, except as such action or inaction would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.7Visitation Rights. Each Loan Party shall, and shall cause each Restricted Subsidiary to, permit any of the officers or authorized employees or representatives of the Administrative Agent to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers and to conduct reviews of each Loan Party’s Collateral, all in such detail and at such times and as often as the Required Lenders or the Administrative Agent may reasonably request, all at the Borrower’s expense, provided that prior to the occurrence and continuance of an Event of Default, (i) the Administrative Agent shall provide the Borrower with at least three (3) Business Days’ notice prior to any visit or inspection and (ii) the Administrative Agent shall not make more than one (1) such visit or inspection in any calendar year.

6.8Keeping of Records and Books of Account. The Loan Parties shall, and shall cause each Restricted Subsidiary of any Loan Party to, maintain and keep proper books of record and account that enable the Loan Parties and their Restricted Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Governmental Authority having jurisdiction over any Loan Party or any Restricted Subsidiary of the Loan Parties, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

6.9Compliance with Laws.

(a)Each Loan Party shall, and shall cause each Restricted Subsidiary to, comply with all applicable Laws, except where failure to comply with any applicable Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief that, in the aggregate, would reasonably be expected to result in a Material Adverse Change.

(b)Each of the Loan Parties shall, and shall cause each of its Restricted Subsidiaries, Affiliates, officers, directors, employees and agents to, comply with all applicable

(i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws and (iii) Sanctions. The Borrower shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their respective Restricted Subsidiaries, Affiliates, officers, directors, employees and agents with all applicable (i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws and (iii) Sanctions.

(c)Each of the Loan Parties shall, and shall cause each of the Restricted Subsidiaries to (i) conduct its operations and keep and maintain its real property in compliance with all Environmental Laws and environmental permits; (ii) obtain and renew all environmental permits necessary for its operations and properties; and (iii) implement any and all investigation, remediation, removal and response actions that are necessary to maintain the value and marketability of the real property or to otherwise comply with Environmental Laws pertaining to any of its real property, in each case, except as such action or inaction would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change (provided, however, that neither a Loan Party nor any of its Restricted Subsidiaries shall be required to undertake any such investigation, remediation, removal, response or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP).

6.10Further Assurances.

(a)Generally. In each case, subject to the terms, conditions and limitations contained herein and in the other Loan Documents, each Loan Party shall, and shall cause each Restricted Subsidiary to, from time to time, at its expense, preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral whether now owned or hereafter acquired as a continuing Prior Security Interest therein, and shall do or make, or cause each Restricted Subsidiary to do or make, such other acts, deliveries and things as the Administrative Agent in its reasonable discretion may request in writing from time to time in order to consummate the transactions contemplated hereby, preserve, perfect and protect the Liens granted or purported to be granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

(b)Additional Subsidiaries. In furtherance, and not in limitation, of Section 6.10(a), promptly upon (and in any event within forty-five (45) days after (or such later date as the Administrative Agent shall agree to in its sole discretion)) (I) the creation or acquisition of any direct or indirect Subsidiary (other than an Excluded Subsidiary, an Unrestricted Subsidiary or a Material Foreign Subsidiary) by any Loan Party or any Subsidiary (other than an Excluded Subsidiary, an Unrestricted Subsidiary or a Material Foreign Subsidiary) of any Loan Party, or (II) any existing Unrestricted Subsidiary becoming a Restricted Subsidiary (other than an Excluded Subsidiary or a Material Foreign Subsidiary) or (III) any existing Restricted Subsidiary that was an Excluded Subsidiary or a Material Foreign Subsidiary ceasing to be an Excluded Subsidiary or a Material Foreign Subsidiary, each such Subsidiary and the Loan Parties will execute and deliver to the Administrative Agent a duly executed Joinder Agreement in accordance with Section 12.12, pursuant to which (i) such Subsidiary shall become a party hereto as a Guarantor and shall become a party to the Security Agreement as a Grantor (as defined therein), and (ii) the Equity Interests of such Subsidiary shall be pledged by the applicable Loan Party to the extent provided in the Collateral Documents. As promptly as reasonably possible, the Loan Parties and their respective Subsidiaries will deliver all certificates evidencing such Equity Interests, together with undated, executed transfer powers, and such other Collateral Documents and such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary) regarding such Subsidiary, in form, content and scope reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a Prior Security Interest in the Collateral, to the extent provided in the Collateral Documents, for the Secured Obligations. Notwithstanding anything herein to the contrary, in connection with a Limited Condition Acquisition, to the extent that any Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the closing date of such Limited Condition Acquisition (other than (1) a Lien on Collateral that may be perfected solely by the filing of a financing statement under and in connection with the UCC, (2) a Lien on Collateral that may be perfected solely by the filing of a security agreement with either the United States Patent and Trademark Office or the United States Copyright Office and (3) a pledge of the Equity Interests of the Acquired Business with respect to which a lien may be perfected upon closing by the delivery of a stock or equivalent certificate together with a stock power or similar instrument of transfer endorsed in blank (unless the Administrative Agent agrees in its sole discretion to receive such certificate and such stock power or instrument of transfer on a date following such closing in its sole determination)) after the Borrower’s use of commercially reasonable efforts to do so, then the provision and/or perfection of such collateral shall not constitute a condition precedent to the availability and the funding of such Indebtedness on the closing date of such Limited Condition Acquisition but may instead be delivered and/or perfected within sixty (60) days (or such longer period as the Administrative Agent may reasonably agree in its sole discretion) after such closing date pursuant to arrangements to be mutually agreed by the Administrative Agent and the Borrower.

(c)[Reserved].

(d)Other Property. Pursuant to the terms of this Section 6.10 and of the Security Agreement, the Loan Parties will (i) promptly (and in any event on or before the earlier of (x) if applicable, the time required by Section 6.10(b) or (y) the Borrower’s next submission of a Compliance Certificate) notify the Administrative Agent of (A) any Equity Interest, and (B) any commercial tort claim known to any Loan Party (such that an officer of any Loan Party has actual knowledge of the existence of a tort cause of action and not merely of the existence of the facts giving rise to such cause of action) that such Loan Party knows to involve an amount in controversy, in the aggregate with any other known commercial tort claim of any Loan Party, in excess of the greater of (i) $20,000,000 and (ii) 25% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period, and (ii) on or before the earlier of (x) if applicable, the time required by Section 6.10(b) or (y) the Borrower’s next submission of a Compliance Certificate in connection with the financial statements required to be delivered pursuant to Section 6.1(b), deliver updated Annexes to the Security Agreement as and when required under the Security Agreement.

The Administrative Agent may elect not to request any documents, instruments, filings or opinions as contemplated by this Section 6.10 or the Security Agreement and the other Loan Documents if it determines in its reasonable discretion that the costs to the Loan Parties of perfecting a security interest or Lien in such property exceed the relative benefit of such security interest to the Secured Parties.

6.11CoBank Equity and Securities.

(a)So long as CoBank (or its affiliates) is a Lender hereunder, the Borrower shall (a) maintain its status as an entity eligible to borrow from CoBank (or its affiliates) and (b) acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in CoBank in connection with the Loans made by CoBank (or its affiliates) may not exceed the maximum amount permitted by the Bylaws and the Capital Plan at the time this Agreement is entered into. The Borrower acknowledges receipt of a copy of (i) CoBank’s most recent annual report, and if more recent, CoBank’s latest quarterly report, (ii) CoBank’s Notice to Prospective Stockholders and (iii) CoBank’s Bylaws and Capital Plan, which describe the nature of all of the CoBank Equities as well as capitalization requirements, and agrees to be bound by the terms thereof.

(b)Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with CoBank, (ii) the Borrower’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. CoBank reserves the right to assign or sell participations in all or any part of its (or its affiliate’s) Commitments or outstanding Loans hereunder on a non-patronage basis.

(c)Notwithstanding anything herein or in any other Loan Document to the contrary, each party hereto acknowledges that: (i) CoBank has a statutory first Lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all CoBank Equities that the Borrower may now own or hereafter acquire, which statutory Lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit; (ii) during the existence of any Event of Default, CoBank may at its sole discretion, but shall not be required to, foreclose on its statutory first Lien on the CoBank Equities and/or set off the value thereof or of any cash patronage against the Secured Obligations; (iii) during the existence of any Event of Default, CoBank may at its sole discretion, but shall not be required to, without notice except as required by applicable Law, retire and cancel all or part of the CoBank Equities owned by or allocated to the Borrower in accordance with the Farm Credit Act of 1971 (as amended from time to time) and any regulations promulgated pursuant thereto in total or partial liquidation of the Secured Obligations for such value as may be required pursuant applicable Law and CoBank’s Bylaws and Capital Plan (as each may be amended from time to time); (iv) the CoBank Equities shall not constitute security for the Secured Obligations due to the Administrative Agent, any other Lender or any other Secured Party; (v) to the extent that any of the Loan Documents create a Lien on the CoBank Equities, such Lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit and shall not be subject to pro rata sharing hereunder; (vi) any setoff effectuated pursuant to the preceding clauses (ii) or (iii) may be undertaken whether or not the Secured Obligations are currently due and payable; and (vii) CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default, Default or any other default by the Borrower or any other Loan Party, or at any other time, either for application to the Obligations or otherwise. The Borrower acknowledges that any corresponding tax liability associated with CoBank’s application of the value of the CoBank Equities to any portion of the Obligations is the sole responsibility of the Borrower.

6.12Use of Proceeds. The proceeds of (i) the Term A-1 Loans shall be used to refinance the outstanding principal balance of the revolver loans advanced to the Borrower under that certain Fourth Amended and Restated Credit Agreement dated as of December 19, 2014, among the Borrower, CoBank, as administrative agent, the other loan parties party thereto, and the other lenders party thereto, and (ii) the Revolving A-1 Loans shall be used to provide working capital and Letters of Credit from time to time for the Borrower and its Subsidiaries and for other general corporate purposes. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Sections 5.11 and 5.24 and as permitted by applicable Law.

6.13Reserved.

6.14Reserved.

6.15Compliance with ERISA and IRC. Each Loan Party will (a) comply in all material respects with applicable provisions of ERISA and the IRC with respect to all Plans, (b) without the prior written consent of Agent and the Required Lenders, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (c) not participate in any prohibited transaction that could result in other than a de minimis civil penalty excise tax or correction obligation under ERISA or the IRC, and (d) operate each Plan in such a manner that will not incur any material tax liability under the IRC.

6.16Reserved.

6.17Designation of Subsidiaries.

(a)The Borrower may at any time and from time to time designate (or re-designate) any of its direct or indirect Subsidiaries (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Restricted Subsidiary of the Borrower; provided that, (i) no Event of Default shall have occurred and be continuing immediately before and immediately after giving effect to such designation, (ii) the Borrower shall be in compliance on a pro forma basis immediately after giving effect to such designation with Article VIII for the Test Period, and (iii) such designation complies with Section 7.5.

(b)Borrower may designate (or re-designate) any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, (i) no Event of Default shall have occurred and be continuing immediately before and immediately after giving effect to such designation and (ii) Borrower shall be in compliance on a pro forma basis immediately after giving effect to such designation with Article VIII for the Test Period; provided further that, Indebtedness and Investments of the applicable Subsidiary and any Liens encumbering its property, in each case, existing as of the time of such designation shall be deemed incurred or established, as applicable, at the time of such designation.

(c)For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the definition of Investment.

(d)Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly delivering to the Administrative Agent a certificate of an authorized officer of the Borrower certifying that such designation complies with the foregoing provisions of this Section 6.17, whereupon such designation shall be immediately effective.

(e)Notwithstanding anything herein to the contrary, (i) if any Restricted Subsidiary owns or holds any Material Intellectual Property, such Restricted Subsidiary may not be designated as an Unrestricted Subsidiary and (ii) neither the Borrower nor any of its Restricted Subsidiaries shall make any Investment consisting of, or otherwise Dispose of, any Material Intellectual Property to, any Unrestricted Subsidiary.

6.18Post-Closing Obligations. Each of the Loan Parties covenants and agrees that it shall, and shall cause each Restricted Subsidiary to, perform the obligations set forth on Schedule 6.18 on or before the date provided on Schedule 6.18 (as such date may be extended by the Administrative Agent in its reasonable discretion) with respect to each such obligation unless the Administrative Agent has agreed in its reasonable discretion in writing to waive such obligation in its entirety.

VII.  NEGATIVE COVENANTS

7.1Indebtedness. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness under this Agreement and the other Loan Documents;

(b)Indebtedness in respect of returned items, netting services, employee credit cards (and related credit card processing services), debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), overdraft protections and automatic clearinghouse arrangements and other cash management and similar arrangements incurred in the ordinary course of business;

(c)Unsecured Indebtedness, in each case, arising from agreements of Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, deferred purchase price, earn-out payments or similar obligations;

(d)Indebtedness consisting of unpaid insurance premiums owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business;

(e)endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(f)Indebtedness arising under guaranties made in the ordinary course of business of obligations of any Loan Party, which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent;

(g)[Reserved];

(h)existing Indebtedness as set forth on Schedule 7.1(h) (including any extensions or renewals thereof); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(i)Indebtedness incurred (A) with respect to Purchase Money Security Interests, Synthetic Lease Obligations and Capital Leases for fixed or capital assets set forth on Schedule 7.1(i), and (B) Indebtedness incurred with respect to Purchase Money Security Interests, Synthetic Lease Obligations and Capital Leases for fixed or capital assets not to exceed in the aggregate amount at any time the greater of (i) $10,000,000 and (ii) 15% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(j)Unsecured Indebtedness solely among Loan Parties;

(k)Indebtedness (contingent or otherwise) of any Loan Party arising under (i) any Secured Hedge or (ii) Indebtedness under any Secured Bank Product entered into in the ordinary course of business; provided, however, that (i) no Loan Party shall enter into or incur any Secured Hedge that constitutes a Swap Obligation if at the time it enters into or incurs such Swap Obligation it does not constitute an “eligible contract participant” as defined in the Commodity Exchange Act, and (ii) the Loan Parties and their Subsidiaries shall enter into a Secured Hedge only for hedging (rather than speculative) purposes;

(l)Guarantees and other Contingent Obligations permitted by Section 7.4;

(m)Indebtedness of any Person (other than revolving credit facilities or commitments therefor) that becomes a Restricted Subsidiary that is assumed in connection with any Permitted Acquisition, in an aggregate amount at any time not to exceed 100% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period; provided that (i) such Indebtedness was existing at the time of closing such Permitted Acquisition and not incurred in contemplation of such Permitted Acquisition, (ii) no portion of such Indebtedness matures prior to the latest maturity date of any of the Loans, (iii) immediately before and immediately after giving effect to the incurrence or assumption thereof and any related transactions, no Default or Event of Default has occurred and is continuing and (iv) immediately after giving effect to the incurrence or assumption thereof and any related transactions, the Borrower shall be in compliance on a pro forma basis with the financial covenant set forth in Article VIII for the Test Period;

(n)Indebtedness with respect to cash management and similar arrangements in the ordinary course of business;

(o)Indebtedness representing deferred compensation to officers or employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(p)Indebtedness in respect of Permitted Stimulus Indebtedness;

(q)[Reserved];

(r)other Indebtedness of the Borrower in an aggregate amount at any time not to exceed the greater of (i) $50,000,000 and (ii) 50% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period; provided that no more than $10,000,000 of Indebtedness incurred pursuant to this clause (r) may be secured Indebtedness (and any such secured Indebtedness shall be subordinated in right of payment and remedies to the Obligations on terms reasonably acceptable to the Administrative Agent);

(s)Indebtedness incurred by Foreign Restricted Subsidiaries (other than GTT and its Subsidiaries, One Communications and its Subsidiaries, and CAH Holdco and its Subsidiaries) in an aggregate amount at any time not to exceed the greater of (i) $10,000,000 and (ii) 10% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(t)the RTFC Indebtedness and any refinancing Indebtedness therefor refinanced not to exceed an aggregate principal amount of $60,000,000 at any time; and

(u)Indebtedness (i) incurred by GTT and its Subsidiaries, the aggregate amount of which shall not exceed at any time an amount equal to (w) EBITDA of GTT and its Subsidiaries on a consolidated basis for the then most recently completed four (4) fiscal quarters multiplied by (x) 1.5; and (ii) incurred by One Communications and its Subsidiaries, the aggregate amount of which shall not exceed at any time an amount equal to (y) EBITDA of One Communications and its Subsidiaries on a consolidated basis for the then most recently completed four (4) fiscal quarters multiplied by (z) (i) 1.5 or, (ii) to the extent One Communications or its Affiliates use all or any portion of such Indebtedness to redeem or repurchase, through a tender offer or otherwise, all or any portion of the outstanding shares of capital stock of One Communications not indirectly owned by Borrower, 2.0.

7.2Liens. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

7.3Affiliate Transactions. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, enter into or carry out any transaction with any Affiliate of the Borrower on terms that are less favorable than those that might be obtained at the time from a Person who is not such an Affiliate unless such transaction (a) (i) is not otherwise prohibited by this Agreement, (ii) is in accordance with all applicable Law, and (iii) (A) is among the Loan Parties, (B) (x) is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions no less favorable to such Loan Party or such Restricted Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower and, to the extent such transaction or series of transactions involves an aggregate amount in excess of $2,500,000, is disclosed in advance in writing to the Administrative Agent, (C) relates to payment of directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings, or (D) is intercompany Indebtedness permitted by Section 7.1(k), an advance permitted by Section 7.5(b), an intercompany loan, advance or other Investment permitted by Section 7.5(b), a Restricted Payment permitted by Section 7.6 or a management fee permitted by Section 7.18, (b) is among the Excluded Subsidiaries, (c) is for payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employee, or (d) is pursuant to a shared services agreements among the Loan Parties and their Restricted Subsidiaries entered into in the ordinary course of business; provided that, with respect to any such shared services agreements under which any Loan Party has any monetary liability, the terms and conditions with respect to such monetary liability are not substantially less favorable to such Loan Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

7.4Contingent Obligations. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, at any time, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except for those:

(a)resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(b)arising in the ordinary course of business with respect to customary indemnification obligations incurred in the ordinary course of business and (ii) in connection with Permitted Acquisitions and Permitted Investments and permitted dispositions of assets (provided that, such obligations shall in no event exceed the amount of proceeds received in connection therewith, subject to carve outs from such limitation on such obligations for fraud and for other customary reasons);

(c)incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations in an aggregate amount at any time not to exceed the greater of (i) $10,000,000 and (ii) 10% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(d)constituting Investments permitted pursuant to Section 7.5;

(e)Guarantees by any Loan Party of Indebtedness permitted hereunder (other than Indebtedness of any Subsidiary that is not a Loan Party and Excluded Swap Obligations) (provided that such guaranty obligation shall in no event exceed the amount of such Indebtedness plus other related costs and expenses of collection as set forth in such guaranty);

(f)arising with respect to deferred compensation to officers or employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(g)arising under the Loan Documents and in connection with any Secured Hedge permitted hereunder;

(h)arising with respect to Permitted Stimulus Indebtedness upon terms and conditions (including as to any proposed limitation on distributions or dividends to be made by any Loan Party or Restricted Subsidiary providing such Contingent Obligation) reasonably acceptable to Administrative Agent; provided that the aggregate outstanding amount of Investments in Stimulus Recipient Subsidiaries and the amount of Contingent Obligations entered into by the Borrower or any of its Restricted Subsidiaries (other than Stimulus Recipient Subsidiaries) in respect of Permitted Stimulus Indebtedness shall not exceed in the aggregate at any time the greater of (i) $30,000,000 and (ii) 35% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(i)Guarantees by any Foreign Restricted Subsidiary of Indebtedness of a Foreign Restricted Subsidiary which is permitted hereunder, in an aggregate amount at any time not to exceed the greater of (i) $40,000,000 and (ii) 45% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(j)arising in the ordinary course of business with respect to customary indemnification obligations incurred in connection with liability insurance coverage; ~~and~~

(k)Contingent Obligations with respect to cash management~~.~~; and

(l)obligations of Loan Parties or Restricted Subsidiaries (i) in favor of Funding Agencies, and (ii) with respect to (A) any cash collateral provided to a Funding Agency or cash collateral securing letters of credit or similar instruments provided to a Funding Agency, or (B) letters of credit, escrow or similar arrangements, in each case, for the benefit of a Funding Agency and in connection with Funding Programs.

7.5Loans and Investments. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, at any time make or suffer to remain outstanding any Investment or agree, become or remain liable to make any Investment, except:

(a)accounts receivable arising and trade credit extended on usual and customary terms in the ordinary course of business;

(b)loans and advances to officers, directors and employees of Borrower or any Restricted Subsidiary (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of equity interests of Borrower to the extent that the cash proceeds of such loans and advances are directly or indirectly contributed to Borrower in cash and (iii) for purposes not described in the foregoing subclauses (i) and (ii), in an aggregate principal amount outstanding pursuant to this subclause (iii) not to exceed $1,000,000 at any time outstanding;

(c)Investments in the form of cash and Cash Equivalents;

(d)loans and advances, and other Investments solely among Loan Parties;

(e)notes payable to, or equity interests issued by, account debtors to any Loan Party in good faith settlement of delinquent obligations and pursuant to any plan of reorganization or similar proceedings upon the bankruptcy or insolvency of any such account debtor;

(f)Investments set forth on Schedule 7.5 hereto;

(g)Equity Interests of any Subsidiary owned by the Borrower or any other Subsidiary on the Closing Date;

(h)the CoBank Equities and any other stock or securities of, or Investments in, CoBank or its investment services or programs;

(i)Guaranties and other Contingent Obligations permitted by Section 7.4;

(j)any Secured Hedge permitted under Section 7.1;

(k)Permitted Acquisitions and Permitted Investments;

(l)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)advances of payroll payments to employees in the ordinary course of business;

(n)Investments held by a Person acquired, or Investments constituting part of the assets acquired (including, in each case, by way of merger or consolidation) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(o)any Investment not otherwise permitted by this Section 7.5 (including an Investment in an Unrestricted Subsidiary and/or designation of an existing Subsidiary as an Unrestricted Subsidiary), provided that (i) no Event of Default exists immediately before or will result immediately after giving effect to such Investment, (ii) the Borrower shall be in compliance on a pro forma basis immediately after giving effect to such Restricted Payment with Article VIII for the Test Period, and (iii)

at the time any such Investment is made, (I) the sum of (1) the aggregate amount of such Investment and/or designation, plus (2) any prior Investments or designations made pursuant to this Section 7.5(o) (excluding all such prior Investments made by the Borrower or its Subsidiaries in Unrestricted Subsidiaries which subsequent to the date of such Investments have been re-designated as (and at the time of such Investment are designated as) Restricted Subsidiaries), plus (3) any Restricted Payment made pursuant to Section 7.6(c), does not exceed (II) the greater of (i) $30,000,000 and (ii) 35% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period; and

(p)Investments in a Stimulus Recipient Subsidiary upon terms and conditions (including as to any proposed limitation on distributions or dividends to be made by such Stimulus Recipient Subsidiary) reasonably acceptable to Administrative Agent; provided that, the aggregate outstanding amount of Investments in Stimulus Recipient Subsidiaries and the amount of Contingent Obligations entered into by the Borrower or any of its Restricted Subsidiaries (other than Stimulus Recipient Subsidiaries) in respect of Permitted Stimulus Indebtedness shall not exceed in the aggregate at any time the greater of (i) $30,000,000 and (ii) 35% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

7.6Dividends and Related Distributions. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)Any Loan Party or Restricted Subsidiary may make Restricted Payments to any Loan Party that owns an Equity Interest in such Loan Party or Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)So long as no Event of Default exists immediately before or will result immediately after giving effect to such Restricted Payment, the Borrower or any Restricted Subsidiaries may (i) declare or pay cash dividends to its members and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it, in each case, in connection with (x) the termination of an employee or pursuant to any board approved plan, or (y) the exercise of options to purchase the Borrower’s capital stock or the vesting of other equity awards if such Equity Interests represent a portion of the exercise price of such options or taxes payable in connection with the vesting of such awards, in each case to the extent that such declarations, payments, purchases, redemptions, or acquisition, together with all other declarations, payments, purchases, redemptions, or acquisition pursuant to this clause (b) in the preceding twelve months, do not exceed in the aggregate amount the greater of (i) $5,000,000 and (ii) 7.5% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(c)Any Restricted Payment not otherwise permitted by this Section 7.6, provided that, (i) no Event of Default exists immediately before or will result immediately after giving effect to such Restricted Payment, (ii) the Borrower shall be in compliance on a pro forma basis immediately after giving effect to such Restricted Payment with Article VIII, and (iii) at the time any such Restricted Payment is made, (I) the sum of (1) the aggregate amount of such Restricted Payment, plus (2) any prior Restricted Payments made pursuant to this Section 7.6(c), plus (3) any Investment made pursuant to Section 7.5(o) (excluding all such prior Investments made by the Borrower or its Subsidiaries in Unrestricted Subsidiaries which subsequent to the date of such Investments have been re-designated as (and at the time of such Restricted Payment are designated as) Restricted Subsidiaries), does not exceed (II) the greater of (i) $30,000,000 and (ii) 35% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(d)any other Restricted Payment to the extent that such Restricted Payment, together with all other Restricted Payments pursuant to this clause (d) in the preceding twelve months, does not exceed in the aggregate amount the greater of (i) $30,000,000 and (ii) 35% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period; and

(e)any additional Restricted Payment (other than a Restricted Payment made by the Borrower) so long as (i) immediately before and immediately after giving effect to such Restricted Payment, no Default or Event of Default exists or will exist, and (ii) immediately after giving effect to such Restricted Payment, the Total Net Leverage Ratio for the Test Period does not exceed 2.25:1.00.

7.7Liquidations, Mergers, Consolidations, Acquisitions. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, (i) dissolve, liquidate or wind-up its affairs, (ii) become a party to any merger or consolidation, or (iii) acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person or group of related Persons; provided that:

(a)any Restricted Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries; provided that when any Loan Party is merging with another Subsidiary that is not a Loan Party, the Loan Party shall be the continuing or surviving Person;

(b)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must either be the Borrower or another Loan Party;

(c)any Excluded Subsidiary whose Equity Interests do not constitute Collateral may liquidate or dissolve; and

(d)the Loan Parties and Restricted Subsidiaries may consummate Permitted Acquisitions, Permitted Investments, and Dispositions permitted by Section 7.8.

provided that no Loan Party or Subsidiary of Loan Party shall engage in, allow or be party to any Division without the written prior consent of the Administrative Agent in its sole discretion.

7.8Dispositions of Assets or Subsidiaries. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, Dispose of (including pursuant to any sale and leaseback transaction), voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests or other equity interests of a Subsidiary of such Loan Party), except:

(a)any Disposition of assets in the ordinary course of business that are replaced by substitute assets acquired or leased as permitted in this Agreement, so long as such substitute assets are subject to the Administrative Agent’s Prior Security Interest therein;

(b)transactions involving the sale of inventory to customers in the ordinary course of business;

(c)any Disposition of obsolete or worn-out assets in the ordinary course of business that are no longer necessary or required in the conduct of such Loan Party’s or such Restricted Subsidiary’s business;

(d)any Disposition of assets among Loan Parties, so long as such sold or transferred assets are subject to the Administrative Agent’s Prior Security Interest therein;

(e)any Disposition (i) among Excluded Subsidiaries or (ii) by an Excluded Subsidiary to a Loan Party;

(f)any Disposition permitted by Sections 7.5, 7.6 or 7.7;

(g)any Disposition of Cash Equivalents;

(h)Disposition of a Loan Party’s or Restricted Subsidiary’s interest in its respective property through leasing or subleasing of such property in the ordinary course of business;

(i)Dispositions required by the applicable Law;

(j)Disposition of non-core assets of any Person acquired pursuant to a Permitted Acquisition, provided that, such Disposition occurs within 18 months of such Permitted Acquisition;

(k)the issuance of up to 5% of the common equity interest of any Loan Party (other than Borrower) or Restricted Subsidiary to the management of such Loan Party or Restricted Subsidiary (to the extent such Loan Party’s or Restricted Subsidiary’s governing documents permit such Loan Party or Restricted Subsidiary to approve the sale of the assets or merger of such Loan Party or Restricted Subsidiary without the consent of such management shareholders, in each case, for so long as this Agreement is in effect and until Payment In Full and a certificate of an authorized officer of such Loan Party or Restricted Subsidiary certifying to the same is delivered to Administrative Agent and the Lenders in form and substance satisfactory to Administrative Agent);

(l)the Disposition by a Loan Party or any Restricted Subsidiary of the capital stock or other equity interests in any (i) Unrestricted Subsidiary or (ii) any Excluded Subsidiary whose Equity Interests do not constitute Collateral; provided, that, with respect to the foregoing clause (ii), the Borrower shall be in compliance on a pro forma basis immediately after giving effect to such Disposition with Article VIII for the Test Period; provided further that upon the reasonable request of the Administrative Agent the Borrower shall deliver a certificate of a Compliance Officer of the Borrower (supported by reasonably detailed calculations) certifying as to the foregoing;

(m)leasing or subleasing of a Loan Party’s respective property in the ordinary course of business;

(n)Dispositions not otherwise permitted so long as the fair market value of all assets Disposed of (including the proposed Disposition) would not exceed in the aggregate amount the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(o)all other Dispositions of assets (but excluding any Disposition of any equity interest in any Loan Party or any Restricted Subsidiary) if all of the following conditions are met: (i) no Event of Default exists immediately before or will result immediately after such Disposition, (ii) Borrower shall be in compliance on a pro forma basis immediately after giving effect to such Disposition with Article VIII for the Test Period, and (iii) except as to Dispositions pursuant to call options existing on the Closing Date or Dispositions of assets acquired after the Closing Date pursuant to call options entered into after the Closing Date by Borrower or any of the Restricted Subsidiaries that are consistent with the practices of Borrower and the Restricted Subsidiaries on or prior to the Closing Date, at least 60% of the EBITDA of all Restricted Subsidiaries (excluding the Borrower) is attributable to Contributing Qualifying Subsidiaries, determined on a pro forma basis immediately after giving effect to any such Disposition pursuant to this clause (o); and

(p)(I) asset swaps of domestic wireless assets in an aggregate market value amount not to exceed the greater of (i) $50,000,000 and (ii) 50% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period and (II) asset swaps of foreign wireless assets in an aggregate market value amount not to exceed the greater of (i) $15,000,000 and (ii) 20% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period if, in each case, (i) immediately after giving effect to such asset swap, Borrower is in compliance on a pro forma basis with Article VIII for the Test Period, and (ii) no Default or Event of Default then exists or shall result from such asset swap;

provided, however, that no Loan Party or Restricted Subsidiary shall make any Disposition of any Funding Program Assets, any Funding Program Award Funds, Funding Program In-kind Assets, Funding Program Cash Assets, or any Funding Program Matching Funds to, or make any Investment using any Funding Program Assets, any Funding Program Award Funds, Funding Program In-kind Assets, Funding Program Cash Assets, or any Funding Program Matching Funds in, or enter into any transaction where any Funding Program Assets, any Funding Program Award Funds, Funding Program In-kind Assets, Funding Program Cash Assets, or any Funding Program Matching Funds are payable to, any other Loan Party or Restricted Subsidiary, except to the extent (a) (i) such transaction is (A) not in violation of the terms of the applicable Funding Program Agreement, (B) with another Loan Party or Restricted Subsidiary, and (C) appropriate and desirable, in the commercially reasonable discretion of the applicable Loan Party or Subsidiary of any Loan Party, to facilitate fulfillment of a grantee’s obligations under a Funding Program, and (ii) by no later than the date that the Borrower submits its next Compliance Certificate, the Borrower has provided notice of such transaction to the Administrative Agent, along with a reasonable description of such transaction, or (b) otherwise consented to by the Administrative Agent in its sole discretion.

7.9Use of Proceeds. No Loan Party shall (a) use the proceeds of any Loan or other Credit Extension hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) request any Credit Extension or use (or permit the use by any of its Subsidiaries or its or their respective Affiliates, directors, officers, employees or agents) the proceeds of any Credit Extension, whether directly or indirectly, in violation of Anti-Corruption Laws, Anti-Terrorism Laws, Sanctions or other applicable Law.

7.10[Reserved].

7.11Continuation of or Change in Business. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, engage in any business other than the business of owning, constructing, managing and operating Communications Systems, or other lines of business necessary or ancillary to the foregoing or consistent with advances in the Communications Systems industry, in each case, substantially as conducted and operated by such Loan Party or Restricted Subsidiary on the Closing Date, and such Loan Party or Restricted Subsidiary shall not permit any material change in such business.

7.12Fiscal Year. The Borrower shall not, and shall not permit any Restricted Subsidiary to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

7.13[Reserved].

7.14Changes in Organizational Documents. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, amend in any respect its Organizational Documents in a manner that is materially adverse to the interests of the Lenders; provided that, 10 days prior notice will be delivered to Administrative Agent of any modification that results in a Loan Party (or any entity whose equity interest is pledged by a Loan Party pursuant to the Pledge and Security Agreement opting into Article 8 of the UCC).

7.15Negative Pledges; Other Inconsistent Agreements. Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any Restricted Subsidiary to, enter into any agreement containing any provision which would (a) be breached by any Borrowing by the Borrower hereunder or by the performance by the Loan Parties or Restricted Subsidiaries of any of their obligations hereunder or under any other Loan Document, (b) limit the ability of any Loan Party or any Restricted Subsidiary of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (b) shall not prohibit restrictions on liens with respect to any Funding Program Assets, any Funding Program Award Funds, any Funding Program Matching Funds, any Funding Program Deposit Accounts, any Funding Program In-kind Assets and any Funding Program Cash Assets; (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Loan Party or Restricted Subsidiary of any Loan Party to (i) make Restricted Payments to any Loan Party, or pay any Indebtedness owed to any Loan Party, (ii) make loans or advances to any Loan Party, (iii) transfer any of its assets or properties to any Loan Party, or (iv) Guarantee the Indebtedness of any Loan Party, ~~or~~provided, however, that this clause (c) shall not prohibit negative pledges incurred or provided in favor of any Funding Agency pursuant to any Funding Program; or (d) require the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided that clauses (b) and (c) shall not prohibit (v) restrictions and conditions imposed by applicable Law or by this Agreement, (w) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.1(a), (i), (m), (t), or (u), solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (x) any negative pledge incurred through customary non-assignment clauses in agreements entered into in the ordinary course of business, (y) any negative pledge incurred under contracts for the sale of assets permitted by Section 7.8, or (z) restrictions contained in loan and security documentation evidencing Indebtedness permitted under Section 7.1(p) or grant documentation evidencing a grant obtained from a Stimulus Source Agency, in each case, which only prohibit Liens upon the assets of the applicable Stimulus Recipient Subsidiary.

7.16Reserved.

7.17Reserved.

7.18Management Fees. Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay any management or other similar fees to any Person, except management fees paid to a Loan Party.

7.19Reserved.

7.20Reserved.

7.21Anti-Corruption; Anti-Terrorism; Sanctions.

(a)None of the Loan Parties or their respective Subsidiaries, Affiliates, officers, directors, employees or agents will engage in any dealings or transactions with any Sanctioned Person or in violation of any applicable Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

(b)No Loan Party will fund all or any part of any payment under this Agreement or any other Loan Document out of proceeds derived from transactions that violate Sanctions, or with any Sanctioned Person, or with or connected to any Sanctioned Country.

7.22Funding Program Deposit Accounts. Notwithstanding anything contained in Article VII or elsewhere in this Agreement or any other Loan Document, (a) no funds other than Funding Program Award Funds, Funding Program Matching Funds, Funding Program Cash Assets, proceeds of any Funding Program Asset or Funding Program In-kind Asset or other funds to be used solely with respect to any project in connection with any Funding Program (and required by such Funding Program to be deposited into a Funding Program Deposit Account) shall be deposited or held in any Funding Program Deposit Account at any time, and (b) a Loan Party or Restricted Subsidiary shall not be required to provide notice or obtain consent to classify an asset as a Funding Program In-kind Asset or Funding Program Cash Assets when doing so to satisfy a matching obligation required by a Funding Program.

VIII.   FINANCIAL COVENANTS

8.1Maximum Total Net Leverage Ratio. Commencing with the last day of the fiscal quarter ending June 30, 2023, the Borrower shall maintain at all times, measured at each such fiscal quarter end, a Total Net Leverage Ratio of less than or equal to 3.25:1.00; provided, however, upon the occurrence of a Qualifying Acquisition, during the fiscal quarter in which such Qualifying Acquisition occurred and for the subsequent three fiscal quarters, the Borrower shall maintain at all times, measured at each such fiscal quarter end, a Total Net Leverage Ratio of less than or equal to 3.75:1.00.

IX.   EVENTS OF DEFAULT

9.1Events of Default. An Event of Default means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

(a)Payments Under Loan Documents. Failure by the Borrower or any other Loan Party to pay, (i) on the date on which such payment becomes due in accordance with the terms of this Agreement or any other applicable Loan Document, any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing or (ii) within three (3) Business Days after such amount is due, any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents, or any other Secured Obligation;

(b)Breach of Warranty. Any representation, warranty, certification or statement of fact made or deemed made at any time by any of the Loan Parties or any Restricted Subsidiary herein or in any other Loan Document, or in any certificate or statement furnished in writing pursuant to the provisions hereof or thereof, shall have been false or misleading as of the time it was made or furnished (i) as stated if such representation or warranty contains an express materiality qualification or (ii) in any material respect if such representation or warranty does not contain such qualification (including all representations and warranties as of the closing date of any Limited Condition Acquisition, regardless of whether the accuracy thereof is a condition precedent to the initial funding or such other advance);

(c)Breach of Certain Covenants.

(i)Any of the Loan Parties or any of the Restricted Subsidiaries shall default in the observance or performance of any covenant contained in Section 6.2, Section 6.5, Section 6.10, Section 6.11, Section 6.12, Section 6.18, Article VII or Article VIII (subject to the cure rights set forth in Section 9.3 hereof);

(ii)Any of the Loan Parties or any of the Restricted Subsidiaries shall default in the observance or performance of any covenant contained in Section 6.1 and such default shall continue unremedied for a period of five (5) Business Days; provided that, with respect to the failure to observe or perform any covenant contained in Section 6.1(e), delivery of the applicable notice shall automatically cure the Default or Event of Default resulting from the failure to deliver such notice;

(d)Breach of Other Covenants. Any of the Loan Parties or any of the Restricted Subsidiaries shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document, and such default shall continue unremedied for the specified cure period with respect thereto or, if no such cure period is specified, for a period of forty-five (45) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) an Authorized Officer or any other executive officer of any Loan Party or Restricted Subsidiary having obtained knowledge thereof;

(e)Defaults in Other Agreements or Indebtedness. A default or event of default shall occur (unless waived) at any time under the terms of any other agreement with respect to Indebtedness or any other credit extension in an aggregate principal amount (including undrawn committed or available amounts) in excess of the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period, or with respect to any Hedge Agreement, the Hedge Termination Value of which is equal to or in excess of the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period, and, in each case, such breach, default or event of default (x) arises from the failure to pay (beyond any period of grace permitted with respect thereto) any related Indebtedness or other credit extensions when due (whether at stated maturity, by acceleration or otherwise) or (y) the effect of which is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, the acceleration of any related Indebtedness or other credit extensions (whether or not such right shall have been waived) or the termination of any commitment to lend;

(f)Final Judgments or Orders. Any final judgments or orders for the payment of money in an aggregate amount in excess of the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period shall be entered against any Loan Party or any Restricted Subsidiary by a court having jurisdiction in the premises (in any case to the extent not adequately covered by insurance as to which the insurance company has not denied coverage), which judgment is not discharged, satisfied, vacated, bonded or stayed pending appeal within a period of sixty (60) days from the date of entry so long as such judgment is uninsured;

(g)Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by any party thereto (other than the Administrative Agent or any Lender) or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

(h)Security Interests Unenforceable. Any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid or perfected Lien on any portion of the Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of a release pursuant to Section 11.1(f) or (ii) as a result of the sale or other disposition of the applicable Collateral or the release of the applicable Loan Party or any of the Restricted Subsidiaries in a transaction permitted under the Loan Documents;

(i)Uninsured Losses; Proceedings Against Assets. There shall occur any uninsured damage to or loss, theft or destruction of any portion of the Collateral with a fair market value in the aggregate in excess of the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period, or the Collateral or any other of the Restricted Subsidiaries’ assets with a fair market value in the aggregate in excess of the greater of $25,000,000 and 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period is attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

(j)Events Relating to Employee Benefit Plans. (i) Any Loan Party or any of its respective Restricted Subsidiaries fails to make full payment when due of all amounts which, under the provisions of any Plans or any applicable provisions of the IRC or ERISA, any such Person is required to pay as contributions thereto and such failure results in or would reasonably be expected to result in a Material Adverse Change; or (ii) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any such Plans which would reasonably be expected to result in a Material Adverse Change; or (iii) any Plan of any Loan Party or any of its respective Restricted Subsidiaries loses its status as a qualified plan under the IRC and such loss results in or would reasonably be expected to result in a Material Adverse Change;

(k)Change of Control. A Change of Control shall have occurred;

(l)Insolvency Proceedings. (i) An Insolvency Proceeding shall have been instituted against any Loan Party or Restricted Subsidiary and such Insolvency Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Insolvency Proceeding, (ii) any Loan Party or Restricted Subsidiary institutes, or takes any action in furtherance of, an Insolvency Proceeding, (iii) an order granting the relief requested in any Insolvency Proceeding (including, but not limited to, an order for relief under federal bankruptcy laws) shall be entered, (iv) any Loan Party or Restricted Subsidiary shall commence a voluntary case under, file a petition seeking to take advantage of, any bankruptcy, insolvency, reorganization or other similar law, domestic or foreign, (v) any Loan Party or Restricted Subsidiary shall consent to or fail to contest in a timely and appropriate manner any petition filed against it in any Insolvency Proceeding, (vi) any Loan Party or Restricted Subsidiary shall apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (vii) any Loan Party or Restricted Subsidiary shall take any action to approve or authorize any of the foregoing, or (viii) any Loan Party or any Restricted Subsidiary ceases to be Solvent or admits in writing its inability to pay its debts as they mature;

(m)FCC and PUC Matters. Any Material License shall be cancelled, expired, revoked, terminated, rescinded, annulled, suspended or modified in an adverse manner (other than any modification imposed generally upon licenses in the same service), the effect of which has resulted in, or would reasonably be expected to result in, a Material Adverse Change; or

(n)Expropriation. Any federal, state or local Governmental Authority takes any action which would reasonably be expected to result in the expropriation or condemnation of all or any substantial portion of the assets of the Borrower or any of its Restricted Subsidiaries, if the assets subject to (or reasonably expected to be subject to) such expropriation or condemnation, individually or in the aggregate, account for 25% or more of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period.

9.2Consequences of Event of Default.

(a)Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1 (other than Section 9.1(l)) shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby waived, and (ii) require the Borrower to, and the Borrower shall thereupon, Cash Collateralize all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Secured Obligations; and

(b)Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1(l) shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder automatically shall be immediately due and payable, and the obligation of the Borrower to Cash Collateralize all outstanding Letters of Credit shall automatically become effective, in each case, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

(c)Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the Issuing Lender or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Lender or their respective Affiliates, irrespective of whether or not such Lender, Issuing Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(d)Application of Proceeds. After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.2), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the Issuing Lender (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lender and amounts payable under Article X), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, Letter of Credit Borrowings and other Obligations, and fees (including Letter of Credit Fees and Unused Commitment Fees), ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings, ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to payment of all other Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to payment or Cash Collateralization (if agreed by the applicable Loan Parties and any a provider of any Secured Bank Product or Secured Hedge, as applicable) of that portion of Other Liabilities then outstanding, ratably among the Secured Parties providing the Secured Bank Products and Secured Hedges giving rise to such Other Liabilities in proportion to the respective amounts described in this clause Seventh held by them; and

Last, the balance, if any, after Payment In Full of all of the Secured Obligations, to the Loan Parties or as otherwise required by Law.

Amounts used to Cash Collateralize Secured Obligations pursuant to clause Fifth or Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur or to pay such Other Liabilities as they come due, as the case may be. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired and/or after Payment In Full of the Other Liabilities, such remaining amount shall be applied to the other Secured Obligations, if any, and/or to the Loan Parties or as otherwise required by Law, in the order set forth above.

Amounts distributed with respect to any Secured Obligations attributable to Other Liabilities shall be equal to the lesser of (a) the applicable amount of such Other Liabilities last reported to the Administrative Agent or (b) the actual amount of such Other Liabilities as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any such Other Liabilities, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Lender or its Affiliate providing such Secured Bank Products or Secured Hedge. In the absence of such notice, the Administrative Agent may assume the amount to be distributed is the amount of such obligations last reported to it.

If and to the extent the Administrative Agent has received notice or other evidence that any amount claimed as a Secured Obligation is or could reasonably be determined to be an Excluded Swap Obligation with respect to any Loan Party, amounts received from such Loan Party or its assets shall not be applied to such Excluded Swap Obligations with respect to such Loan Party, and adjustments shall be made with respect to amounts received from other Loan Parties and their assets as the Administrative Agent may determine, in consultation with or at the direction of, the Lenders to be equitable (which may include the purchase and sale of participation interests) so that, to the maximum extent practical, the benefit of all amounts received from the Loan Parties and their assets are shared in accordance with the allocation of recoveries set forth above that would apply if the applicable Swap Obligations were not Excluded Swap Obligations. Each Loan Party acknowledges and consents to the foregoing.

9.3Right to Cure.

(a)Notwithstanding anything in Sections 9.1 and 9.2 to the contrary, in the event that the Loan Parties fail to comply with the financial covenant under Article VIII, any cash received by the Borrower in connection with an Equity Issuance constituting or in respect of Qualified Equity Interests of the Borrower on or before the date that is twenty (20) calendar days after the earlier of (i) the date on which the related Compliance Certificate was delivered to the Administrative Agent and (ii) the date on which the related Compliance Certificate was due under Section 6.1(c) (such date, the “Cure Deadline”) shall, at the option of the Borrower, be included in the calculation of, and increase on a dollar-for-dollar basis, EBITDA of the Borrower and the Restricted Subsidiaries for such fiscal quarter and each subsequent Test Period that includes such fiscal quarter, solely for the purposes of determining compliance with the applicable financial covenant under Article VIII and not for any other purpose under this Agreement (including to determine pricing, financial ratio-based conditions, the availability or the amount of any covenant baskets, carve-outs, unrestricted cash or other items governed by a reference to EBITDA) (any such contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that, (a) no more than two (2) Specified Equity Contributions may be made in any consecutive four fiscal quarter period and no more than five (5) Specified Equity Contributions may be made during the term of the Facilities, (b) a Specified Equity Contribution shall not be greater than the amount required to cause the Loan Parties to be in compliance with the financial covenant under Article VIII and shall not be required to be used to repay the Loans and (c) there shall be no effect given to any reduction of Indebtedness with the proceeds of any Specified Equity Contribution for purposes of determining compliance with the applicable financial covenant under Article VIII. If, after giving effect to the foregoing pro forma adjustment (but not, for the avoidance of doubt, giving pro forma effect to any repayment of Indebtedness in connection therewith), the Loan Parties are in compliance with the applicable financial covenant under Article VIII, the Loan Parties shall be deemed to have satisfied the requirements of Article VIII as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of Article VIII that had occurred shall be deemed cured solely for the purposes of determining compliance with the applicable financial covenant under Article VIII and not for any other purpose under this Agreement (including to determine pricing, financial ratio-based conditions, the availability or the amount of any covenant baskets, carve-outs, unrestricted cash or other items governed by a reference to EBITDA).

(b)Notwithstanding anything in Sections 9.1 and 9.2 to the contrary, until the expiration of the applicable Cure Deadline, the Lenders shall not be permitted to (and shall not) accelerate the Loans held by them or exercise any rights or remedies against any Loan Party or any of the Collateral on the basis of a failure to comply with Article VIII, and thereafter; provided that, until the Borrower has exercised its cure right set forth in the foregoing clause (a), (i) the Borrower shall not be permitted (and shall not) to borrow Revolving Loans or Swing Line Loans or obtain Letters of Credit and (ii) the Loan Parties and their Subsidiaries shall not be permitted (and shall not) take any action hereunder pursuant to which the ability of such Loan Party or Subsidiary to take such action is subject to the absence of a Default or Event of Default, as applicable.

X.   THE ADMINISTRATIVE AGENT

10.1Appointment and Authority. Each of the Lenders and the Issuing Lender (on behalf of itself and each of its Affiliates) hereby irrevocably appoints CoBank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Administrative Agent, the Lenders, the Affiliates of the Lenders who are Secured Parties and the Issuing Lender, and none of the Borrower, any other Loan Party or any Subsidiary of any Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary of any Loan Party or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3No Fiduciary Duty. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

10.4Exculpation.

(a)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

(b)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.5Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, amendment, renewal, increase or reinstatement of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.6Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article X shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

10.7Filing Proofs of Claim. In case of the pendency of any proceedings under any Debtor Relief Law or any other judicial proceeding relating to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand therefor) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the owing and unpaid principal and interest in respect to the Secured Obligations and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.9, 2.12(b), 3.5 and 11.3) allowed in such proceeding;

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c)any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9, 2.12(b), 3.5 and 11.3.

10.8Resignation of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no such successor shall have been so appointed by the

Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier date as the Required Lenders may approve), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided, that if the Administrative Agent shall notify the Borrower and the Lenders that no Person has accepted such appointment, then the Administrative Agent’s resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.8. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article X and Section 11.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by CoBank as Administrative Agent pursuant to this Section shall also automatically constitute its resignation as the Issuing Lender and the Swing Line Lender, with replacement of the Administrative Agent as Issuing Lender and Swing Line Lender conducted in accordance with Section 10.9 below.

10.9Resignation of Swing Line Lender or Issuing Lender. The Swing Line Lender or the Issuing Lender may at any time give notice of its resignation to the Lenders, the Administrative Agent and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing) to appoint a successor Swing Line Lender or Issuing Lender, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Swing Line Lender or Issuing Lender (as applicable) gives notice of its resignation, then the Administrative Agent may on behalf of the Lenders, appoint a successor Swing Line Lender or Issuing Lender (as applicable); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and the retiring Swing Line Lender or Issuing Lender (as applicable) shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the retiring Swing Line Lender or Issuing Lender (as applicable) on behalf of the Lenders or the Swing Line Lender or Issuing Lender under any of the Loan Documents, the retiring Swing Line Lender or Issuing Lender (as applicable) shall continue to hold such collateral security until such time as a successor Swing Line Lender or Issuing Lender (as applicable) is appointed). Upon the acceptance of a successor’s appointment as a Swing Line Lender or Issuing Lender (as applicable) hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Swing Line Lender or Issuing Lender (as applicable), and the retiring Swing Line Lender or Issuing Lender (as applicable) shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Swing Line Lender or Issuing Lender (as applicable) shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Swing Line Lender’s or Issuing Lender’s (as applicable) resignation hereunder and under the other Loan Documents as a Swing Line Lender or Issuing Lender, as applicable, the provisions of Section 11.3 (and Article X if the Administrative Agent is the resigning Issuing Lender and Swing Line Lender) shall continue in effect for the benefit of such retiring Swing Line Lender or Issuing Lender (as applicable), its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Swing Line Lender or Issuing Lender (as applicable) was acting as the Swing Line Lender or Issuing Lender (as applicable).

In addition to the foregoing requirements, upon the acceptance of a successor’s appointment as Issuing Lender hereunder, the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit issued by the retiring Issuing Lender, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

10.10Non-Reliance on the Administrative Agent and Other Lenders. Each Lender and the Issuing Lender expressly acknowledges that neither the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or the Issuing Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the Issuing Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the Issuing Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the Issuing Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and the Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

10.11Enforcement. By its acceptance of the benefits of this Agreement and the other Loan Documents, each Secured Party agrees that (a) the Loan Documents may be enforced only by the Administrative Agent, subject to Section 11.2, (b) no Secured Party shall have any right individually to enforce or seek to enforce this Agreement or the other Loan Documents or to realize upon any Collateral or other security given to secure the payment and performance of the Obligations and (c) no Secured Party has any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or the Issuing Lender and, in such case, only to the extent expressly provided in the Loan Documents.

10.12No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swing Line Lender or the Issuing Lender hereunder.

10.13Authorization to Release Collateral and Loan Parties.

(a)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (x) upon Payment In Full of all Secured Obligations, (y) that is Disposed of or to be Disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents to a Person that is not, and is not required to become, a Loan Party, or (z) subject to Section 11.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.1(h); and

(iii)to release any Guarantor from its obligations under the Loan Documents if such Person ceases to be a Subsidiary or is designated an Unrestricted Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents pursuant to this Section 10.13.

(b)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.14Compliance with Flood Laws. CoBank has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Laws. CoBank, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each lender in the syndicate) documents that it receives in connection with the Flood Laws. However, CoBank reminds each lender and participant in the facility that, pursuant to the Flood Laws, each federally regulated lender (whether acting as a lender or participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

10.15No Reliance on the Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, Anti-Corruption Law or Sanctions, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other Laws.

10.16Affiliates as Secured Parties. To the extent any Affiliate of a Lender is a party to a Secured Hedge or a Secured Bank Product and thereby becomes a beneficiary of the Liens pursuant to any Collateral Document for so long as such Lender remains a Lender, such Affiliate of a Lender shall be a Secured Party and shall be deemed to appoint the Administrative Agent its nominee and agent to act for and on behalf of such Affiliate in connection with such Collateral Document and to be bound by the terms of this Article X and the other provisions of this Agreement.

10.17Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this

Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) Section 10.17(a)(i) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in Section 10.17(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent, the Arranger, and their respective Affiliates, are not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.18Rate Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and each of the parties to this Agreement hereby acknowledge and agree (for the benefit of the Administrative Agent) that the Administrative Agent shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, any Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, any initial Benchmark or any other Benchmark or Benchmark Replacement prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, or any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, any initial Benchmark or any other Benchmark or Benchmark Replacement, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

XI.   MISCELLANEOUS

11.1Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of itself and the other Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made that will:

(a)extend or increase the Commitment of any Lender (or reinstate any obligation to make Loans terminated pursuant to Section 9.2) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Article IV or of any Default, Event of Default, mandatory prepayment or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(b)postpone any date fixed by this Agreement or any other Loan Document for any payment (including mandatory prepayment of Overadvances but excluding other mandatory prepayments of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document) without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced, it being understood that the waiver of any mandatory prepayment of Loans (or any definition relating thereto), other than a mandatory prepayment of Overadvances, shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit Borrowing or any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including the applicable defined terms) used in determining the Applicable Margin in a manner that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(d)change Section 2.16 or Section 9.2(d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(e)change any provision of this Section 11.1 or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(f)except in connection with a transaction permitted under Section 7.7 or 7.8, release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(g)release the Borrower without the consent of each Lender, or, except in connection with a transaction permitted under Section 7.7 or 7.8, all or substantially all of the value of the Guaranty provided pursuant to Article XII of this Agreement without the written consent of each Lender whose Secured Obligations are guaranteed thereby, except to the extent such release is permitted pursuant to Section 10.13 (in which case such release may be made by the Administrative Agent acting alone); or

(h)subordinate the payment priority of the Obligations or the Liens on all or substantially all of the Collateral, in each case, without the written consent of each Lender;

provided that (i) no agreement, waiver or consent that would modify the interests, rights or obligations of the Administrative Agent, the Swing Line Lender or the Issuing Lender may be made without the written consent of such Administrative Agent, the Swing Line Lender or the Issuing Lender, as applicable, (ii) only the consent of the Administrative Agent shall be required for any amendment to the Fee Letter, and (iii) the Schedules to this Agreement and the Annexes to the Security Agreement may be modified as provided in and subject to the terms described in Section 6.10; and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1(a) through 11.1(g) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 3.6.

No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained herein, (x) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof and (y) no Lender consent shall be required to effect an Incremental Amendment except as provided in Section 2.5 and the Borrower and the Administrative Agent may effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of any such Incremental Amendment. It is understood that posting such amendment electronically on SyndTrak or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of any such amendment.

11.2No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent, the Issuing Lender or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies that they would otherwise have.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of the Secured Parties; provided, however, that the foregoing shall not prohibit (a) the

Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2 (subject to the terms of Section 2.16), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party in any Insolvency Proceedings.

11.3Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, which shall be limited to the fees, charges and disbursements of one corporate and one regulatory counsel to the Administrative Agent, and if necessary, of one firm of local counsel in each relevant jurisdiction) in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal, restatement or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable and documented fees, charges and disbursements of one firm of corporate counsel and one firm of regulatory counsel for the Administrative Agent and the Lenders taken as a whole (and, in the case of an actual or perceived conflict of interest in the reasonable discretion of a Lender where such Lender affected by such conflict informs the Borrower of such conflict, of one other firm of counsel for such affected Lenders taken as a whole), and if necessary, one firm of local counsel in each relevant jurisdiction) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, counterclaims, damages, liabilities and related expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of one counsel (collectively) for all Indemnitees taken as a whole, and, if necessary in the discretion of an Indemnitee, one firm of regulatory counsel and one firm of local counsel in each appropriate jurisdiction, in each case for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest in the discretion of an Indemnitee where such Indemnitee affected by such conflict informs the Borrower of such conflict, of one other firm of counsel for such affected Indemnitees taken as a whole)) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party and the expense of investigation) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, and to reimburse each Indemnitee upon demand for any reasonable and documented legal or other expenses incurred in connection with the foregoing; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, counterclaims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from a dispute solely among Indemnitees (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Indemnitee in its capacity or in fulfilling its role as the Administrative Agent or Arranger) and not arising out of any act or omission of Borrower or any of its affiliates. Notwithstanding the foregoing, the Borrower shall not be liable for any settlement of a claim effected without the Borrower’s consent (such consent not to be unreasonably withheld or delayed), but if settled with the Borrower’s written consent or if the Borrower was offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense, the Borrower agrees to (and shall) indemnify and hold harmless each Indemnitee from and against any and all losses, claims, counterclaims, damages, liabilities and related expenses by reason of such settlement in accordance with this Section 11.3(b). This Section 11.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages and other similar amounts arising from any non-Tax claim. No Loan Party shall, without the prior written consent of the applicable Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding against an Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless (a) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such claim, litigation, investigation or proceeding and (b) such settlement does not include any statement as to or any admission of fault, culpability or wrongdoing or failure to act by or on behalf of such Indemnitee.

(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 11.3 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Pro Rata Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that, with respect to such unpaid amounts owed to the Issuing Lender or Swing Line Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swing Line Lender in its capacity as such, or against any Related

Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swing Line Lender in connection with such capacity.

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, none of the Loan Parties shall assert, and each hereby waives, any claim against the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called a “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

(f)Survival. Each party’s obligations under this Section 11.3 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

11.4Notices; Effectiveness; Electronic Communication.

(a)Notices Generally. Except in the case of notices and other communications permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile (i) if to a Lender, at its address (or facsimile number) set forth in its Administrative Questionnaire or (ii) if to any other Person, to it at its address (or facsimile number) set forth on Schedule 1.1(B). Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in each of their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Change of Address, etc. Any party hereto may change its address, facsimile number or e-mail address, if applicable, for notices and other communications hereunder by notice to the other parties hereto.

(d)Platform.

(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

11.5Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.6Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Loan Parties contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article II, Article III, Section 11.3 or any other provision of any Loan Document, the agreement of the Lenders set forth in Section 11.3(c), and the agreements of the Loan Parties set forth in Section 11.10 or any other provision of any Loan Documents shall survive Payment In Full and shall protect the Administrative Agent, the Lenders and any other Indemnitees against events arising after such termination as well as before. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.7Successors and Assigns.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Issuing Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of this Section, (ii) by way of participation in accordance with the provisions of this Section 11.7, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of this Section 11.7 (and any other attempted assignment or transfer by any such party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in this Section 11.7 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, all participations in Letters of Credit and Swing Line Loans and the Loans at the time owing to it); provided that (in each case and with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (B) below in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in clause (i)(A) of this clause (b), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of any Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.7 and in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Credit Facility or any unfunded Commitments with respect to any Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of the Issuing Lender and Swing Line Lender shall be required for any assignment in respect of a Revolving Credit Facility.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made to (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person).

(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.5 and 11.3(b) with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.7(d) below.

(c)Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Greenwood Village, Colorado a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Lender and the Issuing Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties to this Agreement hereby acknowledge and agree that the Administrative Agent, in its capacity as such, has no duty to monitor or enforce assignments, participations or other actions with respect to Disqualified Institutions and no responsibility or liability with respect to any assignments made by Lenders to a Disqualified Institution.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Issuing Lender or the Administrative Agent, sell participations to any Person (other than (x) a natural Person or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person or the Borrower, (y) the Borrower’s Affiliates or Subsidiaries or (z) any Disqualified Institutions (to the extent that a list of Disqualified Institutions has been provided to any such Lender upon such Lender’s written request)) (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Sections 11.1(a) through (i) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 (subject to the requirements and limitations therein, including the requirements under Section 3.2 (it being understood that the documentation required under Section 3.2 shall be delivered to the participating Lender)), 3.5 and 11.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.7; provided that such Participant (A) agrees to be subject to the provisions of Section 3.6 as if it were an assignee under clause (b) of this Section 11.7; and (B) shall not be entitled to receive any greater payment under Section 3.1 or 3.2, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2(c) as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. CoBank reserves the right to assign or sell participations in all or part of its Commitments or outstanding Loans hereunder on a non-patronage basis.

Notwithstanding the preceding paragraph, any Participant that is a Farm Credit Lender or the Federal Agricultural Mortgage Corporation that (i) has purchased a participation, (ii) has been designated as a voting Participant (other than any Disqualified Institution (to the extent that a list of Disqualified Institutions has been provided to any such Lender upon such Lender’s written request)) (a “Voting Participant”) in a notice (a “Voting Participant Notice”) sent by the relevant Lender (including any existing Voting Participant) to the Administrative Agent and (iii) receives, prior to becoming a Voting Participant, the consent of the Administrative Agent (such Administrative Agent consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 11.7(b) and such consent is not required for an assignment to an existing Voting Participant), shall be entitled to vote as if such Voting Participant were a Lender on all matters subject to a vote by Lenders, and the voting rights of the selling Lender (including any existing Voting Participant) shall be correspondingly reduced, on a dollar-for-dollar basis. Each Voting Participant Notice shall include, with respect to each Voting Participant, the information that would be included by a prospective Lender in an Assignment and Assumption. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant in Schedule 11.7 and, if applicable, the Federal Agricultural Mortgage Corporation shall be a Voting Participant without delivery of a Voting Participant Notice and without the prior written consent of the Administrative Agent. The selling Lender (including any existing Voting Participant) and the purchasing Voting Participant shall notify the Administrative Agent within three (3) Business Days of any termination, reduction or increase of the amount of, such participation. The Administrative Agent shall be entitled to conclusively rely on information contained in Voting Participant Notices and all other notices delivered pursuant hereto. The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee or participant of such Voting Participant that is not a Farm Credit Lender.

(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other reserve or central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.8Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates from a source other than the Borrower that is not known to be subject to a confidentiality obligation to any Loan Party or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section; or (j) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Issuing Lender and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

In addition to the foregoing, the Administrative Agent and the Borrower hereby agree that, with the prior written consent of the Borrower (such consent not to be unreasonably conditioned, withheld or delayed), the Administrative Agent may, in its discretion, place advertisements in financial and other newspapers and periodicals, and on a home page or similar place for dissemination of information on the Internet or worldwide web. The Borrower hereby agrees that the Administrative Agent may, in its discretion and without any additional consent of or notice to the Borrower or any other Person, circulate and/or publish similar promotional materials after the Closing Date in the form of a “tombstone” or otherwise describing the names and including the logo(s) of the Borrower and its affiliates (or any of them), and/or the amount, type and Closing Date. All such advertisements and promotional materials shall be at the Administrative Agent’s expense.

11.9Counterparts; Integration; Effectiveness.

(a)This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)Electronic Execution of Loan Documents. The parties agree that the electronic signature of a party to this Agreement and any other Loan Document shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement or such other Loan Document. The parties agree that any electronically signed Loan Document (including this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. The parties presently intend to authenticate the Loan Documents to which they are a party by either signing such Loan Document or attaching thereto or logically associating therewith an electronic sound, symbol or process as their respective electronic signature. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and any other Loan Document (including any Assignment and Assumption) shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.10Choice of Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.

(a)Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)SUBMISSION TO JURISDICTION. EACH OF THE BORROWER AND OTHER LOAN PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES SOUTHERN DISTRICT COURT OF NEW YORK, SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL (i) AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION, (ii) WAIVE ANY STATUTORY, REGULATORY, COMMON LAW, OR OTHER RULE, DOCTRINE, LEGAL RESTRICTION, PROVISION OR THE LIKE PROVIDING FOR THE TREATMENT OF BANK BRANCHES, BANK AGENCIES, OR OTHER BANK OFFICES AS IF THEY WERE SEPARATE JURIDICAL ENTITIES FOR CERTAIN PURPOSES, INCLUDING UNIFORM COMMERCIAL CODE SECTIONS 4-106, 4-A-105(1)(B), AND 5-116(B), UCP 600 ARTICLE 3 AND ISP98 RULE 2.02, AND URDG 758 ARTICLE 3(A) OR (iii) AFFECT WHICH COURTS HAVE OR DO NOT HAVE PERSONAL JURISDICTION OVER THE ISSUING LENDER OR BENEFICIARY OF ANY LETTER OF CREDIT OR ANY ADVISING BANK, NOMINATED BANK OR ASSIGNEE OF PROCEEDS THEREUNDER OR PROPER VENUE WITH RESPECT TO ANY LITIGATION ARISING OUT OF OR RELATING TO SUCH LETTER OF CREDIT WITH, OR AFFECTING THE RIGHTS OF, ANY PERSON NOT A PARTY TO THIS AGREEMENT, WHETHER OR NOT SUCH LETTER OF CREDIT CONTAINS ITS OWN JURISDICTION SUBMISSION CLAUSE.

(c)WAIVER OF VENUE. EACH OF THE BORROWER AND OTHER LOAN PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.10. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT TO ASSERT ANY SUCH DEFENSE.

(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN

SECTION 11.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.11USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, including the USA PATRIOT Act.

11.12Payments Set Aside. To the extent any Loan Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or Secured Parties or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Insolvency Proceeding, other applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

11.13Secured Bank Products and Secured Hedge Agreements. No Secured Party (other than the Administrative Agent) that obtains the benefit of the Guaranty set forth in Article XII or of any security interest in any of the Collateral shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (including the release, impairment or modification of any Guarantors’ Obligations or security therefor) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. No Hedge Bank or provider of any Secured Bank Product shall have any voting rights hereunder or under any other Loan Document in its capacity as the provider of such Secured Hedge or Secured Bank Product. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other reasonably satisfactory arrangements have been made with respect to, the Secured Obligations arising with respect to Secured Bank Products and Secured Hedges to the extent the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as it may request, from the applicable Lender (or its Affiliate) or Hedge Bank, as the case may be. Each Secured Party not a party to this Agreement that obtains the benefit of this Agreement or any other Loan Document shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of this Agreement, and acknowledges and agrees that the Administrative Agent is and shall be entitled to all the rights, benefits and immunities conferred under this Agreement with respect to each such Secured Party.

11.14Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents, together with all fees, charges and other amounts treated as interest under applicable Laws (collectively, “Charges”) shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest and Charges in an amount that exceeds the Maximum Rate, the excess interest and Charges shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest and Charges contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.15FCC and PUC Compliance. Notwithstanding anything to the contrary in this Agreement and the other Loan Documents, no party hereto or thereto shall take any action under this Agreement or the other Loan Documents that would constitute or result in an assignment of any License, or a change of control or action of any Loan Party or Subsidiary directly holding a License or that is in control of a Person that holds a License, to the extent that such assignment or change of control would require the prior approval by the FCC under the Communications Act and/or any applicable PUC under the PUC Laws without first obtaining such required approval.

Upon any action to commence the exercise of remedies hereunder or under the other Loan Documents, each Loan Party hereby undertakes and agrees on behalf of itself, the other Loan Parties and the Subsidiaries of any Loan Party, to cooperate and join with the Administrative Agent, and cause the other Loan Parties and the Subsidiaries of any Loan Party, to cooperate and join with the Administrative Agent, in any application to any Governmental Authority which may be required in order to permit the Administrative Agent to exercise its rights and remedies under the Loan Documents and to provide such assistance in connection therewith as the Administrative Agent may request, including the preparation of, consenting to or joining in of filings and appearances of officers and employees of any Loan Party or any Subsidiary of any Loan Party before such Governmental Authority, in each case in support of any such application made by the Administrative Agent; provided, however, nothing herein shall be construed to require any of the Loan Parties nor any of the Subsidiaries of any Loan Party to, directly or indirectly, violate any terms or conditions of any License. The obligation of the Loan Parties to make all payments required to be made under this Agreement or any other Loan Document shall be absolute and unconditional; provided, however, in the event any portion of the debt, is disallowed under applicable Law or by action of the FCC or any PUC, then such disallowance shall be limited to the specific Loan Parties and Loan amounts impacted by such FCC or PUC action or required by applicable Law.

11.16Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each other Loan Party as may be needed by such Loan Party from time to time to honor all of its obligations under this Agreement and the other Loan Documents to which it is a party with respect to Swap Obligations permitted under this Agreement that would, in the absence of the agreement in this Section 11.16, otherwise constitute Excluded Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantors’ obligations and undertakings under this Section voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations, undertakings and guaranty of the Qualified ECP Guarantors under this Section 11.16 shall remain in full force and effect until Payment In Full of the Obligations and termination of all the Commitments. The Borrower and the Qualified ECP Guarantors intend this Section 11.16 to constitute, and this Section 11.16 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.

11.17No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between such Loan Party and its Subsidiaries and the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender or any Lender has advised or is advising any Loan Party or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders are arm’s-length commercial transactions between such Loan Party and its Affiliates, on the one hand, and the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders, on the other hand, (iii) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person; (ii) none of the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of such Loan Party and its Affiliates, and none of the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders has any obligation to disclose any of such interests to such Loan Party or its Affiliates. To the fullest extent permitted by Law, each Loan Party hereby waives and releases any claims that it may have against any of the Arranger, the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.18Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the Issuing Lender (each, a “Lender Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time (any such payment, an “Erroneous Payment”), then in any such event, each Lender Party receiving an Erroneous Payment severally agrees to repay to the Administrative Agent promptly upon demand the Erroneous Payment received by such Lender Party in immediately available funds (and in the currency so received), with interest thereon for each day from and including the date such Erroneous Payment is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Erroneous Payment. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, an Erroneous Payment (and such determination shall be conclusive absent manifest error).

11.19Acknowledgment and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

XII.GUARANTY

12.1Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Guaranteed Liabilities. For all purposes of this Article XII, notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantors’ Obligations shall be limited to an aggregate amount equal to the Maximum Guarantor Liability. Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Guaranteed Liabilities. The Guarantors’ Obligations are secured by various Collateral.

12.2Payment. If the Borrower or any other Loan Party shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, indemnification obligations, fees (including, but not limited to, attorney’s fees and expenses), expenses or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of this Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default, then any or all of the Guarantors will, upon demand thereof by the Administrative Agent, (i) fully pay to the Administrative Agent, for the benefit of the Secured Parties, an amount equal to all the Guaranteed Liabilities then due and owing or declared or deemed to be due and owing, including for this purpose, in the event of any Event of Default under Section 9.1(l) (and irrespective of the applicability of any restriction on acceleration or other action as against any other Loan Party in any Insolvency Proceeding), the entire outstanding or accrued amount of all Secured Obligations or (ii) perform such Guaranteed Liabilities, as applicable. For purposes of this Section 12.2, the Guarantors acknowledge and agree that “Guaranteed Liabilities” shall be deemed to include any amount (whether principal, interest, premium, fees, expenses, indemnification obligations and/or any other payment obligation of any kind or nature) which would have been accelerated in accordance with Section 9.2 but for the fact that such acceleration could be unenforceable or not allowable in any Insolvency Proceeding or otherwise under any applicable Law. Notwithstanding anything herein to the contrary, upon the occurrence and continuation of an Event of Default, then notwithstanding any Collateral or other direct or indirect security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, each of the Guaranteed Liabilities and the Guarantors’ Obligations shall immediately be and become due and payable.

12.3Absolute Rights and Obligations. This is a guaranty of payment and not of collection. The Guarantors’ Obligations under this Article XII shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent not otherwise expressly prohibited by applicable Law, any defense to its obligations under this Article XII and all other Loan Documents to which it is a party by reason of:

(a)any lack of legality, validity or enforceability of this Agreement, or any of the Notes, or any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors’ Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents, the documentation with respect to any Other Liabilities and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)any acceleration of the maturity of any of the Guaranteed Liabilities, of the Guarantors’ Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of the Guarantors’ Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)any change in the corporate or limited liability company existence, structure or ownership, including dissolution, of the Borrower, any Guarantor, any other Loan Party or any other party to a Related Agreement, or the combination or consolidation of the Borrower, any Guarantor, any other Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower, any Guarantor or any other Loan Party or any other party to a Related Agreement;

(f)any extension (including extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g)the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including the Guarantors’ Obligations of any other Guarantor and obligations arising under any other Guaranty or any other Loan Document now or hereafter in effect);

(h)any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including any term pertaining to the payment or performance of any of the Guaranteed Liabilities, any of the Guarantors’ Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

(i)any failure to assert any breach of or default under any Loan Document or with respect to the payment or performance of any of the Guaranteed Liabilities, any of the Guarantors’ Obligations of any Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower, any other Loan Party or any other Person under or in connection with any Loan Document, any Related Agreement or any of the Guaranteed Liabilities or any Guarantors’ Obligation; any refusal of payment or performance of any of the Guaranteed Liabilities or any Guarantors’ Obligation, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guaranteed Liabilities) to other obligations, if any, not entitled to the benefits of the Guaranty provided for in this Article XII, in preference to Guaranteed Liabilities or Guarantors’ Obligations entitled to the benefits of the Guaranty provided for in this Article XII, or if any collections are applied to the payment of Guaranteed Liabilities, any application to particular Guaranteed Liabilities;

(j)any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the other Secured Parties, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the other Secured Parties, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guaranteed Liabilities. As used in this Article XII, “direct or indirect security” for the Guaranteed Liabilities, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guaranteed Liabilities, made by or on behalf of any Person;

(k)any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower, any other Loan Party or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower, any other Loan Party or any other Person; or any action taken or election made by the Administrative Agent or the other Secured Parties, or any of them (including but not limited to any election under Section 1111(b)(2) of the Bankruptcy Code), the Borrower, any other Loan Party or any other Person in connection with any such proceeding;

(l)any defense, set-off, or counterclaim which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person with respect to any Loan Document, any of the Guaranteed Liabilities, any Guarantors’ Obligation, or with respect to any Related Agreement; or any discharge by operation of law or release of the Borrower, any other Loan Party or any other Person from the performance or observance of any Loan Document or any of the Guaranteed Liabilities or Guarantors’ Obligations;

(m)any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor or any other Loan Party) which might in any manner or to any extent vary the risks of such Loan Party, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including any right to require or claim that resort be had to the Borrower or any other Loan Party or to any Collateral or other security in respect of the Guaranteed Liabilities or Guarantors’ Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty, the Guaranteed Liabilities and the Guarantors’ Obligations hereunder and under each Joinder Agreement with respect hereto shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

12.4Maximum Liability.

(a)Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent any Guarantors’ Obligations shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable Law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable Law (whether federal or state and including any Debtor Relief Law). Any analysis of the provisions hereof for purposes of laws relating to fraudulent conveyances or transfers shall take into account the contribution agreement established in Section 12.5.

(i)Each Guarantor’s maximum obligations hereunder (the “Maximum Guarantor Liability”) in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

(A)in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Liabilities are incurred, the maximum amount that would not otherwise cause the Guarantors’ Obligations of such Guarantor (or any other obligations of such Guarantor to Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(B)in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Liabilities or Guarantors’ Obligations of such Guarantor are incurred, the maximum amount that would not otherwise cause the Guarantors’ Obligations of such Guarantor (or any other obligations of such Guarantor to Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(C)in a case or proceeding commenced by or against such Guarantor under any Debtor Relief Law other than the Bankruptcy Code, the maximum amount that would not otherwise cause the Guarantors’ Obligations of such Guarantor (or any other obligations of such Guarantor to Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations) to be avoidable or unenforceable against such Guarantor under such Debtor Relief Law, including any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the Guarantors’ Obligations of such Guarantor (or any other obligations of such Guarantor to Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”).

(ii)To the extent set forth above, but only to the extent that the Guarantors’ Obligations of such Guarantor or the transfers made by such Guarantor under the Collateral Documents to which it is a party, would otherwise be subject to avoidance under any Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or the Guarantors’ Obligations of such Guarantor would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of such Guarantors’ Obligations are deemed to have been incurred and transfers made under such Avoidance Provisions, then such Guarantors’ Obligations shall be reduced to that amount which, after giving effect thereto, would not cause the Guarantors’ Obligations of such Guarantor (or any other obligations of such Guarantor to Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This paragraph is intended solely to preserve the rights hereunder of Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities to the maximum extent that would not cause such Guarantors’ Obligations to be subject to avoidance under any Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right, defense, offset, or claim under this paragraph as against Administrative Agent, Lenders or any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

(b)Each Guarantor agrees that the Guarantors’ Obligations of such Guarantor may at any time and from time to time exceed the Maximum Guarantor Liability, without impairing the guaranty or any provision contained herein or affecting the rights and remedies of Administrative Agent hereunder.

12.5Contribution Agreement. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Liability or Guarantors’ Obligation exceeding the greater of (i) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Guaranteed Liabilities and Guarantors’ Obligations and (ii) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Liabilities and Guarantors’ Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date of enforcement. The contribution agreement in this paragraph is intended only to define the relative rights of the Guarantors and nothing set forth in this paragraph is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement (up to the Maximum Guarantor Liability).

12.6Currency and Funds of Payment. All Guarantors’ Obligations for payment will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Secured Party with respect thereto as against the Borrower or any other Loan Party, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower or any other Loan Party of any or all of the Guaranteed Liabilities.

12.7Subordination. For so long as this Agreement remains in effect, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (a) of the Borrower, to the Payment In Full of the Guaranteed Liabilities, (b) of every other Guarantor (an “obligated guarantor”), to the Payment In Full of the Guarantors’ Obligations of such obligated guarantor, and (c) of each other Person now or hereafter constituting a Loan Party, to the Payment In Full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents or with respect to any Secured Bank Product or Secured Hedge. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Liabilities, the Guarantors’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

12.8Enforcement. Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative Agent’s Principal Office or such other address as the Administrative Agent shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Guarantors. At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any Collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 12.3.

12.9Set-Off and Waiver. Each Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantors’ Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower or any other Loan Party or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. Each Guarantor agrees that each Secured Party shall have a lien for all the Guarantors’ Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the

Guarantors’ Obligations to the Secured Parties then due and in such amounts as provided for in this Agreement or otherwise as they may elect.

12.10Waiver of Notice; Subrogation.

(a)Each Guarantor hereby waives to the extent not otherwise expressly prohibited by applicable Law notice of the following events or occurrences: (i) acceptance of the Guaranty set forth in this Article XII; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Guaranteed Liabilities, whether pursuant to this Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 12.3. Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantors’ Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b)Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantors’ Obligations under this Article XII may be enforced by the Administrative Agent on behalf of the Secured Parties upon demand by the Administrative Agent to such Guarantor without the Administrative Agent being required, such Guarantor expressly waiving to the extent not otherwise expressly prohibited by applicable Law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by the Borrower, any other Guarantor or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED BY SUCH GUARANTOR THAT DEMAND UNDER THE GUARANTY SET FORTH IN THIS ARTICLE XII MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING.

(c)Each Guarantor further agrees that such Guarantor shall not exercise any of its rights of subrogation, reimbursement, contribution, indemnity or recourse to security for the Guaranteed Liabilities until at least ninety-five (95) days immediately following Payment In Full of the Secured Obligations shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets. If an amount shall be paid to any Guarantor on account of such rights at any time prior to Payment In Full of the Secured Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of this Agreement or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Agreement in any manner and occurrence of the Payment In Full of the Secured Obligations.

12.11No Stay. Without limitation of any other provision set forth in this Article XII, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantors’ Obligation or any of the Guaranteed Liabilities shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against any Loan Party or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Article XII and their obligations hereunder, the Guarantors’ Obligations and the Guaranteed Liabilities shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

12.12Additional Guarantors. At any time after the initial execution and delivery of this Agreement to the Administrative Agent and the Lenders, additional Persons may become parties to this Agreement and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Lenders a duly executed Joinder Agreement pursuant to this Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

12.13Reliance. Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Loan Parties and the Loan Parties’ financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide its Guaranty under this Article XII and any Joinder Agreement (“Other Information”), and has full and complete access to the Loan Parties’ books and records and to such Other Information; (b) such Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of such Loan Documents and Related Agreements as it has requested, is executing this Agreement (or the Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing its Guaranty under this Agreement; (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of the Borrower and the other Loan Parties, such Persons’ financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning the Borrower or the Borrower’s financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Guaranty, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrower or any other Loan Party or such Persons’ financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

12.14Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a)Each Guarantor hereby acknowledges that it has received a copy of this Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct in all material respects.

Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of this Agreement and the other Loan Documents applicable to such Guarantor.

(b)Each Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with the Borrower and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing the Guaranty set forth in this Article XII.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

ATN INTERNATIONAL, INC., as the Borrower

By:
Name: Justin D. Benincasa
Title: Chief Executive Officer and Treasurer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

GUARANTORS:

COMMNET WIRELESS, LLC

COMMNET FOUR CORNERS, LLC

COMMNET AZ, LLC

COMMNET NM, LLC

COMMNET NEVADA SUBCO, LLC

COMMNET WIRELESS SUBCO, LLC

COMMNET OF ARIZONA, L.L.C.

COMMNET RURAL AMERICA, LLC

COMMNET TOWERS, LLC

COMMNET FIBER SOLUTIONS, LLC

GILA COUNTY WIRELESS, LLC

EXCOMM, L.L.C.

COMMNET OF NEVADA, LLC

TISDALE TELEPHONE COMPANY, LLC

COMMNET OF GEORGIA, LLC

COMMNET NEWCO, LLC

COMMNET OF TEXAS, LLC

ESSEXTEL, INC.

TISDALE NEBRASKA, LLC

SAL SPECTRUM LLC

COMMNET FOUR CORNERS SUBCO, LLC

ATN VI, INC.

CHOICE SPLASH, LLC

WESTNET NEVADA, LLC

ATN INTERNATIONAL SERVICES, LLC

ATLANTIC TELE-NETWORK, LLC

ALLOY, INC.

COMMNET BROADBAND, LLC

SACRED WIND ENTERPRISES, INC.

By:
Name: Justin D. Benincasa
Title Treasurer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

COBANK, ACB, as Administrative Agent, Issuing Lender, Swing Line Lender and as a Lender

By:
Name: Gary Franke
Title: Managing Director

EXHIBIT D

Conformed Credit Agreement (clean) (See attached)

Conformed through First Amendment to Credit Agreement

CREDIT AGREEMENT

by and among

ATN INTERNATIONAL, INC., as Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO

COBANK, ACB, as Administrative Agent, Lead Arranger, Bookrunner, Issuing Lender and Swing
Line Lender,

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Joint Lead Arranger, and

MUFG BANK, LTD., as a Joint Lead Arranger

Dated as of July 13, 2023

i

(cont’d)

(cont’d)

(cont’d)

(cont’d)

		Page

12.11	No Stay	146
12.12	Additional Guarantors	146
12.13	Reliance	146
12.14	Receipt of Credit Agreement, Other Loan Documents, Benefits	147

v

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(B)	—	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	—	EXISTING LIENS
SCHEDULE 5.1	—	QUALIFICATIONS TO DO BUSINESS AND JURISDICTION OF ORGANIZATION
SCHEDULE 5.6	—	SUBSIDIARIES
SCHEDULE 5.19	—	LICENSES
SCHEDULE 6.18	—	POST-CLOSING OBLIGATIONS
SCHEDULE 7.1(h)	—	EXISTING INDEBTEDNESS
SCHEDULE 7.1(i)	—	EXISTING PURCHASE MONEY INDEBTEDNESS
SCHEDULE 7.5	—	INVESTMENTS
SCHEDULE 11.7	—	VOTING PARTICIPANTS

EXHIBITS

EXHIBIT A	—	ASSIGNMENT AND ASSUMPTION
EXHIBIT B	—	COMPLIANCE CERTIFICATE
EXHIBIT C	—	JOINDER AGREEMENT
EXHIBIT D	—	LOAN REQUEST
EXHIBIT E	—	[RESERVED]
EXHIBIT F-1	—	REVOLVING NOTE
EXHIBIT F-2	—	SWING LINE NOTE
EXHIBIT F-3	—	TERM LOAN NOTE
EXHIBIT G	—	SOLVENCY CERTIFICATE
EXHIBIT H	—	TAX COMPLIANCE CERTIFICATES
EXHIBIT I	—	CONVERSION OR CONTINUATION NOTICE
EXHIBIT J	—	PERMITTED ACQUISITION QUESTIONNAIRE
EXHIBIT K	—	PERMITTED ACQUISITION CERTIFICATE

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is dated as of July 13, 2023 and is made by and among ATN INTERNATIONAL, INC., a Delaware corporation, as BORROWER (as hereinafter defined), each of the GUARANTORS (as hereinafter defined) from time to time party hereto, the LENDERS (as hereinafter defined) from time to time party hereto, and COBANK, ACB, in its capacity as Administrative Agent for the Secured Parties, Bookrunner, Lead Arranger, Swing Line Lender, an Issuing Lender and a Lender (each as hereinafter defined), FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Joint Lead Arranger and a Lender, MUFG BANK, LTD., as a Joint Lead Arranger and a Lender.

RECITALS

WHEREAS, the Borrower has requested that the Lenders provide to the Borrower (a) commitments to fund a revolving credit facility in an aggregate principal amount at any time outstanding not to exceed $170,000,000 as such aggregate commitment amount may be increased or reduced from time to time in accordance herewith and (b) a term loan facility in an aggregate principal amount not to exceed $130,000,000 as such aggregate principal amount may be increased from time to time in accordance herewith, all as more particularly set forth in, and subject to the terms and conditions of, this Agreement. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

I.   CERTAIN DEFINITIONS

1.1Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

“Acquired Business” means any Person or all or substantially all of the assets of, or any line of business or division or business unit of, any other Person acquired in an Acquisition.

“Acquisition” means any acquisition, in a single transaction or in a series of related transactions, of all or any substantial portion of the assets of, or any line of business, division or business unit of, another Person, or at least a majority of the equity interests of another Person, in each case whether involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Acquisition Agreement” means each stock purchase agreement, merger agreement, asset purchase agreement, or similar document executed and delivered in connection with an Acquisition.

“Act” means the Securities Exchange Act of 1934, as amended.

“Additional Incremental Facility” means any Incremental Revolving Facility or any Incremental Term Loan Facility.

“Additional Incremental Lender” has the meaning set forth in Section 2.5(c).

“Additional Lender” has the meaning specified in Section 2.19.

“Adjusted Term SOFR Rate” means, for purposes of any calculation, the rate per annum equal to (a) the Term SOFR Rate for such calculation plus (b) the Term SOFR Adjustment; provided that if the

1

Adjusted Term SOFR Rate as so determined shall ever be less than the Floor, then the Adjusted Term SOFR Rate shall be deemed to be the Floor.

“Administrative Agent” means CoBank, in its capacity as administrative agent and collateral agent under the Loan Documents.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning set forth in Section 11.4(d)(ii).

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus one half of one percent (0.50%) per annum, and (c) the Adjusted Term SOFR Rate for an Interest Period of one month in effect on such day plus one percent (1.00%) per annum; provided that, in no event shall the Alternate Base Rate be less than one percent (1.00%) per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, Federal Funds Effective Rate or Adjusted Term SOFR Rate, respectively, and without necessity of notice being provided to the Borrower or any other Person.

“Anti-Corruption Laws” means any Laws of any Governmental Authority concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any Laws of any Governmental Authority concerning or relating to financing terrorism, “know your customer” or money laundering.

“Applicable Letter of Credit Fee Rate” means the percentage rate per annum based on the Total Net Leverage Ratio then in effect according to the Pricing Grid below the heading “Letter of Credit Fee Rate.”

“Applicable Margin” means, as applicable:

(a)the percentage spread to be added to the Alternate Base Rate applicable to Revolving A-1 Loans which are Base Rate Loans based on the Total Net Leverage Ratio then in effect according to the Pricing Grid below the heading “Applicable Margin for Base Rate Loans (Revolving Loans)”,

(b)the percentage spread to be added to the Alternate Base Rate applicable to Term A-1 Loans which are Base Rate Loans based on the Total Net Leverage Ratio then in effect according to the Pricing Grid below the heading “Applicable Margin for Base Rate Loans (Term Loan)”,

(c)the percentage spread to be added to the Adjusted Term SOFR Rate applicable to Revolving A-1 Loans which are Term SOFR Rate Loans based on the Total Net Leverage Ratio then in

2

effect according to the Pricing Grid below the heading “Applicable Margin for Term SOFR Loans (Revolving Loans)”, or

(d)the percentage spread to be added to the Adjusted Term SOFR Rate applicable to Term A-1 Loans which are Term SOFR Rate Loans based on the Total Net Leverage Ratio then in effect according to the Pricing Grid below the heading “Applicable Margin for Term SOFR Loans (Term Loan)”.

Notwithstanding the foregoing, the Applicable Margin for any Incremental Loan shall be the interest rate margin per annum governing such Additional Incremental Facility as set forth in the related Incremental Amendment, subject to Section 2.5 hereof.

“Applicable Unused Commitment Fee Rate” means (a) the Applicable Unused Revolving A-1 Commitment Fee Rate and (b) any applicable unused commitment fee rate of any Incremental Facility as set forth in such Incremental Facility’s Incremental Amendment as applied to the relevant Tranche and/or Class of Loans subject to such Incremental Amendment.

“Applicable Unused Revolving A-1 Commitment Fee Rate” means the percentage rate per annum based on the Total Net Leverage Ratio then in effect according to the Pricing Grid below the heading “Applicable Unused Revolving Commitment Fee Rate.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means, collectively, CoBank, in its capacity as joint lead arranger and bookrunner, Fifth Third Bank, National Association, as joint lead arranger and MUFG Bank, Ltd., as joint lead arranger.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.7, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Assistant Treasurer, Corporate Treasurer, or Corporate Controller (or in the case of a Loan Party that is a limited liability company without officers, a manager or member authorized under such Loan Party’s Organizational Documents) of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

“Available Revolving A-1 Commitment” means, with respect to any Revolving A-1 Loan Lender, an amount equal to such Lender’s Revolving A-1 Commitment minus the outstanding principal amount of its Revolving A-1 Loans, minus such Lender’s Pro Rata Share of the aggregate outstanding amount of Swing Line Loans, if any, minus such Lender’s Pro Rata Share of Letter of Credit Obligations, if any.

“Available Tenor” means, as of any date of determination and with respect to the applicable then- current Benchmark, as applicable, (a) if the applicable then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Avoidance Provisions” has the meaning specified in Section 12.4(a)(i)(C).

3

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means title 11 of the United States Code.

“Base Rate Loan” means a Loan bearing interest calculated in accordance with the Base Rate Option. A Base Rate Loan is a Loan not subject to an Interest Period.

“Base Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 2.6(a)(i).

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or any then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.7(a). Any reference to a “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(a)for the Adjusted Term SOFR Rate, the first alternative set forth below that can be determined by the Administrative Agent:

(i)the sum of (A) Daily Simple SOFR Rate and (B) the Term SOFR Adjustment, or

(ii)the sum of (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. Dollar-denominated syndicated credit facilities at such time; and

(b)for all other Benchmarks, the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. Dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this

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Agreement and the other Loan Documents; provided, further, that, if the Benchmark Replacement is calculated using the Daily Simple SOFR Rate, all interest payments will be payable on a quarterly basis.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of any initial Benchmark or adjusted initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.5 and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrower may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will not be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored. Notwithstanding the above, in the case of an announcement of a prospective date of an event as designated in clauses (a) and (b), the date of the “Benchmark Transition Event” shall be postponed until the announced date of such prospective event.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means ATN International, Inc., a Delaware corporation.

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“Borrowing” means as of any date of determination (a) with respect to Term SOFR Rate Loans outstanding as of such date, a borrowing consisting of Loans of the same Class and having the same Interest Period and (b) with respect to Base Rate Loans, all Base Rate Loans outstanding as of such date regardless of Class.

“Borrowing Date” means, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

“Budget” means, for the Borrower and the Restricted Subsidiaries, forecasted: (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, (d) operating budget and (e) capital budget, all prepared on a consistent basis with the historical financial statements of the Borrower and the Restricted Subsidiaries.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or Colorado or is a day on which banking institutions in such state are authorized or required by Law to close.

“CAH Holdco” means ATNI VI Holdings, LLC, a Delaware limited liability company.

“CAH Holdco Subsidiaries” means the direct and indirect Subsidiaries of CAH Holdco.

“Calculation Date” has the meaning specified in Section 1.6(b).

“Capital Lease” means any lease of real or personal property that is required to be capitalized under GAAP or that is treated as an operating lease under regulations applicable to the Borrower and its Subsidiaries but that otherwise would be required to be capitalized under GAAP.

“Cash Collateralize” means (a) with respect to the Obligations, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender, and (b) with respect to Other Liabilities, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of each Lender (or its Affiliate) that is the provider of a Secured Bank Product or Secured Hedge, as the case may be, as collateral for the Other Liabilities, cash or deposit account balances, or, if the Administrative Agent and such Lender (or its Affiliate) shall agree in their respective sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Lender (or its Affiliate). “Cash Collateral” shall have meanings analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(a)direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(b)commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s on the date of acquisition;

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(c)demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks that are organized under the laws of the United States or any state thereof or that is a foreign bank or branch or agency thereof acceptable to the Administrative Agent and, in any case, having combined capital, surplus and undivided profits in an amount equal to at least $1,000,000,000; and

(d)money market or mutual funds whose investments are limited to those types of investments described in clauses (a) through (c) above.

“Casualty Event” means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith or the implementations thereof (whether or not having the force of Law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully- diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body. Notwithstanding the foregoing, no “Change of Control” shall have occurred or be deemed to be continuing as a result of Cornelius B. Prior, Jr. or Michael Prior, or any spouse or lineal descendant, or any foundation established by, or trust or investment or similar vehicle formed for the benefit of, any of the foregoing, in each case, individually or collectively, directly or indirectly, having 30% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis.

“Charges” has the meaning specified in Section 11.14.

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“Class” means, when used in reference to any Loan, whether such Loan is a Revolving Loan, Swing Line Loan or Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Commitment or a Term Loan Commitment.

“Closing Date” means July 13, 2023.

“CoBank” means CoBank, ACB, a federally chartered instrumentality of the United States.

“CoBank Cash Management Agreement” means any Master Agreement for Cash Management and Transaction Services between CoBank and the Borrower, including all exhibits, schedules and annexes thereto and including all related forms delivered by the Borrower to CoBank in connection therewith.

“CoBank Equities” means any of the Borrower’s stock, patronage refunds issued in the form of stock or otherwise constituting allocated units, patronage surplus (including any such surplus accrued by CoBank for the account of the Borrower) and other equities in CoBank acquired in connection with, or because of the existence of, the Borrower’s patronage loan from CoBank (or its affiliate), and the proceeds of any of the foregoing.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means the collateral subject to any of the Collateral Documents or any other real or personal property of the Loan Parties, in each case pledged to the Administrative Agent for the benefit of the Secured Parties as security for the Secured Obligations.

“Collateral Assignment” means any collateral assignment of a Material Agreement, in form and substance reasonably approved by the Administrative Agent, executed by the applicable Loan Party or Loan Parties and the counterparty to such Material Agreement in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Collateral Assignment (if any), the Intellectual Property Security Agreements (if any), the Mortgages (if any), the account control agreements (if any) and all instruments, documents or agreements pursuant to which the Borrower or any other Loan Party has granted a Lien to the Administrative Agent for the benefit of the Secured Parties to secure all or a portion of the Secured Obligations or that are necessary to perfect the Prior Security Interest of the Administrative Agent for the benefit of the Secured Parties in the collateral granted as security for the Secured Obligations.

“Commitment” means, as to any Lender, the aggregate of its Revolving A-1 Commitment, any Swing Line Commitment (to the extent such Lender is a Swing Line Lender), Term A-1 Loan Commitment and any other Incremental Commitment or Incremental Commitments of such Lender with respect to any Additional Incremental Facility, as applicable, and “Commitments” means the aggregate of the Revolving A-1 Commitments, any Swing Line Commitment, Term A-1 Loan Commitments and other Incremental Commitments with respect to any Additional Incremental Facility of all of the Lenders (including any Swing Line Lender).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” has the meaning specified in Section 11.4.

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“Communications Act” means the Communications Act of 1934, as amended, the rules and regulations of the FCC thereunder and codified in Title 47 of the Code of Federal Regulations, and the effective orders, decisions, rulings, published policies, and public notices of the FCC.

“Communications Systems” means a system, network or business (a) providing (or capable of providing) voice, data, Internet access or video transport, connection, monitoring services, answering services or other communications and/or information or entertainment services (including cable television), through any means or medium, (b) providing (or capable of providing) facilities, marketing, management, technical and financial (including call rating) or other services to companies providing such transport, connection, monitoring service or other communications and/or information services, or (c) that is (or that is capable of) constructing, creating, developing or marketing communications-related networks, network equipment, software and other devices for use in any system or business described above.

“Compliance Certificate” means a certificate of the Borrower, signed by a Compliance Officer of the Borrower substantially in the form of Exhibit B hereto.

“Compliance Officer” means the Chief Executive Officer, President, Chief Financial Officer, Corporate Treasurer or Corporate Controller (or in the case of a Loan Party that is a limited liability company without officers, a manager or member authorized under such Loan Party’s Organizational Documents) of the Borrower or any other Loan Party, as the case may be.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligations” means, as applied to any Person, any direct or indirect liability of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid, performed or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (c) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations should also include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligations of another, (ii) obligations to make take-or-pay or similar payments if required regardless of the nonperformance by any other party or parties to any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another and (iii) obligations under any revenue sharing agreement with vendors. The amount of any Contingent Obligation shall be equal at all times to the amount of the obligations so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Contributing Qualifying Subsidiary” means any (A) Domestic Subsidiary that is a Restricted Subsidiary, (B) any Restricted Subsidiary that is organized and existing under the laws of Bermuda and (C) any other Restricted Subsidiary that is organized and existing under the laws of other jurisdictions designated by Borrower as a “Contributing Qualifying Subsidiary” and otherwise consented to by the Administrative Agent in its sole discretion.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract

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or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to be “controlled by” another Person if such Person holds, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such other Person. “Controlling” and “Controlled” have meanings analogous thereto.

“Conversion or Continuation Notice” has the meaning specified in Section 2.7.

“Credit Extension” means the making, conversion or continuation of any Borrowing, Loan or Swing Line Loan or the issuing, extending, amending, renewing or increasing of any Letter of Credit.

“Cure Deadline” has the meaning specified in Section 9.3(a).

“Daily Simple SOFR Rate” means, for any day (a “Daily Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “Daily Simple SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such Daily Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Daily Simple SOFR Rate Day or (ii) if such Daily Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Daily Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 3:00 p.m. on the second U.S. Government Securities Business Day immediately following any Daily Simple SOFR Determination Date, SOFR in respect of such Daily Simple SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Transition Event with respect to the Daily Simple SOFR Rate has not occurred, then SOFR for such Daily Simple SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of the calculation of the Daily Simple SOFR Rate for no more than three consecutive Daily Simple SOFR Rate Days. Any change in the Daily Simple SOFR Rate due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower or any other Person.

“Debt Incurrence” means the incurrence by the Borrower or any of its Restricted Subsidiaries on or after the Closing Date of any Indebtedness other than the Obligations.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that with notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” means, as of any date of determination, the following: (a) for Base Rate Loans, the rate determined in accordance with the Base Rate Option as of such date plus an additional margin of 2.00% per annum, (b) for Term SOFR Rate Loans, the rate determined in accordance with the Term SOFR Rate Option as of such date plus an additional margin of 2.00% per annum, (c) for Letter of Credit Fees, the Applicable Letter of Credit Fee Rate as of such date plus an additional margin of 2.00% per annum and (d) for all other Obligations, the rate determined in accordance with the Base Rate Option as of such date plus an additional margin of 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded

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hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Lender or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Borrower or, to the extent the Issuing Lender has outstanding Letter of Credit Obligations at such time, the Issuing Lender, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Borrower or the Issuing Lender), or (d) has, or has a direct or indirect parent company that has, (x) become the subject of a proceeding under any Debtor Relief Law, (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority or other Governmental Authority acting in such a capacity or (z) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and, subject to any cure rights provided above, such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swing Line Lender and each Lender.

“Disposition” or “Dispose” means the sale, transfer, license, abandonment, lapse, lease or other disposition (including any sale and leaseback transaction) of any property or asset by any Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a “change of control” or asset sale so long as any rights of the holders thereof upon the occurrence of a “change of control” or asset sale event shall be subject to the Payment In Full of all Secured Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would not constitute Qualified Equity Interests, in each case, prior to the date that is 180 days after the Payment In Full of all Secured Obligations.

“Disqualified Institutions” means, collectively, (a) competitors of the Borrower and its Subsidiaries specified to the Administrative Agent by the Borrower in writing from time to time, and

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(b) certain banks, financial institutions, other institutional lenders and other entities, in each case, that have been specified to the Administrative Agent by the Borrower in writing on or prior to the Closing Date.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons with the dividing Person either continuing or terminating its existence as part of the division including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware Law or any analogous action taken pursuant to any applicable Law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide”, when capitalized shall have analogous meaning.

“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” means lawful money of the United States of America.

“Domestic Foreign Holdco” means any Domestic Subsidiary substantially all of the assets of which are Equity Interests of one or more Specified CFCs (other than any Material Foreign Subsidiary) and, if applicable, debt of such Specified CFCs (other than any Material Foreign Subsidiary).

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized and existing under the Laws of the United States of America or any state, commonwealth or territory thereof or under the Laws of the District of Columbia.

“Drawing Date” has the meaning specified in Section 2.11(c)(i).

“EBITDA” means the result of (i) the sum without duplication of (1) net income or deficit, as the case may be, excluding gains or losses on the sale of assets and extraordinary (nonrecurring, one-time) gains and losses, (2) total interest expense (including non-cash interest), (3) depreciation and amortization expense, (4) income taxes, (5) certain one time items and/or adjustments associated with any acquisition to be agreed upon by Administrative Agent in its reasonable discretion, (6) losses from the disposal or impairment of property and equipment and other long-term assets, including, goodwill, intangibles and spectrum, (7) cash dividends from unconsolidated Subsidiaries and joint ventures, (8) any other non-cash expenses, charges, losses, or infrequent, unusual or extraordinary items reducing net income for such period to the extent such non-cash items do not represent a cash item in any future period, and (9) any transaction costs and similar amounts that would be required to be expensed as a result of the application of FAS No. 141(R) (whether or not applicable thereto), minus (ii) to the extent included in calculating net income or deficit, the sum of (1) interest income, (2) non-cash dividends and patronage income, (3) equity in earnings from unconsolidated Subsidiaries and joint ventures, and (4) any aggregate net gains arising from the sale, exchange, or other disposition of fixed assets, investments, securities, intangibles, and spectrum, all measured for the then most recently completed four (4) fiscal quarters.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.7(b)(iii), 11.7(b)(v) and 11.7(b)(vi) (subject to such consents, if any, as may be required under Section 11.7(b)(iii)).

“Environmental Laws” means any and all applicable federal, state, local and foreign Laws, common law, and any consent decrees, permits, licenses, agreements or other restrictions with or of a Governmental Authority relating to: (a) protection of the environment or natural resources from, or emissions, discharges, releases or threatened releases of, any materials, including Hazardous Materials, in the environment including ambient air, surface, water, ground water or land, (b) the generation, handling, use, labeling, disposal, transportation, reclamation and remediation of Hazardous Materials; (c) protection of human health, safety or the environment; and (d) the protection of endangered or threatened species.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary resulting from or based upon (a) violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the release or threatened release of any Hazardous Materials; or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” has the meaning specified in the Security Agreement.

“Equity Issuance” means (a) any issuance or sale by the Borrower or any of its Subsidiaries of any Equity Interests, or (b) any equity contribution or capital contribution in respect of any Equity Interests of the Borrower or any of its Subsidiaries, in each case at any time after the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person, or trade or business (whether or not incorporated) which is a member of a controlled group or under common control with any Loan Party within the meaning of Sections 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to Section 412 of the IRC).

“ERISA Event” means with respect to any Loan Party, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (A) a Reportable Event; (B) a withdrawal by a substantial employer (as defined in Section 4001(a)(12) of ERISA) subject to Section 4063 of ERISA; (C) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA; (D) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multi-employer Plan; (E) a notification that a Pension Plan or a Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the IRC, or Sections 303, 304 and 305 of ERISA; (F) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (G) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (H) the termination of a Multi- employer Plan under Section 4041A of ERISA; (I) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (J) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; (K) the imposition of any liability under Title IV of ERISA, other

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than PBGC premiums due but not delinquent under Section 4007 of ERISA or (L) any transaction that could subject any Loan Party or any ERISA Affiliate to liability under Section 4069 or 4212 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any of the events described in Section 9.1 and referred to therein as an “Event of Default.”

“Excluded Accounts” means any deposit account of any Loan Party (a) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (b) which are zero balance accounts, (c) which is used solely for paying taxes, including sales taxes, (d) Funding Program Deposit Accounts or (e) which is used as an escrow account or as a fiduciary or trust account for the benefit of an unaffiliated third party or is otherwise held exclusively for the benefit of an unaffiliated third party (including any account solely holding amounts representing fines, violations, fees and similar amounts paid by third parties and owed to municipalities).

“Excluded Subsidiary” means any Restricted Subsidiary (A) that is an Immaterial Subsidiary, (B) with respect to which the Administrative Agent and the Borrower mutually agree in writing that the burden or cost or other tax consequences (including any material adverse tax consequences) of becoming a Guarantor shall be excessive in view of the benefits obtained by the Lenders therefrom (for the avoidance of doubt, no such Subsidiaries have been designated as such as of the Closing Date), (C) that is a Specified CFC (other than a Material Foreign Subsidiary), (D) that is a Domestic Foreign Holdco, (E) that is a Domestic Subsidiary of a Specified CFC, (F) that is a Stimulus Recipient Subsidiary, (G) CAH Holdco and the CAH Holdco Subsidiaries, and (H) each of Sacred Wind Communications, Inc. and SW DinehNet, LLC.

“Excluded Swap Obligation” means, with respect to any Loan Party providing a Guaranty of or granting a security interest to secure any Swap Obligation of another Loan Party, if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.16 and any other “keepwell, support or other agreements” for the benefit of such Guarantor) at the time the Guaranty of, or the grant of such security interest by, such Loan Party becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or grant of security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an

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applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.6(b)) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.2, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.2(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of December 19, 2014, among the Borrower, CoBank, as administrative agent, the other loan parties party thereto, and the other lenders party thereto, as amended, restated or otherwise modified prior to the Closing Date.

“Existing Facilities” means, as of any day, collectively, then-existing Revolving Credit Facilities, and Term Loan Facilities.

“Existing Maturity Date” has the meaning specified in Section 2.19.

“Extension Amendment” has the meaning specified in Section 2.19.

“Facility” means, collectively, any Revolving Credit Facility, any Term Loan Facility, the Swing Line Facility and the Letter of Credit Facility.

“Farm Credit Lender” means a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCC” means the Federal Communications Commission or any Governmental Authority succeeding to any of its principal functions.

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate of interest per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on such date, or if no such rate is so published on such day, on the most recent day preceding such day on which such rate is so published and (b) 0%.

“Fee Letter” means that certain fee letter dated as of May 23, 2023, between the Borrower and the Administrative Agent, together with any other fee letters entered into between the Borrower and the Administrative Agent from time to time in connection with any Incremental Facility.

“First Amendment Agreement” means that certain Joinder and First Amendment Agreement and Reaffirmation Agreement, dated as of the First Amendment Date, among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“First Amendment Date” means July 10, 2024.

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“Flood Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 and (d) the Flood Insurance Reform Act of 2004, and all other applicable Laws related thereto.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is a resident or organized under the Laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by the Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Agency” means USAC, USDA, National Telecommunications and Information Administration (NTIA), RUS, any comparable federal, state, local or municipal funding agency or any successor agency or organization of any of the foregoing.

“Funding Program” means any federal, state, local, or municipal grant, subsidy or support program or similar program or arrangement entered into with a Governmental Authority and/or Funding Agency and any Loan Party or Restricted Subsidiary. The definition of “Funding Program” shall not include any loan or grant/loan combination program. A Funding Program shall not qualify as a loan or grant/loan combination program if repayment is only required when (i) the funds are not used by such Loan Party or Restricted Subsidiary within a required timeframe, or (ii) the applicable Loan Party or Restricted Subsidiary is not compliant with the terms and conditions of such program or agreement executed with a Funding Agency in connection with the Funding Program. Any Funding Program constituting award funds or grant money in excess of $10,000,000.00 entered into on or after the First Amendment Date must be on terms and conditions reasonably acceptable to the Administrative Agent.

“Funding Program Agreement” means any grant agreement, security agreement, guarantee agreement, or similar agreement and all other agreements, documents and instruments referred to in such agreements or otherwise evidencing or pertaining to or executed in connection with a Funding Program. For the avoidance of doubt, and without limitation on what other agreements may qualify as Funding Program Agreements, the following agreements shall be deemed to be Funding Program Agreements: (a) that certain ReConnect Program Grant and Security Agreement, dated as of February 22, 2021, by and between SWC Telesolutions, Inc. and the United States of America, acting through the Administrator of

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the Rural Utilities Service, and (b) the letter agreement dated July 7, 2023, by and between Andrew Burke, Administrator, Rural Utility Service, and Nectarios Nicolaou, Senior Vice President and General Manager of SWC Telesolutions, Inc. and the agreement to be executed between the United States of America, acting through the Administrator of the Rural Utilities Service and SWC Telesolutions, Inc. in connection with the grant approved in such letter agreement, such agreement to be substantially in the form previously provided to the Administrative Agent.

“Funding Program Assets” means Funding Program In-kind Assets, Funding Program Cash Assets and any property of any Loan Party or Restricted Subsidiary now or hereafter purchased with any Funding Program Award Funds or Funding Program Matching Funds pursuant to a Funding Program, together with any proceeds from the sale or other disposition of such property.

“Funding Program Award Funds” means the award funds or grant money provided to any Loan Party or Restricted Subsidiary by a Funding Agency under a Funding Program.

“Funding Program Cash Assets” means, with respect to a Funding Program, any cash earmarked by a Loan Party or Restricted Subsidiary to constitute part (or all) of the satisfaction of a matching fund obligation imposed under the rules of a Funding Program, the fair market value of which, together with any Funding Program In-kind Assets, is not to exceed $20,000,000.00 in the aggregate (to be calculated in accordance with the Funding Program documents, if applicable).

“Funding Program Deposit Account” means, with respect to any Funding Program, any deposit account (i) required to be pledged to the applicable Funding Agency in connection with such Funding Program or (ii) prohibited from being pledged to a lender other than a Funding Agency in connection with such Funding Program, and in which account the amounts on deposit consist solely of (a) the proceeds of such Funding Program and (b) Funding Program Matching Funds.

“Funding Program In-kind Assets” means, with respect to a Funding Program, any property (other than cash) earmarked by a Loan Party or Restricted Subsidiary to constitute part (or all) of the satisfaction of a matching fund obligation imposed under the rules of such Funding Program, the fair market value of which, together with any Funding Program Cash Assets, is not to exceed $20,000,000.00 in the aggregate (to be calculated in accordance with the Funding Program documents, if applicable), if, under such rules, such property, or the proceeds from the sale of such property, may not be pledged as security for indebtedness outside of the Funding Program or is subject to a lien in favor of the Funding Agency in connection with the Funding Program.

“Funding Program Matching Funds” means (i) the funds or grant money deposited from time to time in a Funding Program Deposit Account to the extent required pursuant to a Funding Program, (ii) Funding Program In-kind Assets and (iii) any Funding Program Cash Assets.

“GAAP” means generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), including the FCC, any applicable PUC, NTIA and RUS.

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“GTT” means Guyana Telephone and Telegraph Company Limited, a Guyana entity.

“Guaranteed Liabilities” means (a) the prompt Payment In Full, when due or declared due and at all such times, of all Secured Obligations and all other amounts pursuant to the terms of this Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower or any other Loan Party to any one or more of the Secured Parties, including principal, interest, premiums and fees (including all reasonable fees and expenses of counsel); (b) the prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower and each other Loan Party under this Agreement, the Notes and all other Loan Documents to which it is a party; and (c) the prompt Payment In Full by the Borrower and each other Loan Party, when due or declared due and at all such times, of obligations and liabilities now or hereafter arising with respect to any Secured Bank Product or Secured Hedge. Notwithstanding the foregoing, the “Guaranteed Liabilities”, with respect to any Loan Party providing a Guaranty, shall not include the Excluded Swap Obligations.

“Guarantor” means each of the parties to this Agreement that is designated as a “Guarantor” on the signature page hereof and each other Person that joins this Agreement as a Guarantor after the Closing Date pursuant to a Joinder Agreement.

“Guarantors’ Obligations” means the obligations of the Guarantors to the Secured Parties under Article XII.

“Guaranty” or “Guarantee” means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of such Person pursuant to which such Person has directly or indirectly guaranteed or had the economic effect of guaranteeing any Indebtedness or other obligation or liability of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise), (b) to purchase or lease property or services for the purpose of assuring another Person’s payment or performance of any Indebtedness or other obligations or liabilities, (c) to maintain the working capital of such Person to permit such Person to pay such Indebtedness or other obligations or liabilities or (d) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation or liability of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty/Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) any guarantee of real property or operating leases. Unless otherwise specified, the amount of any Guaranty shall be deemed to be the lesser of the principal amount of the Indebtedness or other obligations or liabilities guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty.

“Hazardous Materials” means (a) any explosive or radioactive substances, materials or wastes, (b) any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could reasonably be expected to give rise to liability due to its hazardous or toxic characteristics under, any applicable Environmental Law, including, asbestos or asbestos containing materials, infectious or medical waste, polychlorinated biphenyls, radon gas, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products and (c) all other substances, materials or wastes, which, due to their explosive, radioactive, hazardous or toxic nature, are regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.

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“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement with a Loan Party for an Interest Rate Hedge with respect to interest on the Obligations, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Immaterial Subsidiary” means, any direct or indirect Restricted Subsidiary of the Borrower that, as of the last day of the Test Period, had revenues and total assets for the fiscal quarter ended on such last day in an amount less than 5.0% of the aggregate revenues and total assets of the Borrower and its Restricted Subsidiaries for such quarter, and that is designated by the Borrower as an Immaterial Subsidiary; provided that (x) in no event shall all Immaterial Subsidiaries collectively account for more than 10.0% of the aggregate revenues and total assets of the Borrower and its Restricted Subsidiaries in any Test Period, and (y) no Immaterial Subsidiary shall hold any Material Intellectual Property or Material License.

“Incremental Amendment” has the meaning assigned to such term in Section 2.5(d).

“Incremental Commitments” means, collectively, all Incremental Term Loan Commitments and all Incremental Revolving Commitments and “Incremental Commitment” means any such commitment individually.

“Incremental Facility” means any Incremental Term Loan Facility, any Incremental Revolving Facility, any Term Loan Increase and any Revolving Increase.

“Incremental Lender” means each Incremental Term Lender and Incremental Revolving Lender. “Incremental Loan” means any incremental loan funded pursuant to any Incremental Commitment.

“Incremental Request” has the meaning specified in Section 2.5(a) and in a form acceptable to the Administrative Agent.

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“Incremental Revolving Commitment” means, with respect to any Lender at any time, the obligation of such Lender to (a) make revolving loans and (b) acquire participations in Letters of Credit in connection with any Incremental Revolving Facility or any Revolving Increase established pursuant to Section 2.5 in an aggregate principal amount at any time outstanding not to exceed the amount initially set forth in the applicable Incremental Amendment or in the Assignment and Assumption pursuant to which such Lender becomes party hereto, as such commitment may be reduced from time to time in accordance with Section 2.14(b).

“Incremental Revolving Facility” has the meaning specified in Section 2.5(a), as may be modified from time to time pursuant to a Revolving Increase.

“Incremental Revolving Lender” means each Lender having an Incremental Revolving Commitment or who has funded or purchased all or a portion of an Incremental Revolving Loan or Incremental Revolving Commitment in accordance with the terms hereof.

“Incremental Revolving Loan” means any incremental revolving loan funded pursuant to any Incremental Revolving Facility.

“Incremental Term Lender” means each Lender having an Incremental Term Loan Commitment or who has funded or purchased all or a portion of an Incremental Term Loan or Incremental Term Loan Commitment in accordance with the terms hereof.

“Incremental Term Loan” means any incremental term loan funded pursuant to any Incremental Term Loan Facility.

“Incremental Term Loan Commitment” means, with respect to each Lender, its obligation to make an incremental term loans in connection with any Incremental Term Loan Facility or any Term Loan Increase established pursuant to Section 2.5 in an aggregate principal amount not to exceed the amount initial set forth in the applicable Incremental Amendment or in the Assignment and Assumption pursuant to which such Lender becomes party hereto.

“Incremental Term Loan Facility” has the meaning specified in Section 2.5(a), as may be modified from time to time pursuant to a Term Loan Increase.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, in each case, except to the extent that the same have been fully cash collateralized;

(c)all net obligations of such Person under each Hedge Agreement to which it is a party (provided that the amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date);

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and outstanding not more than 90 days after such obligation is due (unless thereafter contested in good faith));

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(e)obligations (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such obligations shall have been assumed by such Person or is limited in recourse;

(f)all obligations of such Person under Capital Leases and all its Synthetic Lease Obligations;

(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person in cash, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)all fixed payment obligations of any Person under any Guarantee of such Person in respect of any of the foregoing;

provided that, notwithstanding anything to the contrary contained herein, (i) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness, or the applicable portion thereof, is non- recourse to such Person, (ii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, if such Indebtedness shall not have been assumed by such Person or is limited in recourse to the assets securing such Lien, the amount of such Indebtedness as of any date of determination will be the lesser of (x) the fair market value of such assets of such Person as of such date (as determined in good faith by the Borrower) and (y) the amount of the applicable portion of such Indebtedness of such Person as of such date, (iii) in no event shall any obligations with respect to deferred compensation or the guarantee of operating or real property leases constitute Indebtedness, (iv) obligations with respect to any Funding Program Agreement or any Funding Program Award Funds shall be deemed excluded from the definition of “Indebtedness”, and (v) any Indebtedness with respect to earn-out or similar contingent obligations shall only constitute Indebtedness to the extent that such obligations are finally determined to be due and owing (after giving effect to any dispute or similar mechanics contained in the applicable agreements with respect thereto and the same are required to be booked as a liability on the balance sheet of such Person in accordance with GAAP).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.3.

“Information” has the meaning specified in Section 11.8.

“Insolvency Proceeding” means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Governmental Authority under any Debtor Relief Law or other similar law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

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“Intellectual Property” means all Copyrights, Domain Names, Patents, Trademarks and IP Licenses, in each case as defined in the Security Agreement.

“Intellectual Property Security Agreement” means the Grant of Security Interest in Copyrights and the Grant of Security Interest in Patents and Trademarks, each in substantially the form attached to the Security Agreement.

“Interest Payment Date” means the last day of each calendar quarter after the Closing Date and the Maturity Date.

“Interest Period” means the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Loans or Term Loans bear interest under the Term SOFR Rate Option. Subject to the last sentence of this definition, at the Borrower’s election, such period shall be one, three or six months. Such Interest Period shall commence on the effective date of such Term SOFR Rate Loan, which shall be (a) the Borrowing Date if the Borrower is requesting new Loans, or (b) the date of renewal of or conversion to a Term SOFR Rate Loan if the Borrower is renewing or converting an existing Loan. Notwithstanding the second sentence hereof: (i) any Interest Period that would otherwise end on a date that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Borrower shall select, convert to or renew an Interest Period for any portion of the Loans that would end after the applicable Maturity Date and (iii) if any Interest Period begins on the last Business Day of a month or on a day of a month for which there is no numerically corresponding day in the month in which such Interest Period is to end, such Interest Period shall be deemed to end on the last Business Day of the final month of such Interest Period.

“Interest Rate Hedge” means a Hedge Agreement entered into by the Loan Parties or Restricted Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower and/or the Restricted Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Option” means any (a) Base Rate Option or (b) Term SOFR Rate Option.

“Investment” means, with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” has the meaning specified in Section 2.11(k).

“Issuing Lender” means CoBank, in its individual capacity as issuer of Letters of Credit hereunder.

“Joinder Agreement” means a joinder agreement joining a Person as a Guarantor under the Loan Documents in the form of Exhibit C.

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“Landlord Agreement” means any landlord’s waiver or other lien waiver or subordination agreement executed and delivered by a lessor, warehouse operator or other applicable Person with respect to a leased location of any Loan Party to the Administrative Agent for the benefit of the Lenders.

“Law” means any law (including common law), constitution, statute, code, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, or award by or settlement agreement with any Governmental Authority applicable to any Person or the properties of any Person, including the Licenses, and, including the Communications Act, any applicable PUC Laws and all Environmental Laws.

“Lenders” means each of the financial institutions from time to time party hereto as a lender (including the Swing Line Lender and any Additional Incremental Lender) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document that provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to the extent such Affiliate is a Secured Party.

“Letter of Credit” has the meaning specified in Section 2.11(a).

“Letter of Credit Borrowing” has the meaning specified in Section 2.11(c)(iii).

“Letter of Credit Expiration Date” means the day that occurs thirty (30) days prior to the Maturity Date for the Revolving A-1 Loans.

“Letter of Credit Facility” means the Letter of Credit facility established pursuant to Section 2.11.

“Letter of Credit Fee” has the meaning specified in Section 2.11(b).

“Letter of Credit Obligations” means, as of any date of determination, (a) the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus (b) the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

“Letter of Credit Request” has the meaning specified in Section 2.11(a).

“Letter of Credit Sublimit” means $25,000,000.

“Licenses” means any cable television franchise or any wireline telephone, cellular telephone, microwave, personal communications, commercial mobile radio service, broadband, undersea cable or other telecommunications or similar license, authorization, registration, certificate, certificate of compliance, waiver, franchise (including cable television and telecommunications franchise), approval, ordinance, right of way, material filing, exemption, order, or permit, or any renewal or extension of any of the foregoing, whether for the acquisition, construction or operation of any Communications System, including the lease of any spectrum (and attendant rights and obligations), or to otherwise provide the services related to any Communications System, granted or issued by the FCC or any applicable PUC or other Governmental Authority.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, lien (statutory or otherwise), security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title

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retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Limited Condition Acquisition” means any Permitted Acquisition by the Borrower or one or more of the Loan Parties, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing; provided that in the event the consummation of any such Permitted Acquisition shall not have occurred on or prior to the date that is three hundred sixty-five (365) days following the execution and effectiveness of the Acquisition Agreement relating thereto (or such longer period agreed to by Administrative Agent in its sole discretion), such Acquisition shall no longer constitute a Limited Condition Acquisition for any purpose without Administrative Agent’s consent.

“Loan Documents” means this Agreement, the Fee Letter, the Collateral Documents, the Solvency Certificates, the Landlord Agreements (if any), the Incremental Requests (if any), the Notes, the Letter of Credit Requests (if any), the First Amendment Agreement, any Joinder Agreement and any other instruments, certificates or documents delivered in connection herewith or therewith, all as amended, restated, reaffirmed, reconfirmed, replaced, substituted or otherwise modified from time to time.

“Loan Parties” means the Borrower and the Guarantors.

“Loan Request” means a request for any of a Term Loan, a Revolving Loan or a Swing Line Loan, in each case substantially in the form of Exhibit D hereto.

“Loans” means, collectively, all Revolving Loans, Swing Line Loans, Term Loans or any combination of the foregoing and “Loan” means the reference to any Revolving Loan, Swing Line Loan or Term Loan.

“Material Account” means, other than Excluded Accounts, all deposit, securities or other investment accounts in the name of any Loan Party to the extent the average daily balance of any such accounts in the aggregate, determined after giving effect to any daily sweeps thereof (or market value of such accounts), for the most recently completed fiscal quarter (or, if shorter, such period as for which such account has been open), exceeds the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period.

“Material Adverse Change” means, (a) as it relates to a Limited Condition Acquisition, a “Material Adverse Change” as defined in the applicable Acquisition Agreement related to such Limited Condition Acquisition, and (b) otherwise, any event, change or condition that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, financial condition, or operations of the Borrower and the Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the Loan Parties, taken as a whole, to perform their material payment obligations under the Loan Documents, and (iii) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, taken as a whole.

“Material Agreement” means any agreement, contract or other instrument to which any Loan Party or any Subsidiary of any Loan Party is a party or that is binding upon any Loan Party or any Subsidiary of any Loan Party or its respective property the revocation, suspension or termination (prior to the stated termination date therefor) of which would reasonably be expected to result in a Material Adverse Change.

“Material Foreign Subsidiary” means a direct Foreign Subsidiary of a Loan Party which, when aggregated with any of its direct or indirect Subsidiaries, contributes more than ten percent (10%) of EBITDA of the Borrower and the Restricted Subsidiaries for any consecutive four-quarter period.

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“Material Intellectual Property” means Intellectual Property that is material to the business of the Borrower and its Subsidiaries, taken as a whole.

“Material License” means any License the loss or absence of such License would reasonably be expected to result in a Material Adverse Change.

“Maturity Date” means (a) with respect to the Revolving A-1 Credit Facility and the Swing Line Facility, the earlier of (i) the date of acceleration of the Obligations in accordance with Section 9.2 and (ii) July 13, 2028, (b) with respect to the Term A-1 Loan Facility, the earlier of (i) the date of acceleration of the Obligations in accordance with Section 9.2 and (ii) July 13, 2029, and (c) with respect to any Additional Incremental Facility, the earlier of (i) the date of acceleration of the Obligations in accordance with Section 9.2 and (ii) the maturity date set forth in the corresponding Incremental Amendment, in each case, subject to extension in accordance with Section 2.19.

“Maximum Guarantor Liability” has the meaning specified in Section 12.4.

“Maximum Incremental Amount” means the sum of (a) $225,000,000 plus (b) an additional amount equal to the aggregate amount of voluntary prepayments of the Term A-1 Loan and reductions in the Revolving A-1 Commitment made pursuant to Section 2.14; provided, that in each case, unless the Borrower otherwise elects in writing to the Administrative Agent, (i) the Borrower shall be deemed to have used amounts under clause (b) (to the extent compliant therewith) prior to utilization of amounts under clause (a) and (ii) loans may be incurred under both or any of the foregoing clauses (a) and (b), and proceeds from any such incurrence under both or any of the foregoing clauses (a) and (b) may be utilized in a single transaction by first calculating the incurrence under clause (b) and then calculating the incurrence under clause (a).

“Maximum Netting Amount” means an amount up to $25,000,000 to the extent held in depository account subject to a control agreement in favor of the Administrative Agent.

“Maximum Rate” has the meaning specified in Section 11.14.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Issuing Lender with respect to all Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in its sole discretion.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee thereof in the business of rating securities and debt.

“Mortgage” means each mortgage or deed of trust (as applicable) in a form acceptable to the Administrative Agent in its reasonable discretion executed and delivered by a Loan Party to the Administrative Agent for the benefit of the Secured Parties with respect to certain of the real estate owned or leased by such Loan Party.

“Multiemployer Plan” means a Multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six years obligated to make contributions.

“Net Cash Proceeds” means:

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(a)in the case of any Debt Incurrence, an amount equal to: (i) the aggregate amount of all cash and Cash Equivalents received by any Loan Party or Restricted Subsidiary in respect of such Debt Incurrence minus (ii) customary, bona fide, out-of-pocket direct costs incurred by such Loan Party or Restricted Subsidiaries in connection with such issuance (including without limitation, legal, accounting and investment banking fees and sales commissions);

(b)in the case of any Casualty Event, an amount equal to: (i) the aggregate amount of all cash and Cash Equivalents received by any Loan Party or Restricted Subsidiary from such Casualty Event minus (ii) the sum of (v) all income taxes and other taxes assessed by a Governmental Authority as a result of such Casualty Event, (w) all customary, bona fide, out-of-pocket direct costs incurred by such Loan Party or Restricted Subsidiary in connection with collecting such cash payments (including without limitation, legal, accounting and investment banking fees and sales commissions), (x) any portion of proceeds deposited in an escrow account in connection therewith (provided, that any such proceeds received by way of return of funds held in escrow shall be considered “Net Cash Proceeds” but only as and when received), (y) any reserve for adjustment in connection therewith established in accordance with GAAP (provided, that any such reserve received by way of return of funds held in reserve shall be considered “Net Cash Proceeds” but only as and when received), and (z) amounts applied to repayment of permitted Indebtedness (other than the Obligations) secured by a Permitted Lien on the asset or property subject to such Casualty Event having priority over the Lien of the Administrative Agent on the Collateral; and

(c)in the case of any Disposition, an amount equal to: (i) the aggregate amount of all cash and Cash Equivalents received by any Loan Party or any Restricted Subsidiary from such Disposition (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or return of funds held in escrow or otherwise, but only as and when received) minus (ii) the sum of (v) all income taxes and other taxes assessed by a Governmental Authority as a result of such transaction, (w) all customary, bona fide, out-of-pocket direct transaction costs incurred by such Loan Party and Restricted Subsidiaries in connection with such Disposition (including without limitation, legal, accounting and investment banking fees and sales commissions), (x) any portion of proceeds deposited in an escrow amount pursuant to the documentation relating to any Disposition (provided, that any such proceeds received by way of return of funds held in escrow shall be considered “Net Cash Proceeds” but only as and when received), (y) any reserve for adjustment in respect of the sale price of assets Disposed established in accordance with GAAP (provided, that any such reserve received by way of return of funds held in reserve shall be considered “Net Cash Proceeds” but only as and when received), and (z) amounts applied to repayment of permitted Indebtedness (other than the Obligations) secured by a Permitted Lien on the asset or property disposed of having priority over the Lien of the Administrative Agent on the Collateral;

provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Net Cash Proceeds shall not include any amounts: (1) with respect to clause (b) above to the extent that such amounts are applied to reimburse a Loan Party for repairs to or replacements of the property subject to such Casualty Event, used for repairs to or replacements of the property subject to such Casualty Event, or reinvested (or committed to be reinvested) in productive assets (other than inventory unless such Net Cash Proceeds result from a Casualty Event with respect to inventory) of a kind then used or usable in the business of such Loan Party, within 365 days after the receipt thereof (or if committed to be reinvested, within such 365 day period, within 180 days after the end of such 365 day period); or (2) with respect to clause (c) above to the extent that such amounts are reinvested (or committed to be reinvested) in productive assets (other than inventory) of a kind then used or usable in the business of such Loan Party within 365 days after the receipt thereof (or if committed to be reinvested within such 365 day period, within 180 days after the end of such 365 day period).

“Non-Consenting Lender” has the meaning specified in Section 11.1.

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“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.19.

“Notes” means, collectively, the Revolving Notes, the Term Loan Notes and the Swing Line Notes.

“Notice Date” has the meaning specified in Section 2.19.

“NTIA” means the National Telecommunications and Information Administration or other agency of the United States of America succeeding to it powers.

“Obligation” means any obligation or liability of any of the Loan Parties (other than Excluded Swap Obligations), howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, for payment or performance, now or hereafter existing (and including obligations or liabilities arising or accruing after the commencement of any Insolvency Proceeding with respect to any Loan Party or which would have arisen or accrued but for the commencement of such Insolvency Proceeding, even if the claim for such obligation or liability is not enforceable or allowable in such proceeding), or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Fee Letter or any other Loan Document (regardless of whether any Credit Extension is in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to any Credit Extension is not satisfied) whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents.

“Official Body” means (a) any Governmental Authority and (b) any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“One Communications” means One Communications Ltd. (f/k/a KeyTech Limited), a Bermuda limited liability company.

“Order” has the meaning specified in Section 2.11(i).

“Organizational Documents” means the certificate or articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Information” has the meaning specified in Section 12.13.

“Other Liabilities” means any obligation of any Loan Party arising under any document or agreement relating to or on account of (a) any Secured Bank Product and/or (b) any Secured Hedge (other than any Excluded Swap Obligations).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6(b)).

“Overadvance” has the meaning specified in Section 2.15(a).

“Participant” has the meaning specified in Section 11.7(d).

“Participant Register” has the meaning specified in Section 11.7(d).

“Participation Advance” has the meaning specified in Section 2.11(c)(ii).

“Payment In Full” means (a) with respect to the Obligations, the payment in full in cash of the Loans and other Obligations (other than contingent indemnification obligations as to which no claim has been made) hereunder, the termination of the Commitments and the expiration, termination or Cash Collateralization of all Letters of Credit (or other arrangements with respect thereto satisfactory to the Administrative Agent and the Issuing Lender in their respective sole discretion) and (b) with respect to the Other Liabilities, the payment in full in cash or Cash Collateralization of such Other Liabilities (or any such other treatment of such Other Liabilities as the holder thereof shall agree in its sole discretion).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which within the current year or the immediately preceding six (6) years any Loan Party or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multi-employer Plan, has made contributions at any time during the current year or the immediately preceding six plan years.

“Performance Standby Letter of Credit” means a Letter of Credit that constitutes a “performance-based standby letter of credit” or a “performance standby letter of credit” or the like under the risk-based capital guidelines of the Comptroller of the Currency or the Federal Reserve Board, as determined in good faith by the related Issuing Lender.

“Permitted Acquisition” means any Acquisition by any Loan Party or any Restricted Subsidiary of all or substantially all the assets of, or any line of business or division or business unit of, any other Person, or all of the Equity Interests of any Person; provided that with respect to each such Acquisition:

(a)(i) at least ten (10) Business Days (or such shorter time period as the Administrative Agent may agree in its sole discretion) prior to the proposed closing date of such Acquisition, the Administrative Agent shall have received a completed Permitted Acquisition Questionnaire and (ii) prior to or concurrently with the consummation of such Acquisition, the Administrative Agent shall have a received a duly executed Permitted Acquisition Certificate;

(b)all assets acquired (other than immaterial assets) are usable in, and any Acquired Business (including any of the Acquired Business’s Subsidiaries) is primarily engaged in, a line of business permitted under Section 7.11;

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(c)within forty-five (45) days (or such later date as the Administrative Agent shall agree to in its sole discretion) following the consummation of such Acquisition, the Administrative Agent shall receive in accordance with the requirements of Section 6.10 all documents reasonably required by Administrative Agent to have a first-priority perfected security interest (subject to Permitted Liens other than with respect to any Equity Interests required to be pledged under the Security Agreement) in the Acquired Business acquired or created in such Acquisition, together with all opinions of counsel, certificates, resolutions, proof of insurance and other documents required by Section 6.10, in form and substance reasonably acceptable to the Administrative Agent;

(d)[reserved];

(e)[reserved];

(f)[reserved];

(g)such Acquisition shall not be hostile and shall have been approved by all necessary corporate or limited liability company action of the Acquired Business;

(h)to the extent available, the Borrower shall have provided to the Administrative Agent and the Lenders not later than ten (10) Business Days prior to the anticipated closing date of such Acquisition (or such shorter period as the Administrative Agent may agree in its sole discretion) with any requested due diligence materials regarding the Acquired Business and such other information as the Administrative Agent may reasonably request, which may include, without limitation, the total amount of such Acquisition and other terms and conditions of the Acquisition, the full name and jurisdiction of organization of any new Subsidiary created or acquired for the purpose of effecting such Acquisition, copies of historical and projected financial statements of the Acquired Business, a detailed description of assets to be acquired, copies of material agreements of the Acquired Business and copies of any agreements (including, for the avoidance of doubt, any Acquisition Agreement and related material documents), schedules or due diligence delivered in connection with the consummation of such Acquisition;

(i)immediately before and immediately after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to result therefrom; provided that solely with respect to a Limited Condition Acquisition, this clause (i) may be satisfied if there is (x) no Default or Event of Default in existence at the time of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition and (y) no Specified Event of Default at the time such Limited Condition Acquisition is consummated;

(j)immediately after giving pro forma effect to such Acquisition, the Loan Parties shall be in compliance with the financial covenant set forth in Article VIII for the Test Period; provided that upon the reasonable request in writing of the Administrative Agent, the Borrower shall deliver a certificate of a Compliance Officer of the Borrower (supported by reasonably detailed calculations) certifying as to the foregoing; provided further that solely to the extent such Acquisition is a Limited Condition Acquisition, at the Borrower’s election, compliance with the financial covenant pursuant to this clause (j) shall be tested as of the date of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition in lieu of the date of consummation of such Limited Condition Acquisition;

(k)[reserved];

(l)at least five (5) Business Days prior to the required satisfaction of clause (c) hereof, the Administrative Agent shall have received (A) all documentation and other information reasonably requested by (or on behalf of) any Lender in writing in order to comply with requirements of Anti-

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Corruption Laws, Anti-Terrorism Laws and Sanctions and (B) if the Borrower or any other Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification; and

(m)to the extent available, within ten (10) Business Days (or such longer period as the Administrative Agent may agree in its sole discretion) following the closing date of such Acquisition, the Borrower shall deliver to the Administrative Agent (i) copies of the fully executed Acquisition Agreement for such Acquisition, together with all schedules, exhibits, attachments, amendments and other modifications thereto, (ii) any historical or pro forma financial statements or projections related to such Acquisition and (iii) such other documents and information as the Administrative Agent may request in its reasonable discretion.

“Permitted Acquisition Certificate” means a certificate of the Borrower with respect to a Permitted Acquisition, substantially in the form of Exhibit K hereto.

“Permitted Acquisition Questionnaire” means the questionnaire for preliminary information regarding a proposed Permitted Acquisition and substantially in the form of Exhibit J hereto.

“Permitted Investment” means any Investment (other than a Permitted Acquisition) by any Loan Party or any Restricted Subsidiary in another Person (other than an Unrestricted Subsidiary), provided that:

(a)if such Investment constitutes the extension of Indebtedness by a Loan Party (other than Indebtedness of a Loan Party to another Loan Party), such Investment is evidenced by a written promissory note in form and substance reasonably acceptable to Administrative Agent, and such note is collaterally assigned and delivered to Administrative Agent, provided, however, that such evidence, collateral assignment and delivery shall only be required with respect to the principal amount of such Indebtedness in excess of the aggregate amount of the greater of (i) $45,000,000 and (ii) 45% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period (excluding existing Investments set forth on Schedule 7.5), and provided further that, Administrative Agent may elect not to require such additional documentation if it determines in its sole discretion that the costs to the Loan Parties of delivering such documentation exceed the relative benefit afforded the Secured Parties;

(b)immediately before and immediately after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to result therefrom; and

(c)immediately after giving pro forma effect to such Investment, the Loan Parties shall be in compliance with the financial covenant set forth in Article VIII for the Test Period; provided that upon the reasonable request in writing of the Administrative Agent the Borrower shall deliver a certificate of a Compliance Officer of the Borrower (supported by reasonably detailed calculations) certifying as to the foregoing.

“Permitted Liens” means:

(a)Liens for taxes, assessments or other governmental charges not yet due and payable or Liens for taxes, assessments or other governmental charges due and payable if the same are being diligently contested in good faith and by appropriate proceedings and then only if and to the extent that adequate reserves therefor are maintained on the books of the Loan Parties and their respective Subsidiaries, as applicable, in accordance with GAAP;

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(b)pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security programs, other than any Lien imposed by ERISA;

(c)Liens of mechanics, repairmen, materialmen, warehousemen, carriers, suppliers, landlords or other like Liens that are incurred in the ordinary course of business and either (i) secure obligations that are not overdue by more than sixty (60) days or (ii) are being diligently contested in good faith by appropriate and lawful proceedings that suspend enforcement of such Liens and for which adequate reserves or other appropriate provisions in accordance with GAAP have been set aside on such Loan Party’s books;

(d)good-faith pledges or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other funded indebtedness) or to secure liability to insurance carriers;

(e)encumbrances consisting of zoning restrictions, easements, right-of-way or other encumbrances, title defects and restrictions on the use of real property and none of which materially impairs the use of such property or the value thereof, none of which is violated in any material respect by existing or proposed structures or land use and which do not materially interfere with the ordinary conduct of the business of the applicable Loan Party;

(f)Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Secured Parties;

(g)any Lien existing on the date of this Agreement and described on Schedule 1.1(P); provided that (i) the principal amount secured thereby is not hereafter increased, (ii) no additional assets become subject to such Lien, (iii) the direct or contingent obligor with respect thereto is not changed and (iv) any renewal or extension of the Obligations secured or benefitted thereby is permitted by Section 7.1(h);

(h)CoBank’s Lien (including the right of setoff) in the CoBank Equities and in any cash patronage;

(i)Liens resulting from judgments or orders not constituting an Event of Default under Section 9.1(f);

(j)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement arising in connection with a transaction which if consummated would constitute a Permitted Acquisition;

(k)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to purchase orders and other agreements entered into with customers of Borrower or any Subsidiary in the ordinary course of business;

(l)Liens on any property acquired, improved or held by any Loan Party or any Subsidiary of any Loan Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring, holding or improving such property and permitted pursuant to Sections 7.1(i); provided that (i) such Liens attach solely to the property so acquired in such

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transaction and the proceeds, accessions thereto and improvements thereon thereof and (ii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property;

(m)Liens arising from the filing of precautionary UCC financing statements with respect to any lease permitted hereunder;

(n)deposits and other Liens on insurance policies and the proceeds thereof made in the ordinary course of business to secure liability to insurance carriers;

(o)Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted hereunder, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(p)customary restrictions in governance and similar documents relating to joint ventures, provided such restrictions relate solely to such joint venture or the Equity Interests of such joint venture;

(q)additional Liens securing obligations not to exceed in the aggregate amount at any time the greater of (i) $10,000,000 and (ii) 15% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(r)(A) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or not otherwise materially interfering with the Borrower’s or any of its Subsidiaries’ business taken as a whole and (B) non-exclusive licenses, sublicenses, leases or subleases with respect to any assets granted to third Persons in the ordinary course of business or not otherwise materially interfering with the Borrower’s or any of its Subsidiaries’ business taken as a whole;

(s)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

(t)Liens securing Indebtedness permitted by Section 7.1(p);

(u) Liens on the assets of CAH Holdco and the CAH Holdco Subsidiaries securing Indebtedness permitted by Section 7.1(t);

(v)Liens on the assets of GTT and its Subsidiaries or One Communications and its Subsidiaries, respectively, securing Indebtedness permitted by Section 7.1(u);

(w)Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions;

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(x)Liens existing on the assets of any Person that becomes a Restricted Subsidiary pursuant to a Permitted Acquisition, to the extent such Liens secure Indebtedness permitted by Section 7.1(m); provided that, such Liens attach at all times only to the same assets to which such Liens attached (and after- acquired property that is affixed or incorporated into the property covered by such Lien), and secure only Indebtedness permitted by Section 7.1(m); and

(y)(i) Liens in favor of Funding Agencies arising with respect to Funding Programs; provided that (a) such Liens are required to be granted in connection with such Funding Programs and (b) no such Lien shall extend to or cover property of the applicable Loan Party or Subsidiary other than (v) Funding Program Assets, (w) Funding Program Deposit Accounts, (x) Funding Program In-kind Assets, (y) Funding Program Cash Assets and (z) Funding Program Matching Funds and (ii) Liens constituting cash collateral provided to a Funding Agency or cash collateral securing letters of credit or similar instruments provided to a Funding Agency, in each case, in connection with any Funding Program.

“Permitted Stimulus Indebtedness” means any Indebtedness incurred by a Stimulus Recipient Subsidiary to or guaranteed by a Stimulus Source Agency, so long as (A) neither the Borrower nor any of its Subsidiaries (other than such Stimulus Recipient Subsidiary) is liable for the obligations of such Stimulus Recipient Subsidiary in respect thereof, except to the extent of any guarantee required by such Stimulus Source Agency as a term or condition to such Indebtedness, (B) no Lien upon any assets of the Borrower or any of its Subsidiaries (other than such Stimulus Recipient Subsidiary) secures any such Indebtedness, except to the extent of any pledge of the Equity Interests in such Stimulus Recipient Subsidiary required by such Stimulus Source Agency as a term or condition to such Indebtedness, and (C) such Indebtedness is extended to a Stimulus Recipient Subsidiary under the Rural Broadband Access Loan and Loan Guarantee Program of the Rural Utilities Service, or a substantially similar program.

“Person” means any natural person, corporation, company, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, Official Body, or any other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Loan Party or any of their ERISA Affiliates sponsors or maintains or to which any Loan Party or any of their ERISA Affiliates make, is making, or is obligated to make contributions and includes any Pension Plan.

“Platform” has the meaning specified in Section 11.4.

“Pricing Grid” means the table and text set forth below:

Level	Total Net Leverage Ratio	Applicable Margin for Term SOFR Loans (Term Loan)	Applicable Margin for Term SOFR Loans (Revolving Loan)	Applicable Margin for Base Rate Loans (Term Loan)	Applicable Margin for Base Rate Loans (Revolving Loan)	Letter of Credit Fee Rate	Applicable Unused Revolving Commitment Fee Rate
I	>3.25 to 1.00	3.75%	3.50%	2.75%	2.50%	3.50%	0.500%
II	> 2.50:1.00 but < 3.25:1.00	3.25%	3.00%	2.25%	2.00%	3.00%	0.500%
III	> 2.00:1.00 but < 2.50:1.00	2.75%	2.50%	1.75%	1.50%	2.50%	0.375%
IV	> 1.50:1.00 but < 2.00:1.00	2.25%	2.00%	1.25%	1.00%	2.00%	0.250%

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Level	Total Net Leverage Ratio	Applicable Margin for Term SOFR Loans (Term Loan)	Applicable Margin for Term SOFR Loans (Revolving Loan)	Applicable Margin for Base Rate Loans (Term Loan)	Applicable Margin for Base Rate Loans (Revolving Loan)	Letter of Credit Fee Rate	Applicable Unused Revolving Commitment Fee Rate
V	< 1.50 to 1.00	2.00%	1.75%	1.00%	0.75%	1.75%	0.250%

For purposes of determining the Applicable Margin, the Applicable Unused Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a)The Applicable Margin, the Applicable Unused Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be set at Level III until receipt of the Compliance Certificate for the measurement period ending June 30, 2023.

(b)The Applicable Margin, the Applicable Unused Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending on and after the measurement period ending on June 30, 2023 based on the Total Net Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Unused Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective no later than five (5) Business Days following the date on which the Compliance Certificate evidencing such computation is delivered under Section 6.1(c). If a Compliance Certificate is not delivered when due in accordance with such Section 6.1(c), then the rates in Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (c) shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.11, Section 3.5 or Article IX.

(d)The applicable Letter of Credit Fee Rate for any Performance Standby Letter of Credit shall be set at Level V at all times.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective without the necessity of notice provided to the Borrower or any other Person.

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“Principal Office” means the main banking office of the Administrative Agent in Greenwood Village, Colorado, or such other banking office as may be designated by the Administrative Agent from time to time.

“Prior Security Interest” means a valid and enforceable perfected first-priority security interest in and to the Collateral that is subject only to Permitted Liens which have first-priority by operation of applicable Law, including Permitted Liens set forth in clauses (a), (b), (c), (e), (g), and (w) of the definition of “Permitted Liens”.

“Pro Rata Share” means (a) (i) with respect to all Revolving Credit Facilities as of any date of determination, the proportion that a Revolving Lender’s Revolving Commitment as of such date bears to the aggregate amount of Revolving Commitments of all of the Revolving Lenders as of such date or (ii) with respect to any Tranche of Revolving Commitments as of any date of determination, the proportion of a Revolving Lender’s Revolving Commitment with respect to such Tranche as of such date bears to the aggregate amount of Revolving Commitments of all of the Revolving Lenders with respect to such Tranche as of such date; provided that, in each of the foregoing clauses (i) and (ii), if the Revolving Commitments have been terminated or have expired, Pro Rata Share under the Revolving Credit Facilities (or the applicable Tranche of Revolving Commitments) shall be determined based upon the applicable Revolving Commitments most recently in effect, giving effect to any assignment and (b) with respect to any Tranche of Term Loans as of any date of determination, (i) if any Term Loan Commitments with respect to such Tranche remain in effect, the proportion that a Term Lender’s unused Term Loan Commitments with respect to such Tranche bears to the aggregate amount of Term Loan Commitments of all of the Term Lenders for such Tranche as of such date, or (ii) if the Term Loan Commitments with respect to such Tranche have been terminated or have expired, the proportion that the outstanding principal amount of a Term Lender’s Term Loans for such Tranche as of such date bears to the aggregate principal amount of all outstanding Term Loans for such Tranche as of such date.

“Protected Person” has the meaning specified in Section 11.3(d).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PUC” means any state, provincial or other local public utility commission, franchising authority, public right of way licensor or similar regulatory agency or body that exercises jurisdiction over the rates, terms or services or the ownership, construction or operation of any Communications System (and its related facilities and access to any public right of way) or over Persons who own, construct or operate a Communications System, in each case by reason of the nature or type of the services, operations or business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

“PUC Laws” means all relevant rules, regulations, and published policies of, and all Laws administered by, any PUC asserting jurisdiction over any Loan Party or its Subsidiaries.

“Purchase Money Security Interest” means Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause

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another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests of a Person that are not Disqualified Equity Interests.

“Qualifying Acquisition” means the occurrence of the following conditions:

(a)The Borrower or a Loan Party consummates a Permitted Acquisition for which the purchase price, when aggregated with all other Permitted Acquisitions in the same fiscal quarter and in the fiscal quarter immediately preceding such fiscal quarter, is equal to or in excess of the greater of (i) $100,000,000 and (ii) 100% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period; and

(b)the Total Net Leverage Ratio, immediately after giving pro forma effect to any acquisition described in clause (a) above, exceeds 2.75:1.00.

For the avoidance of doubt, upon the effectiveness of an increased Total Net Leverage Ratio pursuant to the proviso of Section 8.1, no acquisition occurring in the applicable fiscal quarters covered by clause (a) above shall count toward any other future Qualifying Acquisition.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) the Issuing Lender, as applicable.

“Register” has the meaning specified in Section 11.7(c).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligation” has the meaning specified in Section 2.11(c)(i).

“Related Agreements” has the meaning specified in Section 12.3(a).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, brokers, trustees, administrators, managers, advisors and representatives (including accountants, auditors and legal counsel) of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30 day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders and including Voting Participants) having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. With respect to economic changes applicable only to one of the Facilities, “Required Lenders” shall be calculated with respect to only the Lenders (other than any Defaulting Lender and including Voting Participants) holding Loans or Commitments of the applicable Facility. The Total

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Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Borrower or any Subsidiary.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of the Borrower that is not then an Unrestricted Subsidiary; provided that, upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary while such entity remains a Subsidiary of the Borrower, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Revolving A-1 Commitment” means, with respect to each Lender, its obligation to (a) make revolving loans pursuant to Section 2.2 and (b) acquire participations in Letters of Credit in an aggregate principal amount at any time outstanding set forth opposite such Lender’s name on Schedule 1.1(B) or in the Assignment and Assumption pursuant to which such Lender becomes party hereto, as such commitment may be (i) reduced from time to time in accordance with Section 2.14(b) and (ii) increased pursuant to a Revolving Increase. As of the Closing Date, the aggregate amount of the Revolving A-1 Commitments of all Lenders is $170,000,000.

“Revolving A-1 Credit Facility” means the credit facility established on the Closing Date pursuant to Section 2.2, as may be modified from time to time pursuant to a Revolving Increase.

“Revolving A-1 Credit Facility Usage” means, at any time, the sum of the outstanding principal amounts of the Revolving A-1 Loans, the outstanding principal amounts of the Swing Line Loans, and the Letter of Credit Obligations.

“Revolving A-1 Loan” means any revolving loan funded pursuant to the Revolving A-1 Loan Commitment.

“Revolving A-1 Loan Lender” means each Lender having a Revolving A-1 Commitment or who has funded or purchased all or a portion of a Revolving A-1 Loan in accordance with the terms hereof.

“Revolving Commitments” means, collectively, the Revolving A-1 Commitments and, if and as applicable after the Closing Date, any Incremental Revolving Commitments and “Revolving Commitment” means any such commitment individually.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Obligations and Swing Line Loans at such time.

“Revolving Credit Facilities” means the Revolving A-1 Credit Facility and, if and as applicable after the Closing Date, any Incremental Revolving Facility and “Revolving Credit Facility” means any such facility individually.

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“Revolving Credit Facility Usage” means, at any time, (a) with respect to the Revolving A-1 Loans, the Revolving A-1 Credit Facility Usage and (b) with respect to any Incremental Revolving Loans, the sum of the outstanding principal amounts under the applicable Tranche of Incremental Revolving Loans.

“Revolving Increase” has the meaning specified in Section 2.5(a).

“Revolving Lender” means each Lender (including any Incremental Revolving Lender) having a Revolving Commitment or who has funded or purchased all or a portion of a Revolving Loan in accordance with the terms hereof.

“Revolving Loan” means any revolving loan funded pursuant to a Revolving Commitment.

“Revolving Note” means any promissory note of the Borrower substantially in the form of Exhibit F-1 hereto evidencing any Revolving Loans.

“RTFC Indebtedness” means the Indebtedness incurred by CAH Holdco and the CAH Holdco Subsidiaries pursuant to the RTFC Loan Documents in favor of Rural Telephone Finance Cooperative in an aggregate principal amount (excluding, for the avoidance of doubt, obligations with respect to interest rate protection and similar agreements) not to exceed $60,000,000.

“RTFC Loan Agreement” means that certain Loan Agreement, dated as of July 1, 2016, among CAH Holdco, Caribbean Asset Holdings LLC and Rural Telephone Finance Cooperative.

“RTFC Loan Documents” means, collectively, the RTFC Loan Agreement and the “Other Agreements” (as defined in the RTFC Loan Agreement) and any interest rate protection and similar agreements entered into in connection therewith.

“RUS” means the United States of America acting through the Administrator of the Rural Utilities Service.

“Sanctioned Country” means, at any time, a country, territory or sector that is, or whose government is, the subject or target of any Sanctions or that is, or whose government is, the subject of any list-based or territorial or sectorial Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person that is otherwise subject to any Sanctions, or (d) any Person, directly or indirectly, 50% or more in the aggregate owned by, otherwise controlled by, or acting for the benefit or on behalf of, any Person or Persons described in clause (a), (b) or (c) of this definition.

“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Governmental Authority.

“Secured Bank Product” means agreements or other arrangements entered into by a Lender or its Affiliate, on the one hand, and any Loan Party, on the other hand at the time such Lender is a party to this Agreement (or, for the avoidance of doubt, at the time such Lender was a Party to the Existing Credit Agreement), under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange, and shall include the CoBank Cash Management Agreement;

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provided that the foregoing shall not constitute a Secured Bank Product if at any time the applicable provider of such bank products or services is not a Lender or an Affiliate of a Lender.

“Secured Hedge” means an Interest Rate Hedge permitted under this Agreement (a) that is entered into by a Hedge Bank at the time that such Hedge Bank or its Affiliate is a Lender hereunder and (b) with respect to which such Hedge Bank has provided evidence satisfactory to the Administrative Agent that (i) such Interest Rate Hedge is documented in a standard International Swaps and Derivatives Association, Inc. Master Agreement, and (ii) such Interest Rate Hedge provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; provided that the foregoing shall not constitute a Secured Hedge if at any time the applicable provider of such Interest Rate Hedge is not a Lender or an Affiliate of a Lender.

“Secured Obligations” means all Obligations, all Guaranteed Liabilities and all Other Liabilities, but excluding all Excluded Swap Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, each Lender (or its Affiliate) that provides any Secured Hedge for so long as such Lender remains a Lender hereunder, each Lender (or its Affiliate) that provides any Secured Bank Product for so long as such Lender remains a Lender hereunder, each Related Party or co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.6, and, in each case, their respective successors and permitted assigns.

“Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, by each of the Loan Parties in favor of the Administrative Agent.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvency Certificate” means the certificate of the Loan Parties in the form of Exhibit G hereto.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of such Person and its Subsidiaries, taken as a whole, (b) the capital of Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, contemplated as of such date, (c) the present fair saleable value of the assets (on a going concern basis) of such Person and its Subsidiaries is greater than the amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its Subsidiaries as they become absolute and matured in the ordinary course and (d) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability in the ordinary course of business.

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“Specified CFC” means any Foreign Subsidiary that is a “controlled foreign corporation” (as defined in Section 957 of the Code).

“Specified Equity Contribution” has the meaning specified in Section 9.3(a).

“Specified Event of Default” means any Event of Default under Section 9.1(a), (b) (solely with respect to any Specified Representations) or (l) and any default or event of default under any Acquisition Agreement associated with a Limited Condition Acquisition that would give the Borrower (and/or any of its Affiliates) the right to terminate the Borrower’s (and/or its applicable Affiliate’s) obligations under such Acquisition Agreement or to decline to consummate the Limited Condition Acquisition pursuant to the terms of such Acquisition Agreement as a result of such default or event of default.

“Specified Representations” means the representations of the Loan Parties (including, for the avoidance of doubt, any Acquired Businesses being joined as Loan Parties concurrently with the consummation of a Limited Condition Acquisition, and including as a Restricted Subsidiary in any such representations any Acquired Businesses that will be Restricted Subsidiaries after the consummation of a Limited Condition Acquisition) set forth in Sections 5.1, 5.2(b), 5.4, 5.7, 5.8(a)(i) and (ii), 5.8(b), 5.11, 5.15, 5.20, 5.24(a), and 5.24(d). Notwithstanding anything to the contrary contained herein, to the extent that any of the Specified Representations are qualified or subject to a “material adverse change” or equivalent term, the definition thereof for purposes of this definition only shall be “Material Adverse Change” or equivalent term as defined in the applicable Acquisition Agreement, for purposes of any representations and warranties made as of the closing of such Limited Condition Acquisition.

“Specified Transaction” has the meaning specified in Section 1.6(b).

“Standard & Poor’s” means Standard & Poor’s Ratings Services LLC, a Subsidiary of The McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities and debt.

“Stimulus Recipient Subsidiary” means a Subsidiary of Borrower or any other Person in whom any Loan Party or any Subsidiary of any Loan Party owns a minority equity interest formed for the purpose of incurring Permitted Stimulus Indebtedness or obtaining a grant from a Stimulus Source Agency and conducting the business contemplated in its application to such Stimulus Source Agency for such Permitted Stimulus Indebtedness or grant.

“Stimulus Source Agency” means the FCC, RUS or the NTIA.

“Subsidiary” of any Person at any time means any corporation, trust, partnership, any limited liability company or other business entity (a) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors, trustees or other members of the governing body (regardless of any contingency that does or may suspend or dilute the voting rights) is at such time owned, or the management of which is controlled, directly or indirectly through one or more intermediaries, or both, by such Person or one or more of such Person’s Subsidiaries, or (b) that is directly or indirectly controlled by such Person or one or more of such Person’s Subsidiaries.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” means, with respect to the Swing Line Lender, its obligation to make swing line loans pursuant to Section 2.3 in an aggregate principal amount at any time outstanding set forth

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opposite the Swing Line Lender’s name on Schedule 1.1(B). As of the Closing Date, the Swing Line Commitment of the Swing Line Lender is $20,000,000.

“Swing Line Facility” means the swing line facility established pursuant to Section 2.3.

“Swing Line Lender” means CoBank, in its individual capacity as the provider of the Swing Line Commitment.

“Swing Line Loan” means any swing line loan funded pursuant to the Swing Line Commitment.

“Swing Line Note” means the promissory note of the Borrower substantially in the form of Exhibit F-2 hereto evidencing the Swing Line Loans.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, for tax purposes or otherwise upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Compliance Certificate” means a tax certificate substantially in the form of Exhibit I hereto, prepared and delivered in accordance with Section 3.2(g).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A-1 Loan” means any term loan funded pursuant to the Term A-1 Loan Commitment.

“Term A-1 Loan Commitment” means, with respect to each Lender, its obligation to make term loans pursuant to Section 2.1 on the Closing Date in an aggregate principal amount at any time outstanding set forth opposite such Lender’s name on Schedule 1.1(B) or in the Assignment and Assumption pursuant to which such Lender becomes party hereto. As of the Closing Date, the aggregate amount of the Term A- 1 Loan Commitments of the Lenders is $130,000,000.

“Term A-1 Loan Facility” means the term loan facility established pursuant to Section 2.1, as may be modified from time to time pursuant to a Term Loan Increase.

“Term Lender” means each Lender (including any Incremental Term Lender) having a Term Loan Commitment with respect to any Tranche of Term Loans or who has funded or purchased all or a portion of any Tranche of Term Loans in accordance with the terms hereof.

“Term Loan” means (i) as of the Closing Date, the Term A-1 Loans and, (ii) after the Closing Date, all Incremental Term Loans, if any.

“Term Loan Commitments” means, collectively, the Term A-1 Loan Commitments and, if and as applicable after the Closing Date, any Incremental Term Loan Commitments and “Term Loan Commitment” means any such commitment individually.

“Term Loan Facility” means the Term A-1 Loan Facility and, if and as applicable after the Closing Date, any Incremental Term Loan Facilities.

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“Term Loan Increase” has the meaning specified in Section 2.5(a).

“Term Loan Note” means any promissory note of the Borrower substantially in the form of Exhibit F-3 hereto evidencing any Term Loans.

“Term SOFR Adjustment” means 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” means,

(a)for any calculation with respect to a Term SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 3:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day;

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 3:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided further that, if the Term SOFR Rate determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR Rate shall be deemed to be the Floor.

“Term SOFR Rate Loan” means a Loan bearing interest at the Term SOFR Rate Option, other than pursuant to clause (c) of the definition of “Alternate Base Rate”. A Term SOFR Rate Loan is a Loan subject to an Interest Period.

“Term SOFR Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 2.6(a)(ii).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

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“Test Period” means, as of any date of determination, the most recently ended four fiscal quarters for which financials statements have been delivered to the Administrative Agent.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.

“Total Net Leverage Ratio” means, as of any date of determination, determined on an aggregate basis, the ratio of (i) (A) Indebtedness of the Borrower and the Restricted Subsidiaries described in clauses (a), (b) (solely to the extent of unreimbursed amounts thereunder which are unpaid after 5 Business Days of becoming due and payable), (d), (e), and (f) of the definition of Indebtedness as of such date, plus (B) the amount of any Indebtedness of any Person (other than the Borrower or any Restricted Subsidiary) of the type described in the foregoing clause (A) that is guaranteed by the Borrower or any Restricted Subsidiary, minus (C) the Maximum Netting Amount of unrestricted cash and cash equivalents held by the Loan Parties (excluding Funding Program Cash Assets) to (ii) EBITDA of the Borrower and the Restricted Subsidiaries.

“Tranche” means, with respect to each Class of Loans, (a) (i) the Term A-1 Loans and (ii) all Incremental Term Loans made on the same date pursuant to the terms of the same Incremental Request and Incremental Amendment and (b) (i) all Revolving A-1 Loans and (ii) all Incremental Revolving Loans made pursuant to the terms of the same Incremental Amendment.

“U.S. Borrower” means the Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“UCC” has the meaning set forth in the Security Agreement, subject to the rules of construction set forth in Section 1.2 of the Security Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulations Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms and certain affiliates of such certain credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by Borrower pursuant to Section 6.17) and any direct or indirect Subsidiary of an Unrestricted Subsidiary, except to the extent any such Subsidiary is later designated by Borrower to be a Restricted Subsidiary pursuant to Section 6.17; provided that no Unrestricted Subsidiary shall hold any Material Intellectual Property or any other Material License; provided that notwithstanding the foregoing each of ACS of Anchorage, LLC, ACS of Alaska, LLC, ACS of Fairbanks, LLC, and ACS of the Northland, LLC shall be permitted to hold Material Licenses, so long as no such Material Licenses are transferred from a Restricted Subsidiary.

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“Unused Commitment Fees” means, collectively, (a) the Unused Revolving A-1 Commitment Fee and (b) any unused commitment fee applicable to any Incremental Revolving Facility pursuant to the terms of the applicable Incremental Amendment.

“Unused Revolving A-1 Commitment Fee” has the meaning specified in Section 2.9(a)(i).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Voting Participant” has the meaning specified in Section 11.7(d).

“Voting Participant Notice” has the meaning specified in Section 11.7(d).

“Withholding Agent” means (a) any Loan Party and (b) the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arise, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligations in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Differential” has the meaning specified in Section 2.5(d)(iii).

1.2Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (a) references to the plural include the singular, the plural, the part and the whole; (b) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (c) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, extended, modified, supplemented, replaced, substituted for, superseded, renewed, refinanced, refunded, reaffirmed or restated at any time and from time to time; (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (i) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document; (j) any pronoun shall include the corresponding masculine, feminine and neuter terms; (k) reference to any Law shall refer to such Law as amended, modified, supplemented, renewed, or extended from time to time and to any successor or replacement Law promulgated thereunder or substantially related thereto and to any rules and regulations related thereto; (l) reference to any Governmental Authority includes any similar or successor Governmental Authority; (m) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (n) unless otherwise specified, all references herein to times of day shall be

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references to Denver, Colorado time; (o) the word “or” is not exclusive; and (p) the word “year” shall refer to, (i) in the case of a leap year, to a year of three hundred sixty-six (366) days and, (ii) otherwise, a year of three hundred sixty-five (365) days.

1.3Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters (including financial ratios and other financial covenants) and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), applied on a consistent basis and, except as provided herein, in a manner consistent with that used in preparing audited financial statements in accordance with Section 6.1(b) and all accounting or financial terms have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in any financial ratio or financial covenant (and any definitions used in any financial ratio or financial covenant) have the meaning given to such terms (and defined terms) under GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.10. In the event of any change after the Closing Date in GAAP, and if such change would affect the computation of any financial ratio or financial covenant set forth herein, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial ratio or financial covenants in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the financial statements of the Loan Parties at that time, provided that until so amended such financial ratio or financial covenant shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding the foregoing, for purposes of determining compliance with any ratio or covenant (including the computation of any financial ratio, financial covenant or component thereof) contained herein, Indebtedness of any Loan Party and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Notwithstanding anything to the contrary contained in Section 1.1 or in the definition of “Capital Lease”, all calculations, ratios, covenants or restrictions hereunder or under any other Loan Documents shall not give effect to the accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”). To the extent FAS 842 would require treating any lease (or similar arrangement conveying the right to use) as a Capital Lease but such lease (or similar arrangement) would not have been required to be so treated as a Capital Lease under GAAP as in effect on December 31, 2015, such lease shall not be considered a Capital Lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

1.4Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Request therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Request and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

1.6Covenant Compliance Generally.

(a)Currency Conversion.    For purposes of determining compliance under Article VIII, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent

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with GAAP and the most recent annual financial statements delivered pursuant to Section 6.1(b). Notwithstanding the foregoing, for purposes of determining compliance with Articles II, IV and VII with respect to any covenant with respect to the amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained therein shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided, that for the avoidance of doubt, the result of any changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred shall otherwise apply in all other cases, including determining whether any additional Indebtedness or Investment may be incurred at any time in accordance with Articles II, IV and VII and for purposes of calculating financial ratios in accordance with Article VIII.

(b)Pro Forma.    Notwithstanding anything to the contrary contained herein, for purposes of calculating the Total Net Leverage Ratio, EBITDA or any other financial ratio, test or basket or determining compliance with any covenant or other provision under this Agreement or any other Loan Document that requires such calculation of such financial ratio, test or basket or such determination of compliance with any covenant or other provision be made on a pro forma basis, in each case, on any specified date (the “Calculation Date”), that calculation or determination, as the case may be, shall be made after giving effect to the consummation of any permitted Investment, Disposition, Restricted Payment, Acquisition, Borrowing, incurrence of Indebtedness (and use of proceeds), effectiveness of any Incremental Facility or other like transaction (each, a “Specified Transaction”) that were consummated or that otherwise occurred, in each case, (x) during the applicable Test Period most recently ended prior to such Calculation Date or (y) after the last day of such Test Period and on or prior to the Calculation Date, in each case, as if such Specified Transaction had occurred on the first day of the Test Period most recently ended prior to the Calculation Date.

(c)Limited Condition Acquisitions.    In the case of the classification of an Acquisition as a Permitted Acquisition or the consummation of any other Specified Transactions in connection with a Limited Condition Acquisition, at the Borrower’s option, the calculation of the relevant financial ratios, tests and baskets and the condition that there be no Default or Event of Default (other than a Specified Event of Default, which shall not exist on the date that such Limited Condition Acquisition is consummated) shall be determined as of the date the Acquisition Agreement of such Limited Condition Acquisition is entered into and calculated as if the Acquisition and other pro forma events in connection therewith were consummated on such date; provided that if Borrower has made such an election, in connection with the calculation of any financial ratios, tests or baskets with respect to the classification of an Acquisition as a Permitted Acquisition or the consummation of any other Specified Transactions on or following such date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the Acquisition Agreement of such Limited Condition Acquisition is terminated, any such financial ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated.

1.7Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day that is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 2.7) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day that is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

1.8Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right,

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obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. Any reference in Section 7.7 or in Section 7.8 to a combination, merger, consolidation, Disposition, dissolution, liquidation, transfer or similar term shall be deemed to apply to a Division, or an allocation of assets to a series of limited liability companies (or the unwinding of such a Division or allocation) as if it were a combination, merger, consolidation, Disposition, dissolution, transfer or similar term, as applicable, to of or with a separate Person.

II.   CREDIT FACILITIES

2.1Term Loans.

(a)Term A-1 Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents, each Term A-1 Loan Lender severally agrees to make the Term A-1 Loan to the Borrower on the Closing Date in such principal amount as the Borrower shall request up to, but not exceeding the lesser of (i) such Term A-1 Loan Lender’s Term A-1 Loan Commitment or (ii) such Term A-1 Loan Lender’s Pro Rata Share of the aggregate principal amount of Term A-1 Loans to be funded on the Closing Date. The request by the Borrower for the Term A-1 Loan shall be deemed to be a representation by the Borrower that it shall be in compliance with Article IV both before and after giving effect to the requested Term A-1 Loan.

(b)Term A-1 Loan Request. The Borrower shall request the Term A-1 Loan Lenders to make the Term A-1 Loans by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) U.S. Government Securities Business Days prior to the Closing Date with respect to Term SOFR Rate Loans (or such shorter period of time as the Administrative Agent may agree in its sole discretion); and (ii) one (1) Business Day prior to the Closing Date with respect to Base Rate Loans (or such shorter period of time as the Administrative Agent may agree in its sole discretion), a duly completed Loan Request. The Loan Request with respect to the Term A-1 Loan shall be subject to the occurrence of the Closing Date but otherwise shall be irrevocable and shall specify the aggregate amount of the proposed Term A-1 Loans comprising each Borrowing, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing under the Term SOFR Rate Option and (y) integral multiples of $100,000 and not less than $500,000 for each Borrowing under the Base Rate Option.

(c)Nature of Lenders’ Obligations with Respect to Term A-1 Loans. The failure of any Term A-1 Loan Lender to make a Term Loan shall not relieve any other Term A-1 Loan Lender of its obligations to make a Term A-1 Loan nor shall it impose any additional liability on any other Lender hereunder. The Term A-1 Loan Lenders shall have no obligation to make the Term A-1 Loans after the Closing Date. The Term A-1 Loan Commitments are not revolving commitments, and the Borrower shall not have the right to repay and reborrow under Section 2.1.

(d)Repayment of Term A-1 Loans. In addition to any prepayments or repayments made pursuant to Sections 2.14 and 2.15, the Borrower shall repay the aggregate outstanding principal balance of the Term A-1 Loan in quarterly principal payments on the last day of each fiscal quarter for the periods and in the amounts set forth in the following table (as the same may be reduced from time to time as a result of mandatory or voluntary prepayments from time to time in accordance with the terms hereof):

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Quarterly Payment Dates	Quarterly Repayments
December 31, 2023 – June 30, 2025	$812,500 (2.5% per annum)
September 30, 2025 – June 30, 2026	$1,625,000 (5% per annum)
September 30, 2026 – June 30, 2029	$2,437,500 (7.5% per annum)

Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the Term A-1 Loans shall be due and payable in full in cash on the Maturity Date with respect to the Term A-1 Loan Facility.

2.2Revolving Loans.

(a)Revolving A-1 Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents, each Revolving A-1 Loan Lender severally agrees to make Revolving A-1 Loans to the Borrower at any time or from time to time on or after the Closing Date to, but not including, the Maturity Date with respect to the Revolving A-1 Credit Facility; provided that, after giving effect to each such Revolving A-1 Loan, (i) the aggregate principal amount of such Revolving A-1 Loan Lender’s Revolving A-1 Loans shall not exceed its Available Revolving A-1 Commitment with respect to its Revolving A-1 Commitment and (ii) the Revolving A-1 Credit Facility Usage shall not exceed the Revolving A-1 Commitments. Each request by the Borrower for a Revolving A-1 Loan shall be deemed to be a representation by the Borrower that it shall be in compliance with the proviso at the end of the preceding sentence and with Article IV after giving effect to the requested Revolving A-1 Loan. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.2.

(b)Revolving A-1 Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Maturity Date request the Revolving A-1 Loan Lenders to make Revolving A-1 Loans by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) U.S. Government Securities Business Days prior to the Borrowing Date with respect to Term SOFR Rate Loans (or such shorter period of time as the Administrative Agent may agree in its sole discretion); and (ii) one (1) Business Day prior to the Borrowing Date with respect to Base Rate Loans (or such shorter period of time as the Administrative Agent may agree in its sole discretion), a duly completed Loan Request. Each such Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Revolving A-1 Loans comprising each Borrowing, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $100,000 and not less than $250,000 for each Borrowing under the Term SOFR Rate Option and (y) integral multiples of $100,000 and not less than $250,000 for each Borrowing under the Base Rate Option.

(c)Nature of Lenders’ Obligations with Respect to Revolving A-1 Loans. Each Revolving A-1 Loan Lender shall be obligated to participate in each request for Revolving A-1 Loans pursuant to this Section 2.2 in accordance with its Pro Rata Share. The obligations of each Revolving A-1 Loan Lender hereunder are several. The failure of any Revolving A-1 Loan Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Revolving A-1 Loan Lender to perform its obligations hereunder. Other than Revolving Loans in repayment of Swing Line Loans in accordance with Section 2.3(e) and/or Reimbursement Obligations in accordance with Section 2.11(c), the Revolving A-1 Loan Lenders shall

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have no obligation to make Revolving A-1 Loans hereunder on or after the Maturity Date with respect to the Revolving A-1 Credit Facility.

(d)Repayment of Revolving A-1 Loans. Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrower shall repay the entire outstanding principal amount of Revolving A-1 Loans, together with all outstanding interest thereon and unpaid fees with respect thereto, on the Maturity Date with respect to the Revolving A-1 Credit Facility.

2.3Swing Line Loans.

(a)Swing Line Commitments. Subject to the terms and conditions hereof and relying upon the agreements of the Revolving A-1 Loan Lenders set forth in this Section 2.3, the Swing Line Lender shall make Swing Line Loans to the Borrower at any time or from time to time after the Closing Date to, but not including, the Maturity Date with respect to the Revolving A-1 Credit Facility; provided that, after giving effect to any such Swing Line Loan, (i) the aggregate amount of Swing Line Loans shall not exceed the Swing Line Commitment, and (ii) the Revolving A-1 Credit Facility Usage shall not exceed the Revolving A-1 Commitments. Each request by the Borrower for a Swing Line Loan shall be deemed to be a representation by the Borrower that it is in compliance with the proviso at the end of the preceding sentence and with Article IV after giving effect to the requested Swing Line Loan. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans in accordance with this Section 2.3. The Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. If at any time the aggregate principal balance of the Swing Line Loans then outstanding exceeds the Swing Line Commitment, the Borrower shall be deemed to have requested the Revolving A-1 Loan Lenders to make Revolving A-1 Loans in the amount of the difference in the manner and pursuant to the terms of Section 2.2 and such Revolving A-1 Loans shall be allocated on a pro rata basis to each Revolving A-1 Loan Lender based on its Pro Rata Share of its Revolving A-1 Commitment.

(b)Cash Management Arrangements. The Borrower and the Swing Line Lender may enter into a cash management agreement (including the CoBank Cash Management Agreement) providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in such agreement, which conditions shall be in addition to the conditions set forth herein and which shall be in form and substance reasonably acceptable to the Administrative Agent.

(c)Swing Line Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Maturity Date with respect to the Revolving A-1 Credit Facility request that the Swing Line Lender make Swing Line Loans by delivery to the Swing Line Lender (with a copy to the Administrative Agent) not later than 12:00 noon (or such later time as the applicable cash management agreement, if any, may permit or otherwise as the Swing Line Lender in its sole discretion may agree) on the proposed Borrowing Date of a duly completed and executed Loan Request, by telephonic request promptly followed by a duly completed and executed Loan Request, or by such other method of request as may be provided for in any applicable cash management agreement. Each such request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Line Loan. Minimum borrowing amounts shall not apply to Swing Line Loans, except as provided for in any applicable cash management agreement. Promptly after receipt of any such request for a Swing Line Loan, the Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent received a copy of the same and, if not, provide the Administrative Agent with information regarding the requested Swing Line Loan.

(d)Making Swing Line Loans. So long as the Swing Line Lender elects to make a requested Swing Line Loan and so long as the Swing Line Lender has not received timely telephonic or

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written notice from the Administrative Agent that one or more conditions precedent to the making of a Credit Extension under Section 4.2 have not been satisfied, the Swing Line Lender, after receipt by it of a Loan Request in accordance with Section 2.3(c), if it elects to make such Swing Line Loan in its sole discretion, shall fund such Swing Line Loan to the Borrower in Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. or as otherwise agreed in any applicable cash management agreement on the Borrowing Date; provided, that at any time that the CoBank Cash Management Agreement is in effect, the Swing Line Lender may waive, in its sole discretion, any one or more of the conditions precedent in Section 4.2 with respect to the making of any Swing Line Loan.

(e)Borrowings to Repay Swing Line Loans. The Swing Line Lender may, at its option, exercisable at any time for any reason whatsoever, request that the Administrative Agent demand repayment of the Swing Line Loans. Upon such request, the Administrative Agent shall demand repayment of the Swing Line Loans, and each Revolving A-1 Loan Lender shall make a Revolving A-1 Loan based on such Lender’s Pro Rata Share of the Revolving A-1 Commitments in an amount equal to such Lender’s Pro Rata Share of the aggregate principal amount of the outstanding Swing Line Loans, plus, if the Swing Line Lender has so requested, accrued interest thereon; provided that no Revolving A-1 Loan Lender shall be obligated in any event to make Revolving A-1 Loans in excess of its Available Revolving A-1 Commitment. Revolving A-1 Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.2(b) without regard to any of the requirements of that provision. Each Revolving A-1 Loan Lender acknowledges and agrees that its obligations to fund Swing Line Loans pursuant to this Section 2.3(e) and/or to acquire participations pursuant to Section 2.3(f) in respect of Swing Line Loans are absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or any failure by the Borrower to satisfy any of the conditions set forth in Section 4.2. The Administrative Agent shall provide notice to the Revolving A-1 Loan Lenders that such Revolving A-1 Loans are to be made under this Section 2.3 and of the apportionment among the Revolving A-1 Loan Lenders, and the Revolving A-1 Loan Lenders shall be unconditionally obligated to fund such Revolving A-1 Loans (whether or not the conditions specified in Section 2.2(b) are then satisfied) by the time requested by the Swing Line Lender and designated in such notice from the Administrative Agent, which shall not be earlier than 2:00 p.m. on the Business Day next after the date the Revolving A-1 Loan Lenders receive such notice from the Administrative Agent.

(f)Risk Participations in Swing Line Loans. Immediately upon the making of each Swing Line Loan, each Revolving A-1 Loan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing Line Loan based on such Lender’s Pro Rata Share of the Revolving A-1 Commitments in an amount equal to such Revolving A-1 Loan Lender’s Pro Rata Share of the principal amount of such Swing Line Loan, and such interest and participation may be recovered from such Revolving A-1 Loan Lender together with interest thereon at the Alternate Base Rate for each day during the period commencing on the date of demand and ending on the date such amount is received (subject to the limitation in clause (e) above that no Revolving Lender shall be obligated in any event to make Revolving A-1 Loans in excess of its Available Revolving A-1 Commitment).

(g)Repayment of Swing Line Loans. On the Maturity Date with respect to the Revolving A-1 Credit Facility, if not sooner demanded, the Borrower shall repay in full the outstanding principal amount of the Swing Line Loans, together will all accrued and unpaid interest and any applicable fees.

2.4Reserved.

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2.5Incremental Facilities.

(a)Incremental Commitments. Following the Closing Date, the Borrower may at any time or from time to time prior to the latest Maturity Date then in effect, by written notice from the Borrower to the Administrative Agent (an “Incremental Request”), request to (i) establish one or more additional Tranches of Term Loans under this Agreement (each, an “Incremental Term Loan Facility”), (ii) increase on one or more occasions any then-existing Term Loan Commitments (each, a “Term Loan Increase”), (iii) increase on one or more occasions any then-existing Revolving Commitments (each, a “Revolving Increase”), or (iv) establish one or more additional incremental revolving facilities (each, an “Incremental Revolving Facility”).

(b)Incremental Requests. Each Incremental Request from the Borrower pursuant to this Section 2.5 shall specify (i) the amount of the Incremental Facility requested (which such Incremental Facility shall not, together with all other Incremental Facilities made pursuant to Section 2.5, exceed the Maximum Incremental Amount, and shall be in a minimum principal amount of $25,000,000), (ii) the requested closing or funding date, as applicable, of the proposed Incremental Facility (which shall be not less than thirty (30) days from the date of delivery of the Incremental Request (or such shorter period of time as to which the Administrative Agent may agree in its sole discretion)), (iii) the Interest Rate Option(s) and the Applicable Margin(s) to be applicable to all Incremental Loans if requesting an Additional Incremental Facility, (iv) the amortization, if any, for all Incremental Loans if requesting an Additional Incremental Facility, and (v) the amount of any upfront or closing fees to be paid by the Borrower to the Incremental Lenders providing the Incremental Facility requested.

(c)Incremental Lenders. Upon receipt of an Incremental Request from the Borrower, the Administrative Agent shall offer the Lenders the opportunity to participate in the requested Incremental Facility in such amounts that would allow such Lender to maintain its percentage of the Total Credit Exposures of all Lenders. Each Lender that fails to respond to such a notice in writing in a form acceptable to the Administrative Agent within the period of time provided therein shall be deemed to have elected not to participate in such Incremental Facility. No Lender shall have any obligation to fund Loans pursuant to, or commit to provide, any Incremental Facility, and any decision by a Lender to fund Loans pursuant to, or commit to provide, any Incremental Facility shall be made in its sole discretion independently from any other Lender. If in response to the offer to participate in any Incremental Facility made by the Administrative Agent, the Administrative Agent receives commitments from Lenders in excess of the requested Incremental Facility, the Administrative Agent shall have the right, in its sole discretion, to reduce and reallocate (within the minimum and maximum amounts specified by each such Lender in its notice to the Administrative Agent) the shares of the Incremental Facility of the Lenders willing to fund (or commit to fund) such Incremental Facility so that the total committed Incremental Facility equals the requested Incremental Facility. If the Administrative Agent has not received commitments from Lenders in an amount equal to or greater than the requested Incremental Facility within ten (10) Business Days of receipt of an Incremental Request from the Borrower, at the Borrower’s election, the portion of the Borrower’s Incremental Request which remains uncommitted may be offered to new lenders which are Eligible Assignees and which are reasonably acceptable to the Borrower and the Administrative Agent (each such lender, an “Additional Incremental Lender”). If the Administrative Agent receives commitments from Additional Incremental Lenders in excess of the remaining uncommitted portion of the requested Incremental Facility, the Borrower and the Administrative Agent shall reduce and reallocate (within the minimum and maximum amounts specified by each such Lender in its notice to the Administrative Agent) the shares of the Incremental Facility of the Additional Incremental Lenders willing to fund (or commit to fund) such Incremental Facility so that the total committed Incremental Facility equals the requested Incremental Facility. If the Administrative Agent does not receive commitments from Lenders or Additional Incremental Lenders in an amount sufficient to fund the requested Incremental Facility, the Administrative Agent shall so notify the Borrower and the request for such Incremental Facility shall be

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deemed automatically rescinded; provided that the Borrower may submit a replacement Incremental Request setting forth different terms for the requested Incremental Facility.

(d)Incremental Amendment. All Incremental Commitments shall become Commitments (or in the case of a Term Loan Increase or a Revolving Increase to be provided by an existing Lender with an existing Term Loan Commitment or an existing Revolving Commitment, respectively, as applicable, an increase in such Lender’s applicable existing Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by each Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.5. Each such Incremental Amendment shall specify the terms of the Incremental Facility (including the conditions to effectiveness of such Incremental Amendment and any other documentation entered into in connection therewith and to the making of any loans or other extensions of credit thereunder (including as to (x) when such conditions must be satisfied (as between execution of such Incremental Amendment and incurrence of loans or other extensions of credit thereunder) and (y) the scope of any representations and warranties to be made)), which shall be as agreed among the Borrower and the applicable Incremental Lenders; provided that:

(i)no Default or Event of Default shall exist at the time of or result immediately before or immediately after giving effect to any such Incremental Facility; provided that, solely to the extent the proceeds of an Incremental Term Loan Facility are used to finance a Limited Condition Acquisition, compliance with the foregoing shall, at the Borrower’s election, be tested as of the date of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition in lieu of the date of consummation of such Limited Condition Acquisition; provided further that, notwithstanding the foregoing proviso, no Specified Event of Default shall exist at the time or result after giving effect to such Limited Condition Acquisition on the closing date of such Limited Condition Acquisition.

(ii)the scheduled maturity date of any Loan under an Incremental Term Loan Commitment shall be no earlier than the Maturity Date of any existing Term Loan outstanding as of such date;

(iii)to the extent that the applicable effective yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the shorter of a four- year average life to maturity and actual average life to maturity), but excluding arrangement, structuring, underwriting, consent, commitment and similar fees that are not payable by any Borrower generally to all lenders) for any Incremental Commitment exceeds by more than 0.75% the applicable effective yield for the Existing Facilities for the applicable Class (the amount of such excess above 0.75% being referred to herein as the “Yield Differential”), the applicable effective yield with respect to the applicable Existing Facilities, as the case may be, shall automatically be increased by the Yield Differential, effective as of the incurrence of such Incremental Commitment (it being agreed that any increase to the effective yield of an Existing Facility required as a result of this clause (iii) and attributable to a difference between any rate floor applicable to an Incremental Commitment and any rate floor applicable to the applicable Existing Facility shall be effected solely through an increase in the corresponding rate floor applicable to the Existing Facility);

(iv)the weighted average life of any Incremental Term Loan Facility shall be equal to or greater than the weighted average life of each existing Term Loan Facility outstanding as of such date, determined as of the initial funding date of such Incremental Loan;

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(v)any Revolving Increase or Term Loan Increase shall be on the same terms (including covenants, maturity date and interest rate) as the equivalent Existing Facility;

(vi)other than pricing, upfront, arrangement, structuring, underwriting, ticking, consent, amendment and other fees, any Incremental Revolving Facility shall be on the same terms (including covenants and maturity date) as the equivalent Existing Facility;

(vii)immediately after giving effect to any Incremental Facility, the Loan Parties shall be in pro forma compliance with the financial covenant under Article VIII for the Test Period; provided that (x) in no event shall the proceeds of any Incremental Facility be netted in calculating such financial covenant (except to the extent actually utilized to repay Indebtedness), and (y) solely to the extent the proceeds of an Incremental Term Loan Commitment are used or to be used to finance a Limited Condition Acquisition, at the Borrower’s election, such financial covenant shall be tested as of the date of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition in lieu of the date of consummation of such Limited Condition Acquisition;

(viii)any Incremental Term Loan Facility shall share mandatory and voluntary prepayments ratably with the equivalent Existing Facilities;

(ix)the representations and warranties of the Loan Parties set forth in Article V of this Agreement shall then be true and correct, except such representations and warranties that are not qualified in this Agreement by reference to materiality or a Material Adverse Change shall then be true and correct in all material respects as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date); provided that, solely to the extent the proceeds of an Incremental Term Loan Facility are used to finance a Limited Condition Acquisition, at the Borrower’s election, compliance with the foregoing shall be tested as of the date of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition in lieu of the date of consummation of such Limited Condition Acquisition; provided further that, notwithstanding the foregoing proviso, the Specified Representations shall be true and correct as of the closing date of such Limited Condition Acquisition, except such representations and warranties that are not qualified in this Agreement by reference to materiality or a Material Adverse Change (or similar term as defined in the applicable Acquisition Agreement) shall then be true and correct in all material respects as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date); and

(x)except as otherwise required in the foregoing clauses (i) through (ix), any representation, covenant or event of default applicable to an Incremental Facility that is more restrictive than the equivalent representation, covenant or Event of Default set forth in this Agreement or any other Loan Document (other than any such terms applicable to an Incremental Facility that apply only to periods after the latest Maturity Date) shall be deemed to be applicable to the Existing Facilities.

(e)Reallocation of Revolving Credit Exposure. With respect to any Tranche of Revolving Loans affected by the implementation of any Revolving Increase, the Borrower shall in coordination with the Administrative Agent repay outstanding Revolving Loans in such Tranche of certain Revolving Lenders and obtain additional Revolving Loans in such Tranche from other Revolving Lenders (both existing and new), in each case, to the extent necessary so that all Revolving Lenders participate in outstanding Revolving Loans in such Tranche ratably, on the basis of their respective Pro Rata Share of the applicable Revolving Commitments, after giving effect to the increase in the aggregate Revolving Commitments effected by implementation of such Revolving Increase. Each Revolving Lender (both existing and new) participating in a Revolving Increase with respect to the Revolving A-1

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Commitments (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Pro Rata Share of such Letter of Credit in accordance with Section 2.11 and the participation of each other Revolving Lender in such Letter of Credit shall be adjusted accordingly, (ii) will acquire (and will pay to the Administrative Agent, for the account of each other applicable Revolving Lender, in immediately available funds, an amount equal to) its Pro Rata Share of all outstanding Participation Advances and (iii) will be deemed to have purchased a participation in each then outstanding Swing Line Loan equal to its Pro Rata Share of such Swing Line Loan in accordance with Section 2.3 and the participation of each other Revolving Lender in such Swing Line Loan shall be adjusted accordingly. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.5(e).

(f)Register. The Administrative Agent shall record relevant information regarding each Incremental Facility (including information with respect to Additional Incremental Lenders) in the Register in accordance with Section 11.7(c); provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of any Incremental Commitment or Incremental Facility.

2.6Interest Rate Provisions. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply to different Borrowings at any time outstanding and may convert to or renew one or more Interest Rate Options with respect to all or any portion of any Borrowing (subject to minimum amounts set forth in Sections 2.1(b), 2.2(b), and 2.5(b)); provided that there shall not be at any one time outstanding more than five (5) Borrowings of Term SOFR Rate Loans; provided, further, that if a Default or an Event of Default has occurred and is continuing, (x) the Borrower may not request, convert to, or renew any Term SOFR Rate Loans, and (y) immediately upon the occurrence and during the continuation of an Event of Default under clause (a) or (l) of Section 9.1 or immediately after written demand by the Administrative Agent (or by the Required Lenders to the Administrative Agent) after the occurrence and during the continuation of any other Event of Default, any Term SOFR Rate Loans will convert to Base Rate Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds the Maximum Rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s Maximum Rate.

(a)Interest Rate Options. Swing Line Loans and all other Obligations not constituting Term Loans or Revolving Loans shall bear interest calculated based upon the Base Rate Option. Subject to the limitations set forth in Sections 3.4 and 3.7, the Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans and Revolving Loans:

(i)Base Rate Option: An option to pay interest at a fluctuating rate per annum equal to the Alternate Base Rate in effect as of any date of determination plus the Applicable Margin as of such date; or

(ii)Term SOFR Rate Option: An option to pay interest at a fluctuating rate per annum equal to the Adjusted Term SOFR Rate with respect to the applicable Interest Period and as in effect as of any date of determination plus the Applicable Margin as of such date.

(b)Day Count Basis. Interest and fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed (which results in more interest or fees, as the case may be, being paid than if calculated on the basis of a 365-day year); provided that interest with respect to Base Rate Loans incurring interest based on the Prime Rate shall be calculated on the basis of a 365/366-day year. The date of funding or conversion of a Term SOFR Rate Loan to a Base Rate Loan and the first day of an

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Interest Period shall be included in the calculation of interest. The date of payment of any Loan and the last day of an Interest Period shall be excluded from the calculation of interest; provided, if a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged.

(c)SOFR. In connection with the use or administration of the Term SOFR Rate and the Adjusted Term SOFR Rate and clause (c) of the definition of Alternate Base Rate, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of the Term SOFR Rate, and the Adjusted Term SOFR Rate or clause (c) of the definition of the Alternate Base Rate.

2.7Interest Periods. In order to convert a Base Rate Loan (other than Swing Line Loans) or Term SOFR Rate Loan or continue a Term SOFR Rate Loan, the Borrower shall deliver to the Administrative Agent a duly completed, written request therefor substantially in the form of Exhibit I (each, a “Conversion or Continuation Notice”) not later than 11:00 a.m. (i) with respect to a conversion to or continuation of a Term SOFR Rate Loan, at least three (3) U.S. Government Securities Business Days prior to the proposed effective date of such conversion or continuation and (ii) with respect to a conversion to a Base Rate Loan, at least one (1) Business Day prior to the proposed effective date of such conversion. The Conversion or Continuation Notice shall specify (i) which Borrowings (including the principal amount thereof) are subject to such request, and, in the case of any Term SOFR Rate Loan to be converted or continued, the last day of the current Interest Period therefor, (ii) the proposed effective date of such conversion or continuation (which shall be a Business Day), (iii) whether the Borrower is requesting a continuation of Term SOFR Rate Loans or a conversion of Borrowings from one interest rate option to another interest rate option, and (iv) if a continuation of or conversion to Term SOFR Rate Loans is requested, the requested Interest Period with respect thereto. In addition, the following provisions shall apply to any continuation of or conversion of any Borrowings:

(a)Amount of Loans. After giving effect to such conversion or continuation, each Borrowing of Term A-1 Loans, Revolving A-1 Loans and Incremental Loans shall be in an amount no less than the applicable minimum amount for Term A-1 Loans as set forth in Section 2.1(a), for Revolving A-1 Loans as set forth in Section 2.2(b), or for Incremental Loans as set forth in Section 2.5(b) and in the applicable Incremental Amendment.

(b)Commencement of Interest Period. In the case of any borrowing of, conversion to or continuation of any Term SOFR Rate Loan, the Interest Period shall commence on the date of advance or continuation of, or conversion to, any Term SOFR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires. Upon a conversion from a Term SOFR Rate Loan to a Base Rate Loan, interest at the Base Rate Option shall commence on the last day of the existing Interest Period.

(c)Selection of Interest Rate Options. If the Borrower elects to continue a Term SOFR Rate Loan but fails to select a new Interest Period to apply thereto, then a one month Interest Period automatically shall apply. If the Borrower fails to duly request the continuation of any Borrowing consisting of Term SOFR Rate Loans on or before the date specified and otherwise in accordance with the provisions of this Section 2.7, then such Term SOFR Rate Loan automatically shall be converted to a Base Rate Loan, interest at the Base Rate Option shall commence on the last day of the existing Interest Period.

2.8Making of Loans.

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(a)Notifications and Payments. The Administrative Agent shall, promptly after receipt by it of a Loan Request, notify the applicable Lenders of such Class of Loan of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Loan as determined by the Administrative Agent in accordance with Section 2.1, Section 2.2 or Section 2.5, as applicable. Each applicable Lender shall remit the principal amount of their Pro Rata Share of the applicable Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to the terms and conditions of Section 2.1, Section 2.2 or Section 2.5, as applicable, fund such Loan to the Borrower in Dollars and immediately available funds to the account of each applicable Borrower specified in the Loan Request prior to 2:00 p.m. on the proposed Borrowing Date.

(b)Pro Rata Treatment of Lenders. The borrowing of any Tranche or any Class of Loan, as applicable, shall be allocated to each Lender of such Tranche or such Class of Loan, as applicable, according to its Pro Rata Share thereof, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal and interest due from the Borrower hereunder to the Lenders with respect to the applicable Tranche or Class of Commitments and Loan, as applicable, shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 2.5(e), Section 3.1 or Section 3.6) be payable ratably among the Lenders of such Tranche or Class of Loan, as applicable, entitled to such payment in accordance with the amount of principal and interest then due or payable to such Lenders as set forth in this Agreement.

(c)Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Borrowing Date that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of any Loan, the Administrative Agent may assume that such Lender has made such Pro Rata Share available on such date in accordance with Section 2.1, Section 2.2 or Section 2.5, as the case may be, and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of such Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate then applicable to Base Rate Loans. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. If the Borrower and such Lender pay such interest for the same period, the Administrative Agent promptly shall remit to the Borrower the amount of interest paid by the Borrower for such overlapping period. Nothing in this Section 2.8(c) or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 2.16, shall be deemed to require the Administrative Agent (or any other Lender) to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.9Fees.

(a)Unused Commitment Fees.

(i)Accruing from the Closing Date through the Maturity Date with respect to the Revolving A-1 Credit Facility, the Borrower agrees to pay to the Administrative Agent for the account

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of each Revolving A-1 Loan Lender according to its Pro Rata Share of the Revolving A-1 Credit Facility, a nonrefundable unused commitment fee (each an “Unused Revolving A-1 Commitment Fee”) equal to (x) the Applicable Unused Revolving A-1 Commitment Fee Rate (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed) multiplied by (y) the average daily result of (A) the Revolving A-1 Commitments minus (B) the sum of the Revolving A-1 Loans and the portion of the Letter of Credit Obligations allocated to the Revolving A-1 Loan Lenders on a pro rata basis; provided, however, with respect to the Unused Revolving A-1 Commitment Fee for the account of the Swing Line Lender, such fee shall be equal to (x) the Applicable Unused Revolving A-1 Commitment Fee Rate (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed) multiplied by (y) the average daily difference between (A) the Revolving A-1 Commitments and (B) the Revolving A-1 Credit Facility Usage (for the avoidance of doubt, as to Swing Line Lender only, Swing Line Loans will reduce the Unused Revolving A-1 Commitment Fee); provided further that any Unused Revolving A-1 Commitment Fee accrued with respect to the Revolving A-1 Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Unused Revolving A-1 Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; provided further that no Unused Revolving A-1 Commitment Fee shall accrue with respect to the Revolving A-1 Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the provisos in the directly preceding sentence, all Unused Revolving A-1 Commitment Fees shall be payable in arrears on each Interest Payment Date.

(ii)Reserved.

(iii)Any Unused Commitment Fee with respect to any Incremental Revolving Facility shall accrue and be calculated in accordance with the terms set forth in the applicable Incremental Amendment.

(b)Other Fees. The Borrower agrees to pay to the Administrative Agent such other fees as agreed in the Fee Letter.

2.10Notes. The obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Loans, Swing Line Loans and Term Loans made to them by each Lender, together with interest thereon, shall, at the request of the applicable Lender, be evidenced by a Revolving Note, Swing Line Note or Term Loan Note, as the case may be, dated the Closing Date, the effective date, or the date of such request, as applicable, payable to such Lender in a face amount equal to the Revolving Commitment, Swing Line Commitment or Term Loan Commitment, as applicable, of such Lender. The Borrower hereby unconditionally promises to pay, to each of the Lenders, the Administrative Agent, the Issuing Lender and the Swing Line Lender, as applicable, the Loans and other Obligations as provided in this Agreement and the other Loan Documents.

2.11Letter of Credit Subfacility.

(a)Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement and the other Loan Documents, including Section 4.2, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents and in reliance on the agreements of the Revolving A-1 Loan Lenders set forth in this Section 2.11, the Issuing Lender agrees to issue standby letters of credit (the “Letters of Credit”) for the account of the Borrower or any Subsidiary thereof on any Business Day from the Closing Date through but not including the Letter of Credit Expiration Date. The Borrower may at any time prior to the Letter of Credit Expiration Date request the issuance of a Letter of Credit, or an amendment or extension of a Letter of Credit, by delivering to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such

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amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time (each a “Letter of Credit Request”) by no later than 11:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance, amendment or extension. Promptly after receipt of any Letter of Credit Request, the Issuing Lender shall confirm with the Administrative Agent (in writing) that the Administrative Agent has received a copy of such Letter of Credit Request and if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Article IV is not satisfied, then the Issuing Lender will issue a Letter of Credit or agree to such amendment or extension; provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance (but may contain renewal terms satisfactory to the Issuing Lender), and (B) in no event expire later than the Letter of Credit Expiration Date (unless Cash Collateralized or otherwise backstopped in a manner acceptable to the Issuing Lender prior to such Letter of Credit Expiration Date); provided, further that at no time shall (i) the Letter of Credit Obligations exceed the Letter of Credit Sublimit or (ii) the Revolving A- 1 Credit Facility Usage exceed the Revolving A-1 Commitments. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Article IV after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. The Borrower unconditionally guarantees all obligations of any other Loan Party with respect to Letters of Credit issued by the Issuing Lender for the account of such Loan Party.

(b)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the ratable account of the Revolving A-1 Loan Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Interest Payment Date and on the Maturity Date. The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account a fronting fee in an amount equal to 0.125% per annum of the face amount of each Letter of Credit, as well as the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

(c)Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Revolving A-1 Loan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder, without recourse or warranty, in an amount equal to such Revolving A-1 Loan Lender’s Pro Rata Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

(i)In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”), or if such notice was received after 11:00 a.m. on a Drawing Date, then by 10:00 a.m. on the Business Day immediately following such Drawing Date, by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing

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Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by date and time required in accordance with the foregoing sentence, then the Administrative Agent will promptly notify each Revolving A-1 Loan Lender thereof, and the Borrower shall be deemed to have requested that Revolving A-1 Loans be made by the Revolving A-1 Loan Lenders under the Base Rate Option to be disbursed on the Business Day immediately following the Drawing Date, subject to the amount of the unutilized portion of the Revolving A-1 Commitments and subject to the conditions set forth in Section 4.2 other than any notice requirements. Any notice given by the Administrative Agent or the Issuing Lender pursuant to this Section 2.11(c)(i) shall be in writing.

(ii)Each Revolving A-1 Loan Lender shall upon the Business Day immediately following a Drawing Date with respect to which notice was delivered by the Administrative Agent in accordance with Section 2.11(c)(i) make funds available to the Administrative Agent for the account of the Issuing Lender based on such Revolving A-1 Loan Lender’s Pro Rata Share of the Revolving A-1 Commitments in an amount equal to its Pro Rata Share of the amount of the drawing. So long as the conditions set forth in Section 4.2 have been satisfied or waived in accordance with this Agreement, each Revolving A-1 Loan Lender that makes such funds available shall be deemed to have made a Revolving A-1 Loan at the Base Rate Option; provided, that if any conditions set forth in Section 4.2 have not been satisfied or waived in accordance with this Agreement, each Revolving A-1 Loan Lender shall remain obligated to fund its Pro Rata Share of such unreimbursed amount and such amount (each a “Participation Advance”) shall be deemed to be a payment in respect of its participation in the applicable Letter of Credit Borrowing resulting from such drawing in accordance with Section 2.11(c)(iii). If any Revolving A-1 Loan Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Revolving A-1 Loan Lender’s Pro Rata Share of such amount based on its Pro Rata Share of the Revolving A-1 Commitments by no later than Noon on such date, then interest shall accrue on such Revolving A-1 Loan Lender’s obligation to make such payment, from such Business Day to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the date such amount was due and (ii) at a rate per annum equal to the rate applicable to Base Rate Loans thereafter. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.11(c)(i) above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this clause (ii).

(iii)With respect to any unreimbursed drawing that is not fully reimbursed by the Borrower and is not refinanced by Revolving A-1 Loans in accordance with Section 2.11(c)(i) because of the Borrower’s failure to satisfy the conditions set forth in Section 4.2, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each, a “Letter of Credit Borrowing”) in an amount equal to the unreimbursed portion of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving A-1 Loans under the Base Rate Option.

(d)Repayment of Participation Advances.

(i)Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (A) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (B) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Revolving A-1 Loan Lender, in the same funds as those received by the Administrative Agent, the amount of such Revolving A-1 Loan Lender’s Pro Rata Share of such funds based on its Pro Rata Share of the Revolving A-1 Commitments, except the Administrative Agent shall

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retain for the account of the Issuing Lender the amount of the Pro Rata Share of such funds of any Revolving A-1 Loan Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

(ii)If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section 2.11 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving A-1 Loan Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Pro Rata Share based on its Pro Rata Share of the Revolving A-1 Commitments of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving A-1 Loan Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

(e)Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of its gross negligence or willful misconduct as determined by a final decision by a court of competent jurisdiction, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

(f)Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

(g)Nature of Participation and Reimbursement Obligations. Each Revolving A-1 Loan Lender’s obligation in accordance with this Agreement to make the Revolving A-1 Loans or Participation Advances, as contemplated by this Section 2.11, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.11 under all circumstances, including the following circumstances:

(i)any set-off, counterclaim, recoupment, defense or other right that such Revolving A-1 Loan Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or that any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.2 or 4.2 or as otherwise set forth in this Agreement for the making of a Revolving A-1 Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Revolving A-1 Loan Lenders to make Participation Advances under this Section 2.11;

(iii)any lack of validity or enforceability of any Letter of Credit;

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(iv)any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right that any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary, any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit;

(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)any adverse change in the business, operations, properties, assets or condition (financial or otherwise) of any Loan Party or Subsidiaries of a Loan Party;

(x)any breach of this Agreement or any other Loan Document by any party thereto;

(xi)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)the fact that an Event of Default or a Default shall have occurred and be continuing;

(xiii)the fact that the Maturity Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(h)Indemnity. The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender from and against any and all claims, demands, liabilities, damages, penalties,

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interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(i)Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Governmental Authority, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct or breach in bad faith by the Issuing Lender of its obligations under this Agreement (as determined by a court of competent jurisdiction in a final, non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate

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in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

(j)Issuing Lender Reporting Requirements. The Issuing Lender shall, on the first Business Day of each month, provide to the Administrative Agent and the Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the Maturity Date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

(k)ISP. Unless otherwise agreed by the Issuing Lender, the Borrower and the beneficiary of a Letter of Credit, the rules of the International Standby Practices as most recently published from time to time by the International Chamber of Commerce (the “ISP”) shall apply to each Letter of Credit.

(l)Illegality. If, at any time, it becomes unlawful for an Issuing Lender to comply with any of its obligations under any Letter of Credit (including, but not limited to, as a result of any Sanctions), the obligations of such Issuing Lender with respect to such Letter of Credit shall be suspended (and all corresponding rights shall cease to accrue) until such time as it may again become lawful for such Issuing Lender to comply with its obligations under such Letter of Credit, and such Issuing Lender shall not be liable for any losses that the Borrower, any Loan Party or any of their respective Subsidiaries may incur as a result.

2.12Payments.

(a)Payments Generally. All payments and prepayments to be made in respect of principal, interest, Unused Commitment Fees, Letter of Credit Fees, other fees referred to in Section 2.9 or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Lenders or the Issuing Lender to which they are owed, in each case in Dollars and in immediately available funds. The Administrative Agent shall promptly distribute such amounts to the Issuing Lender, Swing Line Lender and/or applicable Lenders in immediately available funds. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”

(b)Payments by the Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder

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that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

2.13Interest Payment Dates. Interest on Base Rate Loans shall be due and payable in arrears on each applicable Interest Payment Date. Interest on Term SOFR Rate Loans shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) months, also on the date that is the three-month anniversary of the first day of such Interest Period. Interest on mandatory prepayments of principal under Section 2.15 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan not constituting a Base Rate Loan or Term SOFR Rate Loan or on other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Maturity Date, upon an accelerated Maturity Date or otherwise).

2.14Voluntary Prepayments and Reduction of Commitments.

(a)Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Sections 11.3, 3.1 and 3.5). Whenever the Borrower desires to prepay any part of the Loans, the Borrower shall provide a prepayment notice to the Administrative Agent by 11:00 a.m. at least (A) three (3) U.S. Government Securities Business Days prior to the date of prepayment of Term SOFR Rate Loans, (B) one (1) Business Day prior to the date of prepayment of Base Rate Loans, or (C) no later than 1:00 p.m. on the date of prepayment of Swing Line Loans, in each case, setting forth the following information:

(i)the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(ii)a statement indicating the application of the prepayment among Classes and Tranches of Loans and Borrowings, as applicable; and

(iii)the total principal amount of such prepayment, which shall not be less than the lesser of the following with respect to any Class of Loan: (A) the then outstanding principal amount of such Class of Loan, or (B) $1,000,000 (provided that the amount of any prepayment to which this Section 2.14(a)(iii)(B) applies shall be in integral multiples of $500,000).

Except as otherwise provided herein with respect to refinancings, all prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Voluntary prepayments shall be applied to any outstanding Term Loans and Revolving Loans as the Borrower may direct; provided that all prepayments with respect to Term Loans permitted pursuant to this Section 2.14 shall be applied pro rata among all Tranches of Term Loans and all prepayments with respect to Revolving Loans permitted pursuant to this Section 2.14 shall be applied pro rata among all Tranches of Revolving Loans and, in each case, to the remaining scheduled installments of principal in direct order of maturity (meaning that the earliest maturity will be repaid first) as applicable. If the Borrower prepays a Loan but the Borrower fails to specify

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the applicable Class and/or Borrowing that the Borrower intends to prepay or if an Event of Default has occurred and is continuing, then such prepayment shall be applied first, ratably to all outstanding Revolving Loans that are Base Rate Loans, second, ratably to all outstanding Revolving Loans that are Term SOFR Rate Loans, third, ratably to all outstanding Term Loans that are Base Rate Loans in direct order of maturity, fourth, ratably to all outstanding Term Loans that are Term SOFR Rate Loans in direct order of maturity. Any prepayment hereunder shall include all interest and fees due and payable with respect to the Loan being prepaid and shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 3.5. Notwithstanding the foregoing, any prepayment notice delivered may be contingent upon the consummation of a refinancing or the consummation of any transaction, and (x) the repayment date therefor may be amended from time to time by notice from the Borrower to the Administrative Agent and/or (y) such prepayment notice may be revoked by the Borrower in the event such refinancing or the consummation of any transaction is not consummated (provided that the failure of such contingency shall not relieve the Borrower from their obligations in respect thereof under Section 3.5).

(b)Reduction of Revolving Commitments.

(i)In addition to the commitment reductions pursuant to Section 2.14(b)(iii) and 2.15(g), the Revolving Commitments shall be permanently reduced and terminated in full on the applicable Maturity Date with respect to the applicable Revolving Credit Facility. Any outstanding principal balance of the applicable Revolving Loans not sooner due and payable will become due and payable on such Maturity Date and shall be accompanied by accrued interest on the amount repaid, any applicable fees pursuant to Section 3.5 and any other fees required hereunder.

(ii)Reserved.

(iii)The Borrower shall have the right at any time after the Closing Date upon five (5) days’ prior written notice by the Borrower to the Administrative Agent to permanently reduce (ratably among the Revolving Lenders, as applicable, in proportion to their Pro Rata Shares of the applicable Tranche) the Revolving Commitments with respect to any Tranche of Revolving Loans, in a minimum amount of $1,000,000 and whole multiples of $500,000, or to terminate completely the applicable Revolving Commitments, without penalty or premium except as hereinafter set forth; provided that, with respect to any Revolving Commitments, any such reduction or termination shall be accompanied by prepayment of the applicable Tranche of Revolving Loans, together with outstanding Unused Commitment Fees applicable to such Tranche of Revolving Loans and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 3.5 hereof) to the extent necessary to cause the aggregate Revolving Credit Facility Usage of the applicable Revolving Credit Facility after giving effect to such prepayments to be equal to or less than the applicable Revolving Commitments of such Tranche of Revolving Loans as so reduced or terminated. Any notice to reduce the Revolving Commitments under this Section 2.14(b)(iii) shall be irrevocable; provided that any reduction or termination notice delivered may be contingent upon the consummation of a refinancing or the consummation of any transaction, and such reduction or termination notice may be revoked (or amended) by the Borrower in the event such refinancing or the consummation of any transaction is not consummated (provided that the failure of such contingency shall not relieve the Borrower from their obligations in respect thereof under Section 3.5).

2.15Mandatory Prepayments.

(a)Overadvances. If at any time the Revolving Credit Facility Usage for any Tranche of Revolving Loans exceeds the Revolving Commitments for such Tranche (each, an “Overadvance”), the Borrower shall prepay the Revolving Loans of such Tranche, and, if applicable to such Tranche, Swing Line Loans (or Cash Collateralize Letter of Credit Obligations, if prepayment in full of such Tranche of

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Revolving Loans and the Swing Line Loans is not sufficient), in such amounts as shall be necessary so that Revolving Credit Facility Usage for such Tranche does not exceed the applicable Revolving Commitments.

(b)Disposition of Assets. Promptly (and in any event within five (5) Business Days) upon the receipt by any Loan Party or Restricted Subsidiary of the Net Cash Proceeds from any Disposition by any Loan Party or any Restricted Subsidiary not permitted by Section 7.8 (other than Sections 7.8(n) and (o)), the Borrower shall prepay, or cause such other Loan Party or Restricted Subsidiary to prepay, Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Disposition; provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower shall not be required to prepay the Obligations with such Net Cash Proceeds to the extent such Net Cash Proceeds, together with all other Net Cash Proceeds from Dispositions in the preceding twelve months, do not exceed in the aggregate amount the greater of (i) $5,000,000 and (ii) 10% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period. All such proceeds shall be paid and applied in accordance with Sections 2.15(g) and (h). Notwithstanding anything herein to the contrary, no such mandatory prepayment shall constitute or be deemed to constitute a cure of any Default or Event of Default arising as a result of the Disposition giving rise to such prepayment obligation.

(c)Casualty Events. Promptly (and in any event within five (5) Business Days) upon the receipt by any Loan Party or Restricted Subsidiary thereof of the Net Cash Proceeds of any Casualty Event or series of related Casualty Events affecting any property of any Loan Party or any Restricted Subsidiary, the Borrower shall prepay, or cause such other Loan Party or Restricted Subsidiary thereof to prepay, Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Casualty Event(s); provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower shall not be required to prepay the Obligations with such Net Cash Proceeds to the extent such Net Cash Proceeds, together with all other Net Cash Proceeds from Casualty Events in the preceding twelve months, do not exceed in the aggregate amount the greater of (i) $5,000,000 and (ii) 10% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period. All such proceeds shall be paid and applied in accordance with Sections 2.15(g) and (h). Notwithstanding anything herein to the contrary, no such mandatory prepayment shall constitute or be deemed to constitute a cure of any Default or Event of Default arising as a result of such Casualty Event(s) giving rise to such prepayment obligation.

(d)[Reserved].

(e)Debt Incurrence. Promptly (and in any event within five (5) Business Days) upon the receipt by any Loan Party or Restricted Subsidiary thereof of the Net Cash Proceeds of any Debt Incurrence, other than a Debt Incurrence permitted under Section 7.1, the Borrower shall prepay, or cause such other Loan Party or Restricted Subsidiary to prepay, Obligations in an amount equal to 100% of the amount of such Net Cash Proceeds. All such proceeds shall be paid and applied in accordance with Sections 2.15(g) and (h). Notwithstanding anything herein to the contrary, any such prepayment shall not constitute or be deemed to be a cure of any Default or Event of Default arising as a result of such Debt Incurrence.

(f)[Reserved].

(g)Application Among Obligations. All prepayments pursuant to this Section 2.14 shall be applied, first to prepay any Overadvances that may be outstanding, pro rata, and second to prepay any remaining scheduled principal payments of the Term Loans, pro rata among all Tranches, in direct order of scheduled maturities (meaning that the earliest maturity will be repaid first); provided that, with respect to any prepayments of the Revolving A-1 Loans, such prepayment shall be applied to repay any outstanding Revolving A-1 Loans and Swing Line Loans and to Cash Collateralize outstanding Letter of Credit Obligations on a pro rata basis. Each Term Lender may reject all or a portion of its Pro Rata Share

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of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (b), (c) or (e) of this Section 2.15 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day prior to the proposed date of such prepayment. Each Rejection Notice from a given Term Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Term Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. If a Term Lender delivers a Rejection Notice to the Administrative Agent within the time frame specified above, but fails to specify the principal amount of the Term Loans to be rejected, such Term Lender will be deemed to reject the total amount of such mandatory prepayment. Any Declined Proceeds remaining thereafter may be retained by the Borrower and/or applied, at the discretion of the Borrower, for any purpose not otherwise prohibited by this Agreement.

(h)Interest Payments; Application Among Interest Rate Options. All prepayments pursuant to this Section 2.15 shall be accompanied by accrued and unpaid interest upon the principal amount of each such prepayment. Subject to Section 2.15(g), all prepayments required pursuant to this Section 2.15 shall first be applied to Base Rate Loans and then to Term SOFR Rate Loans. In accordance with Section 3.5, the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Term SOFR Rate Loans on any day other than the last day of the applicable Interest Period.

(i)AHYDO. Notwithstanding anything to the contrary herein, although the parties acknowledge and agree that the “applicable high yield discount obligations” (“AHYDO”) within the meaning of Section 163(i)(1) of the Code should not apply to the Term A-1 Loan, the parties intend that the Term A-1 Loan will not be treated as an AHYDO within the meaning of Section 163(i)(1) of the Code. Accordingly, if applicable, in Borrower’s sole discretion, starting on the fifth (5th) anniversary of the Closing Date and prior to the end of each accrual period (as defined in Section 1272(a)(5) of the Code, if applicable) thereafter, the Borrower shall pay, if applicable, such amounts of accrued and unpaid interest or original issue discount (as determined for U.S. federal income tax purposes), if any, on the Term A-1 Loan as necessary to ensure that the Term A-1 Loan is not treated as having “significant original issue discount” within the meaning of Section 163(i) of the Code.

2.16Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro- rata share of the amount such Lender is entitled hereunder, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other Obligations owing them, provided that if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest other than interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(a)the provisions of this Section 2.16 shall not be construed to apply to (x) any payment (including the application of funds arising from the existence of a Defaulting Lender) made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents, (y) the application of Cash Collateral provided for in Section 2.18 or (z) any payment obtained by a Lender as

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consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower, any other Loan Party or any Subsidiary thereof (as to which the provisions of this Section 2.16 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. This Section 2.16 shall not apply to any action taken by CoBank with respect to any CoBank Equities held by the Borrower or any cash patronage, whether on account of foreclosure of any Lien thereon, retirement and cancellation of the same, exercise of setoff rights or otherwise.

2.17Defaulting Lenders.

(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.2(c) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or Swing Line Lender hereunder; third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.18; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.18; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all Non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded

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participations in Letter of Credit Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.17(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any Unused Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.18.

(C)With respect to any Unused Commitment Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swing Line Loans shall be reallocated among the Revolving A-1 Loan Lenders that are Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving A-1 Commitments) but only to the extent that such reallocation does not cause any such Non-Defaulting Lender’s Pro Rata Share of the Revolving A-1 Credit Facility Usage to exceed such Non-Defaulting Lender’s Revolving A-1 Commitments. Subject to Section 11.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving A-1 Loan Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral; Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.18.

(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Swing Line Lender and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans

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of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew, reinstate or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.18Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.18 or Section 2.17 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.18 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.17, the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by the Borrower or any other Loan Party, such Cash Collateral shall remain subject to the Prior Security Interest granted pursuant to the Loan Documents.

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2.19Extension of Applicable Maturity Date.

(a)Request for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders and Issuing Lender under the applicable Facility) not earlier than 45 days and not later than 35 days prior to the applicable Maturity Date for such Facility then in effect hereunder (each, an “Existing Maturity Date”), request that each Lender and Issuing Lender, as applicable, under any Facility extend the applicable Maturity Date for such Lender’s or Issuing Lender’s Commitments and Credit Extensions, as applicable, under such Facility. Such notice to the Administrative Agent shall set forth the requested extended Maturity Date.

(b)Lender Elections to Extend. Each Lender and Issuing Lender under the applicable Facility, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the applicable Existing Maturity Date for such Facility and not later than the date (the “Notice Date”) that is 20 days prior to the applicable Existing Maturity Date for such Facility, advise the Administrative Agent whether or not it agrees to such extension (and each Lender and Issuing Lender that determines not to so extend its applicable Maturity Date for such Facility (a “Non-Extending Lender”)) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender or Issuing Lender under such Facility that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender or Issuing Lender to agree to such extension shall not obligate any other Lender or Issuing Lender to so agree.

(c)Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s and Issuing Lender’s determination under this Section 2.19 no later than the date 15 days prior to the applicable Existing Maturity Date for such Facility (or, if such date is not a Business Day, on the next preceding Business Day).

(d)Additional Lenders. The Borrower shall have the right on or before the applicable Existing Maturity Date to replace each Non-Extending Lender under the applicable Facility with, and add as “Revolving Lenders” or “Term Lenders” as the case may be under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Lender”) with the consent of any party whose consent is required by Section 11.7, each of which Additional Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Lender shall, effective as of the applicable Existing Maturity Date, (i) with respect to any Term Loan Facility, assume the Term Loans of such Non-Extending Lender under such Term Loan Facility set forth in such Assignment and Assumption (and, if any such Additional Lender is already a Term Lender under such Term Loan Facility, such Term Loans under such Term Loan Facility so assigned and assumed shall be in addition to the Term Loans of such Term Lender hereunder under such Term Loan Facility on such date) and (ii) with respect to any Revolving Credit Facility, assume the Revolving Loans and Revolving Commitments of such Non-Extending Lender under such Revolving Loan Facility set forth in such Assignment and Assumption (and, if any such Additional Lender is already a Revolving Lender, its Revolving Loans and Revolving Commitment shall be in addition to such Revolving Lender’s Revolving Loans and Revolving Commitment hereunder on such date).

(e)Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of any Maturity Date pursuant to this Section 2.19 shall not be effective with respect to any Lender or Issuing Lender unless:

(i)no Default or Event of Default shall have occurred and be continuing immediately prior to such extension and immediately after giving effect thereto;

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(ii)the representations and warranties contained in this Agreement are true and correct in all material respects immediately prior to and immediately after on giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is stated to have been made as of a specific date, as of such specific date);

(iii)on or before the applicable Maturity Date, the Borrower shall have (1) paid in full the principal of and interest on all of the Loans under the applicable Facility made by each Non-Extending Lender to the Borrower hereunder, (2) paid in full all other amounts owing to such Non-Extending Lender under the applicable Facility hereunder, and (3) Cash Collateralized in accordance with the terms hereof all outstanding L/C Obligations with respect to Letters of Credit issued by each Issuing Lender that is a Non-Extending Lender; and

(iv)the terms of such extended Loans and/or Commitments shall comply with Section 2.19(f).

(f)Terms of Extension. The terms of each extension of any applicable Existing Maturity Date shall be determined by Borrower and the applicable extending Lenders and set forth in an amendment (an “Extension Amendment”); provided that, (i) the extended Loans and Commitments will rank pari passu in right of payment and with respect to security with the other Loans and Commitments and the Borrower and Guarantors of the extended Loans and Commitments shall be the same as the Borrower and Guarantors with respect to the other Loans and Commitments, (ii) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any extended Loans and Commitments shall be determined by the Borrower and the applicable extending Lenders, (iii) all borrowings under extended Revolving Commitments, reductions of extended Revolving Commitments, and repayments thereunder shall be made on a pro rata basis with all other Revolving Commitments (except for (I) payments of interest and fees at different rates on extended Revolving Commitments (and related Revolving Loans) and (II) repayments required upon the Maturity Date of the non-extended Revolving Commitments), (iv) extended Term Loans may have call protection as may be agreed by the Borrower and the extending Lenders thereof; provided that no extended Term Loan may be optionally prepaid prior to the date on which the non-extended Term Loans are repaid in full, unless such optional prepayment is accompanied by at least a pro rata optional prepayment of such non-extended Term Loans, (v) all or any of the scheduled amortization payments of principal of an extended Term Loan may be delayed to later dates than the scheduled amortization payments of principal of the non-extended Term Loans, (vi) in no event shall the final maturity date of any extended Term Loan at the time of establishment thereof be earlier than the then latest Maturity Date of any then-existing Term Loan hereunder, (vii) in no event shall the final maturity date of any extended Revolving Loan at the time of establishment thereof be earlier than the then latest Maturity Date of any then-existing Revolving Loan hereunder, (viii) the weighted average life to maturity of any extended Term Loan at the time of establishment thereof shall be no shorter than the remaining weighted average life to maturity of any then-existing Term Loan hereunder, (ix) any extended Term Loan may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, (x) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such extended Loans or Commitments); and (xi) the terms of any extended Loans and Commitments shall be substantially identical to the terms of such Loans or Commitments, as applicable, prior to such extension (except (x) to the extent any such terms apply only after the expiration of the Loans and Commitments not so extended and (y) as otherwise set forth in clauses (i) through (x) above).

(g)Extension Amendment. In connection with any extension of any applicable Existing Maturity Date, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to Administrative Agent an Extension Amendment and such other documentation as

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Administrative Agent shall reasonably specify to evidence the extension of the applicable Existing Maturity Date. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each extension of the applicable Existing Maturity Date. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such extension of the applicable Existing Maturity Date, including any amendments necessary to establish extended Loans and/or Commitments as a new class or tranche of Loans or Commitments, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new class or tranche (including to preserve the pro rata treatment of the extended and non-extended classes or tranches and to provide for the reallocation of Loans and/or Commitments upon the expiration or termination of the commitments under any class or tranche), in each case on terms consistent with this Section 2.19.

(h)Amendment; Sharing of Payments. In connection with any extension of any Maturity Date, the Borrower, the Administrative Agent and each extending Lender and Issuing Lender may make such amendments to this Agreement as the Administrative Agent reasonably determines to be necessary to evidence the extension. The parties hereby agree that the provisions of this Section 2.19 shall supersede the borrowing notice, minimum borrowing, amendment, pro rata borrowing, and pro rata payment requirements elsewhere in this Agreement.

III.   INCREASED COSTS; TAXES; ILLEGALITY; INDEMNITY

3.1Increased Costs.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the Issuing Lender or any applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Lender or other Recipient, the Borrower will pay to such Lender, Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as

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will compensate such Lender, Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in this Section 3.1 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 3.1 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.2Taxes.

(a)Issuing Lender. For purposes of this Section 3.2, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if and to the extent such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.2) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.2) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the applicable Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.7 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.2, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.2(g)(ii)(A), (g)(ii)(B) and (g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material

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unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower:

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a Tax Compliance Certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with

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such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.2 (including by the payment of additional amounts pursuant to this Section 3.2), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.2 with respect to the Taxes giving rise to such refund), net of all out- of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

3.3Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund any Loans (other than Base Rate Loans) or to determine or charge interest based upon any Benchmark, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make such Loans, and any right of the Borrower to continue such Loans or to convert Base Rate Loans to such Loans, shall be suspended, and (b), if necessary to avoid such illegality, the interest rate on the Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice,

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(i)the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Loans to Base Rate Loans (if necessary to avoid such illegality, the interest rate on the Base Rate Loans of such Lender shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”),

(A)if such Loans are not subject to an Interest Period, immediately, or

(B)if such Loans are subject to an Interest Period, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Loans to such day, and

(ii)if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate,”

in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon such Benchmark. Upon any such prepayment or conversion, the Borrower shall also pay accrued and unpaid interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.5.

3.4Inability to Determine Rate; Cost; Interest After Default.

(a)Inability to Determine Rate; Cost. Subject to Section 3.7, if, on or prior to the commencement of any Interest Period (or, in the case of any Benchmark that is not subject to an Interest Period, on any Business Day):

(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that for any reason (other than a Benchmark Transition Event) any Benchmark cannot be determined pursuant to the definition thereof;

(ii)the Required Lenders determine that for any reason in connection with any request for a Loan that is subject to an Interest Period or a conversion thereto or a continuation thereof that the Benchmark for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent; or

(iii)the Required Lenders determine that for any reason in connection with any request for a Loan that is not subject to an Interest Period (other than a Base Rate Loan) or a conversion thereto or a continuation thereof or the maintaining thereof that the Benchmark with respect to a proposed Loan or outstanding Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders.

Upon notice thereof by the Administrative Agent to the Borrower,

(1)any obligation of the Lenders to make such Loans that are subject to an Interest Period, and any right of the Borrower to continue such Loans or to convert to such Loans, shall be

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suspended (to the extent of the affected Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice;

(2)any obligation of the Lenders to make or maintain such Loans that are not subject to an Interest Period (other than Base Rate Loans), and any right of the Borrower to continue such Loans or to convert to such Loans (other than Base Rate Loans), shall be suspended (to the extent of the affected Loans) until the Administrative Agent (with respect to clause (iii), at the instruction of the Required Lenders) revokes such notice;

(3)the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such Loans (to the extent of the affected Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein;

(4)any outstanding affected Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period (or if such Loans are not subject to an Interest Period, immediately) and, upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.5; and

(5)in the case of any such notice under Section 3.4(a)(i) regarding any Benchmark used as a component of the Alternate Base Rate, such component will not be used in any determination of Base Rate Loans until such notice is revoked.

(b)Default Rate. To the extent permitted by Law, immediately upon the occurrence and during the continuation of an Event of Default under clause (a) or (l) of Section 9.1 or immediately after written demand by the Required Lenders to the Administrative Agent upon the occurrence and during the continuation of any other Event of Default, then the principal amount of all Obligations shall bear interest at the Default Rate and the rates applicable to Letter of Credit Fees shall be increased to the Default Rate. The Borrower acknowledges and agrees that the increase in rates referred to in this Section 3.4(b) reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrower upon demand by the Administrative Agent.

3.5Indemnity. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense attributable to or incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan that is subject to an Interest Period on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan subject to an Interest Period on the date or in the amount notified by the Borrower; or

(c)any assignment of a Loan subject to an Interest Period on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.6;

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including any loss of anticipated profits and any loss, cost or expenses arising from the liquidation or reemployment of funds or from any fees payable. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.6Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires any Loan Party to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.2, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 3.1, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.6(a) above or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.7), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or 3.2) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.7;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit drawings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.2, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable Law;

(v)in the case of any assignment resulting from a Lender becoming a Non- Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and

(vi)a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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Each party hereto agrees that (x) an assignment required pursuant to this Section 3.6(b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided further that any such documents shall be without recourse to or warranty by the parties thereto.

3.7Benchmark Replacement Setting.

Notwithstanding anything to the contrary herein or in any other Loan Document (and, for the avoidance of doubt, any Secured Bank Product or Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.7):

(a)Replacing Benchmarks. Upon a date and time determined by the Administrative Agent as to any Benchmark which date shall be no later than the occurrence of a Benchmark Transition Event with respect to such Benchmark, the applicable Benchmark Replacement will replace the applicable then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark at or after 3:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the affected Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Lenders. At any time that the administrator of the applicable then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be not representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Alternate Base Rate based upon such Benchmark (if any) will not be used in any determination of the Alternate Base Rate.

(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes, in consultation with the Borrower, from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.7(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event,

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circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Loan Document, except, in each case, as required pursuant to this Section 3.7.

(d)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the applicable then-current Benchmark is a term rate (including the Term SOFR Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for such Benchmark (including any applicable Benchmark Replacement) settings.

3.8Survival. Each party’s obligations under this Article III shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.

IV.   CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

4.1First Loans and Letters of Credit. The obligation of each Lender to make the Term A- 1 Loan and any other Loans requested by the Borrower on the Closing Date, and the obligation of the Issuing Lender to issue any Letters of Credit requested by the Borrower on the Closing Date, are subject to the satisfaction of the following conditions on or before the Closing Date:

(a)Deliveries. The Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent and, if applicable, its counsel:

(i)a certificate of the Borrower signed by a Compliance Officer of the Borrower, dated as of the Closing Date stating that (a) all representations and warranties of the Loan Parties set forth in this Agreement or the other Loan Documents are true and correct in all material respects, except that such representations and warranties that are qualified in this Agreement or such other Loan Document by reference to materiality or a Material Adverse Change shall be true and correct in all respects, as of the Closing Date (or, if such representation or warranty makes reference to an earlier date, as of such earlier date), (b) the Loan Parties are in compliance with each of the covenants and conditions hereunder and the other Loan Documents, (c) no Event of Default or Default exists, (d) there has occurred no Material Adverse Change since December 31, 2022, and (e) each of the Loan Parties has satisfied each of the closing conditions required to be satisfied by it hereunder;

(ii)a certificate dated as of the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its Organizational Documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office (if so filed or required to be so filed) together with certificates from the appropriate state officials as to the continued existence and good standing or existence (as applicable) of each Loan Party in each state where organized;

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(iii)evidence that there is no action, suit, proceeding or investigation pending against, or threatened in writing against, any Loan Party or any of its respective Subsidiaries or any of their respective properties, including the Material Licenses, in any court or before any arbitrator of any kind or before or by any other Governmental Authority (including the FCC and any applicable PUC) that would reasonably be expected to result in a Material Adverse Change;

(iv)this Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral and all other original items required to be delivered pursuant to any of the Collateral Documents;

(v)customary written opinions of counsel for the Loan Parties, duly executed (including any FCC or PUC counsel, if required by the Administrative Agent), dated as of the Closing Date; provided, however that no opinion of counsel shall be required for any Loan Parties that are incorporated outside of State of Delaware;

(vi)subject to Section 6.18, evidence that adequate insurance required to be maintained under this Agreement is in full force and effect;

(vii)a duly completed, executed Loan Request for Credit Extension for each Loan or Letter of Credit requested to be made on the Closing Date, including notice of election as to Interest Periods (if applicable);

(viii)a duly completed, executed Solvency Certificate signed by an Authorized Officer of each the Borrower;

(ix)evidence that all material governmental and third-party consents, subordinations or waivers, as applicable, required to effectuate the transactions contemplated hereby have been obtained and are in full force and effect, including any required material permits and authorizations of all applicable Governmental Authorities, including the FCC and all applicable PUCs;

(x)evidence that all outstanding obligations under the Existing Credit Agreement have been paid in full;

(xi)[reserved];

(xii)a Lien search with respect to the Borrower and each other Loan Party, in scope satisfactory to the Administrative Agent and with results showing no Liens other than Permitted Liens and otherwise satisfactory to the Administrative Agent;

(xiii)Collateral

(A)evidence that the Loan Parties have effectively and validly pledged and perfected the Collateral contemplated by the Collateral Documents; and

(B)evidence that all filings and recordings that are necessary to perfect the Prior Security Interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral described in the Collateral Documents have been filed or recorded in all appropriate locations;

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(xiv)an executed letter from the Borrower with respect to any proceeds of the Loans being disbursed to third parties authorizing the Administrative Agent to distribute such proceeds on behalf of the Loan Parties in accordance with the instructions set forth in such letter;

(xv)the audited, consolidated financial statements of the Borrower for the fiscal year ending December 31, 2022 and such other financial statements, budgets, forecasts and other financial information as to the Loan Parties as the Administrative Agent or any other Lender may reasonably request prior to the Closing Date;

(xvi)at least five (5) Business Days prior to the Closing Date, (A) all documentation and other information requested by (or on behalf of) any Lender in order to comply with requirements of Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions and (B) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification; and

(xvii)such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

(b)Payment of Fees. The Borrower shall have paid all fees and expenses related to the Facilities and this Agreement and the other Loan Documents payable on or before the Closing Date as required by this Agreement, the Fee Letter or any other Loan Document.

4.2Each Loan or Letter of Credit. At the time of any Credit Extension and after giving effect to the proposed Credit Extension:

(a)the representations and warranties of the Loan Parties set forth in Article V of this Agreement and in the other Loan Documents shall then be true and correct in all material respects (or if qualified by materiality or a Material Adverse Change, in all respects) as of the date of such Credit Extension (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date),

(b)no Event of Default or Default shall have occurred and be continuing,

(c)the Borrower shall have delivered a duly executed and completed (x) Loan Request to the Administrative Agent for each Loan requested to be made pursuant to Section 2.1(b), 2.2(b), 2.3(c) or 2.5, as applicable, (y) Incremental Request to the Administrative Agent for each Incremental Facility requested pursuant to Section 2.5 or (z) Letter of Credit Request to the Issuing Lender for each Letter of Credit to be issued pursuant to Section 2.11(a), as the case may be; and

(d)with respect to any Credit Extension consisting of Incremental Loans, the Borrower shall have complied with all conditions set forth in the applicable Incremental Amendment;

provided that, notwithstanding anything in this Section 4.2 to the contrary, with respect to the portion of an Incremental Term Loan being used to fund a Limited Condition Acquisition, the Lenders shall be obligated to fund their Pro Rata Share of such portion of such Credit Extension so long as (i) (x) the representations and warranties of the Loan Parties set forth in Article V of this Agreement shall be true and correct at the time of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition, except such representations and warranties that are not qualified in this Agreement by reference to materiality or a Material Adverse Change shall then be true and correct in all material respects as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date,

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which representation and warranty shall remain true and correct in all material respects as of such earlier date) and (y) the Specified Representations are true and correct as of the closing date of such Limited Condition Acquisition, except such representations and warranties that are not qualified in this Agreement by reference to materiality or a Material Adverse Change (or similar term as defined in the applicable Acquisition Agreement) shall then be true and correct in all material respects as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date), (ii) there is (x) no Default or Event of Default in existence at the time of execution and effectiveness of the Acquisition Agreement for such Limited Condition Acquisition and (y) no Specified Event of Default in existence at the time such Limited Condition Acquisition is consummated and (iii) the conditions set forth in Section 4.2(c) and Section 4.2(d) have been satisfied or waived.

V.   REPRESENTATIONS AND WARRANTIES

The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

5.1Organization and Qualification. Each Loan Party and each Restricted Subsidiary (a) is a corporation, partnership or limited liability company or other entity (as of the Closing Date, as identified on Schedule 5.1), in each case duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (as of the Closing Date, as specified on Schedule 5.1), (b) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (c) as of the Closing Date is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 5.1, and (d) is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to be so duly licensed or qualified would not reasonably be expected to result in a Material Adverse Change.

5.2Compliance With Laws.

(a)Each Loan Party and each Restricted Subsidiary is in compliance with all applicable Laws in all jurisdictions in which any Loan Party or Restricted Subsidiary is presently or currently foresees that it will be doing business except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

(b)No Credit Extension, or use of any proceeds thereof, or entry into or performance by any Loan Party of the Loan Documents to which it is a party contravenes any Law applicable to such Loan Party or any Restricted Subsidiary or any of the Lenders.

5.3Title to Properties. Each Loan Party and each Restricted Subsidiary (a) has good and marketable title to or valid leasehold interest in all properties, assets and other rights that it purports to own or lease or that are reflected as owned or leased on its books and records, and (b) owns or leases all of its properties free and clear of all Liens except Permitted Liens.

5.4Investment Company Act. None of the Loan Parties or Restricted Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”

5.5Event of Default. No Event of Default or Default exists or is continuing.

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5.6Subsidiaries and Owners. As of the Closing Date, Schedule 5.6 states (a) the name of each Loan Party, each Restricted Subsidiary (including each Material Foreign Subsidiary and each Excluded Subsidiary (with a designation of the applicable clause of “Excluded Subsidiary” for each such Excluded Subsidiary)), and each Unrestricted Subsidiary, along with, in each case, its jurisdiction of organization, the name of each direct holder of the Equity Interests of each Restricted Subsidiary (other than with respect to the Borrower and any Equity Interest granted pursuant to a management incentive program), and the amount, percentage and type of, and the certificate number(s) (if any) evidencing, Equity Interests owned by such holder in such Person, and (b) any options, warrants or other rights outstanding to purchase any such Equity Interests referred to in clause (a) (other than with respect to any Unrestricted Subsidiary and any minority equity interest held by management and employees of the Loan Parties). All Equity Interests of each Loan Party (other than the Borrower) and Restricted Subsidiary which are held by management and employees of such entities, if such Equity Interests were issued on the date hereof, comply with the requirements of Section 7.8(k). Except as set forth on Schedule 5.6, each Loan Party and each Restricted Subsidiary has good and marketable title to all of the Equity Interests it purports to own, free and clear in each case of any Lien and all such Equity Interests have been validly issued, fully paid and nonassessable (or, in the case of a partnership, limited liability company or similar Equity Interest, not subject to any capital call or other additional capital requirement).

5.7Power and Authority; Validity and Binding Effect.

(a)Each Loan Party and each Restricted Subsidiary of each Loan Party has the full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

(b)This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party that is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, subject only to limitations on enforceability imposed by (y) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (z) general equitable principles.

5.8No Conflict; Consents.

(a)Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Organizational Documents of any Loan Party or Restricted Subsidiary or (ii) any applicable Law or any order, writ, judgment, injunction or decree to which any Loan Party or Restricted Subsidiary is a party or by which it or any Restricted Subsidiary or any of their respective property is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any Restricted Subsidiary (other than Liens granted under the Loan Documents). None of the Loan Parties or Restricted Subsidiaries or their respective property is subject to any restriction in any of its Organizational Documents, or any requirement of Law that would reasonably be expected to result in a Material Adverse Change.

(b)Except as would not reasonably be expected to result in a Material Adverse Change, no consent, approval, exemption, order or authorization of, or a registration or filing with, or notice to, any Governmental Authority or any other Person is required by any Law in connection with (i) the

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execution, delivery and carrying out of this Agreement, the other Loan Documents or any Acquisition Agreement, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection of the Prior Security Interest of the Administrative Agent and the Secured Parties created under the Collateral Documents (other than the filing of UCC financing statements (including any transmitting utility financing statements), recording of the Mortgages, and filings with the United States Patent and Trademark Office or the United States Copyright Office) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies of any Secured Party in respect of the Collateral pursuant to the Collateral Documents (except approvals of the FCC or any applicable PUC with respect to any assignment or transfer of control of a License or Communications System) or the closing of any Acquisition, in each case, except those which have been duly obtained, taken, given or made on or before the Closing Date and are in full force and effect.

5.9Litigation. There are no actions, suits, proceedings or investigations pending or threatened in writing against any Loan Party or any Restricted Subsidiary or any of their respective properties, including the Licenses, at law or in equity before any Governmental Authority that individually or in the aggregate (i) would reasonably be expected to result in a Material Adverse Change or (ii) purports to affect the legality, validity or enforceability of any Loan Document. None of the Loan Parties or any Restricted Subsidiary is subject to or is in violation of any order, judgement, writ, injunction or any decree of any Governmental Authority that would reasonably be expected to result in a Material Adverse Change.

5.10Financial Statements.

(a)Audited Financial Statements. The audited financial statements delivered on or before the Closing Date in accordance with Section 4.1(a) and thereafter most recently delivered in accordance with Section 6.1(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein; (ii) fairly present the financial condition of, (x) with respect to the audited financial statements delivered prior to the Closing Date, the Borrower and Restricted Subsidiaries, and (y) with respect to the audited financial statements delivered after the Closing Date, the Borrower and Restricted Subsidiaries, in each case, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein; and (iii) show all material liabilities, direct or contingent, of, (x) with respect to the audited financial statements delivered prior to the Closing Date, the Borrower and its Restricted Subsidiaries, and (y) with respect to the audited financial statements delivered after the Closing Date, the Borrower and its Restricted Subsidiaries, in each case, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)Unaudited Financial Statements. The unaudited financial statements delivered on or before the Closing Date in accordance with Section 4.1(a) and thereafter most recently delivered by the Borrower in accordance with Section 6.1(a) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein, and (ii) fairly present the financial condition of the Borrower and Restricted Subsidiaries, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)[Reserved].

(d)Material Adverse Change. Since December 31, 2022, no Material Adverse Change has occurred.

5.11Margin Stock. None of the Loan Parties nor any Restricted Subsidiary engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose,

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immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or that is inconsistent with the provisions of the regulations of the Board. None of the Loan Parties nor any Restricted Subsidiary holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Restricted Subsidiary are or will be represented by margin stock.

5.12Full Disclosure.

(a)Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith (other than projections and budgets), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not materially misleading. Any projections or budgets provided by or on behalf of the Loan Parties have been prepared by management in good faith and based on assumptions believed by management to be reasonable at the time the projections or budgets were prepared, it being understood that the projections or budgets as to future events are not to be viewed as fact and that actual results during the period or periods covered by the projections or budgets may differ materially from such projected results.

(b)As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

5.13Taxes. (a) All federal, state and local and other tax returns required to have been filed with respect to each Loan Party and each Restricted Subsidiary have been filed, and (b) payment or adequate provision has been made for the payment of all taxes and other governmental charges that have or may become due pursuant to said returns or to assessments received, except (i) to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made or (ii) failure to file any tax returns or to pay any taxes that would not reasonably be expected to result in a Material Adverse Change.

5.14Intellectual Property; Other Rights. Each Loan Party and each Restricted Subsidiary owns, licenses or possesses all the Intellectual Property and all service marks, trade names, domain names, licenses, registrations, franchises, permits and other rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Restricted Subsidiary, without known possible alleged or actual conflict with the rights of others, except as would not reasonably be expected to result in a Material Adverse Change.

5.15Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents constitute Prior Security Interests in and to the Collateral. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrower.

5.16Insurance.

(a)The properties of each Loan Party and each Restricted Subsidiary are insured pursuant to policies and other bonds that are valid and in full force and effect and that provide coverage satisfying or surpassing the requirements set forth in Section 6.5(a).

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(b)Each Loan Party, to the extent required under the Flood Laws, has obtained flood insurance for such structures and contents constituting Collateral located in a flood hazard zone pursuant to policies that are valid and in full force and effect and which provide coverage meeting the requirements of Section 6.5(b).

5.17Employee Benefits Compliance.

(a)Each Plan is in compliance in all respects with the applicable provisions of ERISA, the IRC and other federal or state law except for any noncompliance that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Change. Each Plan, other than a Multiemployer Plan, which is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or is adopted by means of a master or prototype plan that has received a favorable opinion letter upon which the Loan Parties are entitled to rely and to the best knowledge of the Loan Parties, nothing has occurred that would cause the loss of such qualification. The Loan Parties and each ERISA Affiliate have made all material required contributions to any Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan.

(b)There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted in or would reasonably be expected to result in a Material Adverse Change. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted in or would reasonably be expected to result in a Material Adverse Change.

(c)(i) Except as would not reasonably be expected to result in a Material Adverse Change, no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded liability; (iii) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

5.18Environmental Matters.

(a)Each of the Loan Parties and their respective Restricted Subsidiaries is in compliance in all respects with all applicable Environmental Laws, and there is no violation of applicable Environmental Laws at, under or about such properties or such operations of the Loan Parties and their respective Restricted Subsidiaries which would interfere in any respect with the continued operation of such properties or impair in any respect the fair saleable value thereof or with such operations, except for any such violations, contamination, interference or impairment as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

(b)No Loan Party or Restricted Subsidiary has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws (and no related claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of any Loan Party or any Restricted Subsidiary, is threatened or contemplated) with regard to their activities at any of the properties or the business operated by the Loan Parties (the “Business”), or, to the knowledge of any Loan Party or any Restricted Subsidiary, any prior

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Business for which any Loan Party or any Restricted Subsidiary has retained liability under any Environmental Law that would reasonably be expected to result in a Material Adverse Change.

5.19Communications Regulatory Matters.

(a)As of the First Amendment Date and before and after giving effect to each Permitted Acquisition (if any), Schedule 5.19 (which Schedule shall be updated in connection with the consummation of a Permitted Acquisition) sets forth a true and complete list of the following information for each Material License issued to or utilized by the Loan Parties or their respective Restricted Subsidiaries: the granting authority, the name of the licensee, the type of service, the expiration date and the geographic area covered by such License. Other than as set forth in Schedule 5.19, each Material License is held by a Loan Party or a wholly-owned, Domestic Subsidiary of a Loan Party that is a Restricted Subsidiary whose Equity Interests are subject to a Prior Security Interest in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, pursuant to the Security Agreement.

(b)Except as would not reasonably be expected to result in a Material Adverse Change, (i) the Material Licenses are valid and in full force and effect without conditions, except for such conditions as are generally applicable to holders of such Material Licenses; (ii) each Loan Party or Restricted Subsidiary of has all requisite power and authority required under the Communications Act and PUC Laws to hold the Material Licenses and to own and operate its Communications Systems; (iii) the Material Licenses constitute in all material respects all of the Material Licenses necessary for the operation of the Communications Systems in the same manner as it is presently conducted; (iv) no event has occurred and is continuing which would reasonably be expected to (A) result in the suspension, revocation, or termination of any such Material License or (B) materially and adversely affect any rights of the Loan Parties or their respective Restricted Subsidiaries thereunder; (v) no Loan Party or any Restricted Subsidiary has actual knowledge that any Material License will not be renewed in the ordinary course; (vi) neither the Loan Parties nor any of their respective Subsidiaries are a party to any investigation, notice of apparent liability, notice of violation, order or complaint issued by or before the FCC, PUC or any applicable Governmental Authority with respect to a Material License; and (vii) there are no proceedings pending by or before the FCC, PUC or any applicable Governmental Authority which would reasonably be expected to adversely affect the validity of any Material License.

(c)Except as would not reasonably be expected to result in a Material Adverse Change, all of the material properties, equipment and systems owned, leased, subleased or managed by the Loan Parties or Restricted Subsidiaries are, and (to the best knowledge of the Loan Parties and their Restricted Subsidiaries) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all terms and conditions of the Material Licenses, all Laws and all standards or rules (including with respect to the construction and operation of such property, equipment and systems) imposed by any Governmental Authority or as imposed under any agreements with telecommunications companies and customers.

(d)Each of the Loan Parties the Restricted Subsidiaries has made all material filings which are required to be filed by it, paid all material franchise, license, regulatory assessments or other fees and charges related to the Material Licenses or which are required to be paid or have become due pursuant to any authorization, consent, approval or license of, or registration or filing with, any Governmental Authority in respect of its business or which is otherwise required for the construction and operation of any Communication System and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued, except as would not reasonably be expected to result in a Material Adverse Change.

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(e)Except as would not reasonably be expected to result in a Material Adverse Change, each of the Loan Parties and the Restricted Subsidiaries has complied with all requirements, rules, restrictions, and other terms and conditions required to be complied with respect to any Funding Program or associated with the receipt and use of funding from any Funding Agency. To the best of each Loan Party’s and Restricted Subsidiary’s knowledge, there are no non-routine, pending audits or investigations by any Governmental Authority or Funding Agency threatened in writing regarding the Loan Parties’ or Restricted Subsidiaries’ use of, or entitlement to, any funding received from any Funding Program, in each case, the result of which would reasonably be expected to result in a fine or penalty that would reasonably be expected to result in a Material Adverse Change.

5.20Solvency. Before and after giving effect to any Credit Extension hereunder, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

5.21Qualified ECP Guarantor. The Borrower is a Qualified ECP Guarantor.

5.22Transactions with Affiliates. No Affiliate of any Loan Party or any Restricted Subsidiary owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Loan Parties or has any material interest in any material property used by Loan Parties, except as permitted by Section 7.3.

5.23Labor Matters. There are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened except as would not reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any Restricted Subsidiary is bound, except as would not reasonably be expected to result in a Material Adverse Change.

5.24Anti-Corruption; Anti-Terrorism and Sanctions.

(a)Each of the Loan Parties and their respective Restricted Subsidiaries, Affiliates, officers, directors, employees and agents, are in compliance, in all respects, with all applicable (i) Anti- Corruption Laws, (ii) Anti-Terrorism Laws and (iii) Sanctions.

(b)The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Loan Parties and their respective Restricted Subsidiaries, Affiliates, officers, directors, employees and agents with all applicable (i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws and (iii) Sanctions.

(c)None of the Loan Parties or their respective Restricted Subsidiaries, and to the knowledge of the Loan Parties and the Restricted Subsidiaries, none of their Affiliates, officers, directors, employees or agents are Sanctioned Persons or have engaged in, or are now engaged in, or will engage in, any dealings or transactions with any Sanctioned Person.

(d)No Credit Extension, use of proceeds or other transaction contemplated by this Agreement will violate any applicable (i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws or (iii) Sanctions.

(e)The Loan Parties have provided to the Administrative Agent and the Lenders all information requested by the Administrative Agent and the Lenders regarding the Loan Parties and their respective Restricted Subsidiaries, Affiliates, officers, directors, employees and agents that is necessary for

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the Administrative Agent and the Lenders to collect to comply with applicable Anti-Corruption Laws, Anti- Terrorism Laws, Sanctions and other Laws.

5.25Reserved.

5.26Acquisition Not Subject to Exon Florio Provision of the Defense Production Act. At the time any Acquisition or any other Investment is consummated by any Loan Party or any Subsidiary of any Loan Party and at the time of any Equity Issuance by or to any Loan Party or any Subsidiary of any Loan Party, the Borrower, on the basis of thorough due diligence with respect to such Acquisition or such Investment or such Equity Issuance, have determined in good faith that: (i) such Acquisition or such Investment or such Equity Issuance will not result in the acquisition of a substantial interest in any TID U.S. business by a foreign person in which a national or subnational government of a single foreign state (other than an excepted foreign state) has a substantial interest, with the term “TID U.S. business” having the meaning set forth in 31 C.F.R. § 800.248 and the term “substantial interest” having the meaning set forth in 31 C.F.R. § 800.244; (ii) any Acquired Business and its Subsidiaries or such other Investment do not produce, design, test, manufacture, fabricate, or develop one or more “critical technologies”, with the term “critical technologies” having the meaning set forth in 31 C.F.R. § 800.215; (iii) no Loan Party or Subsidiary of any Loan Party produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies”, with the term “critical technologies” having the meaning set forth in 31 C.F.R. § 800.215; and (iv) therefore, that the submission of a declaration to the Committee on Foreign Investment in the United States is not required pursuant to 31 C.F.R. § 800.401. For the purpose of this Section 5.26, the term “foreign person” has the meaning set forth in 31 C.F.R. § 800.224 and the term “foreign entity” (referred to in the definition of foreign person) has the meaning set forth in 31 C.F.R. § 800.220.

VI.   AFFIRMATIVE COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full of the Secured Obligations, the Loan Parties shall and shall cause each Restricted Subsidiary to comply at all times with the following covenants:

6.1Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

(a)Quarterly Financial Statements. Commencing with the fiscal quarter ending June 30, 2023, as soon as available and in any event no later than the earlier to occur of (i) ten (10) days after the date that the Borrower is required to file its quarterly report with the Securities and Exchange Commission (the “SEC”) as part of its periodic reporting (if the Borrower is subject to such reporting requirements) and (ii) fifty-five (55) days after the end of the first three fiscal quarters of each fiscal year of Borrower, Borrower will deliver consolidated (and consolidating with respect to the Borrower’s separate lines of business, as reasonably requested by the Administrative Agent) balance sheets of Borrower and its Restricted Subsidiaries, as at the end of such fiscal quarter and the then elapsed portion of the applicable fiscal year, and the related consolidated (and consolidating with respect to the Borrower’s separate lines of business, as reasonably requested by the Administrative Agent) statements of income, shareholders’ equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such quarter (which requirement shall be deemed satisfied by the delivery of Borrower’s quarterly report on Form 10-Q (or any successor form) for such quarter).

(b)Annual Financial Statements. Commencing with the fiscal year ending December 31, 2023, as soon as available and in any event no later than the earlier to occur of (i) 10 days after the date that the Borrower is required to file its annual report with the SEC as part of its periodic reporting (if the Borrower is subject to such reporting requirements), and (ii) 100 days after the end of each fiscal year of

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the Borrower, the Borrower will deliver (a) consolidated (and consolidating with respect to the Borrower’s separate lines of business, as reasonably requested by the Administrative Agent) balance sheets of the Borrower and its Restricted Subsidiaries, as at the end of such year, and the related consolidated (and consolidating with respect to the Borrower’s separate lines of business, as reasonably requested by the Administrative Agent) statements of income, shareholders’ equity and cash flows for such fiscal year (which requirement shall be deemed satisfied by the delivery of the Borrower’s Annual Report on Form 10-K (or any successor form) for such year) and (b) a report with respect to the financial statements received pursuant to this Subsection from PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to Administrative Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”), as amended, entitled “Reports on Audited Financial Statements” and such report shall be without any material qualification or exception as to the scope of such audit or any “going concern” qualification.

(c)Compliance Certificate. Concurrently with the financial statements of the Borrower and Restricted Subsidiaries furnished to the Administrative Agent and to the Lenders pursuant to Sections 6.1(a) and (b), a Compliance Certificate duly executed by a Compliance Officer of the Borrower, together with any changes to the most recently delivered list of Excluded Subsidiaries and Unrestricted Subsidiaries.

(d)Other Reports.

(i)Annual Budget. Commencing with the fiscal year ending December 31, 2023, the annual consolidated Budget and any forecasts or projections of the Borrower, to be supplied not later than sixty (60) days after the end of each fiscal year, with respect to the subsequent fiscal year.

(ii)Accountants’ Reports. Promptly upon their becoming available to any Loan Party, any reports, including management letters submitted, to any Loan Party by independent accountants in connection with any annual, interim or special audit.

(iii)Management Report. Concurrently with the quarterly financial statements furnished to the Administrative Agent and to the Lenders pursuant to Sections 6.1(a) and (b), if Borrower is no longer subject to reporting requirements of the Act, reports in scope and content substantively similar to its present SEC reporting. The information above shall be presented in reasonable detail and shall be certified by a Compliance Officer of the Borrower to the effect that, to his or her knowledge after reasonable diligence, such information fairly presents in all material respects the results of operations and financial condition of the Loan Parties and their Subsidiaries as at the dates and for the periods indicated.

(iv)SEC Filings. Promptly upon their becoming available, the Borrower will deliver or cause to be delivered copies of (i) all financial statements, reports, notices and proxy statements sent or made available by any Loan Party or any Restricted Subsidiary to any of their security holders generally, and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party or any Restricted Subsidiary with the SEC.

(e)Notices.

(i)Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Default and the action that such Loan Party proposes to take with respect thereto.

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(ii)Regulatory and Other Notices. Promptly (A) after filing, receiving or becoming aware thereof, the Loan Parties will deliver or cause to be delivered copies of any filings or communications sent to, or notices and other communications received by, any Loan Party or any of its respective Subsidiaries from any Governmental Authority, including the FCC and any PUC, relating to any noncompliance by any Loan Party or any of its Subsidiaries with any applicable Law, including the Communications Act and any applicable PUC Law, or with respect to any matter or proceeding, in each case, the effect of which would reasonably be expected to result in a Material Adverse Change; and (B) after any Loan Party or Restricted Subsidiary receiving a threat in writing of any non-routine pending audits or investigations by any Governmental Authority or Funding Agency regarding a Loan Party’s or a Restricted Subsidiary’s use of, or entitlement to, any funding received from any Funding Program, in each case, that could reasonably be expected to result in any default or event of default by such Loan Party or Restricted Subsidiary under such Funding Program, the Loan Parties will deliver or cause to be delivered copies of such communications.

(iii)Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Governmental Authority or any other Person against any Loan Party or Subsidiary of any Loan Party that relate to the Collateral, involve a claim or series of claims that if adversely determined would reasonably be expected to result in a Material Adverse Change.

(iv)ERISA Event. Promptly after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; promptly after any Loan Party’s or any of its respective Restricted Subsidiaries’ receipt of any notice concerning the institution of proceedings by the PBGC pursuant to Section 4042 of ERISA to promptly terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; promptly upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by any Loan Party or any of its respective Restricted Subsidiaries to any Pension Plan to which any Loan Party or any of its respective Restricted Subsidiaries was not contributing at the Closing Date; and promptly upon becoming aware of any other event or condition regarding a Plan or any Loan Party’s or any of its respective Restricted Subsidiaries’ or an ERISA Affiliate’s compliance with ERISA which, in each case, would reasonably be expected to result in a Material Adverse Change, Borrower will give notice to Administrative Agent and Lenders thereof and provide such other information as may be reasonably available to any Loan Party or any such Subsidiary to enable Administrative Agent and Lenders to reasonably evaluate such matter.

(v)Material Adverse Change. Promptly after the Borrower becomes aware thereof, the Borrower will give notice of any change in events or changes in facts or circumstances affecting any Loan Party or any of their respective Restricted Subsidiaries which individually or in the aggregate have resulted in or would reasonably be expected to result in a Material Adverse Change.

(vi)Environmental Notices. Promptly after becoming aware of any violation by any Loan Party or any of its respective Subsidiaries of Environmental Laws or promptly upon receipt of any notice that a Governmental Authority or other Person has asserted that any Loan Party or any of its respective Subsidiaries is not in compliance with Environmental Laws or that its compliance is being investigated, and, in either case, the same would reasonably be expected to result in a Material Adverse Change, the Borrower will give notice thereof and provide such other information as may be reasonably available to any Loan Party or any of its respective Subsidiaries to enable the Administrative Agent and the Lenders to reasonably evaluate such matter.

(vii)Notices and Reports under Funding Programs. (x) Promptly upon the occurrence thereof, the Borrower will give notice of any material default or event of default under any Funding Program and (y) promptly upon request by the Administrative Agent, copies of all required

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material reports delivered to any Funding Agency as required under the applicable Funding Program during the applicable period.

(f)Beneficial Ownership Certificate. Promptly after the occurrence thereof, a notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

(g)Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

6.2Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its respective Restricted Subsidiaries (other than Immaterial Subsidiaries) to, maintain (a) its legal existence as a corporation, limited partnership or limited liability company or other entity, as the case may be as of the Closing Date or the date of formation or acquisition thereof and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise permitted in Section 7.7, and (b) all licenses, franchises, permits and other authorizations (including all Licenses) and Intellectual Property, the loss, revocation, termination, suspension or adverse modification of which would reasonably be expected to result in a Material Adverse Change or as otherwise permitted under Section 7.7.

6.3Reserved.

6.4Payment of Taxes. Each Loan Party shall, and shall cause each Restricted Subsidiary to, duly pay and discharge all taxes and other governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent (i) that such taxes or governmental charges are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made or (ii) where the failure to pay such taxes would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.5Maintenance of Insurance.

(a)Each Loan Party shall, and shall cause each Restricted Subsidiary to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. Such insurance policies shall contain additional insured, mortgagee and lender loss payable special endorsements in form and substance satisfactory to the Administrative Agent naming the Administrative Agent as additional insured, mortgagee and lender loss payee, as applicable, and providing the Administrative Agent with notice of cancellation reasonably acceptable to the Administrative Agent.

(b)Each Loan Party shall, to the extent required under the Flood Laws, obtain and maintain flood insurance for such structures and contents constituting Collateral located in a flood hazard zone, in such amounts as similar structures and contents are insured by prudent companies in similar circumstances carrying on similar businesses and otherwise satisfactory to the Administrative Agent (but, in any event, providing all flood insurance required by applicable Law).

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(c)Subject to Section 6.18, each Loan Party shall deliver evidence of the insurance policies and endorsements described above to the Administrative Agent on or prior to the Closing Date. The Borrower will deliver to the Administrative Agent one or more certificates of insurance and endorsements evidencing renewal of the insurance coverage required hereunder within two (2) Business Days (or such later date as the Administrative Agent shall agree to in its reasonable discretion) after the completion of such renewal of the insurance coverage plus such other evidence of payment of premiums therefor as Administrative Agent may reasonably request in writing.

(d)If any Loan Party fails to, or fails to cause any Restricted Subsidiary to, obtain and maintain any of the policies of insurance required to be maintained pursuant to the provisions of this Section 6.5 or to pay any premium in whole or in part, the Administrative Agent may, without waiving or releasing any obligation or Default or Event of Default, at the Loan Parties’ expense, but without any obligation to do so, procure such policies or pay such premiums. All sums so disbursed by the Administrative Agent, including any reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and reasonable fees, charges and disbursements of counsel for the Administrative Agent, shall be payable by the Loan Parties to the Administrative Agent on demand and shall be additional Obligations hereunder and under the other Loan Documents, secured by the Collateral.

6.6Maintenance of Properties. Each Loan Party shall, and shall cause each Restricted Subsidiary to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof, except as such action or inaction would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.7Visitation Rights. Each Loan Party shall, and shall cause each Restricted Subsidiary to, permit any of the officers or authorized employees or representatives of the Administrative Agent to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers and to conduct reviews of each Loan Party’s Collateral, all in such detail and at such times and as often as the Required Lenders or the Administrative Agent may reasonably request, all at the Borrower’s expense, provided that prior to the occurrence and continuance of an Event of Default, (i) the Administrative Agent shall provide the Borrower with at least three (3) Business Days’ notice prior to any visit or inspection and (ii) the Administrative Agent shall not make more than one (1) such visit or inspection in any calendar year.

6.8Keeping of Records and Books of Account. The Loan Parties shall, and shall cause each Restricted Subsidiary of any Loan Party to, maintain and keep proper books of record and account that enable the Loan Parties and their Restricted Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Governmental Authority having jurisdiction over any Loan Party or any Restricted Subsidiary of the Loan Parties, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

6.9Compliance with Laws.

(a)Each Loan Party shall, and shall cause each Restricted Subsidiary to, comply with all applicable Laws, except where failure to comply with any applicable Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief that, in the aggregate, would reasonably be expected to result in a Material Adverse Change.

(b)Each of the Loan Parties shall, and shall cause each of its Restricted Subsidiaries, Affiliates, officers, directors, employees and agents to, comply with all applicable (i) Anti-Corruption

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Laws, (ii) Anti-Terrorism Laws and (iii) Sanctions. The Borrower shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their respective Restricted Subsidiaries, Affiliates, officers, directors, employees and agents with all applicable (i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws and (iii) Sanctions.

(c)Each of the Loan Parties shall, and shall cause each of the Restricted Subsidiaries to (i) conduct its operations and keep and maintain its real property in compliance with all Environmental Laws and environmental permits; (ii) obtain and renew all environmental permits necessary for its operations and properties; and (iii) implement any and all investigation, remediation, removal and response actions that are necessary to maintain the value and marketability of the real property or to otherwise comply with Environmental Laws pertaining to any of its real property, in each case, except as such action or inaction would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change (provided, however, that neither a Loan Party nor any of its Restricted Subsidiaries shall be required to undertake any such investigation, remediation, removal, response or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP).

6.10Further Assurances.

(a)Generally. In each case, subject to the terms, conditions and limitations contained herein and in the other Loan Documents, each Loan Party shall, and shall cause each Restricted Subsidiary to, from time to time, at its expense, preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral whether now owned or hereafter acquired as a continuing Prior Security Interest therein, and shall do or make, or cause each Restricted Subsidiary to do or make, such other acts, deliveries and things as the Administrative Agent in its reasonable discretion may request in writing from time to time in order to consummate the transactions contemplated hereby, preserve, perfect and protect the Liens granted or purported to be granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

(b)Additional Subsidiaries. In furtherance, and not in limitation, of Section 6.10(a), promptly upon (and in any event within forty-five (45) days after (or such later date as the Administrative Agent shall agree to in its sole discretion)) (I) the creation or acquisition of any direct or indirect Subsidiary (other than an Excluded Subsidiary, an Unrestricted Subsidiary or a Material Foreign Subsidiary) by any Loan Party or any Subsidiary (other than an Excluded Subsidiary, an Unrestricted Subsidiary or a Material Foreign Subsidiary) of any Loan Party, or (II) any existing Unrestricted Subsidiary becoming a Restricted Subsidiary (other than an Excluded Subsidiary or a Material Foreign Subsidiary) or (III) any existing Restricted Subsidiary that was an Excluded Subsidiary or a Material Foreign Subsidiary ceasing to be an Excluded Subsidiary or a Material Foreign Subsidiary, each such Subsidiary and the Loan Parties will execute and deliver to the Administrative Agent a duly executed Joinder Agreement in accordance with Section 12.12, pursuant to which (i) such Subsidiary shall become a party hereto as a Guarantor and shall become a party to the Security Agreement as a Grantor (as defined therein), and (ii) the Equity Interests of such Subsidiary shall be pledged by the applicable Loan Party to the extent provided in the Collateral Documents. As promptly as reasonably possible, the Loan Parties and their respective Subsidiaries will deliver all certificates evidencing such Equity Interests, together with undated, executed transfer powers, and such other Collateral Documents and such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary) regarding such Subsidiary, in form, content and scope reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a Prior Security Interest in the Collateral, to the extent provided in the Collateral Documents, for the Secured

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Obligations. Notwithstanding anything herein to the contrary, in connection with a Limited Condition Acquisition, to the extent that any Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the closing date of such Limited Condition Acquisition (other than (1) a Lien on Collateral that may be perfected solely by the filing of a financing statement under and in connection with the UCC, (2) a Lien on Collateral that may be perfected solely by the filing of a security agreement with either the United States Patent and Trademark Office or the United States Copyright Office and (3) a pledge of the Equity Interests of the Acquired Business with respect to which a lien may be perfected upon closing by the delivery of a stock or equivalent certificate together with a stock power or similar instrument of transfer endorsed in blank (unless the Administrative Agent agrees in its sole discretion to receive such certificate and such stock power or instrument of transfer on a date following such closing in its sole determination)) after the Borrower’s use of commercially reasonable efforts to do so, then the provision and/or perfection of such collateral shall not constitute a condition precedent to the availability and the funding of such Indebtedness on the closing date of such Limited Condition Acquisition but may instead be delivered and/or perfected within sixty (60) days (or such longer period as the Administrative Agent may reasonably agree in its sole discretion) after such closing date pursuant to arrangements to be mutually agreed by the Administrative Agent and the Borrower.

(c)[Reserved].

(d)Other Property. Pursuant to the terms of this Section 6.10 and of the Security Agreement, the Loan Parties will (i) promptly (and in any event on or before the earlier of (x) if applicable, the time required by Section 6.10(b) or (y) the Borrower’s next submission of a Compliance Certificate) notify the Administrative Agent of (A) any Equity Interest, and (B) any commercial tort claim known to any Loan Party (such that an officer of any Loan Party has actual knowledge of the existence of a tort cause of action and not merely of the existence of the facts giving rise to such cause of action) that such Loan Party knows to involve an amount in controversy, in the aggregate with any other known commercial tort claim of any Loan Party, in excess of the greater of (i) $20,000,000 and (ii) 25% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period, and (ii) on or before the earlier of (x) if applicable, the time required by Section 6.10(b) or (y) the Borrower’s next submission of a Compliance Certificate in connection with the financial statements required to be delivered pursuant to Section 6.1(b), deliver updated Annexes to the Security Agreement as and when required under the Security Agreement.

The Administrative Agent may elect not to request any documents, instruments, filings or opinions as contemplated by this Section 6.10 or the Security Agreement and the other Loan Documents if it determines in its reasonable discretion that the costs to the Loan Parties of perfecting a security interest or Lien in such property exceed the relative benefit of such security interest to the Secured Parties.

6.11CoBank Equity and Securities.

(a)So long as CoBank (or its affiliates) is a Lender hereunder, the Borrower shall (a) maintain its status as an entity eligible to borrow from CoBank (or its affiliates) and (b) acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in CoBank in connection with the Loans made by CoBank (or its affiliates) may not exceed the maximum amount permitted by the Bylaws and the Capital Plan at the time this Agreement is entered into. The Borrower acknowledges receipt of a copy of (i) CoBank’s most recent annual report, and if more recent, CoBank’s latest quarterly report, (ii) CoBank’s Notice to Prospective Stockholders and (iii) CoBank’s Bylaws and Capital Plan, which describe the nature of all of the CoBank Equities as well as capitalization requirements, and agrees to be bound by the terms thereof.

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(b)Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with CoBank, (ii) the Borrower’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. CoBank reserves the right to assign or sell participations in all or any part of its (or its affiliate’s) Commitments or outstanding Loans hereunder on a non-patronage basis.

(c)Notwithstanding anything herein or in any other Loan Document to the contrary, each party hereto acknowledges that: (i) CoBank has a statutory first Lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all CoBank Equities that the Borrower may now own or hereafter acquire, which statutory Lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit; (ii) during the existence of any Event of Default, CoBank may at its sole discretion, but shall not be required to, foreclose on its statutory first Lien on the CoBank Equities and/or set off the value thereof or of any cash patronage against the Secured Obligations; (iii) during the existence of any Event of Default, CoBank may at its sole discretion, but shall not be required to, without notice except as required by applicable Law, retire and cancel all or part of the CoBank Equities owned by or allocated to the Borrower in accordance with the Farm Credit Act of 1971 (as amended from time to time) and any regulations promulgated pursuant thereto in total or partial liquidation of the Secured Obligations for such value as may be required pursuant applicable Law and CoBank’s Bylaws and Capital Plan (as each may be amended from time to time); (iv) the CoBank Equities shall not constitute security for the Secured Obligations due to the Administrative Agent, any other Lender or any other Secured Party; (v) to the extent that any of the Loan Documents create a Lien on the CoBank Equities, such Lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit and shall not be subject to pro rata sharing hereunder; (vi) any setoff effectuated pursuant to the preceding clauses (ii) or (iii) may be undertaken whether or not the Secured Obligations are currently due and payable; and (vii) CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default, Default or any other default by the Borrower or any other Loan Party, or at any other time, either for application to the Obligations or otherwise. The Borrower acknowledges that any corresponding tax liability associated with CoBank’s application of the value of the CoBank Equities to any portion of the Obligations is the sole responsibility of the Borrower.

6.12Use of Proceeds. The proceeds of (i) the Term A-1 Loans shall be used to refinance the outstanding principal balance of the revolver loans advanced to the Borrower under that certain Fourth Amended and Restated Credit Agreement dated as of December 19, 2014, among the Borrower, CoBank, as administrative agent, the other loan parties party thereto, and the other lenders party thereto, and (ii) the Revolving A-1 Loans shall be used to provide working capital and Letters of Credit from time to time for the Borrower and its Subsidiaries and for other general corporate purposes. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Sections 5.11 and 5.24 and as permitted by applicable Law.

6.13Reserved.

6.14Reserved.

6.15Compliance with ERISA and IRC. Each Loan Party will (a) comply in all material respects with applicable provisions of ERISA and the IRC with respect to all Plans, (b) without the prior written consent of Agent and the Required Lenders, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (c) not participate in any prohibited transaction that could result in other than a de minimis civil penalty excise tax

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or correction obligation under ERISA or the IRC, and (d) operate each Plan in such a manner that will not incur any material tax liability under the IRC.

6.16Reserved.

6.17Designation of Subsidiaries.

(a)The Borrower may at any time and from time to time designate (or re-designate) any of its direct or indirect Subsidiaries (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Restricted Subsidiary of the Borrower; provided that, (i) no Event of Default shall have occurred and be continuing immediately before and immediately after giving effect to such designation, (ii) the Borrower shall be in compliance on a pro forma basis immediately after giving effect to such designation with Article VIII for the Test Period, and (iii) such designation complies with Section 7.5.

(b)Borrower may designate (or re-designate) any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, (i) no Event of Default shall have occurred and be continuing immediately before and immediately after giving effect to such designation and (ii) Borrower shall be in compliance on a pro forma basis immediately after giving effect to such designation with Article VIII for the Test Period; provided further that, Indebtedness and Investments of the applicable Subsidiary and any Liens encumbering its property, in each case, existing as of the time of such designation shall be deemed incurred or established, as applicable, at the time of such designation.

(c)For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the definition of Investment.

(d)Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly delivering to the Administrative Agent a certificate of an authorized officer of the Borrower certifying that such designation complies with the foregoing provisions of this Section 6.17, whereupon such designation shall be immediately effective.

(e)Notwithstanding anything herein to the contrary, (i) if any Restricted Subsidiary owns or holds any Material Intellectual Property, such Restricted Subsidiary may not be designated as an Unrestricted Subsidiary and (ii) neither the Borrower nor any of its Restricted Subsidiaries shall make any Investment consisting of, or otherwise Dispose of, any Material Intellectual Property to, any Unrestricted Subsidiary.

6.18Post-Closing Obligations. Each of the Loan Parties covenants and agrees that it shall, and shall cause each Restricted Subsidiary to, perform the obligations set forth on Schedule 6.18 on or before the date provided on Schedule 6.18 (as such date may be extended by the Administrative Agent in its reasonable discretion) with respect to each such obligation unless the Administrative Agent has agreed in its reasonable discretion in writing to waive such obligation in its entirety.

VII.   NEGATIVE COVENANTS

7.1Indebtedness. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

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(a)Indebtedness under this Agreement and the other Loan Documents;

(b)Indebtedness in respect of returned items, netting services, employee credit cards (and related credit card processing services), debit cards, stored value cards, purchase cards (including so- called “procurement cards” or “P-cards”), overdraft protections and automatic clearinghouse arrangements and other cash management and similar arrangements incurred in the ordinary course of business;

(c)Unsecured Indebtedness, in each case, arising from agreements of Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, deferred purchase price, earn-out payments or similar obligations;

(d)Indebtedness consisting of unpaid insurance premiums owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business;

(e)endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(f)Indebtedness arising under guaranties made in the ordinary course of business of obligations of any Loan Party, which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent;

(g)[Reserved];

(h)existing Indebtedness as set forth on Schedule 7.1(h) (including any extensions or renewals thereof); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(i)Indebtedness incurred (A) with respect to Purchase Money Security Interests, Synthetic Lease Obligations and Capital Leases for fixed or capital assets set forth on Schedule 7.1(i), and (B) Indebtedness incurred with respect to Purchase Money Security Interests, Synthetic Lease Obligations and Capital Leases for fixed or capital assets not to exceed in the aggregate amount at any time the greater of (i) $10,000,000 and (ii) 15% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(j)Unsecured Indebtedness solely among Loan Parties;

(k)Indebtedness (contingent or otherwise) of any Loan Party arising under (i) any Secured Hedge or (ii) Indebtedness under any Secured Bank Product entered into in the ordinary course of business; provided, however, that (i) no Loan Party shall enter into or incur any Secured Hedge that constitutes a Swap Obligation if at the time it enters into or incurs such Swap Obligation it does not constitute an “eligible contract participant” as defined in the Commodity Exchange Act, and (ii) the Loan

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Parties and their Subsidiaries shall enter into a Secured Hedge only for hedging (rather than speculative) purposes;

(l)Guarantees and other Contingent Obligations permitted by Section 7.4;

(m)Indebtedness of any Person (other than revolving credit facilities or commitments therefor) that becomes a Restricted Subsidiary that is assumed in connection with any Permitted Acquisition, in an aggregate amount at any time not to exceed 100% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period; provided that (i) such Indebtedness was existing at the time of closing such Permitted Acquisition and not incurred in contemplation of such Permitted Acquisition, (ii) no portion of such Indebtedness matures prior to the latest maturity date of any of the Loans, (iii) immediately before and immediately after giving effect to the incurrence or assumption thereof and any related transactions, no Default or Event of Default has occurred and is continuing and (iv) immediately after giving effect to the incurrence or assumption thereof and any related transactions, the Borrower shall be in compliance on a pro forma basis with the financial covenant set forth in Article VIII for the Test Period;

(n)Indebtedness with respect to cash management and similar arrangements in the ordinary course of business;

(o)Indebtedness representing deferred compensation to officers or employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(p)Indebtedness in respect of Permitted Stimulus Indebtedness;

(q)[Reserved];

(r)other Indebtedness of the Borrower in an aggregate amount at any time not to exceed the greater of (i) $50,000,000 and (ii) 50% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period; provided that no more than $10,000,000 of Indebtedness incurred pursuant to this clause (r) may be secured Indebtedness (and any such secured Indebtedness shall be subordinated in right of payment and remedies to the Obligations on terms reasonably acceptable to the Administrative Agent);

(s)Indebtedness incurred by Foreign Restricted Subsidiaries (other than GTT and its Subsidiaries, One Communications and its Subsidiaries, and CAH Holdco and its Subsidiaries) in an aggregate amount at any time not to exceed the greater of (i) $10,000,000 and (ii) 10% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(t)the RTFC Indebtedness and any refinancing Indebtedness therefor refinanced not to exceed an aggregate principal amount of $60,000,000 at any time; and

(u)Indebtedness (i) incurred by GTT and its Subsidiaries, the aggregate amount of which shall not exceed at any time an amount equal to (w) EBITDA of GTT and its Subsidiaries on a consolidated basis for the then most recently completed four (4) fiscal quarters multiplied by (x) 1.5; and (ii) incurred by One Communications and its Subsidiaries, the aggregate amount of which shall not exceed at any time an amount equal to (y) EBITDA of One Communications and its Subsidiaries on a consolidated basis for the then most recently completed four (4) fiscal quarters multiplied by (z) (i) 1.5 or, (ii) to the extent One Communications or its Affiliates use all or any portion of such Indebtedness to redeem or repurchase, through a tender offer or otherwise, all or any portion of the outstanding shares of capital stock of One Communications not indirectly owned by Borrower, 2.0.

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7.2Liens. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

7.3Affiliate Transactions. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, enter into or carry out any transaction with any Affiliate of the Borrower on terms that are less favorable than those that might be obtained at the time from a Person who is not such an Affiliate unless such transaction (a) (i) is not otherwise prohibited by this Agreement, (ii) is in accordance with all applicable Law, and (iii) (A) is among the Loan Parties, (B) (x) is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions no less favorable to such Loan Party or such Restricted Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower and, to the extent such transaction or series of transactions involves an aggregate amount in excess of $2,500,000, is disclosed in advance in writing to the Administrative Agent, (C) relates to payment of directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings, or (D) is intercompany Indebtedness permitted by Section 7.1(k), an advance permitted by Section 7.5(b), an intercompany loan, advance or other Investment permitted by Section 7.5(b), a Restricted Payment permitted by Section 7.6 or a management fee permitted by Section 7.18, (b) is among the Excluded Subsidiaries, (c) is for payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employee, or (d) is pursuant to a shared services agreements among the Loan Parties and their Restricted Subsidiaries entered into in the ordinary course of business; provided that, with respect to any such shared services agreements under which any Loan Party has any monetary liability, the terms and conditions with respect to such monetary liability are not substantially less favorable to such Loan Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

7.4Contingent Obligations. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, at any time, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except for those:

(a)resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(b)arising in the ordinary course of business with respect to customary indemnification obligations incurred in the ordinary course of business and (ii) in connection with Permitted Acquisitions and Permitted Investments and permitted dispositions of assets (provided that, such obligations shall in no event exceed the amount of proceeds received in connection therewith, subject to carve outs from such limitation on such obligations for fraud and for other customary reasons);

(c)incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations in an aggregate amount at any time not to exceed the greater of (i) $10,000,000 and (ii) 10% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(d)constituting Investments permitted pursuant to Section 7.5;

(e)Guarantees by any Loan Party of Indebtedness permitted hereunder (other than Indebtedness of any Subsidiary that is not a Loan Party and Excluded Swap Obligations) (provided that such guaranty obligation shall in no event exceed the amount of such Indebtedness plus other related costs and expenses of collection as set forth in such guaranty);

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(f)arising with respect to deferred compensation to officers or employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(g)arising under the Loan Documents and in connection with any Secured Hedge permitted hereunder;

(h)arising with respect to Permitted Stimulus Indebtedness upon terms and conditions (including as to any proposed limitation on distributions or dividends to be made by any Loan Party or Restricted Subsidiary providing such Contingent Obligation) reasonably acceptable to Administrative Agent; provided that the aggregate outstanding amount of Investments in Stimulus Recipient Subsidiaries and the amount of Contingent Obligations entered into by the Borrower or any of its Restricted Subsidiaries (other than Stimulus Recipient Subsidiaries) in respect of Permitted Stimulus Indebtedness shall not exceed in the aggregate at any time the greater of (i) $30,000,000 and (ii) 35% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(i)Guarantees by any Foreign Restricted Subsidiary of Indebtedness of a Foreign Restricted Subsidiary which is permitted hereunder, in an aggregate amount at any time not to exceed the greater of (i) $40,000,000 and (ii) 45% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(j)arising in the ordinary course of business with respect to customary indemnification obligations incurred in connection with liability insurance coverage;

(k)Contingent Obligations with respect to cash management; and

(l)obligations of Loan Parties or Restricted Subsidiaries (i) in favor of Funding Agencies, and (ii) with respect to (A) any cash collateral provided to a Funding Agency or cash collateral securing letters of credit or similar instruments provided to a Funding Agency, or (B) letters of credit, escrow or similar arrangements, in each case, for the benefit of a Funding Agency and in connection with Funding Programs.

7.5Loans and Investments. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, at any time make or suffer to remain outstanding any Investment or agree, become or remain liable to make any Investment, except:

(a)accounts receivable arising and trade credit extended on usual and customary terms in the ordinary course of business;

(b)loans and advances to officers, directors and employees of Borrower or any Restricted Subsidiary (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of equity interests of Borrower to the extent that the cash proceeds of such loans and advances are directly or indirectly contributed to Borrower in cash and (iii) for purposes not described in the foregoing subclauses (i) and (ii), in an aggregate principal amount outstanding pursuant to this subclause (iii) not to exceed $1,000,000 at any time outstanding;

(c)Investments in the form of cash and Cash Equivalents;

(d)loans and advances, and other Investments solely among Loan Parties;

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(e)notes payable to, or equity interests issued by, account debtors to any Loan Party in good faith settlement of delinquent obligations and pursuant to any plan of reorganization or similar proceedings upon the bankruptcy or insolvency of any such account debtor;

(f)Investments set forth on Schedule 7.5 hereto;

(g)Equity Interests of any Subsidiary owned by the Borrower or any other Subsidiary on the Closing Date;

(h)the CoBank Equities and any other stock or securities of, or Investments in, CoBank or its investment services or programs;

(i)Guaranties and other Contingent Obligations permitted by Section 7.4;

(j)any Secured Hedge permitted under Section 7.1;

(k)Permitted Acquisitions and Permitted Investments;

(l)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)advances of payroll payments to employees in the ordinary course of business;

(n)Investments held by a Person acquired, or Investments constituting part of the assets acquired (including, in each case, by way of merger or consolidation) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(o)any Investment not otherwise permitted by this Section 7.5 (including an Investment in an Unrestricted Subsidiary and/or designation of an existing Subsidiary as an Unrestricted Subsidiary), provided that (i) no Event of Default exists immediately before or will result immediately after giving effect to such Investment, (ii) the Borrower shall be in compliance on a pro forma basis immediately after giving effect to such Restricted Payment with Article VIII for the Test Period, and (iii) at the time any such Investment is made, (I) the sum of (1) the aggregate amount of such Investment and/or designation, plus (2) any prior Investments or designations made pursuant to this Section 7.5(o) (excluding all such prior Investments made by the Borrower or its Subsidiaries in Unrestricted Subsidiaries which subsequent to the date of such Investments have been re-designated as (and at the time of such Investment are designated as) Restricted Subsidiaries), plus (3) any Restricted Payment made pursuant to Section 7.6(c), does not exceed (II) the greater of (i) $30,000,000 and (ii) 35% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period; and

(p)Investments in a Stimulus Recipient Subsidiary upon terms and conditions (including as to any proposed limitation on distributions or dividends to be made by such Stimulus Recipient Subsidiary) reasonably acceptable to Administrative Agent; provided that, the aggregate outstanding amount of Investments in Stimulus Recipient Subsidiaries and the amount of Contingent Obligations entered into by the Borrower or any of its Restricted Subsidiaries (other than Stimulus Recipient Subsidiaries) in respect of Permitted Stimulus Indebtedness shall not exceed in the aggregate at any time the greater of (i) $30,000,000 and (ii) 35% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

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7.6Dividends and Related Distributions. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)Any Loan Party or Restricted Subsidiary may make Restricted Payments to any Loan Party that owns an Equity Interest in such Loan Party or Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)So long as no Event of Default exists immediately before or will result immediately after giving effect to such Restricted Payment, the Borrower or any Restricted Subsidiaries may (i) declare or pay cash dividends to its members and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it, in each case, in connection with (x) the termination of an employee or pursuant to any board approved plan, or (y) the exercise of options to purchase the Borrower’s capital stock or the vesting of other equity awards if such Equity Interests represent a portion of the exercise price of such options or taxes payable in connection with the vesting of such awards, in each case to the extent that such declarations, payments, purchases, redemptions, or acquisition, together with all other declarations, payments, purchases, redemptions, or acquisition pursuant to this clause (b) in the preceding twelve months, do not exceed in the aggregate amount the greater of (i) $5,000,000 and (ii) 7.5% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(c)Any Restricted Payment not otherwise permitted by this Section 7.6, provided that, (i) no Event of Default exists immediately before or will result immediately after giving effect to such Restricted Payment, (ii) the Borrower shall be in compliance on a pro forma basis immediately after giving effect to such Restricted Payment with Article VIII, and (iii) at the time any such Restricted Payment is made, (I) the sum of (1) the aggregate amount of such Restricted Payment, plus (2) any prior Restricted Payments made pursuant to this Section 7.6(c), plus (3) any Investment made pursuant to Section 7.5(o) (excluding all such prior Investments made by the Borrower or its Subsidiaries in Unrestricted Subsidiaries which subsequent to the date of such Investments have been re-designated as (and at the time of such Restricted Payment are designated as) Restricted Subsidiaries), does not exceed (II) the greater of (i) $30,000,000 and (ii) 35% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(d)any other Restricted Payment to the extent that such Restricted Payment, together with all other Restricted Payments pursuant to this clause (d) in the preceding twelve months, does not exceed in the aggregate amount the greater of (i) $30,000,000 and (ii) 35% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period; and

(e)any additional Restricted Payment (other than a Restricted Payment made by the Borrower) so long as (i) immediately before and immediately after giving effect to such Restricted Payment, no Default or Event of Default exists or will exist, and (ii) immediately after giving effect to such Restricted Payment, the Total Net Leverage Ratio for the Test Period does not exceed 2.25:1.00.

7.7Liquidations, Mergers, Consolidations, Acquisitions. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, (i) dissolve, liquidate or wind-up its affairs, (ii) become a party to any merger or consolidation, or (iii) acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person or group of related Persons; provided that:

(a)any Restricted Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries; provided that when any Loan Party is merging with another Subsidiary that is not a Loan Party, the Loan Party shall be the continuing or surviving Person;

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(b)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must either be the Borrower or another Loan Party;

(c)any Excluded Subsidiary whose Equity Interests do not constitute Collateral may liquidate or dissolve; and

(d)the Loan Parties and Restricted Subsidiaries may consummate Permitted Acquisitions, Permitted Investments, and Dispositions permitted by Section 7.8.

provided that no Loan Party or Subsidiary of Loan Party shall engage in, allow or be party to any Division without the written prior consent of the Administrative Agent in its sole discretion.

7.8Dispositions of Assets or Subsidiaries. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, Dispose of (including pursuant to any sale and leaseback transaction), voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests or other equity interests of a Subsidiary of such Loan Party), except:

(a)any Disposition of assets in the ordinary course of business that are replaced by substitute assets acquired or leased as permitted in this Agreement, so long as such substitute assets are subject to the Administrative Agent’s Prior Security Interest therein;

(b)transactions involving the sale of inventory to customers in the ordinary course of business;

(c)any Disposition of obsolete or worn-out assets in the ordinary course of business that are no longer necessary or required in the conduct of such Loan Party’s or such Restricted Subsidiary’s business;

(d)any Disposition of assets among Loan Parties, so long as such sold or transferred assets are subject to the Administrative Agent’s Prior Security Interest therein;

(e)any Disposition (i) among Excluded Subsidiaries or (ii) by an Excluded Subsidiary to a Loan Party;

(f)any Disposition permitted by Sections 7.5, 7.6 or 7.7;

(g)any Disposition of Cash Equivalents;

(h)Disposition of a Loan Party’s or Restricted Subsidiary’s interest in its respective property through leasing or subleasing of such property in the ordinary course of business;

(i)Dispositions required by the applicable Law;

(j)Disposition of non-core assets of any Person acquired pursuant to a Permitted Acquisition, provided that, such Disposition occurs within 18 months of such Permitted Acquisition;

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(k)the issuance of up to 5% of the common equity interest of any Loan Party (other than Borrower) or Restricted Subsidiary to the management of such Loan Party or Restricted Subsidiary (to the extent such Loan Party’s or Restricted Subsidiary’s governing documents permit such Loan Party or Restricted Subsidiary to approve the sale of the assets or merger of such Loan Party or Restricted Subsidiary without the consent of such management shareholders, in each case, for so long as this Agreement is in effect and until Payment In Full and a certificate of an authorized officer of such Loan Party or Restricted Subsidiary certifying to the same is delivered to Administrative Agent and the Lenders in form and substance satisfactory to Administrative Agent);

(l)the Disposition by a Loan Party or any Restricted Subsidiary of the capital stock or other equity interests in any (i) Unrestricted Subsidiary or (ii) any Excluded Subsidiary whose Equity Interests do not constitute Collateral; provided, that, with respect to the foregoing clause (ii), the Borrower shall be in compliance on a pro forma basis immediately after giving effect to such Disposition with Article VIII for the Test Period; provided further that upon the reasonable request of the Administrative Agent the Borrower shall deliver a certificate of a Compliance Officer of the Borrower (supported by reasonably detailed calculations) certifying as to the foregoing;

(m)leasing or subleasing of a Loan Party’s respective property in the ordinary course of business;

(n)Dispositions not otherwise permitted so long as the fair market value of all assets Disposed of (including the proposed Disposition) would not exceed in the aggregate amount the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period;

(o)all other Dispositions of assets (but excluding any Disposition of any equity interest in any Loan Party or any Restricted Subsidiary) if all of the following conditions are met: (i) no Event of Default exists immediately before or will result immediately after such Disposition, (ii) Borrower shall be in compliance on a pro forma basis immediately after giving effect to such Disposition with Article VIII for the Test Period, and (iii) except as to Dispositions pursuant to call options existing on the Closing Date or Dispositions of assets acquired after the Closing Date pursuant to call options entered into after the Closing Date by Borrower or any of the Restricted Subsidiaries that are consistent with the practices of Borrower and the Restricted Subsidiaries on or prior to the Closing Date, at least 60% of the EBITDA of all Restricted Subsidiaries (excluding the Borrower) is attributable to Contributing Qualifying Subsidiaries, determined on a pro forma basis immediately after giving effect to any such Disposition pursuant to this clause (o); and

(p)(I) asset swaps of domestic wireless assets in an aggregate market value amount not to exceed the greater of (i) $50,000,000 and (ii) 50% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period and (II) asset swaps of foreign wireless assets in an aggregate market value amount not to exceed the greater of (i) $15,000,000 and (ii) 20% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period if, in each case, (i) immediately after giving effect to such asset swap, Borrower is in compliance on a pro forma basis with Article VIII for the Test Period, and (ii) no Default or Event of Default then exists or shall result from such asset swap;

provided, however, that no Loan Party or Restricted Subsidiary shall make any Disposition of any Funding Program Assets, any Funding Program Award Funds, Funding Program In-kind Assets, Funding Program Cash Assets, or any Funding Program Matching Funds to, or make any Investment using any Funding Program Assets, any Funding Program Award Funds, Funding Program In-kind Assets, Funding Program Cash Assets, or any Funding Program Matching Funds in, or enter into any transaction where any Funding Program Assets, any Funding Program Award Funds, Funding Program In-kind Assets, Funding

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Program Cash Assets, or any Funding Program Matching Funds are payable to, any other Loan Party or Restricted Subsidiary, except to the extent (a) (i) such transaction is (A) not in violation of the terms of the applicable Funding Program Agreement, (B) with another Loan Party or Restricted Subsidiary, and (C) appropriate and desirable, in the commercially reasonable discretion of the applicable Loan Party or Subsidiary of any Loan Party, to facilitate fulfillment of a grantee’s obligations under a Funding Program, and (ii) by no later than the date that the Borrower submits its next Compliance Certificate, the Borrower has provided notice of such transaction to the Administrative Agent, along with a reasonable description of such transaction, or (b) otherwise consented to by the Administrative Agent in its sole discretion.

7.9Use of Proceeds. No Loan Party shall (a) use the proceeds of any Loan or other Credit Extension hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) request any Credit Extension or use (or permit the use by any of its Subsidiaries or its or their respective Affiliates, directors, officers, employees or agents) the proceeds of any Credit Extension, whether directly or indirectly, in violation of Anti-Corruption Laws, Anti-Terrorism Laws, Sanctions or other applicable Law.

7.10[Reserved].

7.11Continuation of or Change in Business. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, engage in any business other than the business of owning, constructing, managing and operating Communications Systems, or other lines of business necessary or ancillary to the foregoing or consistent with advances in the Communications Systems industry, in each case, substantially as conducted and operated by such Loan Party or Restricted Subsidiary on the Closing Date, and such Loan Party or Restricted Subsidiary shall not permit any material change in such business.

7.12Fiscal Year. The Borrower shall not, and shall not permit any Restricted Subsidiary to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

7.13[Reserved].

7.14Changes in Organizational Documents. No Loan Party shall, nor shall any Loan Party permit any Restricted Subsidiary to, amend in any respect its Organizational Documents in a manner that is materially adverse to the interests of the Lenders; provided that, 10 days prior notice will be delivered to Administrative Agent of any modification that results in a Loan Party (or any entity whose equity interest is pledged by a Loan Party pursuant to the Pledge and Security Agreement opting into Article 8 of the UCC).

7.15Negative Pledges; Other Inconsistent Agreements. Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any Restricted Subsidiary to, enter into any agreement containing any provision which would (a) be breached by any Borrowing by the Borrower hereunder or by the performance by the Loan Parties or Restricted Subsidiaries of any of their obligations hereunder or under any other Loan Document, (b) limit the ability of any Loan Party or any Restricted Subsidiary of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (b) shall not prohibit restrictions on liens with respect to any Funding Program Assets, any Funding Program Award Funds, any Funding Program Matching Funds, any Funding Program Deposit Accounts, any Funding Program In-kind Assets and any Funding Program Cash Assets; (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Loan Party or Restricted Subsidiary of any Loan Party to (i) make Restricted Payments to any Loan Party, or pay any Indebtedness owed to any Loan Party, (ii) make loans or advances to any Loan Party, (iii) transfer any of its assets or

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properties to any Loan Party, or (iv) Guarantee the Indebtedness of any Loan Party, provided, however, that this clause (c) shall not prohibit negative pledges incurred or provided in favor of any Funding Agency pursuant to any Funding Program; or (d) require the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided that clauses (b) and (c) shall not prohibit (v) restrictions and conditions imposed by applicable Law or by this Agreement, (w) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.1(a), (i), (m), (t), or (u), solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (x) any negative pledge incurred through customary non-assignment clauses in agreements entered into in the ordinary course of business, (y) any negative pledge incurred under contracts for the sale of assets permitted by Section 7.8, or (z) restrictions contained in loan and security documentation evidencing Indebtedness permitted under Section 7.1(p) or grant documentation evidencing a grant obtained from a Stimulus Source Agency, in each case, which only prohibit Liens upon the assets of the applicable Stimulus Recipient Subsidiary.

7.16Reserved.

7.17Reserved.

7.18Management Fees. Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay any management or other similar fees to any Person, except management fees paid to a Loan Party.

7.19Reserved.

7.20Reserved.

7.21Anti-Corruption; Anti-Terrorism; Sanctions.

(a)None of the Loan Parties or their respective Subsidiaries, Affiliates, officers, directors, employees or agents will engage in any dealings or transactions with any Sanctioned Person or in violation of any applicable Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

(b)No Loan Party will fund all or any part of any payment under this Agreement or any other Loan Document out of proceeds derived from transactions that violate Sanctions, or with any Sanctioned Person, or with or connected to any Sanctioned Country.

7.22Funding Program Deposit Accounts. Notwithstanding anything contained in Article VII or elsewhere in this Agreement or any other Loan Document, (a) no funds other than Funding Program Award Funds, Funding Program Matching Funds, Funding Program Cash Assets, proceeds of any Funding Program Asset or Funding Program In-kind Asset or other funds to be used solely with respect to any project in connection with any Funding Program (and required by such Funding Program to be deposited into a Funding Program Deposit Account) shall be deposited or held in any Funding Program Deposit Account at any time, and (b) a Loan Party or Restricted Subsidiary shall not be required to provide notice or obtain consent to classify an asset as a Funding Program In-kind Asset or Funding Program Cash Assets when doing so to satisfy a matching obligation required by a Funding Program.

VIII.   FINANCIAL COVENANTS

8.1Maximum Total Net Leverage Ratio. Commencing with the last day of the fiscal quarter ending June 30, 2023, the Borrower shall maintain at all times, measured at each such fiscal quarter end, a Total Net Leverage Ratio of less than or equal to 3.25:1.00; provided, however, upon the occurrence of a

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Qualifying Acquisition, during the fiscal quarter in which such Qualifying Acquisition occurred and for the subsequent three fiscal quarters, the Borrower shall maintain at all times, measured at each such fiscal quarter end, a Total Net Leverage Ratio of less than or equal to 3.75:1.00.

IX.   EVENTS OF DEFAULT

9.1Events of Default. An Event of Default means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

(a)Payments Under Loan Documents. Failure by the Borrower or any other Loan Party to pay, (i) on the date on which such payment becomes due in accordance with the terms of this Agreement or any other applicable Loan Document, any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing or (ii) within three (3) Business Days after such amount is due, any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents, or any other Secured Obligation;

(b)Breach of Warranty. Any representation, warranty, certification or statement of fact made or deemed made at any time by any of the Loan Parties or any Restricted Subsidiary herein or in any other Loan Document, or in any certificate or statement furnished in writing pursuant to the provisions hereof or thereof, shall have been false or misleading as of the time it was made or furnished (i) as stated if such representation or warranty contains an express materiality qualification or (ii) in any material respect if such representation or warranty does not contain such qualification (including all representations and warranties as of the closing date of any Limited Condition Acquisition, regardless of whether the accuracy thereof is a condition precedent to the initial funding or such other advance);

(c)Breach of Certain Covenants.

(i)Any of the Loan Parties or any of the Restricted Subsidiaries shall default in the observance or performance of any covenant contained in Section 6.2, Section 6.5, Section 6.10, Section 6.11, Section 6.12, Section 6.18, Article VII or Article VIII (subject to the cure rights set forth in Section 9.3 hereof);

(ii)Any of the Loan Parties or any of the Restricted Subsidiaries shall default in the observance or performance of any covenant contained in Section 6.1 and such default shall continue unremedied for a period of five (5) Business Days; provided that, with respect to the failure to observe or perform any covenant contained in Section 6.1(e), delivery of the applicable notice shall automatically cure the Default or Event of Default resulting from the failure to deliver such notice;

(d)Breach of Other Covenants. Any of the Loan Parties or any of the Restricted Subsidiaries shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document, and such default shall continue unremedied for the specified cure period with respect thereto or, if no such cure period is specified, for a period of forty-five (45) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) an Authorized Officer or any other executive officer of any Loan Party or Restricted Subsidiary having obtained knowledge thereof;

(e)Defaults in Other Agreements or Indebtedness. A default or event of default shall occur (unless waived) at any time under the terms of any other agreement with respect to Indebtedness or any other credit extension in an aggregate principal amount (including undrawn committed or available

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amounts) in excess of the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period, or with respect to any Hedge Agreement, the Hedge Termination Value of which is equal to or in excess of the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period, and, in each case, such breach, default or event of default (x) arises from the failure to pay (beyond any period of grace permitted with respect thereto) any related Indebtedness or other credit extensions when due (whether at stated maturity, by acceleration or otherwise) or (y) the effect of which is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, the acceleration of any related Indebtedness or other credit extensions (whether or not such right shall have been waived) or the termination of any commitment to lend;

(f)Final Judgments or Orders. Any final judgments or orders for the payment of money in an aggregate amount in excess of the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period shall be entered against any Loan Party or any Restricted Subsidiary by a court having jurisdiction in the premises (in any case to the extent not adequately covered by insurance as to which the insurance company has not denied coverage), which judgment is not discharged, satisfied, vacated, bonded or stayed pending appeal within a period of sixty (60) days from the date of entry so long as such judgment is uninsured;

(g)Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by any party thereto (other than the Administrative Agent or any Lender) or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

(h)Security Interests Unenforceable. Any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid or perfected Lien on any portion of the Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of a release pursuant to Section 11.1(f) or (ii) as a result of the sale or other disposition of the applicable Collateral or the release of the applicable Loan Party or any of the Restricted Subsidiaries in a transaction permitted under the Loan Documents;

(i)Uninsured Losses; Proceedings Against Assets. There shall occur any uninsured damage to or loss, theft or destruction of any portion of the Collateral with a fair market value in the aggregate in excess of the greater of (i) $25,000,000 and (ii) 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period, or the Collateral or any other of the Restricted Subsidiaries’ assets with a fair market value in the aggregate in excess of the greater of $25,000,000 and 30% of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period is attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

(j)Events Relating to Employee Benefit Plans. (i) Any Loan Party or any of its respective Restricted Subsidiaries fails to make full payment when due of all amounts which, under the provisions of any Plans or any applicable provisions of the IRC or ERISA, any such Person is required to pay as contributions thereto and such failure results in or would reasonably be expected to result in a Material Adverse Change; or (ii) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any such Plans which would reasonably be expected to result in a Material Adverse Change; or (iii) any Plan of any Loan Party or any of its respective Restricted Subsidiaries loses its status

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as a qualified plan under the IRC and such loss results in or would reasonably be expected to result in a Material Adverse Change;

(k)Change of Control. A Change of Control shall have occurred;

(l)Insolvency Proceedings. (i) An Insolvency Proceeding shall have been instituted against any Loan Party or Restricted Subsidiary and such Insolvency Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Insolvency Proceeding, (ii) any Loan Party or Restricted Subsidiary institutes, or takes any action in furtherance of, an Insolvency Proceeding, (iii) an order granting the relief requested in any Insolvency Proceeding (including, but not limited to, an order for relief under federal bankruptcy laws) shall be entered, (iv) any Loan Party or Restricted Subsidiary shall commence a voluntary case under, file a petition seeking to take advantage of, any bankruptcy, insolvency, reorganization or other similar law, domestic or foreign, (v) any Loan Party or Restricted Subsidiary shall consent to or fail to contest in a timely and appropriate manner any petition filed against it in any Insolvency Proceeding, (vi) any Loan Party or Restricted Subsidiary shall apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (vii) any Loan Party or Restricted Subsidiary shall take any action to approve or authorize any of the foregoing, or (viii) any Loan Party or any Restricted Subsidiary ceases to be Solvent or admits in writing its inability to pay its debts as they mature;

(m)FCC and PUC Matters. Any Material License shall be cancelled, expired, revoked, terminated, rescinded, annulled, suspended or modified in an adverse manner (other than any modification imposed generally upon licenses in the same service), the effect of which has resulted in, or would reasonably be expected to result in, a Material Adverse Change; or

(n)Expropriation. Any federal, state or local Governmental Authority takes any action which would reasonably be expected to result in the expropriation or condemnation of all or any substantial portion of the assets of the Borrower or any of its Restricted Subsidiaries, if the assets subject to (or reasonably expected to be subject to) such expropriation or condemnation, individually or in the aggregate, account for 25% or more of EBITDA of the Borrower and the Restricted Subsidiaries for the Test Period.

9.2Consequences of Event of Default.

(a)Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1 (other than Section 9.1(l)) shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby waived, and (ii) require the Borrower to, and the Borrower shall thereupon, Cash Collateralize all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Secured Obligations; and

(b)Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1(l) shall occur, the Lenders shall be under no further obligations to make Loans

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hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder automatically shall be immediately due and payable, and the obligation of the Borrower to Cash Collateralize all outstanding Letters of Credit shall automatically become effective, in each case, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

(c)Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the Issuing Lender or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Lender or their respective Affiliates, irrespective of whether or not such Lender, Issuing Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(d)Application of Proceeds. After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.2), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the Issuing Lender (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lender and amounts payable under Article X), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, Letter of Credit Borrowings and other Obligations, and fees (including Letter of Credit Fees and Unused Commitment Fees), ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them;

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Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings, ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to payment of all other Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to payment or Cash Collateralization (if agreed by the applicable Loan Parties and any a provider of any Secured Bank Product or Secured Hedge, as applicable) of that portion of Other Liabilities then outstanding, ratably among the Secured Parties providing the Secured Bank Products and Secured Hedges giving rise to such Other Liabilities in proportion to the respective amounts described in this clause Seventh held by them; and

Last, the balance, if any, after Payment In Full of all of the Secured Obligations, to the Loan Parties or as otherwise required by Law.

Amounts used to Cash Collateralize Secured Obligations pursuant to clause Fifth or Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur or to pay such Other Liabilities as they come due, as the case may be. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired and/or after Payment In Full of the Other Liabilities, such remaining amount shall be applied to the other Secured Obligations, if any, and/or to the Loan Parties or as otherwise required by Law, in the order set forth above.

Amounts distributed with respect to any Secured Obligations attributable to Other Liabilities shall be equal to the lesser of (a) the applicable amount of such Other Liabilities last reported to the Administrative Agent or (b) the actual amount of such Other Liabilities as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any such Other Liabilities, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Lender or its Affiliate providing such Secured Bank Products or Secured Hedge. In the absence of such notice, the Administrative Agent may assume the amount to be distributed is the amount of such obligations last reported to it.

If and to the extent the Administrative Agent has received notice or other evidence that any amount claimed as a Secured Obligation is or could reasonably be determined to be an Excluded Swap Obligation with respect to any Loan Party, amounts received from such Loan Party or its assets shall not be applied to such Excluded Swap Obligations with respect to such Loan Party, and adjustments shall be made with respect to amounts received from other Loan Parties and their assets as the Administrative Agent may determine, in consultation with or at the direction of, the Lenders to be equitable (which may include the purchase and sale of participation interests) so that, to the maximum extent practical, the benefit of all amounts received from the Loan Parties and their assets are shared in accordance with the allocation of recoveries set forth above that would apply if the applicable Swap Obligations were not Excluded Swap Obligations. Each Loan Party acknowledges and consents to the foregoing.

9.3Right to Cure.

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(a)Notwithstanding anything in Sections 9.1 and 9.2 to the contrary, in the event that the Loan Parties fail to comply with the financial covenant under Article VIII, any cash received by the Borrower in connection with an Equity Issuance constituting or in respect of Qualified Equity Interests of the Borrower on or before the date that is twenty (20) calendar days after the earlier of (i) the date on which the related Compliance Certificate was delivered to the Administrative Agent and (ii) the date on which the related Compliance Certificate was due under Section 6.1(c) (such date, the “Cure Deadline”) shall, at the option of the Borrower, be included in the calculation of, and increase on a dollar-for-dollar basis, EBITDA of the Borrower and the Restricted Subsidiaries for such fiscal quarter and each subsequent Test Period that includes such fiscal quarter, solely for the purposes of determining compliance with the applicable financial covenant under Article VIII and not for any other purpose under this Agreement (including to determine pricing, financial ratio-based conditions, the availability or the amount of any covenant baskets, carve-outs, unrestricted cash or other items governed by a reference to EBITDA) (any such contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that, (a) no more than two (2) Specified Equity Contributions may be made in any consecutive four fiscal quarter period and no more than five (5) Specified Equity Contributions may be made during the term of the Facilities, (b) a Specified Equity Contribution shall not be greater than the amount required to cause the Loan Parties to be in compliance with the financial covenant under Article VIII and shall not be required to be used to repay the Loans and (c) there shall be no effect given to any reduction of Indebtedness with the proceeds of any Specified Equity Contribution for purposes of determining compliance with the applicable financial covenant under Article VIII. If, after giving effect to the foregoing pro forma adjustment (but not, for the avoidance of doubt, giving pro forma effect to any repayment of Indebtedness in connection therewith), the Loan Parties are in compliance with the applicable financial covenant under Article VIII, the Loan Parties shall be deemed to have satisfied the requirements of Article VIII as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of Article VIII that had occurred shall be deemed cured solely for the purposes of determining compliance with the applicable financial covenant under Article VIII and not for any other purpose under this Agreement (including to determine pricing, financial ratio-based conditions, the availability or the amount of any covenant baskets, carve-outs, unrestricted cash or other items governed by a reference to EBITDA).

(b)Notwithstanding anything in Sections 9.1 and 9.2 to the contrary, until the expiration of the applicable Cure Deadline, the Lenders shall not be permitted to (and shall not) accelerate the Loans held by them or exercise any rights or remedies against any Loan Party or any of the Collateral on the basis of a failure to comply with Article VIII, and thereafter; provided that, until the Borrower has exercised its cure right set forth in the foregoing clause (a), (i) the Borrower shall not be permitted (and shall not) to borrow Revolving Loans or Swing Line Loans or obtain Letters of Credit and (ii) the Loan Parties and their Subsidiaries shall not be permitted (and shall not) take any action hereunder pursuant to which the ability of such Loan Party or Subsidiary to take such action is subject to the absence of a Default or Event of Default, as applicable.

X.   THE ADMINISTRATIVE AGENT

10.1Appointment and Authority. Each of the Lenders and the Issuing Lender (on behalf of itself and each of its Affiliates) hereby irrevocably appoints CoBank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Administrative Agent, the Lenders, the Affiliates of the Lenders who are Secured Parties and the Issuing Lender, and none of the Borrower, any other Loan Party or any Subsidiary of any Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to

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connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary of any Loan Party or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3No Fiduciary Duty. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

10.4Exculpation.

(a)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non- appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

(b)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any

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of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.5Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, amendment, renewal, increase or reinstatement of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.6Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

10.7Filing Proofs of Claim. In case of the pendency of any proceedings under any Debtor Relief Law or any other judicial proceeding relating to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand therefor) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the owing and unpaid principal and interest in respect to the Secured Obligations and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.9, 2.12(b), 3.5 and 11.3) allowed in such proceeding;

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

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(c)any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9, 2.12(b), 3.5 and 11.3.

10.8Resignation of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier date as the Required Lenders may approve), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided, that if the Administrative Agent shall notify the Borrower and the Lenders that no Person has accepted such appointment, then the Administrative Agent’s resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.8. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article X and Section 11.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by CoBank as Administrative Agent pursuant to this Section shall also automatically constitute its resignation as the Issuing Lender and the Swing Line Lender, with replacement of the Administrative Agent as Issuing Lender and Swing Line Lender conducted in accordance with Section 10.9 below.

10.9Resignation of Swing Line Lender or Issuing Lender. The Swing Line Lender or the Issuing Lender may at any time give notice of its resignation to the Lenders, the Administrative Agent and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing) to appoint a successor Swing Line Lender or Issuing Lender, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Swing Line Lender or Issuing Lender (as

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applicable) gives notice of its resignation, then the Administrative Agent may on behalf of the Lenders, appoint a successor Swing Line Lender or Issuing Lender (as applicable); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and the retiring Swing Line Lender or Issuing Lender (as applicable) shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the retiring Swing Line Lender or Issuing Lender (as applicable) on behalf of the Lenders or the Swing Line Lender or Issuing Lender under any of the Loan Documents, the retiring Swing Line Lender or Issuing Lender (as applicable) shall continue to hold such collateral security until such time as a successor Swing Line Lender or Issuing Lender (as applicable) is appointed). Upon the acceptance of a successor’s appointment as a Swing Line Lender or Issuing Lender (as applicable) hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Swing Line Lender or Issuing Lender (as applicable), and the retiring Swing Line Lender or Issuing Lender (as applicable) shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Swing Line Lender or Issuing Lender (as applicable) shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Swing Line Lender’s or Issuing Lender’s (as applicable) resignation hereunder and under the other Loan Documents as a Swing Line Lender or Issuing Lender, as applicable, the provisions of Section 11.3 (and Article X if the Administrative Agent is the resigning Issuing Lender and Swing Line Lender) shall continue in effect for the benefit of such retiring Swing Line Lender or Issuing Lender (as applicable), its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Swing Line Lender or Issuing Lender (as applicable) was acting as the Swing Line Lender or Issuing Lender (as applicable).

In addition to the foregoing requirements, upon the acceptance of a successor’s appointment as Issuing Lender hereunder, the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit issued by the retiring Issuing Lender, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

10.10Non-Reliance on the Administrative Agent and Other Lenders. Each Lender and the Issuing Lender expressly acknowledges that neither the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or the Issuing Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the Issuing Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the

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business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the Issuing Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the Issuing Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and the Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

10.11Enforcement. By its acceptance of the benefits of this Agreement and the other Loan Documents, each Secured Party agrees that (a) the Loan Documents may be enforced only by the Administrative Agent, subject to Section 11.2, (b) no Secured Party shall have any right individually to enforce or seek to enforce this Agreement or the other Loan Documents or to realize upon any Collateral or other security given to secure the payment and performance of the Obligations and (c) no Secured Party has any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or the Issuing Lender and, in such case, only to the extent expressly provided in the Loan Documents.

10.12No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swing Line Lender or the Issuing Lender hereunder.

10.13Authorization to Release Collateral and Loan Parties.

(a)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (x) upon Payment In Full of all Secured Obligations, (y) that is Disposed of or to be Disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents to a Person that is not, and is not required to become, a Loan Party, or (z) subject to Section 11.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.1(h); and

(iii)to release any Guarantor from its obligations under the Loan Documents if such Person ceases to be a Subsidiary or is designated an Unrestricted Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items

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of property, or to release any Guarantor from its obligations under the Loan Documents pursuant to this Section 10.13.

(b)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.14Compliance with Flood Laws. CoBank has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Laws. CoBank, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each lender in the syndicate) documents that it receives in connection with the Flood Laws. However, CoBank reminds each lender and participant in the facility that, pursuant to the Flood Laws, each federally regulated lender (whether acting as a lender or participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

10.15No Reliance on the Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, Anti- Corruption Law or Sanctions, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other Laws.

10.16Affiliates as Secured Parties. To the extent any Affiliate of a Lender is a party to a Secured Hedge or a Secured Bank Product and thereby becomes a beneficiary of the Liens pursuant to any Collateral Document for so long as such Lender remains a Lender, such Affiliate of a Lender shall be a Secured Party and shall be deemed to appoint the Administrative Agent its nominee and agent to act for and on behalf of such Affiliate in connection with such Collateral Document and to be bound by the terms of this Article X and the other provisions of this Agreement.

10.17Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset

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managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) Section 10.17(a)(i) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in Section 10.17(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent, the Arranger, and their respective Affiliates, are not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.18Rate Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and each of the parties to this Agreement hereby acknowledge and agree (for the benefit of the Administrative Agent) that the Administrative Agent shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, any Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, any initial Benchmark or any other Benchmark or Benchmark Replacement prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, or any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, any initial Benchmark or any other Benchmark or Benchmark Replacement, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or

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otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

XI.   MISCELLANEOUS

11.1Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of itself and the other Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made that will:

(a)extend or increase the Commitment of any Lender (or reinstate any obligation to make Loans terminated pursuant to Section 9.2) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Article IV or of any Default, Event of Default, mandatory prepayment or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(b)postpone any date fixed by this Agreement or any other Loan Document for any payment (including mandatory prepayment of Overadvances but excluding other mandatory prepayments of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document) without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced, it being understood that the waiver of any mandatory prepayment of Loans (or any definition relating thereto), other than a mandatory prepayment of Overadvances, shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit Borrowing or any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including the applicable defined terms) used in determining the Applicable Margin in a manner that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(d)change Section 2.16 or Section 9.2(d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(e)change any provision of this Section 11.1 or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(f)except in connection with a transaction permitted under Section 7.7 or 7.8, release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(g)release the Borrower without the consent of each Lender, or, except in connection with a transaction permitted under Section 7.7 or 7.8, all or substantially all of the value of the Guaranty

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provided pursuant to Article XII of this Agreement without the written consent of each Lender whose Secured Obligations are guaranteed thereby, except to the extent such release is permitted pursuant to Section 10.13 (in which case such release may be made by the Administrative Agent acting alone); or

(h)subordinate the payment priority of the Obligations or the Liens on all or substantially all of the Collateral, in each case, without the written consent of each Lender;

provided that (i) no agreement, waiver or consent that would modify the interests, rights or obligations of the Administrative Agent, the Swing Line Lender or the Issuing Lender may be made without the written consent of such Administrative Agent, the Swing Line Lender or the Issuing Lender, as applicable, (ii) only the consent of the Administrative Agent shall be required for any amendment to the Fee Letter, and (iii) the Schedules to this Agreement and the Annexes to the Security Agreement may be modified as provided in and subject to the terms described in Section 6.10; and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1(a) through 11.1(g) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 3.6.

No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained herein, (x) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof and (y) no Lender consent shall be required to effect an Incremental Amendment except as provided in Section 2.5 and the Borrower and the Administrative Agent may effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of any such Incremental Amendment. It is understood that posting such amendment electronically on SyndTrak or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of any such amendment.

11.2No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent, the Issuing Lender or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies that they would otherwise have.

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Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of the Secured Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2 (subject to the terms of Section 2.16), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party in any Insolvency Proceedings.

11.3Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, which shall be limited to the fees, charges and disbursements of one corporate and one regulatory counsel to the Administrative Agent, and if necessary, of one firm of local counsel in each relevant jurisdiction) in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal, restatement or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable and documented fees, charges and disbursements of one firm of corporate counsel and one firm of regulatory counsel for the Administrative Agent and the Lenders taken as a whole (and, in the case of an actual or perceived conflict of interest in the reasonable discretion of a Lender where such Lender affected by such conflict informs the Borrower of such conflict, of one other firm of counsel for such affected Lenders taken as a whole), and if necessary, one firm of local counsel in each relevant jurisdiction) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, counterclaims, damages, liabilities and related expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of one counsel (collectively) for all Indemnitees taken as a whole, and, if necessary in the discretion of an Indemnitee, one firm of regulatory counsel and one firm of local counsel in each appropriate jurisdiction, in each case for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest in the discretion of an Indemnitee where such Indemnitee affected by such conflict informs the Borrower of such conflict, of one other firm of counsel for such affected Indemnitees taken as a whole)) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party and the expense of investigation) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other

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Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, and to reimburse each Indemnitee upon demand for any reasonable and documented legal or other expenses incurred in connection with the foregoing; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, counterclaims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from a dispute solely among Indemnitees (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Indemnitee in its capacity or in fulfilling its role as the Administrative Agent or Arranger) and not arising out of any act or omission of Borrower or any of its affiliates. Notwithstanding the foregoing, the Borrower shall not be liable for any settlement of a claim effected without the Borrower’s consent (such consent not to be unreasonably withheld or delayed), but if settled with the Borrower’s written consent or if the Borrower was offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense, the Borrower agrees to (and shall) indemnify and hold harmless each Indemnitee from and against any and all losses, claims, counterclaims, damages, liabilities and related expenses by reason of such settlement in accordance with this Section 11.3(b). This Section 11.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages and other similar amounts arising from any non-Tax claim. No Loan Party shall, without the prior written consent of the applicable Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding against an Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless (a) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such claim, litigation, investigation or proceeding and (b) such settlement does not include any statement as to or any admission of fault, culpability or wrongdoing or failure to act by or on behalf of such Indemnitee.

(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 11.3 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Pro Rata Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that, with respect to such unpaid amounts owed to the Issuing Lender or Swing Line Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted

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against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swing Line Lender in connection with such capacity.

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, none of the Loan Parties shall assert, and each hereby waives, any claim against the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called a “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

(f)Survival. Each party’s obligations under this Section 11.3 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

11.4Notices; Effectiveness; Electronic Communication.

(a)Notices Generally. Except in the case of notices and other communications permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile (i) if to a Lender, at its address (or facsimile number) set forth in its Administrative Questionnaire or (ii) if to any other Person, to it at its address (or facsimile number) set forth on Schedule 1.1(B). Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in each of their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other

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written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Change of Address, etc. Any party hereto may change its address, facsimile number or e-mail address, if applicable, for notices and other communications hereunder by notice to the other parties hereto.

(d)Platform.

(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

11.5Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.6Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Loan Parties contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article II, Article III, Section 11.3 or any other provision of any Loan Document, the agreement of the Lenders set forth in Section 11.3(c), and the agreements of the Loan Parties set forth in Section 11.10 or any other provision of any Loan Documents shall survive Payment In Full and shall protect the Administrative Agent, the Lenders and any other Indemnitees against events arising after such termination as well as before. All other covenants and

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agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.7Successors and Assigns.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Issuing Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of this Section, (ii) by way of participation in accordance with the provisions of this Section 11.7, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of this Section 11.7 (and any other attempted assignment or transfer by any such party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in this Section 11.7 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, all participations in Letters of Credit and Swing Line Loans and the Loans at the time owing to it); provided that (in each case and with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (B) below in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in clause (i)(A) of this clause (b), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of any Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

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(iii)Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.7 and in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Credit Facility or any unfunded Commitments with respect to any Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of the Issuing Lender and Swing Line Lender shall be required for any assignment in respect of a Revolving Credit Facility.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made to (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person).

(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.5 and 11.3(b) with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.7(d) below.

(c)Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower, shall maintain at one of its offices in Greenwood Village, Colorado a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Lender and the Issuing Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties to this Agreement hereby acknowledge and agree that the Administrative Agent, in its capacity as such, has no duty to monitor or enforce assignments, participations or other actions with respect to Disqualified Institutions and no responsibility or liability with respect to any assignments made by Lenders to a Disqualified Institution.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Issuing Lender or the Administrative Agent, sell participations to any Person (other than (x) a natural Person or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person or the Borrower, (y) the Borrower’s Affiliates or Subsidiaries or (z) any Disqualified Institutions (to the extent that a list of Disqualified Institutions has been provided to any such Lender upon such Lender’s written request)) (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Sections 11.1(a) through (i) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 (subject to the requirements and limitations therein, including the requirements under Section 3.2 (it being understood that the documentation required under Section 3.2 shall be delivered to the participating Lender)), 3.5 and 11.3 to

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the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.7; provided that such Participant (A) agrees to be subject to the provisions of Section 3.6 as if it were an assignee under clause (b) of this Section 11.7; and (B) shall not be entitled to receive any greater payment under Section 3.1 or 3.2, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2(c) as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. CoBank reserves the right to assign or sell participations in all or part of its Commitments or outstanding Loans hereunder on a non-patronage basis.

Notwithstanding the preceding paragraph, any Participant that is a Farm Credit Lender or the Federal Agricultural Mortgage Corporation that (i) has purchased a participation, (ii) has been designated as a voting Participant (other than any Disqualified Institution (to the extent that a list of Disqualified Institutions has been provided to any such Lender upon such Lender’s written request)) (a “Voting Participant”) in a notice (a “Voting Participant Notice”) sent by the relevant Lender (including any existing Voting Participant) to the Administrative Agent and (iii) receives, prior to becoming a Voting Participant, the consent of the Administrative Agent (such Administrative Agent consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 11.7(b) and such consent is not required for an assignment to an existing Voting Participant), shall be entitled to vote as if such Voting Participant were a Lender on all matters subject to a vote by Lenders, and the voting rights of the selling Lender (including any existing Voting Participant) shall be correspondingly reduced, on a dollar-for-dollar basis. Each Voting Participant Notice shall include, with respect to each Voting Participant, the information that would be included by a prospective Lender in an Assignment and Assumption. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant in Schedule 11.7 and, if applicable, the Federal Agricultural Mortgage Corporation shall be a Voting Participant without delivery of a Voting Participant Notice and without the prior written consent of the Administrative Agent. The selling Lender (including any existing Voting Participant) and the purchasing Voting Participant shall notify the Administrative Agent within three (3) Business Days of any termination, reduction or increase of the amount of, such participation. The Administrative Agent shall be entitled to conclusively rely on information contained in Voting Participant Notices and all other notices delivered pursuant hereto. The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee or participant of such Voting Participant that is not a Farm Credit Lender.

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(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other reserve or central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.8Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates from a source other than the Borrower that is not known to be subject to a confidentiality obligation to any Loan Party or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section; or (j) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Issuing Lender and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

In addition to the foregoing, the Administrative Agent and the Borrower hereby agree that, with the prior written consent of the Borrower (such consent not to be unreasonably conditioned, withheld or delayed), the Administrative Agent may, in its discretion, place advertisements in financial and other newspapers and periodicals, and on a home page or similar place for dissemination of information on the

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Internet or worldwide web. The Borrower hereby agrees that the Administrative Agent may, in its discretion and without any additional consent of or notice to the Borrower or any other Person, circulate and/or publish similar promotional materials after the Closing Date in the form of a “tombstone” or otherwise describing the names and including the logo(s) of the Borrower and its affiliates (or any of them), and/or the amount, type and Closing Date. All such advertisements and promotional materials shall be at the Administrative Agent’s expense.

11.9Counterparts; Integration; Effectiveness.

(a)This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)Electronic Execution of Loan Documents. The parties agree that the electronic signature of a party to this Agreement and any other Loan Document shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement or such other Loan Document. The parties agree that any electronically signed Loan Document (including this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. The parties presently intend to authenticate the Loan Documents to which they are a party by either signing such Loan Document or attaching thereto or logically associating therewith an electronic sound, symbol or process as their respective electronic signature. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and any other Loan Document (including any Assignment and Assumption) shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.10Choice of Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.

(a)Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)SUBMISSION TO JURISDICTION. EACH OF THE BORROWER AND OTHER LOAN PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES

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SOUTHERN DISTRICT COURT OF NEW YORK, SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL (i) AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION, (ii) WAIVE ANY STATUTORY, REGULATORY, COMMON LAW, OR OTHER RULE, DOCTRINE, LEGAL RESTRICTION, PROVISION OR THE LIKE PROVIDING FOR THE TREATMENT OF BANK BRANCHES, BANK AGENCIES, OR OTHER BANK OFFICES AS IF THEY WERE SEPARATE JURIDICAL ENTITIES FOR CERTAIN PURPOSES, INCLUDING UNIFORM COMMERCIAL CODE SECTIONS 4-106, 4-A-105(1)(B), AND 5-116(B), UCP 600 ARTICLE 3 AND ISP98 RULE 2.02, AND URDG 758 ARTICLE 3(A) OR (iii) AFFECT WHICH COURTS HAVE OR DO NOT HAVE PERSONAL JURISDICTION OVER THE ISSUING LENDER OR BENEFICIARY OF ANY LETTER OF CREDIT OR ANY ADVISING BANK, NOMINATED BANK OR ASSIGNEE OF PROCEEDS THEREUNDER OR PROPER VENUE WITH RESPECT TO ANY LITIGATION ARISING OUT OF OR RELATING TO SUCH LETTER OF CREDIT WITH, OR AFFECTING THE RIGHTS OF, ANY PERSON NOT A PARTY TO THIS AGREEMENT, WHETHER OR NOT SUCH LETTER OF CREDIT CONTAINS ITS OWN JURISDICTION SUBMISSION CLAUSE.

(c)WAIVER OF VENUE. EACH OF THE BORROWER AND OTHER LOAN PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.10. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT TO ASSERT ANY SUCH DEFENSE.

(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF

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ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.11USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, including the USA PATRIOT Act.

11.12Payments Set Aside. To the extent any Loan Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or Secured Parties or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Insolvency Proceeding, other applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

11.13Secured Bank Products and Secured Hedge Agreements. No Secured Party (other than the Administrative Agent) that obtains the benefit of the Guaranty set forth in Article XII or of any security interest in any of the Collateral shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (including the release, impairment or modification of any Guarantors’ Obligations or security therefor) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. No Hedge Bank or provider of any Secured Bank Product shall have any voting rights hereunder or under any other Loan Document in its capacity as the provider of such Secured Hedge or Secured Bank Product. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other reasonably satisfactory arrangements have been made with respect to, the Secured Obligations arising with respect to Secured Bank Products and Secured Hedges to the extent the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as it may request, from the applicable Lender (or its Affiliate) or Hedge Bank, as the case may be. Each Secured Party not a party to this Agreement that obtains the benefit of this Agreement or any other Loan Document shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of this Agreement, and acknowledges and agrees that the Administrative Agent is and shall be entitled to all the rights, benefits and immunities conferred under this Agreement with respect to each such Secured Party.

11.14Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents, together with all fees, charges and other amounts treated as interest under applicable Laws (collectively, “Charges”) shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest and Charges in an amount that exceeds the Maximum Rate, the excess interest and Charges shall be applied to the principal of the Loans or, if it

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exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest and Charges contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.15FCC and PUC Compliance. Notwithstanding anything to the contrary in this Agreement and the other Loan Documents, no party hereto or thereto shall take any action under this Agreement or the other Loan Documents that would constitute or result in an assignment of any License, or a change of control or action of any Loan Party or Subsidiary directly holding a License or that is in control of a Person that holds a License, to the extent that such assignment or change of control would require the prior approval by the FCC under the Communications Act and/or any applicable PUC under the PUC Laws without first obtaining such required approval.

Upon any action to commence the exercise of remedies hereunder or under the other Loan Documents, each Loan Party hereby undertakes and agrees on behalf of itself, the other Loan Parties and the Subsidiaries of any Loan Party, to cooperate and join with the Administrative Agent, and cause the other Loan Parties and the Subsidiaries of any Loan Party, to cooperate and join with the Administrative Agent, in any application to any Governmental Authority which may be required in order to permit the Administrative Agent to exercise its rights and remedies under the Loan Documents and to provide such assistance in connection therewith as the Administrative Agent may request, including the preparation of, consenting to or joining in of filings and appearances of officers and employees of any Loan Party or any Subsidiary of any Loan Party before such Governmental Authority, in each case in support of any such application made by the Administrative Agent; provided, however, nothing herein shall be construed to require any of the Loan Parties nor any of the Subsidiaries of any Loan Party to, directly or indirectly, violate any terms or conditions of any License. The obligation of the Loan Parties to make all payments required to be made under this Agreement or any other Loan Document shall be absolute and unconditional; provided, however, in the event any portion of the debt, is disallowed under applicable Law or by action of the FCC or any PUC, then such disallowance shall be limited to the specific Loan Parties and Loan amounts impacted by such FCC or PUC action or required by applicable Law.

11.16Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each other Loan Party as may be needed by such Loan Party from time to time to honor all of its obligations under this Agreement and the other Loan Documents to which it is a party with respect to Swap Obligations permitted under this Agreement that would, in the absence of the agreement in this Section 11.16, otherwise constitute Excluded Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantors’ obligations and undertakings under this Section voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations, undertakings and guaranty of the Qualified ECP Guarantors under this Section 11.16 shall remain in full force and effect until Payment In Full of the Obligations and termination of all the Commitments. The Borrower and the Qualified ECP Guarantors intend this Section 11.16 to constitute, and this Section 11.16 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.

11.17No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship

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between such Loan Party and its Subsidiaries and the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender or any Lender has advised or is advising any Loan Party or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders are arm’s-length commercial transactions between such Loan Party and its Affiliates, on the one hand, and the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders, on the other hand, (iii) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person; (ii) none of the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of such Loan Party and its Affiliates, and none of the Arranger, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders has any obligation to disclose any of such interests to such Loan Party or its Affiliates. To the fullest extent permitted by Law, each Loan Party hereby waives and releases any claims that it may have against any of the Arranger, the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.18Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the Issuing Lender (each, a “Lender Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time (any such payment, an “Erroneous Payment”), then in any such event, each Lender Party receiving an Erroneous Payment severally agrees to repay to the Administrative Agent promptly upon demand the Erroneous Payment received by such Lender Party in immediately available funds (and in the currency so received), with interest thereon for each day from and including the date such Erroneous Payment is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Erroneous Payment. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, an Erroneous Payment (and such determination shall be conclusive absent manifest error).

11.19Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

XII.   GUARANTY

12.1Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Guaranteed Liabilities. For all purposes of this Article XII, notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantors’ Obligations shall be limited to an aggregate amount equal to the Maximum Guarantor Liability. Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Guaranteed Liabilities. The Guarantors’ Obligations are secured by various Collateral.

12.2Payment. If the Borrower or any other Loan Party shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, indemnification obligations, fees (including, but not limited to, attorney’s fees and expenses), expenses or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of this Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default, then any or all of the Guarantors will, upon demand thereof by the Administrative Agent, (i) fully pay to the Administrative Agent, for the benefit of the Secured Parties, an amount equal to all the Guaranteed Liabilities then due and owing or declared or deemed to be due and owing, including for this purpose, in the event of any Event of Default under Section 9.1(l) (and irrespective of the applicability of any restriction on acceleration or other action as against any other Loan Party in any Insolvency Proceeding), the entire outstanding or accrued amount of all Secured Obligations or (ii) perform such Guaranteed Liabilities, as applicable. For purposes of this Section 12.2, the Guarantors acknowledge and agree that “Guaranteed Liabilities” shall be deemed to include any amount (whether principal, interest, premium, fees, expenses, indemnification obligations and/or any other payment obligation of any kind or nature) which would have been accelerated in accordance with Section 9.2 but for the fact that such acceleration could be unenforceable or not allowable in any Insolvency Proceeding or otherwise under any applicable Law. Notwithstanding anything herein to the contrary, upon the occurrence and continuation of an Event of Default, then notwithstanding any Collateral or other direct or indirect security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, each of the Guaranteed Liabilities and the Guarantors’ Obligations shall immediately be and become due and payable.

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12.3Absolute Rights and Obligations. This is a guaranty of payment and not of collection. The Guarantors’ Obligations under this Article XII shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent not otherwise expressly prohibited by applicable Law, any defense to its obligations under this Article XII and all other Loan Documents to which it is a party by reason of:

(a)any lack of legality, validity or enforceability of this Agreement, or any of the Notes, or any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors’ Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents, the documentation with respect to any Other Liabilities and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)any acceleration of the maturity of any of the Guaranteed Liabilities, of the Guarantors’ Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of the Guarantors’ Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)any change in the corporate or limited liability company existence, structure or ownership, including dissolution, of the Borrower, any Guarantor, any other Loan Party or any other party to a Related Agreement, or the combination or consolidation of the Borrower, any Guarantor, any other Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower, any Guarantor or any other Loan Party or any other party to a Related Agreement;

(f)any extension (including extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g)the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including the Guarantors’ Obligations of any other Guarantor and obligations arising under any other Guaranty or any other Loan Document now or hereafter in effect);

(h)any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including any term pertaining to the payment or performance of any of the Guaranteed Liabilities, any of the Guarantors’ Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

(i)any failure to assert any breach of or default under any Loan Document or with respect to the payment or performance of any of the Guaranteed Liabilities, any of the Guarantors’

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Obligations of any Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower, any other Loan Party or any other Person under or in connection with any Loan Document, any Related Agreement or any of the Guaranteed Liabilities or any Guarantors’ Obligation; any refusal of payment or performance of any of the Guaranteed Liabilities or any Guarantors’ Obligation, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guaranteed Liabilities) to other obligations, if any, not entitled to the benefits of the Guaranty provided for in this Article XII, in preference to Guaranteed Liabilities or Guarantors’ Obligations entitled to the benefits of the Guaranty provided for in this Article XII, or if any collections are applied to the payment of Guaranteed Liabilities, any application to particular Guaranteed Liabilities;

(j)any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the other Secured Parties, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the other Secured Parties, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guaranteed Liabilities. As used in this Article XII, “direct or indirect security” for the Guaranteed Liabilities, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guaranteed Liabilities, made by or on behalf of any Person;

(k)any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower, any other Loan Party or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower, any other Loan Party or any other Person; or any action taken or election made by the Administrative Agent or the other Secured Parties, or any of them (including but not limited to any election under Section 1111(b)(2) of the Bankruptcy Code), the Borrower, any other Loan Party or any other Person in connection with any such proceeding;

(l)any defense, set-off, or counterclaim which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person with respect to any Loan Document, any of the Guaranteed Liabilities, any Guarantors’ Obligation, or with respect to any Related Agreement; or any discharge by operation of law or release of the Borrower, any other Loan Party or any other Person from the performance or observance of any Loan Document or any of the Guaranteed Liabilities or Guarantors’ Obligations;

(m)any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor or any other Loan Party) which might in any manner or to any extent vary the risks of such Loan Party, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including any right to require or claim that resort be had to the Borrower or any other Loan Party or to any Collateral or other security in respect of the Guaranteed Liabilities or Guarantors’ Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty, the Guaranteed Liabilities and the Guarantors’ Obligations hereunder and under each Joinder Agreement with respect

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hereto shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

12.4Maximum Liability.

(a)Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent any Guarantors’ Obligations shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable Law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable Law (whether federal or state and including any Debtor Relief Law). Any analysis of the provisions hereof for purposes of laws relating to fraudulent conveyances or transfers shall take into account the contribution agreement established in Section 12.5.

(i)Each Guarantor’s maximum obligations hereunder (the “Maximum Guarantor Liability”) in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

(A)in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Liabilities are incurred, the maximum amount that would not otherwise cause the Guarantors’ Obligations of such Guarantor (or any other obligations of such Guarantor to Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(B)in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Liabilities or Guarantors’ Obligations of such Guarantor are incurred, the maximum amount that would not otherwise cause the Guarantors’ Obligations of such Guarantor (or any other obligations of such Guarantor to Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(C)in a case or proceeding commenced by or against such Guarantor under any Debtor Relief Law other than the Bankruptcy Code, the maximum amount that would not otherwise cause the Guarantors’ Obligations of such Guarantor (or any other obligations of such Guarantor to Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations) to be avoidable or unenforceable against such Guarantor under such Debtor Relief Law, including any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the Guarantors’ Obligations of such Guarantor (or any other obligations of such Guarantor to Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”).

(ii)To the extent set forth above, but only to the extent that the Guarantors’ Obligations of such Guarantor or the transfers made by such Guarantor under the Collateral Documents to which it is a party, would otherwise be subject to avoidance under any Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value, fair consideration or

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reasonably equivalent value for such transfers or obligations, or if such transfers or the Guarantors’ Obligations of such Guarantor would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of such Guarantors’ Obligations are deemed to have been incurred and transfers made under such Avoidance Provisions, then such Guarantors’ Obligations shall be reduced to that amount which, after giving effect thereto, would not cause the Guarantors’ Obligations of such Guarantor (or any other obligations of such Guarantor to Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This paragraph is intended solely to preserve the rights hereunder of Administrative Agent, Lenders and any other Person holding any of the Guaranteed Liabilities to the maximum extent that would not cause such Guarantors’ Obligations to be subject to avoidance under any Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right, defense, offset, or claim under this paragraph as against Administrative Agent, Lenders or any other Person holding any of the Guaranteed Liabilities or the Guarantors’ Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

(b)Each Guarantor agrees that the Guarantors’ Obligations of such Guarantor may at any time and from time to time exceed the Maximum Guarantor Liability, without impairing the guaranty or any provision contained herein or affecting the rights and remedies of Administrative Agent hereunder.

12.5Contribution Agreement. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Liability or Guarantors’ Obligation exceeding the greater of (i) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Guaranteed Liabilities and Guarantors’ Obligations and (ii) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Liabilities and Guarantors’ Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date of enforcement. The contribution agreement in this paragraph is intended only to define the relative rights of the Guarantors and nothing set forth in this paragraph is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement (up to the Maximum Guarantor Liability).

12.6Currency and Funds of Payment. All Guarantors’ Obligations for payment will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Secured Party with respect thereto as against the Borrower or any other Loan Party, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower or any other Loan Party of any or all of the Guaranteed Liabilities.

12.7Subordination. For so long as this Agreement remains in effect, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (a) of the Borrower, to the Payment In Full of the Guaranteed Liabilities, (b) of every other Guarantor (an “obligated guarantor”), to the Payment In Full of the Guarantors’ Obligations of such obligated guarantor, and (c) of each other Person now or hereafter constituting a Loan Party, to the Payment In Full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents or with respect to any Secured Bank Product or Secured Hedge. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the

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Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Liabilities, the Guarantors’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

12.8Enforcement. Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative Agent’s Principal Office or such other address as the Administrative Agent shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Guarantors. At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any Collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 12.3.

12.9Set-Off and Waiver. Each Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantors’ Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower or any other Loan Party or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. Each Guarantor agrees that each Secured Party shall have a lien for all the Guarantors’ Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantors’ Obligations to the Secured Parties then due and in such amounts as provided for in this Agreement or otherwise as they may elect.

12.10Waiver of Notice; Subrogation.

(a)Each Guarantor hereby waives to the extent not otherwise expressly prohibited by applicable Law notice of the following events or occurrences: (i) acceptance of the Guaranty set forth in this Article XII; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Guaranteed Liabilities, whether pursuant to this Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 12.3. Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantors’ Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

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(b)Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantors’ Obligations under this Article XII may be enforced by the Administrative Agent on behalf of the Secured Parties upon demand by the Administrative Agent to such Guarantor without the Administrative Agent being required, such Guarantor expressly waiving to the extent not otherwise expressly prohibited by applicable Law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by the Borrower, any other Guarantor or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED BY SUCH GUARANTOR THAT DEMAND UNDER THE GUARANTY SET FORTH IN THIS ARTICLE XII MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING.

(c)Each Guarantor further agrees that such Guarantor shall not exercise any of its rights of subrogation, reimbursement, contribution, indemnity or recourse to security for the Guaranteed Liabilities until at least ninety-five (95) days immediately following Payment In Full of the Secured Obligations shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets. If an amount shall be paid to any Guarantor on account of such rights at any time prior to Payment In Full of the Secured Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of this Agreement or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Agreement in any manner and occurrence of the Payment In Full of the Secured Obligations.

12.11No Stay. Without limitation of any other provision set forth in this Article XII, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantors’ Obligation or any of the Guaranteed Liabilities shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against any Loan Party or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Article XII and their obligations hereunder, the Guarantors’ Obligations and the Guaranteed Liabilities shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

12.12Additional Guarantors. At any time after the initial execution and delivery of this Agreement to the Administrative Agent and the Lenders, additional Persons may become parties to this Agreement and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Lenders a duly executed Joinder Agreement pursuant to this Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

12.13Reliance. Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Loan Parties and the Loan Parties’ financial condition

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and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide its Guaranty under this Article XII and any Joinder Agreement (“Other Information”), and has full and complete access to the Loan Parties’ books and records and to such Other Information; (b) such Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of such Loan Documents and Related Agreements as it has requested, is executing this Agreement (or the Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing its Guaranty under this Agreement; (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of the Borrower and the other Loan Parties, such Persons’ financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning the Borrower or the Borrower’s financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Guaranty, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrower or any other Loan Party or such Persons’ financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

12.14Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a)Each Guarantor hereby acknowledges that it has received a copy of this Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct in all material respects. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of this Agreement and the other Loan Documents applicable to such Guarantor.

(b)Each Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with the Borrower and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing the Guaranty set forth in this Article XII.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

ATN INTERNATIONAL, INC., as the Borrower

By:
Name:	Justin D. Benincasa
Title:	Chief Executive Officer and Treasurer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

GUARANTORS:

COMMNET WIRELESS, LLC
COMMNET FOUR CORNERS, LLC
COMMNET AZ, LLC
COMMNET NM, LLC
COMMNET NEVADA SUBCO, LLC
COMMNET WIRELESS SUBCO, LLC
COMMNET OF ARIZONA, L.L.C.
COMMNET RURAL AMERICA, LLC
COMMNET TOWERS, LLC
COMMNET FIBER SOLUTIONS, LLC
GILA COUNTY WIRELESS, LLC
EXCOMM, L.L.C.
COMMNET OF NEVADA, LLC
TISDALE TELEPHONE COMPANY, LLC
COMMNET OF GEORGIA, LLC
COMMNET NEWCO, LLC
COMMNET OF TEXAS, LLC
ESSEXTEL, INC.
TISDALE NEBRASKA, LLC
SAL SPECTRUM LLC
COMMNET FOUR CORNERS SUBCO, LLC
ATN VI, INC.
CHOICE SPLASH, LLC
WESTNET NEVADA, LLC
ATN INTERNATIONAL SERVICES, LLC
ATLANTIC TELE-NETWORK, LLC
ALLOY, INC.
COMMNET BROADBAND, LLC
SACRED WIND ENTERPRISES, INC.

By:
Name:	Justin D. Benincasa
Title	Treasurer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

COBANK, ACB, as Administrative Agent, Issuing
Lender, Swing Line Lender and as a Lender

By:
Name:	Gary Franke
Title:	Managing Director